AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1

ISSUING ENTITY

WELLS FARGO BANK, N.A.

SECURITIES ADMINISTRATOR

AND

DEUTSCHE BANK NATIONAL TRUST COMPANY

INDENTURE TRUSTEE

INDENTURE

DATED AS OF MARCH 30, 2007

MORTGAGE-BACKED NOTES AND GRANTOR TRUST CERTIFICATES

TABLE OF CONTENTS

Section 1.01	Appendix A
Section 1.02	Incorporation by Reference of Trust Indenture Act
Section 1.03	Rules of Construction

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01	Form
Section 2.02	Execution, Authentication and Delivery
Section 2.03	Acceptance of Mortgage Loans by Indenture Trustee

ARTICLE III

COVENANTS

Section 3.01	Collection of Payments with respect to the Mortgage Loans
Section 3.02	Maintenance of Office or Agency
Section 3.03	Money for Payments To Be Held in Trust; Paying Agent
Section 3.04	Existence
Section 3.05	Payment of Available Funds
Section 3.06	[Reserved]
Section 3.07	[reserved]
Section 3.08	[reserved]
Section 3.09	[reserved]
Section 3.10	Other Matters With Respect to the Securities
Section 3.11	Protection of Trust Estate
Section 3.12	Opinions as to Trust Estate
Section 3.13	Performance of Obligations
Section 3.14	Negative Covenants
Section 3.15	Annual Statement as to Compliance
Section 3.16	Representations and Warranties Concerning the Mortgage Loans
Section 3.17	Amendments to Servicing Agreements
Section 3.18	Servicers as Agent and Bailee of the Indenture Trustee
Section 3.19	Investment Company Act
Section 3.20	Issuing Entity May Consolidate, etc
Section 3.21	Successor or Transferee
Section 3.22	No Other Business
Section 3.23	No Borrowing
Section 3.24	Guarantees, Loans, Monthly Advances and Other Liabilities
Section 3.25	Capital Expenditures
Section 3.26	Reserved
Section 3.27	Restricted Payments
Section 3.28	Notice of Events of Default
Section 3.29	Further Instruments and Acts
Section 3.30	Statements to Noteholders
Section 3.31	Determination of LIBOR
Section 3.32	Determination of MTA
Section 3.33	Net Deferred Interest
Section 3.34	[Reserved]
Section 3.35	[Reserved]
Section 3.36	[Reserved]
Section 3.37	[Reserved]
Section 3.38	Certain Representations Regarding the Trust Estate
Section 3.39	Allocation of Realized Losses

ARTICLE IV

THE SECURITIES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01	The Securities
Section 4.02	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar
Section 4.03	Mutilated, Destroyed, Lost or Stolen Notes
Section 4.04	Persons Deemed Owners
Section 4.05	Cancellation
Section 4.06	Book-Entry Securities
Section 4.07	Notices to Depository
Section 4.08	Definitive Securities
Section 4.09	Tax Treatment
Section 4.10	Satisfaction and Discharge of Indenture
Section 4.11	Application of Trust Money
Section 4.12	[Reserved]
Section 4.13	Repayment of Monies Held by Paying Agent
Section 4.14	Temporary Notes
Section 4.15	Representations Regarding ERISA

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01	Events of Default
Section 5.02	Acceleration of Maturity; Rescission and Annulment
Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
Section 5.04	Remedies; Priorities
Section 5.05	Optional Preservation of the Trust Estate
Section 5.06	Limitation of Suits
Section 5.07	Unconditional Rights of Securityholders To Receive Principal and Interest
Section 5.08	Restoration of Rights and Remedies
Section 5.09	Rights and Remedies Cumulative
Section 5.10	Delay or Omission Not a Waiver
Section 5.11	Control By Noteholders
Section 5.12	Waiver of Past Defaults
Section 5.13	Undertaking for Costs
Section 5.14	Waiver of Stay or Extension Laws
Section 5.15	Sale of Trust Estate
Section 5.16	Action on Securities
Section 5.17	Performance and Enforcement of Certain Obligations

ARTICLE VI

THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 6.01	Duties of Indenture Trustee and Securities Administrator
Section 6.02	Rights of Indenture Trustee and the Securities Administrator
Section 6.03	Individual Rights
Section 6.04	Indenture Trustee’s and Securities Administrator’s Disclaimer
Section 6.05	Notice of Event of Default
Section 6.06	Reports by Securities Administrator to Holders and Tax Administration
Section 6.07	Compensation and Indemnity
Section 6.08	Replacement of Indenture Trustee and the Securities Administrator
Section 6.09	Successor Indenture Trustee and Successor Securities Administrator by Merger
Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee
Section 6.11	Eligibility; Disqualification
Section 6.12	Preferential Collection of Claims Against Issuing Entity
Section 6.13	Representations and Warranties
Section 6.14	Directions to Indenture Trustee
Section 6.15	The Agents
Section 6.16	Administrative Duties
Section 6.17	Records
Section 6.18	Additional Information to be Furnished
Section 6.19	[reserved]
Section 6.20	Indenture Trustee’s Application For Instructions From the Issuing Entity
Section 6.21	Limitation of Liability
Section 6.22	Assignment of Rights, Not Assumption of Duties

ARTICLE VII

SECURITYHOLDERS’ LISTS AND REPORTS

Section 7.01	Issuing Entity To Furnish Indenture Trustee Names and Addresses of Securityholders
Section 7.02	Preservation of Information; Communications to Securityholders
Section 7.03	Reports by Issuing Entity
Section 7.04	Reports by Indenture Trustee
Section 7.05	Statements to Securityholders

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01	Collection of Money
Section 8.02	Trust Accounts
Section 8.03	Officer’s Certificate
Section 8.04	Termination Upon Distribution to Noteholders
Section 8.05	Termination following TMP Trigger Event
Section 8.06	Release of Trust Estate
Section 8.07	Surrender of Securities Upon Final Payment or TMP Trigger Event
Section 8.08	Optional Redemption of the Securities
Section 8.09	Collection of Mortgage Loan Payments
Section 8.10	Withdrawals from the Payment Account

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Securityholders
Section 9.02	Supplemental Indentures With Consent of Securityholders
Section 9.03	Execution of Supplemental Indentures
Section 9.04	Effect of Supplemental Indenture
Section 9.05	Conformity with Trust Indenture Act
Section 9.06	Reference in Securities to Supplemental Indentures
Section 9.07	Consent to Certain Supplemental Indentures

ARTICLE X

MISCELLANEOUS

Section 10.01	Compliance Certificates and Opinions, etc
Section 10.02	Form of Documents Delivered to Indenture Trustee
Section 10.03	Acts of Securityholders
Section 10.04	Notices etc
Section 10.05	Notices to Securityholders; Waiver
Section 10.06	Conflict with Trust Indenture Act
Section 10.07	Effect of Headings
Section 10.08	Successors and Assigns
Section 10.09	Separability
Section 10.10	[reserved]
Section 10.11	Legal Holidays
Section 10.12	GOVERNING LAW
Section 10.13	Counterparts
Section 10.14	Recording of Indenture
Section 10.15	Issuing Entity Obligation
Section 10.16	No Petition
Section 10.17	Inspection
Section 10.18	Third Party Rights

ARTICLE XI

REMIC CONVERSION

Section 11.01	Discharge of Indenture and Transfer of Mortgage Loans
Section 11.02	Conditions Precedent to a REMIC Conversion

ARTICLE XII

GRANTOR TRUST

Section 12.01	Establishment of Grantor Trust; Grantor Trust Designation
Section 12.02	Deposit of Class A Notes in the Grantor Trust
Section 12.03	Grantor Trust Reporting
Section 12.04	Class A-1-A Swap Agreement; Establishment of Class A-1-A Swap Account
Section 12.05	Class A-1-B Swap Agreement; Establishment of Class A-1-B Swap Account
Section 12.06	Class A-1-C Swap Agreement; Establishment of Class A-1-C Swap Account
Section 12.07	Class A-2 Swap Agreement; Establishment of Class A-2 Swap Account
Section 12.08	Class A-3 Swap Agreement; Establishment of Class A-3 Swap Account
Section 12.09	Class A-1-A Swap Credit Support Annex
Section 12.10	Class A-1-B Swap Credit Support Annex
Section 12.11	Class A-1-C Swap Credit Support Annex
Section 12.12	Class A-2 Swap Credit Support Annex
Section 12.13	Class A-3 Swap Credit Support Annex
Section 12.14	Payments from Grantor Trust
Section 12.15	Payments Upon an Event of Default
Section 12.16	Execution of Interest Rate Swap Agreements by the Grantor Trust Trustee
Section 12.17	Liquidation of the Grantor Trust

EXHIBITS

Exhibit A-1	—	Form of Class A-[_] Notes
Exhibit A-2	—	Form of Class [M]B]-_] Notes
Exhibit A-3	—	Form of Class X Notes
Exhibit A-4	—	Form of Class A-[_] Certificates
Exhibit B	—	Mortgage Loan Schedule
Exhibit C	—	[Reserved]
Exhibit D-1	—	Form of Interest Rate Swap Agreements
Exhibit E	—	[Reserved]
Exhibit F	—	[Reserved]
Exhibit G	—	[Reserved]
Exhibit H	—	Form of Initial Certification
Exhibit I	—	Form of Final Certification
Exhibit J	—	Form of Request for Release
Exhibit K	—	Form of Rule 144A Investment Representation
Exhibit L	—	Form of Certificate of Non-Foreign Status
Exhibit M	—	Form of Investment Letter
Exhibit N	—	Form of Transferor Certificate
Exhibit O	—	Form of ERISA Letter
Exhibit P	—	Form of Transferee Certificate
Exhibit Q	—	Form of Lender Transferor Certificate

Section 1.01  Appendix A. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03  Rules of Construction. Unless the context otherwise requires:

(i)  a term has the meaning assigned to it;

(ii)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)  “or” is not exclusive;

(iv)  “including” means including without limitation;

(v)  words in the singular include the plural and words in the plural include the singular; and

(vi)  any agreement, instrument, statute, regulation or rule defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute, regulation or rule as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
ORIGINAL ISSUANCE OF NOTES

Section 2.01  Form. The Securities, together with the Securities Administrator’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2, A-3 and A-4, as applicable, to this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Securities shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Securities set forth in Exhibits A-1, A-2, A-3 and A-4 to this Indenture are part of the terms of this Indenture.

Section 2.02  Execution, Authentication and Delivery. The Securities shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Securities bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Securities Administrator shall upon Issuing Entity Request authenticate and deliver each Class of Securities for original issue in an aggregate initial amount equal to the Initial Note Principal Balance, Initial Certificate Principal Balance or initial Notional Amount, as applicable, for such Class of Securities.

Each of the Securities shall be dated the date of its authentication. The Securities shall be issuable as registered Securities and shall be issuable (i) in the case of the Grantor Trust Certificates, in the minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof, (ii) in the case of the Notes (other than the Class X Notes), in the minimum initial Note Principal Balances of $250,000 and integral multiples of $1 in excess thereof and (iii) in the case of the Class X Notes, in minimum percentage interests of 20%.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 2.03  Acceptance of Mortgage Loans by Indenture Trustee.

(a)  The Indenture Trustee shall acknowledge receipt of, subject to the exceptions the Indenture Trustee notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement, and to declare that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate, in trust for the use and benefit of all present and future Holders of the Securities. No later than the Closing Date, with respect to the Mortgage Loans (or, with respect to any Eligible Substitute Mortgage Loan, within 5 days after the receipt by the Indenture Trustee thereof and, with respect to any documents received after the Closing Date, promptly thereafter), the Indenture Trustee shall, for the benefit of the Securityholders, review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Sponsor and the Servicer, an Initial Certification in the form annexed hereto as Exhibit H. In conducting such review, the Indenture Trustee shall ascertain whether all required documents described in Section 2.1(b)(i) to (v) (except clause (v)(ii)) of the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, have been executed and received and whether those documents relate, to the Mortgage Loans it has received, as identified in Exhibit B to this Indenture, as supplemented (provided, however, that with respect to those documents described in subclause (b)(vi) of such section, the Indenture Trustee’s obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Indenture Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B to this Indenture or to not conform with the review criteria set forth in Exhibit H (a “defect”), the Indenture Trustee shall promptly notify the Sponsor of such finding and the Sponsor’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan. To the extent the Indenture Trustee has not received a Mortgage File with respect to any of the Mortgage Loans by the Closing Date, the Indenture Trustee shall not require the deposit of cash into the Payment Account or any other account to cover the amount of that Mortgage Loan and shall solely treat such Mortgage Loan as if it were in breach of a representation or warranty; provided that the aggregate Stated Principal Balance of such Mortgage Loans does not exceed 1% of the Cut-off Date Balance of the Mortgage Loans.

(b)  No later than 180 days after the Closing Date, the Indenture Trustee will review, for the benefit of the Securityholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Sponsor and the Servicer, a Final Certification in the form annexed hereto as Exhibit I. In conducting such review, Indenture Trustee will ascertain whether an original of each document described in subclauses (b)(ii)-(iv) of Section 2.1 of the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, required to be recorded has been returned from the applicable recording office with evidence of recording thereon or a certified copy has been obtained from such recording office. If the Indenture Trustee finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, to the Mortgage Loans identified in Exhibit B to this Indenture or to appear defective on its face, the Indenture Trustee shall promptly notify the Sponsor.

(c)  Upon deposit by the Sponsor of the Repurchase Price in the Payment Account as certified to the Indenture Trustee, and receipt of request for release, the Indenture Trustee shall release to the Sponsor or the Servicer, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Sponsor or the Servicer, as applicable, as are necessary to vest in the Sponsor or the Servicer, as applicable, title to and rights under the related Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit of the Repurchase Price in the Payment Account was received by the Securities Administrator. The Sponsor shall amend the Mortgage Loan Schedule and shall promptly notify the Servicer, the Master Servicer, the Indenture Trustee and the Securities Administrator of such amendment and the Indenture Trustee shall amend its records to reflect such repurchase.

ARTICLE III
COVENANTS

Section 3.01  Collection of Payments with respect to the Mortgage Loans. The Securities Administrator shall establish and maintain an Eligible Account (the “Payment Account”) in which the Securities Administrator shall deposit, on the same day as it is received from the Master Servicer and Servicer, each remittance received by the Securities Administrator with respect to the Mortgage Loans. The Securities Administrator shall make all payments of principal of and interest on the Notes, subject to Section 3.03, and as provided in Section 3.05 and Section 12.14 herein, from monies on deposit in the Payment Account. In the event that the Master Servicer and Securities Administrator are no longer affiliated, the Master Servicer shall establish and maintain an account separate from the Payment Account into which any funds remitted by the Sponsor and any Servicer will be deposited. No later than noon New York time on the Business Day prior to each Distribution Date, the Master Servicer shall remit any such funds to the Paying Agent for deposit in the Payment Account.

Section 3.02  Maintenance of Office or Agency. The Issuing Entity will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Securities and this Indenture may be served. The Issuing Entity hereby initially appoints the Securities Administrator to serve as its agent for the foregoing purposes. Surrenders may be made at the office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: American Home Mortgage Investment Trust 2007-1. Notices and demands may be made or delivered at the Corporate Trust Office, and the Issuing Entity hereby appoints the Securities Administrator as its agent to receive all such surrenders, notices and demands.

Section 3.03  Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Securities that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuing Entity by the Securities Administrator or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Securities shall be paid over to the Issuing Entity except as provided in this Section 3.03. The Issuing Entity hereby appoints the Securities Administrator as its Paying Agent.

The Issuing Entity will cause each Paying Agent other than the Indenture Trustee and the Securities Administrator, to execute and deliver to the Indenture Trustee and the Securities Administrator an instrument in which such Paying Agent shall agree with the Indenture Trustee and the Securities Administrator (and if the Indenture Trustee or the Securities Administrator acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a)  hold all sums held by it for the payment of amounts due with respect to the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)  give the Indenture Trustee, the Securities Administrator notice of any default by the Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Securities;

(c)  at any time during the continuance of any such default, upon the written request of the Indenture Trustee or the Securities Administrator, forthwith pay to the Person designated in such request all sums so held in trust by such Paying Agent;

(d)  immediately resign as Paying Agent and forthwith pay to such Person as directed by the Securities Administrator or Indenture Trustee, as applicable, all sums held by it in trust for the payment of Securities if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(e)  comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(f)  not commence a bankruptcy proceeding against the Issuing Entity in connection with this Indenture.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Request direct any Paying Agent to pay to the Person designated therein all sums held in trust by such Paying Agent, such sums to be held by such designee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to such designee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Securities Administrator or any Paying Agent in trust for the payment of any amount due with respect to any Security and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Securities Administrator or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Securities Administrator or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Securities Administrator may also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Securities have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Securities Administrator or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04  Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Securities, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05  Payment of Available Funds.

(a)  On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Securities Administrator shall pay to the Persons specified below, to the extent provided therein in accordance with the statement furnished by the Securities Administrator pursuant to Section 7.05 hereof for such Payment Date, the Available Funds for such Payment Date.

(b)  On each Payment Date, the Securities Administrator shall withdraw from funds in the Payment Account the Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the Available Funds remaining for such Payment Date:

(i)  concurrently to the Holders of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Notes, the Current Interest for each such Class and such Payment Date, pro rata, based on their respective entitlements;

(ii)  to the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Swap Accounts, in an amount equal to equal to interest on the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Swap Principal Amount, respectively, in each case, calculated at the Note Interest Rate for the related Class of Class A Notes for such Payment Date;

(iii)  the Senior Optimal Principal Amount for such Payment Date will be distributed concurrently, (i) to the Class A-1-A Notes (as described in clause (d) below) and to the Class A-1-A Swap Account (in an amount up to the Class A-1-A Swap Principal Amount), on a pro rata basis, (ii) to the Class A-1-B Notes (as described in clause (d) below) and to the Class A-1-B Swap Account (in an amount up to the Class A-1-B Swap Principal Amount), on a pro rata basis, (iii) to the Class A-1-C Notes (as described in clause (d) below) and to the Class A-1-C Swap Account (in an amount up to the Class A-1-C Swap Principal Amount), on a pro rata basis, (iv) to the Class A-2 Notes and to the Class A-2 Swap Account (in an amount up to the Class A-2 Swap Principal Amount), on a pro rata basis and (v) to the Class A-3 Notes and to the Class A-3 Swap Account (in an amount up to the Class A-3 Swap Principal Amount), on a pro rata basis, in each case, until the Note Principal Balance or Swap Principal Amount thereof, as applicable, is reduced to zero;

(iv)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes, in that order, in each case, first in an amount equal to the Current Interest for each such Class and such Payment Date, and second in an amount equal to such Class’s Allocable Share for such Payment Date;

(v)  from amounts otherwise payable to the Restricted Notes, to the Holders of the Class A Notes and Holders of the Classes of Offered Notes, pro rata based on the Notes Principal Balances thereof, to the extent needed to pay any Carryover Shortfall Amount for each such Class; provided that any amounts otherwise payable to the Restricted Notes remaining after the allocation to pay Carryover Shortfall Amount based on the Note Principal Balances of those Notes will be distributed to each Class of Class A Notes and Classes of Offered Notes with respect to which there remains any unpaid Carryover Shortfall Amount (after the distribution based on Note Principal Balances), pro rata, based on the amount of the unpaid Carryover Shortfall Amount;

(vi)  from amounts otherwise payable to the Class X Notes and from any Prepayment Charges otherwise payable to the Class B-3 Notes, sequentially, (i) to the Holders of the Class A-2 Notes, in an amount equal to the Unpaid Realized Loss Amount for such class for such Payment Date, and to the Class A-2 Swap Account, in an amount up to any Unpaid Realized Loss Amount for the Class A-2 Swap Principal Amount for such Payment Date, pro rata, (ii) to the Holders of the Class A-3 Notes, in an amount equal to the Unpaid Realized Loss Amount for such class for such Payment Date, and to the Class A-3 Swap Account, in an amount up to any Unpaid Realized Loss Amount for the Class A-3 Swap Principal Amount for such Payment Date, pro rata, and (iii) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes, in that order, in each case, in an amount to the Unpaid Realized Loss Amount for each such Class for such Payment Date;

(vii)  sequentially, to the Holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, in each case, first in an amount equal to the Current Interest for each such Class for such Payment Date, and second in an amount equal to such Class’s Allocable Share for such Payment Date;

(viii)  to the Holders of the Class B-3 Notes, in an amount equal to such Class’s Allocable Share for such Payment Date;

(ix)  from amounts otherwise payable to the Class X Notes and from any Prepayment Charges otherwise payable to the Class B-3 Notes, sequentially, to the Holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, in an amount to the Carryover Shortfall Amount for each such Class for such Payment Date;

(x)  from amounts otherwise payable to the Class X Notes and from any Prepayment Charges otherwise payable to the Class B-3 Notes, sequentially, to the Holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Notes, in that order, in an amount to the Unpaid Realized Loss Amount for each such Class for such Payment Date;

(xi)  to the Holders of the Class X Notes, the Class X Interest Amount for such Payment Date;

(xii)  to the Holders of the Class X Notes, until the Note Principal Balance is reduced to zero; and

(xiii)  any remaining amounts shall be distributed to the Certificate Paying Agent, as designee of the Issuing Entity, for the benefit of the Holders of the Trust Certificate, as provided herein and in the Trust Agreement.

(c)  On each Payment Date, the Securities Administrator shall withdraw all Prepayment Charges from the Payment Account and make payments in the following order of priority:

(i)  concurrently on a pro rata basis, based on entitlement, (i) to the Class A-1-A Notes, in an amount up to the Class A-1-A Prepayment Yield Amount, (ii) to the Class A-1-B Notes, in an amount up to the Class A-1-B Prepayment Yield Amount, (iii) to the Class A-1-C Notes, in an amount up to the Class A-1-C Prepayment Yield Amount, (iv) to the Class A-2 Notes, in an amount up to the Class A-2 Prepayment Yield Amount, and (v) to the Class A-3 Notes, in an amount up to the Class A-3 Prepayment Yield Amount, and

(ii)  to the Class B-3 Notes, in an amount equal to any remaining Prepayment Charges.

(d)  Amounts of principal paid to the Class A-1 Notes pursuant to clause (iii) above will be allocated as follows:

(i)  to the Class A-1-A, Class A-1-B and Class A-1-C Notes, pro rata among (a) the Class A-1-A Notes and Class A-1-B Notes and (b) the Class A-1-C Notes (based on (1) the aggregate Note Principal Balance of the Class A-1-A Notes and Class A-1-B Notes in the case of clause (a) and (2) the Note Principal Balance of the Class A-1-C Notes in the case of clause (b)), with such amounts between (a) and (b) being further allocated as follows:

(A)  sequentially to the Class A-1-A Notes and Class A-1-B Notes, in that order, in each case until the Note Principal Balance thereof is reduced to zero; and

(B)  to the Class A-1-C Notes until the Note Principal Balance thereof is reduced to zero.

Section 3.06  [Reserved].

Section 3.07   [reserved].

Section 3.08  [reserved].

Section 3.09  [reserved].

Section 3.10  Other Matters With Respect to the Securities.

(a)  Each distribution with respect to a Book-Entry Security shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Security Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Security Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor, the Securities Administrator, the Master Servicer or the Servicer shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.

(b)  On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to Section 3.05 for the purpose of distributing such funds to the Certificateholders.

(c)  Any installment of interest or principal, if any, payable on any Security that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Securities Administrator as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Securityholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder’s Security; provided, however, that the Securities Administrator shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(d)  The principal of each Security shall be due and payable in full on the Final Scheduled Payment Date for such Security as provided in the forms of Security set forth in Exhibits A-1, A-2, A-3 and A-4, as applicable, to this Indenture. All principal payments on the Securities shall be made to the Securityholders entitled thereto in accordance with the Percentage Interests represented by such Securities. Upon notice (such notice to include the Final Scheduled Payment Date) to the Securities Administrator by the Issuing Entity, the Securities Administrator shall notify the Person in whose name a Security is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Security at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Security and shall specify the place where such Security may be presented and surrendered for such final payment. No interest shall accrue on the Securities on or after the Final Scheduled Payment Date or any such other final Payment Date.

Section 3.11  Protection of Trust Estate.

(a)  The Issuing Entity will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)  maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)  cause the Issuing Entity or Servicer to enforce any of the rights to the Mortgage Loans; or

(iv)  preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Securityholders in such Trust Estate against the claims of all persons and parties.

(b)  Except as otherwise provided in this Indenture, neither the Indenture Trustee nor the Securities Administrator shall remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.11 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.11(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.11(b) hereof), unless the Indenture Trustee and the Securities Administrator shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.11 upon the Issuing Entity’s preparation thereof and delivery to the Indenture Trustee.

Section 3.12  Opinions as to Trust Estate.

(a)  On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

(b)  On or before April 15 in each calendar year, beginning in 2008, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

Section 3.13  Performance of Obligations.

(a)  The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)  The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

(c)  The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the related Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, may exercise the rights of the Issuing Entity to direct the actions of the Servicer pursuant to the Servicing Agreement.

Section 3.14  Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(a)  except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(b)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Securities (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Securityholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Securities under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(d)  waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuing Entity’s interest in the Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Securityholders.

Section 3.15  Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2008, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a)  a review of the activities of the Issuing Entity during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b)  to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.16  Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, shall have the benefit of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement concerning the Sponsor and the Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Sponsor in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Sponsor of such finding and of the Sponsor’s obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

Section 3.17  Amendments to Servicing Agreements. The Issuing Entity covenants with the Indenture Trustee that it will not enter into any amendment or supplement to any Servicing Agreement without the prior written consent of the Indenture Trustee.

Section 3.18  Servicers as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuing Entity and the Indenture Trustee hereby acknowledge that the Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the related Collection Account and the related Protected Account, as well as its bailee in holding any Related Documents released to the Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer’s acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Servicer.

Section 3.19  Investment Company Act. The Issuing Entity shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this Section 3.19 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.20  Issuing Entity May Consolidate, etc.

(a)  The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i)  the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Securities, all amounts payable to the Indenture Trustee, the Swap Providers, the payment to the Certificate Paying Agent of all amounts due to the Trust Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  the Rating Agencies shall have notified the Issuing Entity and the Indenture Trustee that such transaction shall not cause the rating of the Securities to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)  the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Securities Administrator and Indenture Trustee) to the effect that such transaction will not (A) result in a “significant modification” of the Class A Notes and Offered Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Class A Notes and Offered Notes as indebtedness for federal income tax purposes, provided that, for purposes of the foregoing, a TMP Trigger Event shall be deemed to result in a “significant modification” of the aforementioned Notes under Treasury Regulation Section 1.1001-3, or (B) if 100% of the Trust Certificates, Restricted Notes and Retained Notes (to the extent that such Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v)  any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)  the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

(b)  The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)  the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and, the due and punctual payment of the principal of and interest on all Securities and all other amounts payable to the Swap Providers and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Securities, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Securities Administrator, the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Securities and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Securities;

(ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)  the Rating Agencies shall have notified the Issuing Entity and the Indenture Trustee that such transaction shall not cause the rating of the applicable Securities to be reduced, qualified, suspended or withdrawn.

(iv)  the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Securities Administrator and the Indenture Trustee) to the effect that such transaction will not (A) result in a “significant modification” of the Class A Notes and Offered Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Class A Notes and Offered Notes as indebtedness for federal income tax purposes, provided that, for purposes of the foregoing, a TMP Trigger Event shall be deemed to result in a “significant modification” of the aforementioned Notes under Treasury Regulation 1.1001-3, or (B) if 100% of the Trust Certificates, Restricted Notes and Retained Notes (to the extent that such Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Trust to be subject to an entity level tax for federal income tax purposes;

(v)  any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(vi)  the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.21  Successor or Transferee.

(a)  Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.20(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall, following the Issuing Entity’s satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(b)  Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.20(b), the Issuing Entity, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Securities immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.22  No Other Business. The Issuing Entity shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Trust Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.23  No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

Section 3.24  Guarantees, Loans, Monthly Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.25  Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.26  Reserved.

Section 3.27  Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions and payments to the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent, the Noteholders and the Trust Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the other Basic Documents and (y) payments to the Servicers and the Master Servicer pursuant to the terms of the related Servicing Agreement or Master Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

Section 3.28  Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.29  Further Instruments and Acts. Upon request of the Indenture Trustee and the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.30  Statements to Noteholders. On each Payment Date, the Securities Administrator shall make available on the Securities Administrator’s website, (or deliver at the recipient’s option), each Noteholder and Trust Certificateholder the statement prepared by the Securities Administrator pursuant to and in the manner provided for in Section 7.05 hereof.

Section 3.31  Determination of LIBOR.

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR and the related Note Interest Rate for each Class of LIBOR Notes for the next Accrual Period.

In the event that on any LIBOR Determination Date, Telerate Screen 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the LIBOR Notes for the related Accrual Period will be established by the Securities Administrator as follows:

(a)
If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b)
If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

(c)	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR by the Securities Administrator on any LIBOR Determination Date and the Securities Administrator’s calculation of the note Interest Rate applicable to the LIBOR Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Section 3.32  Determination of MTA.

On each related MTA Determination Date, so long as the MTA Securities are outstanding, the Securities Administrator shall determine MTA for the related Accrual Period as published by the Federal Reserve Board in the Federal Reserve Statistical Release ‘Selected Interest Rates (H.15)’, determined by averaging the monthly yields for the most recently available twelve months. The MTA figure used to determine the Note Interest Rates or Certificate Interest Rates, as applicable, on the MTA Securities will be based on the MTA as of fifteen days before the beginning of the related Accrual Period.

If on any MTA Determination Date MTA is no longer available, the index used to determine the Note Interest Rates or Certificate Interest Rates, as applicable, on the MTA Securities will be the same index selected to determine the interest rates on the related Mortgage Loans.

The Note Interest Rates or Certificate Interest Rates, as applicable, for each Class of MTA Securities for each Accrual Period shall be determined by the Securities Administrator on each MTA Determination Date so long as the MTA Securities are outstanding on the basis of MTA and the respective formulae appearing in the definition of the Note Interest Rates or Certificate Interest Rates, as applicable, corresponding to the MTA Securities.

The determination of MTA and the Note Interest Rates or Certificate Interest Rates, as applicable, for the MTA Securities by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a MTA Securities and the Securities Administrator.

Section 3.33  Net Deferred Interest.

(a)  On each Payment Date, Net Deferred Interest will be allocated among each class of Notes, other than the Class B-3 Notes, through a reduction in the amounts of interest payable to such Class in the following manner and order of priority:

(i)  to the Class X Notes, through a reduction in the Note Interest Rate for the Class X Notes;

(ii)  to the Class B-2, Class B-1, Class M-9, Class M-8 and Class M-7 Notes, in that order, through a reduction in the Available Funds Rate for each such Class, in each case as described in clause (b) below; and

(iii)  to the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes, pro rata, through a reduction in the Available Funds Rate for the Class A Notes and Offered Notes, in each case as described in clause (b) below.

The amount of any Net Deferred Interest remaining after the allocations described above will be added to the Note Principal Balance of the Class X Notes.

(b)  For each class of Notes (other than the Class B-3 Notes and Class X Notes) and each Payment Date, the amount of Net Deferred Interest allocated to such Class shall equal the product of (i) the excess of (a) the related Note Interest Rate calculated using the Unadjusted Available Funds Rate instead of the Available Funds Rate and (b) the related Note Interest Rate, (ii) the Note Principal Balance of such Class of Notes and (iii) (a) 1/12 in the case of the Class A Notes or (b) by the quotient of 360 divided by the actual number of days in the related Accrual Period in the case of the Offered Notes and Restricted Notes (other than the Class B-3 Notes and Class X Notes).

(c)  Any Net Deferred Interest allocated to a Class of Notes shall be added to the Note Principal Balance of that Class of Notes; provided that (i) for so long as the Class A-1-A Swap Agreement is in effect, the Net Deferred Interest allocable to the Class A-1-A Notes shall not be added to the Certificate Principal Balance of the Class A-1-A Certificates, (ii) for so long as the Class A-1-B Swap Agreement is in effect, the Net Deferred Interest allocable to the Class A-1-B Notes shall not be added to the Certificate Principal Balance of the Class A-1-B Certificates, (iii) for so long as the Class A-1-C Swap Agreement is in effect, the Net Deferred Interest allocable to the Class A-1-C Notes shall not be added to the Certificate Principal Balance of the Class A-1-C Certificates, (iv) for so long as the Class A-2 Swap Agreement is in effect, the Net Deferred Interest allocable to the Class A-2 Notes shall not be added to the Certificate Principal Balance of the Class A-2 Certificates and (v) for so long as the Class A-3 Swap Agreement is in effect, the Net Deferred Interest allocable to the Class A-3 Notes shall not be added to the Certificate Principal Balance of the Class A-3 Certificates. On each Payment Date after the termination of the related Interest Rate Swap Agreement, any Net Deferred Interest added to the Note Principal Balance of the Class A-1, Class A-2 and Class A-3 Notes shall be added to the Certificate Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates, respectively.

Section 3.34  [Reserved].

Section 3.35  [Reserved].

Section 3.36  [Reserved].

Section 3.37  [Reserved].

Section 3.38  Certain Representations Regarding the Trust Estate.

(a)  With respect to that portion of the Collateral described in clauses (a) through (j) of the Granting Clause, the Issuing Entity represents to the Indenture Trustee that:

(i)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(ii)  The Collateral constitutes “deposit accounts” or “instruments,” as applicable, within the meaning of the applicable UCC.

(iii)  The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)  The Issuing Entity has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

(v)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, or the conveyances that the Issuing Entity would be required to make at the time of a REMIC Conversion following the satisfaction and discharge of this Indenture following a TMP Trigger Event, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(vi)  The Collateral is not in the name of any Person other than the Issuing Entity or the Indenture Trustee. The Issuing Entity has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

(b)  With respect to that portion of the Collateral described in clauses (i) and (j) of the Granting Clause, the Issuing Entity represents to the Indenture Trustee that:

(i)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuing Entity.

(ii)  The Collateral constitutes “general intangibles” within the meaning of the applicable UCC.

(iii)  The Issuing Entity owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

(c)  With respect to any Collateral in which a security interest may be perfected by filing, the Issuing Entity has not authorized the filing of, and is not aware of any financing statements against, the Issuing Entity, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity.

(d)  The Issuing Entity has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.37 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

(e)  The foregoing representations may not be waived and shall survive the issuance of the Securities.

Section 3.39  Allocation of Realized Losses.

(a)  Any Realized Losses on the Mortgage Loans will be allocated or covered on any Payment Date, in accordance with the statement for such Payment Date provided by the Securities Administrator pursuant to Section 7.05 hereof, as follows: first, to the Class B-3 Notes, through a reduction in the amount of Prepayment Charges otherwise payable to the Class B-3 Notes on such Payment Date (and not in reduction of its Note Principal Balance), second, to the Class X Notes, through a reduction in the Class X Interest Amount otherwise payable to the Class X Notes on such Payment Date; third, sequentially, to the Class B-3, Class B-2, Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Notes, in that order, in each case in reduction of the Note Principal Balance of each such Class, until reduced to zero, fourth, in reduction of the Note Principal Balance of the Class A-3 Notes and in reduction of the Class A-3 Swap Principal Amount, pro rata, in each case until such amount is reduced to zero, and fifth, in reduction of the Note Principal Balance of the Class A-2 Notes and in reduction of the Class A-2 Swap Principal Amount, pro rata, in each case until such amount is reduced to zero.

(b)  Any reduction in the Note Principal Balance of the Class A-2 Notes and Class A-3 Notes in clause (a) above due to the allocation of a Realized Loss will also result in a corresponding reduction in the Certificate Principal Balance of the Class A-2 Certificates and Class A-3 Certificates, respectively.

(c)  No Realized Losses shall be allocated to the Class A-1-A, Class A-1-B or Class A-1-C Notes (or the Class A-1-A, Class A-1-B or Class A-1-C Certificates).

ARTICLE IV
THE SECURITIES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01  The Securities. Each Class of Book-Entry Securities shall be registered in the name of a nominee designated by the Depository. With respect to the Book-Entry Securities, Beneficial Owners will hold interests in such Securities through the book-entry facilities of the Depository in (i) in the case of the Grantor Trust Certificates, in minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof, (ii) in the case of the Offered Notes, in minimum initial Note Principal Balances of $250,000 and integral multiples of $1 in excess thereof. The Notes (other than the Offered Notes and Class X Notes) will be issued in fully registered definitive physical form in minimum dollar denominations of $250,000 and integral multiples of $1 in excess thereof. The Class X Notes will be issued in minimum percentage interests of 20%.

The Indenture Trustee and the Securities Administrator may for all purposes (including the making of payments due on the Securities) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Securities for the purposes of exercising the rights of Holders of the Securities hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Securities shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Book-Entry Securities as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Securities shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Securityholders and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Securities Administrator, no Offered Security may be transferred by the Depository except to a successor Depository that agrees to hold such Security for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Securities Administrator with the approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Securities it beneficially owns in the manner prescribed in Section 4.08.

The Securities shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Securities Administrator and delivered by the Securities Administrator to or upon an Issuing Entity Request.

Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar.

(a)  The Issuing Entity shall cause to be kept at the Corporate Trust Office of the Note Registrar a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Securities and of transfers and exchanges of Securities as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Security at the office designated by the Securities Administrator, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities in authorized initial Note Principal Balances or initial Certificate Principal Balances, as applicable, evidencing the same Class and aggregate Percentage Interests.

Subject to the foregoing, at the option of the Securityholders, Securities may be exchanged for other Securities of like tenor and in authorized initial Note Principal Balances or initial Certificate Principal Balances, as applicable, evidencing the same Class and aggregate Percentage Interests upon surrender of the Securities to be exchanged at the office designated by the Note Registrar. Whenever any Securities are so surrendered for exchange, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and deliver the Securities which the Securityholder making the exchange is entitled to receive. Each Security presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Securities delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Securities surrendered.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

The Issuing Entity hereby appoints the Securities Administrator as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Securities Administrator hereby accepts such appointments.

(b)  No Person shall become a Holder of Restricted Notes until it shall establish its non-foreign status by submitting to the Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit L hereto.

No transfer, sale, pledge or other disposition of a Non-Offered Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached hereto as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M hereto, and the transferor executes a representation letter, substantially in the form of Exhibit N hereto, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and (B) in the case of a Restricted Note only, the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor. The Holder of a Non-Offered Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the Master Servicer, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No person shall become a Holder of Restricted Notes, so long as any Securities are Outstanding, (i) until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar the Transferee Certificate set forth in Exhibit P hereto or (ii) such Note has received a “will be debt” opinion by nationally recognized counsel and the Note Registrar and the Securities Administrator are entitled to rely on such opinion.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Non-Offered Note shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Securities Administrator substantially in the form attached hereto as Exhibit Q certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (i) to the initial transfer of the Non-Offered Notes to the Depositor (or an affiliate thereof) or (ii) with respect to any disposition permitted following any default under any pledge or repurchase transaction which will cause a REMIC Conversion pursuant to Article 11 herein.

With respect to the restriction on transfer of the Securities contained in this Section 4.02 and in Section 4.15, any transferor providing an Opinion of Counsel shall (i) deliver such opinion to the appropriate addressees, (ii) confirm the acceptability of such opinion with the applicable addressees and (iii) inform the Note Registrar of delivery and confirmation described in clause (i) and clause (ii).

Notwithstanding anything to the contrary herein, the transfer restrictions in this Section 4.02 shall not apply to (i) any transfer of a Non-Offered Note to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Securities or (ii) the transfer of the Class A Notes from the Depositor to AHMA AHMIT Trust or (iii) the transfer of the Class A Notes from AHMA AHMIT Trust to the Grantor Trust.

Notwithstanding any provisions herein in the contrary, in the event that any restrictions on transfer contained in this Section 4.02 apply to any Note that is a Book-Entry Note, then (i) in lieu of delivering any transfer letter, certificate or affidavit referred to herein, the transferee and/or transferor of any interest in such Note will instead be deemed to have made the representations and warranties set forth in Exhibits K, M, N and O, as applicable, and (ii) neither the Securities Administration nor the Note Registrar shall (a) have any duty or obligation to enforce or monitor such transfer restrictions or (b) incur any liability in respect of any transfer made in violation of any such restriction or transfer.

Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Security is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuing Entity and the Securities Administrator harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Securities Administrator that such Security has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon Issuing Entity Request the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a replacement Security; provided, however, that if any such destroyed, lost or stolen Security, but not a mutilated Security, shall have become or within seven days shall be due and payable, instead of issuing a replacement Security, the Issuing Entity may pay such destroyed, lost or stolen Security when so due or payable without surrender thereof. If, after the delivery of such replacement Security or payment of a destroyed, lost or stolen Security pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment such original Security, the Issuing Entity and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Security from such Person to whom such replacement Security was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Securities Administrator in connection therewith.

Upon the issuance of any replacement Security under this Section 4.03, the Issuing Entity may require the payment by the Holder of such Security of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

Every replacement Security issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 4.04  Persons Deemed Owners. Prior to due presentment for registration of transfer of any Security, the Issuing Entity, the Indenture Trustee, the Paying Agent and any agent of the Issuing Entity or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Security is registered (as of the day of determination) as the owner of such Security for the purpose of receiving payments of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuing Entity, the Indenture Trustee, the Paying Agent nor any agent of the Issuing Entity or the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

Section 4.05  Cancellation. All Securities surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuing Entity may at any time deliver to the Securities Administrator for cancellation any Securities previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Securities Administrator. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Securities may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided, however, that such Issuing Entity Request is timely and the Securities have not been previously disposed of by the Securities Administrator.

Section 4.06  Book-Entry Securities. The Book-Entry Securities, upon original issuance, will be issued in the form of typewritten Securities, to be delivered to The Depository Trust Company, the initial Depository, or its designated custodian, by, or on behalf of, the Issuing Entity. The Book-Entry Securities shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Security representing such Beneficial Owner’s interest in such Security, except as provided in Section 4.08. With respect to such Securities, unless and until definitive, fully registered Notes (the “Definitive Securities”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)  the provisions of this Section 4.06 shall be in full force and effect;

(ii)  the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Securities and the giving of instructions or directions hereunder) as the sole Holder of the Securities, and shall have no obligation to the Beneficial Owners of the Securities;

(iii)  to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)  the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Securities and the Depository and/or the Depository Participants. Unless and until Definitive Securities are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Securities to such Depository Participants; and

(v)  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Securities evidencing a specified percentage of the Note Principal Balances or Certificate Principal Balance, as applicable, of the Securities, the Depository shall be deemed to represent such percentage with respect to the Securities only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Securities and has delivered such instructions to the Indenture Trustee.

Section 4.07  Notices to Depository. Whenever a notice or other communication to the Securityholders is required under this Indenture, unless and until Definitive Securities shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Securities to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08  Definitive Securities. If (i) the Depositor advises the Securities Administrator or the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Securities and the Depositor is unable to locate a qualified successor within 30 days, (ii) the Depositor, at its option (with the consent of the Securities Administrator, which consent shall not by unreasonably withheld), elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, any Security Owner materially and adversely affected thereby may, at its option, request and receive a Definitive Security evidencing such Security Owner’s Percentage Interest in the related Class of Offered Securities. Upon surrender to the Note Registrar of the global Book-Entry Securities or definitive typewritten Securities representing the Book-Entry Securities by the Depository, accompanied by registration instructions, the Note Registrar will re-issue the Book-Entry Securities as Definitive Securities issued in the respective Note Principal Balances, or Certificate Principal Balances, as applicable, owned by individual Security Owners. None of the Issuing Entity, the Note Registrar, the Securities Administrator or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Securities, the Indenture Trustee and the Note Registrar shall recognize the Holders of the Definitive Securities as Securityholders.

Section 4.09  Tax Treatment. The Issuing Entity has entered into this Indenture, and the Securities will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Class A Notes and Offered Notes will qualify as indebtedness. The Issuing Entity, the Securities Administrator and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Security (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Security), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 4.10  Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Securities except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Securities, (iii) rights of Securityholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03 and 3.05, (v) the rights and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee and Securities Administrator under Section 6.07) and the obligations of the Securities Administrator under Section 4.11 and (vi) the rights of Securityholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities and shall release and deliver the Collateral to or upon the Issuing Entity Request, when

(A)  either

(1)  all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Securities Administrator for cancellation; or

(2)  all Securities not theretofore delivered to the Securities Administrator for cancellation

a.	have become due and payable,

b.	will become due and payable at the Final Scheduled Payment Date within one year,

c.	have been called for early redemption and the Trust has been terminated pursuant to Section 8.08 hereof, or

d.
have been called for surrender in exchange for the corresponding Classes of REMIC Notes, Subsequent Grantor Trust Certificates or REMIC Privately Offered Certificates pursuant to Section 8.07 following the occurrence of the REMIC Conversion as described in Article XI and the Trust has been termination pursuant to Section 8.05 hereof, and the Issuing Entity, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Securities then outstanding not theretofore delivered to the Securities Administrator for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Securities Administrator a verification report with respect to such direct obligations or obligations guaranteed by the United States of America from a nationally recognized accounting firm certifying that the amounts deposited with the Securities Administrator are sufficient to pay and discharge the entire indebtedness of such Securities, or, in the case of c. above, the Issuing Entity shall have complied with all requirements of Section 8.07 hereof, and

(B)  the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an “in-substance defeasance” within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuing Entity will be the owner of the assets deposited in trust for federal income tax purposes.

Section 4.11  Application of Trust Money. All monies deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuing Entity, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12  [Reserved].

Section 4.13  Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Securities Administrator to be held and applied according to Sections 3.05, 3.06 and 3.07 and thereupon such Person shall be released from all further liability with respect to such monies.

Section 4.14  Temporary Notes. Pending the preparation of any Definitive Securities, the Issuing Entity may execute and upon its written direction, the Securities Administrator may authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Issuing Entity will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of the Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office of the agent of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuing Entity shall execute and, upon Issuing Entity Request, the Securities Administrator shall authenticate and make available for delivery, in exchange therefor, Definitive Securities of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 4.15  Representations Regarding ERISA. By acquiring an Offered Security, Class A Note or interest therein, each Holder of such Security or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring such Security with Plan Assets or (2) (A) the acquisition, holding and transfer of such Security will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such Security is rated investment grade or better (unless, in the case of a Class A Note, it is not rated) and, in the case of an Offered Note or Class A Note, such person believes that such Security is properly treated as indebtedness without substantial equity features for purposes of Department of Labor regulation 29 C.F.R. § 2510.3-101 (the “DOL Regulations”), and agrees to so treat the Note. Alternatively, regardless of the rating of the Offered Security, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Offered Security or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer, the Master Servicer or the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture.

No transfer of Non-Offered Notes (except for the Class A Notes) or any interests therein shall be made to any Person that is acquiring such Notes with Plan Assets unless the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Master Servicer and the Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Note Registrar that the purchase of Non-Offered Notes, operation of the Trust and management of Trust assets are permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Note Registrar, the Securities Administrator, the Sponsor the Master Servicer, the Servicer or any successor servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the Master Servicer, the Servicer or the Sponsor. In lieu of such Opinion of Counsel, a Person acquiring such Non-Offered Notes may provide a certification in the form of Exhibit O hereto to the Depositor, the Owner Trustee and the Note Registrar, which the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the Master Servicer, the Servicer and the Sponsor may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Non-Offered Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Owner Trustee and the Note Registrar shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee or the Note Registrar, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

ARTICLE V
DEFAULT AND REMEDIES

Section 5.01  Events of Default. The Issuing Entity shall deliver to the Indenture Trustee, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (c) or (d) of the definition of “Event of Default”, its status and what action the Issuing Entity is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Securities, the Trust Estate or this Indenture.

Section 5.02  Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may declare the Securities to be immediately due and payable, by a notice in writing to the Issuing Entity, and upon any such declaration the unpaid Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of the Securities representing not less than a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities, by written notice to the Issuing Entity and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if, as certified to the Indenture Trustee:

(a)  the Issuing Entity has paid or deposited with the Securities Administrator a sum sufficient to pay:

(A)  all payments of principal of and interest on the Securities and all other amounts that would then be due hereunder or under the Securities if the Event of Default giving rise to such acceleration had not occurred;

(B)  all sums paid or advanced by the Securities Administrator or the Indenture Trustee, as applicable, hereunder and the reasonable compensation, expenses, disbursements and advances of the Securities Administrator or the Indenture Trustee, as applicable, and its agents and counsel; and

(C)  all amounts owed to the Swap Providers.

(b)  All Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  The Issuing Entity covenants that if (i) default is made in the payment of any interest on any Security when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Security when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, at the written direction of the Holders of a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, pay to the Holders of Securities, the whole amount then due and payable on the related Securities for principal and interest, with interest at the applicable Note Interest Rate or Certificate Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)  In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 4.12 and Section 10.16 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon the Securities, wherever situated, the monies adjudged or decreed to be payable.

(c)  If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 4.12 and Section 10.16 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate Proceedings as directed in writing by the Holders of a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)  In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Securities or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Securities, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, as directed in writing by the Holders of a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Securityholders allowed in such Proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Securities in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Securityholders and of the Indenture Trustee on their behalf, and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Securities allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Securityholders to make payments to the Securities Administrator, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Securityholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

(e)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Indenture Trustee without the possession of any of the Securities or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities, subject to Section 5.05 hereof.

(g)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Securityholder a party to any such Proceedings.

(h)  When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (e) of the definition thereof or any other related Proceedings the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 5.04  Remedies; Priorities.

(a)  If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, shall, at the written direction of the Holders of a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, do one or more of the following (subject to Section 5.05 hereof):

(i)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Securities or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Securities monies adjudged due;

(ii)  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)  exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Securities; and

(iv)  sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee receives the consent of the Holders of 100% of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the Holders of the Securities are sufficient to discharge in full all amounts then due and unpaid upon such Securities for principal and interest or (C) it is determined that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Securities had not been declared due and payable, as determined by the Holders of 66 2/3% of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities then outstanding. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Master Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Servicer as provided in the Servicing Agreement.

(b)  If the Indenture Trustee collects any money or property with respect to the Mortgage Loans pursuant to this Article V, it shall deliver such funds to the Securities Administrator which will pay out the money or property in the following order as determined by the Securities Administrator:

FIRST: to the Indenture Trustee, the Securities Administrator, Master Servicer, the Grantor Trust Trustee and the Servicer for amounts due and not previously paid under the Basic Documents;

SECOND: to the Swap Providers, any amounts due and unpaid under the related Interest Rate Swap Agreement;

THIRD: to the Noteholders, the amount of interest then due and unpaid on the Notes (other than Carrryover Shortfall Amounts), first, to the Holders of the Class A Notes and , pro rata based on entitlement, the related Current Interest for such Classes, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Noteholders, the related Current Interest for such Classes;

FOURTH: first, to the Holders of the Class A Notes and second, sequentially to the Holders of the Subordinate Notes, in the order of their payment priority, until the Note Principal Balance of each such Class is reduced to zero;

FIFTH: first to the Class A-2 Notes and Class A-3 Notes, pro rata, and second sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3 Noteholders, the amount of any related Unpaid Realized Loss Amount for such Classes to the extent not previously paid;

SIXTH: to the Notes, in order of payment priority, the amount of any Carrryover Shortfall Amounts not previously paid; and

SEVENTH: to the payment of the remainder, if any, to the Holder of the Trust Certificate on behalf of the Issuing Entity.

Any amounts paid to the Class A Noteholders will be paid to the Class A Certificateholders pursuant to Section 12.11 hereof.

The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04 (and to the Holders of the Grantor Trust Certificates pursuant to Section 12.11 hereof). With respect to the non-Book Entry Securities, at least 15 days before such record date, the Securities Administrator shall mail to each such Securityholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05  Optional Preservation of the Trust Estate. If the Securities have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Securityholders that there be at all times sufficient funds for the payment of principal of and interest on the Securities and other obligations of the Issuing Entity, including payments to the Indenture Trustee, shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06  Limitation of Suits. No Holder of any Security shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

(i)  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)  the Holders of not less than 25% of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings; and

(v)  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities.

It is understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided. No Holder of any Security shall have any right to institute any Proceeding, judicial or otherwise, with respect to a TMP Trigger Event, with respect to the meeting of the conditions to a REMIC Conversion or with respect to a REMIC Conversion.

Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than a majority of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, the Indenture Trustee shall take the action requested by the group of Holders representing the largest percentage of the Note Principal Balance or Certificate Principal Balance, as applicable.

Section 5.07  Unconditional Rights of Securityholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on or after the respective due dates thereof expressed in such Security or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Notwithstanding the foregoing, in the event of a REMIC Conversion, Holders of Offered Securities shall receive, in a mandatory exchange for such Securities, REMIC Notes or Subsequent Grantor Trust Certificates, as applicable, whose principal and interest entitlement shall not be determined by this Indenture but rather by the provisions of an indenture and pooling and servicing agreement governing the cashflows of the REMIC Notes, Subsequent Grantor Trust Certificates and REMIC Privately Offered Certificates, as applicable. In addition, in the event of a REMIC Conversion, Holders of the Non-Offered Notes shall receive, in a mandatory exchange for such Notes, REMIC Privately Offered Certificates, whose principal and interest entitlement shall not be determined by this Indenture but rather by the provisions of a pooling and servicing agreement governing the cashflows of the REMIC Privately Offered Certificates.

Section 5.08  Restoration of Rights and Remedies. If the Indenture Trustee or any Securityholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Securityholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Securityholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Securityholders shall continue as though no such Proceeding had been instituted.

Section 5.09  Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10  Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Securityholders, as the case may be.

Section 5.11  Control By Noteholders. The Holders of a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the related Securities or exercising any trust or power conferred on the Indenture Trustee; provided that:

(a)  such direction shall not be in conflict with any rule of law or with this Indenture;

(b)  any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Securities representing not less than 100% of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities; and

(c)  the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Securities representing a majority of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities.

Notwithstanding the rights of Securityholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12  Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities as provided in Section 5.02 hereof, the Holders of Securities representing not less than a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13  Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Securityholder, or group of Securityholders, in each case holding in the aggregate more than 10% of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities or (c) any suit instituted by any Securityholder for the enforcement of the payment of principal of or interest on any Security on or after the respective due dates expressed in such Security and in this Indenture.

Section 5.14  Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15  Sale of Trust Estate.

(a)  The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(b) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Securities, under this Indenture and under the Insurance Policy shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)  The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1)  Holders of all Securities consent to or direct the Indenture Trustee to make, such Sale, or

(2)  the proceeds of such Sale would be not less than the entire amount which would be payable to the Securityholders under the Securities in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale,

(3)  it is determined that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), the Holders of Securities representing at least 100% of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities consent to such Sale:

(4)  such Sale occurs following the occurrence of a TMP Trigger Event in accordance with the terms and conditions of this Indenture and the Trust Agreement.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)  [Reserved]

(d)  In connection with a Sale of all or any portion of the Trust Estate,

(1)  any Holder or Holders of Securities may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Securities or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)  the Indenture Trustee may, but is in no event obligated to, bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Securities and Holders of Trust Certificates as a result of such Sale in accordance with Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Securities in order to complete any such Sale or in order for the net Sale price to be credited against such Securities, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)  the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuing Entity and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)  the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)  no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16  Action on Securities. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

Section 5.17  Performance and Enforcement of Certain Obligations.

(a)  Promptly following a request from the Indenture Trustee to do so, the Issuing Entity in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuing Entity to compel or secure the performance and observance by the Sponsor and the Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Mortgage Loan Purchase Agreement, the Servicing Agreements, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Mortgage Loan Purchase Agreement, the Servicing Agreements to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Sponsor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sponsor or the Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreements, as applicable.

(b)  The Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the Holders of 66-2/3% of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, shall exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Sponsor or the Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Sponsor or the Servicer, as the case may be, of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuing Entity to take such action shall not be suspended.

ARTICLE VI
THE INDENTURE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 6.01  Duties of Indenture Trustee and Securities Administrator.

(a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(i)  the Indenture Trustee and the Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee or the Securities Administrator; and

(ii)  in the absence of bad faith on its part, the Indenture Trustee and the Securities Administrator may each conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuing Entity Requests or other instruments or opinions furnished to each of the Indenture Trustee and the Securities Administrator and conforming to the requirements of this Indenture; however, the Indenture Trustee and the Securities Administrator shall examine the certificates, reports, documents, Issuing Entity Requests or other instruments and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)  The Indenture Trustee and the Securities Administrator may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)  neither the Indenture Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)  neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it from Securityholders, the Trust Certificateholders or the Issuing Entity, which they are entitled to give under the Basic Documents;

(iv)  neither the Indenture Trustee nor the Securities Administrator shall be liable for interest or income on any money received by it, except, in the case of the Securities Administrator, as set forth in the Basic Documents;

(v)  money held in trust by the Securities Administrator need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement;

(vi)  no provision of this Indenture or other Basic Document shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it;

(vii)  every provision of this Indenture or other Basic Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA;

(viii)  the Indenture Trustee shall enter into and execute and act in accordance with the Master Servicing Agreement, the Servicing Agreement and the Trust Agreement; in no event however, shall the Indenture Trustee or the Securities Administrator have any liability for any act or omission of the Master Servicer, the Servicer, or the Owner Trustee, and the Indenture Trustee is not responsible for the terms of any such agreement or their sufficiency for any purpose; and

(ix)  the Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default, any Servicer Default or other event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default, Default, Servicer Default or other event is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Securities or Trust Certificates generally, the Issuing Entity, the Trust Estate or this Indenture.

Section 6.02  Rights of Indenture Trustee and the Securities Administrator.

(a)  The Indenture Trustee and the Securities Administrator may rely conclusively on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person, party or parties. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in any such document.

(b)  Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c)  Subject to the provisions of Section 6.01(c), neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)  The Indenture Trustee and the Securities Administrator may each consult with counsel of its selection, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities or any Basic Document shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or Opinion of such counsel.

(e)  For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee and the Securities Administrator, but not specifically as a duty of the Indenture Trustee or the Securities Administrator in the Indenture, each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)  Neither the Indenture Trustee nor the Securities Administrator shall be responsible or liable for the acts or omissions of the other.

(g)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

(h)  Whenever in the administration of this Indenture the Indenture Trustee or the Securities Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee or the Securities Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Issuing Entity.

(i)  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee and the Securities Administrator in each of its capacities hereunder, and to each custodian employed to act hereunder.

(j)  The Indenture Trustee and the Securities Administrator may request that the Issuing Entity deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.03  Individual Rights. Each of the Indenture Trustee and the Securities Administrator in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee or Securities Administrator, as applicable, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

Section 6.04  Indenture Trustee’s and Securities Administrator’s Disclaimer. The Indenture Trustee and the Securities Administrator shall not be responsible for and make no representation as to the validity or adequacy of this Indenture, the Securities or any other Basic Document, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than with respect to the Securities Administrator, its certificate of authentication.

Section 6.05  Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Securityholder notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Security, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Securityholders.

Section 6.06  Reports by Securities Administrator to Holders and Tax Administration. The Securities Administrator shall deliver to each Securityholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

The Securities Administrator shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all information reports on Form 1099 required to be provided to Securityholders and the Holder of the Trust Certificates. The Securities Administrator shall prepare and file all tax returns required to be filed on behalf of the Trust pursuant to Section 5.03 of the Trust Agreement. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement. The Securities Administrator shall prepare and file all tax returns required to be filed on behalf of the Grantor Trust including, without limitation, Form 1041, but subject to any limitation set forth in Section 12.03.

Section 6.07  Compensation and Indemnity. The Indenture Trustee is entitled to receive a fee as compensation for its duties as agreed to by the Indenture Trustee and the Master Servicer, and which shall be paid by the Master Servicer. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Securities Administrator is entitled to receive a fee as compensation for its duties as agreed to by the Securities Administrator and the Master Servicer, and which shall be paid by the Master Servicer. The Issuing Entity shall reimburse the Indenture Trustee and the Securities Administrator as provided in Section 8.02(c) for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s or Securities Administrator’s agents, counsel, accountants and experts. The Issuing Entity shall indemnify the Indenture Trustee and the Securities Administrator as provided in Section 8.02(c) against any and all loss, liability, claims, damage, costs or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee and the Securities Administrator shall notify the Issuing Entity promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Securities Administrator to so notify the Issuing Entity shall not relieve the Issuing Entity of its obligations hereunder. The Issuing Entity shall defend any such claim, and the Indenture Trustee and the Securities Administrator may have separate counsel and the Issuing Entity shall pay the fees and expenses of such counsel. The Issuing Entity is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee, the Securities Administrator or any of its agents, counsel, accountants or experts through the Indenture Trustee’s or such agent’s, counsel’s, accountant’s or expert’s own willful misconduct, negligence or bad faith.

The Issuing Entity’s payment and indemnity obligations to the Indenture Trustee or the Securities Administrator pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee or the Securities Administrator, as applicable. If the Indenture Trustee or the Securities Administrator incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

The Grantor Trust Trustee shall be afforded the same protections, immunities and indemnities as those given to the Indenture Trustee under this Article VI.

Section 6.08  Replacement of Indenture Trustee and the Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee or successor Securities Administrator pursuant to this Section 6.08. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuing Entity. The Holders of a majority of aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities may remove the Indenture Trustee or the Securities Administrator by so notifying the Indenture Trustee or the Securities Administrator and may appoint a successor Indenture Trustee or successor Securities Administrator. The Issuing Entity, shall remove the Indenture Trustee or Securities Administrator , as applicable, if:

(i)  the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

(ii)  the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property; or

(iv)  the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting.

(v)  If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee or the Securities Administrator in such event being referred to herein as the retiring Indenture Trustee or retiring Securities Administrator), the Issuing Entity shall promptly appoint a successor Indenture Trustee or successor Securities Administrator.

Each of a successor Indenture Trustee or successor Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, retiring Securities Administrator and to the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee or retiring Securities Administrator shall become effective, and the successor Indenture Trustee or successor Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or Securities Administrator under this Indenture. Each of the successor Indenture Trustee and successor Securities Administrator shall mail a notice of its succession to Securityholders. The retiring Indenture Trustee or retiring Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator to the successor Indenture Trustee or successor Securities Administrator.

If a successor Indenture Trustee or successor Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or retiring Securities Administrator resigns or is removed, the retiring Indenture Trustee or retiring Securities Administrator, the successor Indenture Trustee or successor Securities Administrator, the Issuing Entity or the Holders of a majority of aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or successor Securities Administrator.

Notwithstanding the replacement of the Indenture Trustee or the Securities Administrator pursuant to this Section, the Issuing Entity’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or retiring Securities Administrator.

Any person appointed as successor trustee pursuant to this Section 6.08 shall also be required to serve as successor Grantor Trust Trustee with respect to each Interest Rate Swap Agreement.

Section 6.09  Successor Indenture Trustee and Successor Securities Administrator by Merger. If the Indenture Trustee or Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation, company or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator; provided, that, in the case of the Indenture Trustee, such corporation, company or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee and Securities Administrator shall each provide the Issuing Entity with prior written notice, and the Securityholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Securities Administrator or shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Securities Administrator may adopt the certificate of authentication of any predecessor securities administrator and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Securities Administrator may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Securities Administrator; and in all such cases such certificates shall have the full force which is in the Securities or in this Indenture provided that the certificate of the Securities Administrator shall have.

Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions

(i)  all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(iv)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(v)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility; Disqualification.

(a)  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s and BBB or better by Standard & Poor’s. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

(b)  The Securities Administrator (i) may not be an Originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency (or such rating acceptable to Fitch pursuant to a rating confirmation), or the equivalent rating by Standard & Poor’s or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the securities administrator pursuant to Section 6.08, then the Indenture Trustee shall become the successor Securities Administrator in accordance with this Article VI and in such capacity shall perform the duties of the Securities Administrator pursuant to this Agreement. The Indenture Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 6.12  Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 6.13  Representations and Warranties. The Indenture Trustee hereby represents that:

(a)  The Indenture Trustee is duly organized and validly existing as a banking corporation in good standing under the laws of New York State with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b)  The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(c)  The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound which would adversely affect its performance under this Indenture; and

(d)  There are no proceedings or investigations pending or to, the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

Section 6.14  Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

(a)  to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Securityholders;

(b)  to execute and deliver the TGIC Policy and related documentation on behalf of the Issuing Entity in the forms provided to the Indenture Trustee, solely in its capacity as Indenture Trustee and not in its individual capacity, it being acknowledged that all claims forms to be submitted, payments to be made and reports to be delivered thereunder will be submitted, made and delivered by the Securities Administrator on behalf of the Issuing Entity in accordance with this Indenture; and

(c)  to take all other actions as shall be required to be taken by it under the terms of this Indenture.

Section 6.15  The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee’s liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

Section 6.16  Administrative Duties.

(a)  The Securities Administrator agrees to perform all of the duties of the Issuing Entity under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Securities Administrator shall take all appropriate action that is the duty of the Issuing Entity to take with respect to the following matters under the Trust Agreement, the Mortgage Loan Purchase Agreement and the Indenture (references are to sections of the Indenture):

(i)  The Securities Administrator shall notify the Owner Trustee if the Securities Administrator obtains actual knowledge or receives written notice that any withholding tax is imposed on the Trust’s payments (or allocations of income) to a Trust Certificateholder;

(ii)  the duty to cause the Note Register to be kept if the Issuing Entity assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 4.02);

(iii)  causing the preparation of the Securities for execution by the Owner Trustee upon the registration of any transfer or exchange of the Securities or execution of a supplemental indenture (Sections 4.02, 4.03 and 9.06);

(iv)  [reserved];

(v)  causing the preparation of Definitive Securities in accordance with the instructions of any Clearing Agency (including the preparation of any temporary notes) (Section 4.14);

(vi)  the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02);

(vii)  [reserved];

(viii)  [reserved];

(ix)  [reserved];

(x)  the notification to the Owner Trustee of the Issuing Entity’s non-compliance with its negative covenants or restricted payment covenants upon actual knowledge or receipt of written notice by the Securities Administrator of such non-compliance (Sections 3.09 and 3.25);

(xi)  the furnishing of the Indenture Trustee with the names and addresses of Holders of Securities during any period when the Indenture Trustee is not the Note Registrar (Section 7.01).

(b)  In carrying out any obligations under this Indenture, the Indenture Trustee and the Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Indenture Trustee’s or the Securities Administrator’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(c)  The Securities Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Trust Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Trust Certificateholders and (iii) any other notice required to be given to the Trust Certificateholders by the Owner Trustee under the Trust Agreement.

(d) With respect to matters that in the reasonable judgment of the Indenture Trustee are non-ministerial, the Indenture Trustee shall not take any action pursuant to this Article VII unless within a reasonable time before the taking of such action, the Indenture Trustee shall have notified the Owner Trustee and the Rating Agencies of the proposed action and the Rating Agencies shall have notified the Issuing Entity in writing that such transaction shall not cause their respective ratings of the Securities to be reduced, qualified, suspended or withdrawn and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(i)  the amendment of or any supplement to the Indenture;

(ii)  the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity (other than in connection with the collection of the Mortgage Loans);

(iii)  the amendment, change or modification of this Indenture or any of the other Basic Documents; and

(iv)  the appointment of successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of a successor Master Servicer or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

provided, however, that the Owner Trustee shall receive notices of items pursuant to clause (i) above and with respect to clause (iii) above to the extent it is a party to the related Basic Document.

Section 6.17  Records. The Securities Administrator shall maintain appropriate books of account and records relating to services performed under this Indenture, which books of account and records shall be accessible for inspection by the Issuing Entity at any time during normal business hours.

Section 6.18  Additional Information to be Furnished. The Securities Administrator shall furnish to the Issuing Entity from time to time such additional information regarding the Mortgage Loans and the Securities as the Issuing Entity shall reasonably request, to the extent such information is readily available to it.

Section 6.19  [reserved].

Section 6.20  Indenture Trustee’s Application For Instructions From the Issuing Entity.

Any application by the Indenture Trustee for written instructions from the Issuing Entity may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuing Entity actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 6.21  Limitation of Liability.

It is understood by the parties hereto other than Deutsche Bank National Trust Company (the “Bank”) that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as Indenture Trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor Indenture Trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuing Entity hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor Indenture Trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Indenture Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Indenture Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this section shall survive the termination of the Indenture and the resignation or removal of the Indenture Trustee.

Section 6.22  Assignment of Rights, Not Assumption of Duties.

Anything herein contained to the contrary notwithstanding, (a) the Issuing Entity shall remain liable under this Indenture and each Basic Document to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Indenture Trustee or any Holder of any of their rights, remedies or powers hereunder shall not release the Issuing Entity from any of its duties or obligations under each of such documents to which it is a party and (c) none of any Holder nor the Indenture Trustee shall have any obligation or liability under any of such documents to which the Issuing Entity is a party by reason of or arising out of this Indenture, nor shall any Holder or the Indenture Trustee be obligated to perform any of the obligations or duties of the Issuing Entity thereunder or, except as expressly provided herein with respect to the Indenture Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

ARTICLE VII
SECURITYHOLDERS’ LISTS AND REPORTS

Section 7.01  Issuing Entity To Furnish Indenture Trustee Names and Addresses of Securityholders. The Securities Administrator on behalf of the Issuing Entity will furnish or cause to be furnished to the Indenture Trustee at such times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of the names and addresses of the Holders of Security as of a date not more than 10 days prior to the time such list is furnished.

Section 7.02  Preservation of Information; Communications to Securityholders.

(a)  The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Securities received by the Securities Administrator in its capacity as Note Registrar. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or under the Notes.

(c)  The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

Section 7.03  Reports by Issuing Entity.

(a)  Subject to Section 4.06 of the Master Servicing Agreement, the Securities Administrator shall file with the Commission on behalf of the Issuing Entity, with a copy to the Issuing Entity, the annual reports and the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuing Entity may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

(b)  The Indenture Trustee shall supply based on information provided to it (and the Securities Administrator shall transmit by mail to all Securityholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(c)  Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

Section 7.04  Reports by Indenture Trustee. If required by TIA § 313(a) and such requirement is not otherwise satisfied, within 60 days after each January 30 beginning with March 31, 2008, the Indenture Trustee shall prepare, based on information provided to it, and furnish to the Securities Administrator and the Securities Administrator shall mail to each Securityholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed by the Securities Administrator with the Commission via EDGAR.

Section 7.05  Statements to Securityholders. With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator’s website, initially located at www.ctslink.com, to each Securityholder and each Trust Certificateholder, the Indenture Trustee, the Swap Providers, the Depositor, the Owner Trustee, the Paying Agent and each Rating Agency, a statement setting forth the following information as to the Securities, to the extent applicable:

(i)  the aggregate amount of collections with respect to the Mortgage Loans;

(ii)  the Available Funds with respect to the Mortgage Loans, payable to each Class of Noteholders for such Payment Date, the Carryover Shortfall Amount on each Class of Notes for such Payment Date;

(iii)  (a) the amount of such distribution to each Class of Securities applied to reduce the Note Principal Balance or Certificate Principal Balance, as applicable, thereof and (b) the aggregate amount included therein representing Principal Prepayments;

(iv)  the amount of such distribution to Holders of each Class of Securities allocable to interest;

(v)  the amount of any distribution to the Trust Certificates;

(vi)  if the distribution to the Holders of any Class of Securities is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(vii)  the number and the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period;

(viii)  the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses and the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of all of the Securities after giving effect to the distribution of principal on such Payment Date;

(ix)  the number and aggregate Stated Principal Balances of Mortgage Loans, using the OTS method, (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month,;

(x)  [reserved];

(xi)  [reserved];

(xii)  the amount of any Advances and Compensating Interest payments;

(xiii)  the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

(xiv)  the number and aggregate Stated Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date;

(xv)  to the extent reported to the Securities Administrator, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Payment Date and prior to a TMP Trigger Event, the amount of proceeds received for all REO Property;

(xvi)  the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date;

(xvii)  the aggregate Stated Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

(xviii)  the amount payable on each Payment Date from the Grantor Trust to each Swap Provider pursuant to the related Interest Rate Swap Agreement, and the amount payable to the Grantor Trust from each Swap Provider on such Payment Date pursuant to the related Interest Rate Swap Agreement;

(xix)  the amounts withdrawn from Available Funds with respect to the Mortgage Loans and used to make payments to Securityholders on that Payment Date, the amount remaining on deposit following such Payment Date; and

(xx)  the Servicing Fee for such Payment Date;

Items (iii) and (v) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Securities are outstanding, the Securities Administrator shall furnish a report to each Securityholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (v) with respect to the Securities for such calendar year.

The Securities Administrator may conclusively rely upon the remittance reports provided by the Master Servicer to the Securities Administrator pursuant to the Master Servicing Agreement, in the Securities Administrator’s preparation of its Statement to Securityholders and on information provided to it by the Swap Providers.

The Securities Administrator will make the monthly statements provided for in this Section (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders, other parties to this Agreement and any other interested parties via the Securities Administrator’s website. The Securities Administrator’s website shall initially be located at www.ctslink.com. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk at 301-815-6600 and indicating such. The Securities Administrator may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01  Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee or the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02  Trust Accounts.

(a)  On or prior to the Closing Date, the Issuing Entity shall cause the Securities Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Securityholders, the Payment Account as provided in Section 3.01 hereof.

(b)  All monies deposited from time to time in the Payment Account and the Certificate Distribution Account and all deposits therein pursuant to this Indenture (other than deposits of any gain or income on investments thereof) are for the benefit of the Securityholders and the Trust Certificateholders. The funds in the Certificate Distribution Account shall be held uninvested. The amount at any time credited to the Payment Account may be invested in the name of the Securities Administrator, in the Permitted Investments, or deposited in demand deposits with such depository institutions, as determined by the Securities Administrator. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Date if the obligor for such Permitted Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Payment Date.

(c)  On each Payment Date, the Securities Administrator as Paying Agent shall be entitled to withdraw from the Payment Account all amounts reimbursable by the Issuing Entity or from the Payment Account to the Indenture Trustee or the Securities Administrator pursuant to any provision of any Basic Document, then shall pay the related LPMI Insurer Fee to the LPMI Insurers, and then shall distribute all remaining amounts on deposit in the Payment Account to the Securityholders in respect of the Securities and to such other persons in the order of priority set forth in Section 3.05 and Section 3.40 hereof (except as otherwise provided in Section 5.04(b) hereof).

Section 8.03  Officer’s Certificate. The Indenture Trustee shall receive at least seven Business Days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.06(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04  Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuing Entity, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Securityholders, the Certificate Paying Agent on behalf of the Trust Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.05  Termination following TMP Trigger Event. This Indenture and the respective obligations and responsibilities of the Issuing Entity, the Securities Administrator, the Note Registrar, the Paying Agent and the Indenture Trustee created hereby shall terminate, and this Indenture shall be satisfied and discharged, following the occurrence of a TMP Trigger Event and the conditions precedent to a REMIC Conversion, upon the mandatory exchange of the Notes for the corresponding Classes of REMIC Notes, Subsequent Grantor Trust Certificates or REMIC Privately Offered Certificates, pursuant to Article XI hereof; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.06  Release of Trust Estate.

(a)  Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Servicer of a Mortgage Loan pursuant to Section 3.18 of the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)  The Indenture Trustee shall, at such time as (i) there are no Securities Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee, the Securities Administrator and the Master Servicer pursuant to this Indenture have been paid and (iii) release any remaining portion of the Trust Estate that secured the Securities from the lien of this Indenture.

(c)  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.06 only upon receipt of a request from the Issuing Entity accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied or in conjunction with a sale or other transfer of such property required to occur for the proposed transfer of the Securities prior to a TMP Trigger Event, as described in Section 11.01 herein and in the Trust Agreement.

Section 8.07  Surrender of Securities Upon Final Payment or TMP Trigger Event. By acceptance of any Security, the Holder thereof agrees to surrender such Security to the Note Registrar promptly, prior to such Securityholder’s receipt of the final payment thereon or concurrently against receipt of the corresponding Class of REMIC Note or REMIC Privately Offered Certificate following the occurrence of the REMIC Conversion as described in Article XI.

Section 8.08  Optional Redemption of the Securities.

(a)  The Holder of the Trust Certificate, or if there is no single Holder, the Majority Certificateholder, shall have the option to purchase the assets of the Trust and thereby redeem the Securities on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 1% of the sum of the Cut-off Date Balance of the Mortgage Loans.

(b)  The aggregate redemption price (the “Redemption Price”) for the related Notes in connection with any termination pursuant to clause (a) above will be equal to the sum of (i) 100% of the aggregate outstanding Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities plus and accrued and unpaid interest thereon (including any related Carryover Shortfall Amount) at the Note Interest Rate or Certificate Interest Rate, as applicable, through the date on which the Securities are redeemed in full and (ii) all amounts due and owing to the Master Servicer, the Securities Administrator, the Grantor Trust Trustee and the Indenture Trustee under this Indenture or any other applicable Basic Document (which amounts shall be specified in writing upon request of the Issuing Entity by the Indenture Trustee, the Securities Administrator, the Servicer, the Grantor Trust Trustee or the Master Servicer, as applicable).

(c)  In order to exercise the foregoing option with respect to the Notes, the Holder of the Trust Certificate or the Majority Certificateholder, as applicable, shall provide written notice of its exercise of such option, the Redemption Price and the proposed final Payment Date to the Indenture Trustee, the Securities Administrator, the Issuing Entity, the Owner Trustee, the Master Servicer and the applicable Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Securities Administrator shall provide written notice to the applicable Securityholders of the final payment on the applicable Securities. In addition, the Holder of the Trust Certificate or the Majority Certificateholder, as applicable, shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price with the Securities Administrator, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Securities in accordance with Sections 3.05 or 3.06, as applicable, hereof and payment to itself, the Indenture Trustee and the Master Servicer as set forth in (e) above, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Holder of the Trust Certificate or the Majority Certificateholder, as applicable, is not sufficient to make such redemption or if the Securities Administrator is notified such redemption cannot be completed for any reason, (a) the amount so deposited by the Holder of the Trust Certificate or the Majority Certificateholder, as applicable, with the Securities Administrator shall be immediately returned the Holder of the Trust Certificate or the Majority Certificateholder, as applicable, in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance or Certificate Principal Balance, as applicable, of the applicable Securities shall continue to bear interest at the related Note Interest Rate or Certificate Interest Rate, as applicable.

Section 8.09  Collection of Mortgage Loan Payments.

The Securities Administrator shall establish a segregated account in the name of the Securities Administrator for the benefit of the Noteholders (the “Payment Account”), which shall be an Eligible Account, in which the Securities Administrator shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans due subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within forty-eight (48) hours following receipt thereof, including the following payments and collections received or made by it (without duplication):

(i)  Any amounts withdrawn from the Protected Account and remitted to the Securities Administrator by the Servicer;

(ii)  Any Monthly Advance and any Compensating Interest Payments required to be made by the Master Servicer hereunder;

(iii)  Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Protected Account;

(iv)  Any amounts required to be deposited with respect to losses on investments of deposits in the Protected Account and remitted to the Securities Administrator by the Servicer and any amounts required to be deposited with respect to losses on investments of deposits in the Payment Account and remitted by the Master Servicer to the Securities Administrator; and

(v)  Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Payment Account pursuant to the Master Servicing Agreement.

All amounts deposited to the Payment Account shall be held by the Securities Administrator in the name of the Indenture Trustee in trust for the benefit of the Securityholders in accordance with the terms and provisions of the Master Servicing Agreement and this Indenture. The requirements for crediting the Payment Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer, Securities Administrator or the Servicer to the Payment Account or remitted by the Master Servicer or Servicer to the Securities Administrator for deposit in the Payment Account, as applicable. In the event that the Master Servicer or Servicer shall remit or cause to be remitted to the Securities Administrator for deposit to the Payment Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer or Servicer, shall promptly transfer such amount to the Master Servicer or Servicer, any provision herein to the contrary notwithstanding.

The amount at any time credited to the Payment Account may be invested, in the name of the Securities Administrator, or its nominee, for the benefit of the Securityholders, in Eligible Investments. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Date. Any and all investment earnings on amounts on deposit in the Payment Account from time to time shall be for the account of the Master Servicer. The Securities Administrator from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Payment Account for payment to the Master Servicer. The risk of loss of monies required to be distributed to the Securityholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Payment Account within two Business Days of receipt of notification of such loss but not later than the Business Day prior to the Payment Date on which the monies so invested are required to be distributed to the Securityholders.

Section 8.10  Withdrawals from the Payment Account.

(a)  The Securities Administrator shall, from time to time as provided herein, make withdrawals from the Payment Account of amounts on deposit therein pursuant to Section 8.09 that are attributable to the Mortgage Loans for the following purposes (without duplication):

(i)  To make withdrawals pursuant to Section 3.05 hereof;

(ii)  to the extent deposited to the Payment Account, to reimburse the Master Servicer or the Servicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Sections 3.10 or 3.11 of the Servicing Agreement, or Liquidation Expenses, paid pursuant to Section 3.13 of the Servicing Agreement or otherwise reimbursable pursuant to the terms of this Master Servicing Agreement, such withdrawal right being limited to amounts received on the related Mortgage Loans (other than any Repurchase Price in respect thereto) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds;

(iii)  to pay the related LPMI Insurer Fee to the LPMI Insurers;

(iv)  to pay to the Sponsor, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Sponsor, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(v)  to reimburse the Master Servicer or the Servicer for any Monthly Advance of its own funds or any advance of such Servicer’s own funds, the right of the Master Servicer or Servicer to reimbursement pursuant to this subclause (v) being limited to amounts received (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

(vi)  to reimburse the Master Servicer or the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer pursuant to Section 3.13 of the Servicing Agreement in connection with the restoration of the related Mortgaged Property which was damaged by the Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(vii)  to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (ii) of this Subsection 8.10(a) as servicing compensation on account of each defaulted Monthly Payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or the Servicer, pursuant to other subclauses of this Subsection 8.10(a), exceeds the outstanding Stated Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Rate less the Servicing Fee Rate to but not including the date of payment (in any event, the aggregate amount of servicing compensation received by the Servicer with respect to any defaulted Monthly Payment shall not exceed the applicable Servicing Fee);

(viii)  to reimburse the Master Servicer or the Servicer for any Nonrecoverable Advance previously made, and not otherwise reimbursed pursuant to this Subsection 8.10(a);

(ix)  to reimburse the Master Servicer or the Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clause (v);

(x)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.02 and 5.03 of the Master Servicing Agreement, to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Payment Account;

(xi)  to pay to the Servicer, as additional servicing compensation, any Foreclosure Profit to the extent not retained by the Servicer;

(xii)  to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xiii)  to reimburse the Securities Administrator or the Master Servicer for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Master Servicing Agreement, this Indenture and the Trust Agreement, to the extent such amounts have not already been paid or reimbursed to such party from the Payment Account;

(xiv)  to withdraw any other amount deposited in the Payment Account that was not required to be deposited therein pursuant to Section 3.06; and

(xv)  to clear and terminate the Payment Account following a termination of the Trust pursuant to Section 8.01 of the Trust Agreement.

In connection with withdrawals pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii) and (ix), the Master Servicer’s and Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Master Servicer and Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Payment Account pursuant to such clauses.

(b)  Notwithstanding the provisions of this Section 8.10, the Master Servicer shall allow the Servicer to deduct from amounts received by it or from the related account maintained by the Servicer, prior to deposit in the Payment Account, any portion to which such Servicer is entitled hereunder as servicing compensation (including income on Eligible Investments) or reimbursement of any reimbursable Monthly Advances or Servicing Advances made by such Servicer.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Securityholders.

(a)  Without the consent of the Holders of any Securities but with prior notice to the Rating Agencies, the Owner Trustee, the Issuing Entity, the Securities Administrator and the Indenture Trustee (including in its capacity as Grantor Trust Trustee), when authorized by an Issuing Entity Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Securities contained;

(iii)  to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Securities, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)  to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Securities as evidenced by an Opinion of Counsel;

(vii)  to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof;

(viii)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA as evidenced by an Opinion of Counsel; or

(ix)  following the occurrence of a TMP Trigger Event and the exchange of the Offered Notes and the Non-Offered Notes for the REMIC Notes, Subsequent Grantor Trust Certificates and the REMIC Privately Offered Certificates, respectively, pursuant to Article XI hereof;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture supplement, and that, except for indenture supplements entered into for the purposes described in (v) and (viii) above, such indenture supplements shall not adversely affect in any material respect the interests of any Securityholder and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a “significant modification” of the Class A Notes or Offered Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of such Notes as indebtedness for federal income tax purposes provided that, for purposes of the foregoing, a TMP Trigger Event shall be deemed to result in a “significant modification” of the aforementioned Notes under Treasury Regulation Section 1.1001-3.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuing Entity, the Securities Administrator and the Indenture Trustee (including in its capacity as Grantor Trust Trustee), when authorized by an Issuing Entity Request, may, also without the consent of any of the Holders of the Securities but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Securityholder and (iii) if 100% of the Trust Certificates, restricted Notes and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc., cause the Issuing Entity to be subject to an entity level tax for federal income tax purposes.

Section 9.02  Supplemental Indentures With Consent of Securityholders. The Issuing Entity, the Securities Administrator and the Indenture Trustee (including in its capacity as Grantor Trust Trustee), when authorized by an Issuing Entity Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of each Class of Securities affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders, delivered to the Issuing Entity, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security affected thereby:

(i)  change the date of payment of any installment of principal of or interest on any Security, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Securities, or change any place of payment where, or the coin or currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Securities on or after the respective due dates thereof;

(ii)  reduce the percentage of the Note Principal Balances or Certificate Principal Balance, as applicable, of the Securities, or any Class of Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)  modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv)  reduce the percentage of the Note Principal Balances or Certificate Principal Balance, as applicable, of the Securities, or any Class of Securities, required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)  modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Security affected thereby;

(vi)  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Security on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)  permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Security of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity (if 100% of the Trust Certificates, Restricted Notes and the Retained Notes (to the extent that such Retained Notes have not received a “will be debt” opinion) are not owned by American Home Mortgage Acceptance Inc.) to be subject to an entity level tax for federal income tax purposes.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

It shall not be necessary for any Act of Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuing Entity, the Securities Administrator and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Owner Trustee and the Holders of the Securities to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03  Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article VI or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04  Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Securities affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture and the Securities for any and all purposes.

Section 9.05  Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06  Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Securities Administrator shall so determine, new Securities so modified as to conform, in the opinion of the Securities Administrator and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Securities Administrator in exchange for Outstanding Securities.

Section 9.07  Consent to Certain Supplemental Indentures.

Notwithstanding any of the other provisions of this Article IX, none of the The Issuing Entity, the Securities Administrator or the Indenture Trustee (including in its capacity as Grantor Trust Trustee) shall enter into any amendment to Article XII of this Indenture, to the extent such amendments can reasonably be expected to have a material adverse effect on the interests of the Swap Providers hereunder, as evidenced by an Officer’s Certificate of the Depositor (excluding, for the avoidance of doubt, any amendment to this Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider), without the prior written consent of the Swap Providers and shall not enter into an amendment, as evidenced by an Officer’s Certificate of the depositor, that has a materially adverse effect on the Swap Providers without the Swap Providers’ consent (such consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE X
MISCELLANEOUS

Section 10.01  Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)  a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5)  if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)  Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

(c)  Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities.

(d)  Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e)  Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities.

Section 10.02  Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Sponsor or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Sponsor or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03  Acts of Securityholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03 hereof.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)  The ownership of Securities shall be proved by the Note Registrar.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securities shall bind the Holder of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Security.

Section 10.04  Notices etc., to Indenture Trustee, Issuing Entity and Securities Administrator. Any request, demand, authorization, direction, notice, consent, waiver or act of Securityholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Securityholders is to be made upon, given or furnished to or filed with:

(a)  the Indenture Trustee by any Securityholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. All notices to the Indenture Trustee shall be deemed effective only upon actual receipt. The Indenture Trustee shall promptly transmit any material notice received by it from the Securityholders to the Issuing Entity; or

(b)  the Issuing Entity by the Indenture Trustee or by any Securityholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: American Home Mortgage Investment Trust 2007-1, in care of Wilmington Trust Company, City of Wilmington, County of New Castle, State of Delaware at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Securityholders to the Indenture Trustee; or

(c)  the Securities Administrator by the Indenture Trustee, any Securityholder or by the Issuing Entity shall be sufficient if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Securities Administrator addressed to: P.O. Box 98, Columbia, MD 21046 or for overnight deliveries, 9062 Old Annapolis Road, Columbia, MD, 21045, Attention: AHM 2007-1, or at any other address previously furnished in writing to the Indenture Trustee by the Securities Administrator. The Securities Administrator shall promptly transmit any written notice received by it from the Securityholders to the Indenture Trustee, the Issuing Entity; or

(d)  Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, (i) to Standard & Poor’s, at the following address: Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties and (ii) to Moody’s, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring, or such other address as may be hereafter furnished to the other parties hereto by Moody’s in writing.

Section 10.05  Notices to Securityholders; Waiver. Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Securityholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

Section 10.06  Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.07  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.08  Successors and Assigns. All covenants and agreements in this Indenture and the Securities by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.09  Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10  [reserved].

Section 10.11  Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Securities or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.12  GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAWS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The parties to this Indenture each hereby irrevocably submits to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, this Indenture or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13  Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.14  Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Securityholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.15  Issuing Entity Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Securities or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.16  No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Securities, this Indenture or any of the Basic Documents, provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim.

Section 10.17  Inspection. The Issuing Entity agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law, regulation, administrative or regulatory authority (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder, provided, however, that the Indenture Trustee may disclose such information, on a confidential basis, to its agents, attorneys and auditors in connection with the performance of its responsibilities under this Indenture.

Section 10.18  Third Party Rights.

Each Swap Provider shall be deemed an express third-party beneficiary of this Indenture to the extent of its express rights to receive any payments under this Indenture or any other express rights of such Swap Provider explicitly stated in this Indenture, and shall have the right to enforce  such rights under this Indenture as if it were a party hereto.

ARTICLE XI
REMIC CONVERSION

Section 11.01  Discharge of Indenture and Transfer of Mortgage Loans. It is the intention of all parties to this Indenture that upon the occurrence of a REMIC Conversion, that:

(i)  There shall be a mandatory surrender to the Issuing Entity by the Holders thereof of the Offered Notes and the Non-Offered Notes, in exchange for (A) the REMIC Notes and Subsequent Grantor Trust Certificates which shall be issued pursuant to the REMIC Indenture and (B) the delivery to the Holders of the Non-Offered Notes of the REMIC Privately Offered Certificates which shall be issued pursuant to the REMIC Pooling and Servicing Agreement;

(ii)  All of the Mortgage Loans shall be transferred by the Issuing Entity to the trustee named under the REMIC Pooling and Servicing Agreement in exchange for the REMIC Certificates and all parties hereto shall sign such REMIC Pooling and Servicing Agreement; and

(iii)  Concurrently with a REMIC Conversion, this Indenture shall be discharged and terminated pursuant to Section 4.10 and Section 8.05 herein, respectively.

Section 11.02  Conditions Precedent to a REMIC Conversion. Prior to a REMIC Conversion:

(i)  The Servicer shall have purchased all the REO properties in the Trust Estate at their fair market value;

(ii)   the party who caused the TMP Trigger Event shall have contributed to the Trust Estate an amount equal to any allocation of Realized Losses on the Offered Notes, if any, resulting from the sale of the REO properties described in clause (i) above;

(iii)  The REMIC Pooling and Servicing Agreement, the REMIC Indenture and any necessary amendments to any other Basic Document shall have been executed;

(iv)  Opinions of Counsel satisfactory to the Owner Trustee, Indenture Trustee, Securities Administrator and Depositor regarding the REMIC Conversion, including the qualification of any REMICs;

(v)   confirmation has been received from the Rating Agencies that the REMIC Conversion will not cause the downgrade of any of the rated Notes;

(vi)  the entity that delivered notice causing the REMIC Conversion to be undertaken shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee and the Securities Administrator the Paying Agent and the Note Registrar and others for any initial or ongoing additional administrative expenses associated with the REMIC elections;

(vii)  the Grantor Trust has been liquidated pursuant to Section 12.13 hereof; and

(viii)  each Rating Agency shall receive prior written notice of such TMP Trigger Event and shall be provided with all new documents relating to the occurrence of a REMIC Conversion, including, but not limited to, legal opinions, as to, among other things, qualification of the new structure as a REMIC.

ARTICLE XII
GRANTOR TRUST

Section 12.01  Establishment of Grantor Trust; Grantor Trust Designation. On the Closing Date, there is hereby established a separate Grantor Trust, the assets of which shall consist of the of the Interest Rate Swap Agreements, the Class A Notes, the Swap Collateral Accounts and the Swap Accounts. The Grantor Trust Certificates are hereby designated as undivided beneficial interests in the Grantor Trust, which trust shall be treated as a grantor trust within the meaning of subpart E, Part I of subchapter J of the Code. For federal income tax purposes, the Grantor Trust, including the Swap Accounts and Swap Collateral Accounts, shall be owned by the Grantor Trust Certificates. Amounts payable by the Securities Administrator on behalf of the Grantor Trust to the Swap Providers and amounts payable from the Swap Providers to the Swap Accounts pursuant to each Interest Rate Swap Agreement will be allocated in accordance with Section 12.14 hereof.

Section 12.02  Deposit of Class A Notes in the Grantor Trust.

Solely in order to facilitate the issuance of the Grantor Trust Certificates pursuant to this Article XII, on the Closing Date the Depositor will transfer the Class A Notes to AHMA AHMIT Trust, which will then simultaneously transfer the Class A Notes to the Grantor Trust.

Section 12.03  Grantor Trust Reporting.

(a)  The Grantor Trust is a WHFIT that is a NMWHFIT. The Securities Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so is provided to the Securities Administrator on a timely basis. The Depositor shall provide the Securities Administrator with information identifying any Holders of Grantor Trust Certificates that are “middlemen” as defined by the WHFIT Regulations. The Securities Administrator will not be liable for any tax reporting penalties that may arise under the WHFIT Regulations as a result of the Depositor incorrectly determining the status of the Grantor Trust as a WHFIT.

(b)  The Securities Administrator, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator will be under no obligation to determine whether Holder of a Grantor Trust Certificates uses the cash or accrual method. The Securities Administrator will make available WHFIT information to the Holders of Grantor Trust Certificates annually. In addition, the Securities Administrator will not be responsible or liable for providing subsequently amended, revised or updated information to any certificate holder, unless requested by a Holder of a Grantor Trust Certificate.

(c)  The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Securities Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator or (iii) the inability of the Securities Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Each Holder of a Grantor Trust Certificate, by acceptance of its interest in such class of Securities, will be deemed to have agreed to provide the Securities Administrator with information regarding any sale of such Securities, including the price, amount of proceeds and date of sale. Absent receipt of such information, and unless informed otherwise by the Depositor, the Securities Administrator will assume there is no secondary market trading of WHFIT interests.

(d)  To the extent required by the WHFIT Regulations, the Securities Administrator will use reasonable efforts to publish on an appropriate website the CUSIPs for the Grantor Trust Certificates. The Securities Administrator will make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Securities Administrator will use a reasonable identifier number in lieu of a CUSIP. The Securities Administrator will not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

(e)  The Securities Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS or the Depositor or its counsel, if such change requires, in the Securities Administrator’s sole discretion, a material increase in the Securities Administrator’s reporting obligations in respect of the Grantor Trust.

Section 12.04  Class A-1-A Swap Agreement; Establishment of Class A-1-A Swap Account.

The Issuing Entity hereby directs the Grantor Trust Trustee, solely in its capacity as trustee of the Grantor Trust, to enter into and execute the Class A-1-A Swap Agreement and make all representations and warranties contained therein on behalf of the Issuing Entity.

No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account on behalf of the Grantor Trust Trustee (the “Class A-1-A Swap Account”), for the benefit of the Class A-1-A Certificateholders and the Class IO-P Certificates. Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Indenture. Amounts in the Class A-1-A Swap Account shall be held uninvested. Funds on deposit in the Class A-1-A Swap Account shall be distributed in the amounts and in the order of priority described under Section 12.14 hereof.

In the event that the Swap Provider fails to perform any of its obligations under the Class A-1-A Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A-1-A Swap Agreement) occurs with respect to the Class A-1-A Swap Agreement, the Securities Administrator shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Grantor Trust, required to enforce the rights of the Grantor Trust under the Class A-1-A Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Class A-1-A Swap Agreement (such guaranty the “Class A-1-A Swap Guaranty” and such third party the “Class A-1-A Swap Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A-1-A Swap Agreement, the Securities Administrator shall, promptly following actual notice of the Swap Provider’s failure to pay and provided that the Securities Administrator shall have been notified of the Class A-1-A Swap Guaranty made by the Class A-1-A Swap Guarantor in favor of the Swap Provider, demand that the Class A-1-A Swap Guarantor make any and all payments then required to be made by the Class A-1-A Swap Guarantor pursuant to such Class A-1-A Swap Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Class A-1-A Swap Guarantor of its obligations hereunder or pursuant to the Class A-1-A Swap Agreement and the Class A-1-A Swap Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an Early Termination (as defined in the Class A-1-A Swap Agreement) of the Class A-1-A Swap Agreement, the Depositor will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement with the Grantor Trust Trustee on terms substantially similar to the Class A-1-A Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements.

Section 12.05  Class A-1-B Swap Agreement; Establishment of Class A-1-B Swap Account.

The Issuing Entity hereby directs the Grantor Trust Trustee, solely in its capacity as trustee of the Grantor Trust, to enter into and execute the Class A-1-B Swap Agreement and make all representations and warranties contained therein on behalf of the Issuing Entity.

No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account on behalf of the Grantor Trust Trustee (the “Class A-1-B Swap Account”), for the benefit of the Class A-1-B Certificateholders and the Class IO-P Certificates. Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Indenture. Amounts in the Class A-1-B Swap Account shall be held uninvested. Funds on deposit in the Class A-1-B Swap Account shall be distributed in the amounts and in the order of priority described under Section 12.14 hereof.

In the event that the Swap Provider fails to perform any of its obligations under the Class A-1-B Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A-1-B Swap Agreement) occurs with respect to the Class A-1-B Swap Agreement, the Securities Administrator shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Grantor Trust, required to enforce the rights of the Grantor Trust under the Class A-1-B Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Class A-1-B Swap Agreement (such guaranty the “Class A-1-B Swap Guaranty” and such third party the “Class A-1-B Swap Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A-1-B Swap Agreement, the Securities Administrator shall, promptly following actual notice of the Swap Provider’s failure to pay and provided that the Securities Administrator shall have been notified of the Class A-1-B Swap Guaranty made by the Class A-1-B Swap Guarantor in favor of the Swap Provider, demand that the Class A-1-B Swap Guarantor make any and all payments then required to be made by the Class A-1-B Swap Guarantor pursuant to such Class A-1-B Swap Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Class A-1-B Swap Guarantor of its obligations hereunder or pursuant to the Class A-1-B Swap Agreement and the Class A-1-B Swap Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an Early Termination (as defined in the Class A-1-B Swap Agreement) of the Class A-1-B Swap Agreement, the Depositor will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement with the Grantor Trust Trustee on terms substantially similar to the Class A-1-B Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements.

Section 12.06  Class A-1-C Swap Agreement; Establishment of Class A-1-C Swap Account.

The Issuing Entity hereby directs the Grantor Trust Trustee, solely in its capacity as trustee of the Grantor Trust, to enter into and execute the Class A-1-C Swap Agreement and make all representations and warranties contained therein on behalf of the Issuing Entity.

No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account on behalf of the Grantor Trust Trustee (the “Class A-1-C Swap Account”), for the benefit of the Class A-1-C Certificateholders and the Class IO-P Certificates. Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Indenture. Amounts in the Class A-1-C Swap Account shall be held uninvested. Funds on deposit in the Class A-1-C Swap Account shall be distributed in the amounts and in the order of priority described under Section 12.14 hereof.

In the event that the Swap Provider fails to perform any of its obligations under the Class A-1-C Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A-1-C Swap Agreement) occurs with respect to the Class A-1-C Swap Agreement, the Securities Administrator shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Grantor Trust, required to enforce the rights of the Grantor Trust under the Class A-1-C Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Class A-1-C Swap Agreement (such guaranty the “Class A-1-C Swap Guaranty” and such third party the “Class A-1-C Swap Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A-1-C Swap Agreement, the Securities Administrator shall, promptly following actual notice of the Swap Provider’s failure to pay and provided that the Securities Administrator shall have been notified of the Class A-1-C Swap Guaranty made by the Class A-1-C Swap Guarantor in favor of the Swap Provider, demand that the Class A-1-C Swap Guarantor make any and all payments then required to be made by the Class A-1-C Swap Guarantor pursuant to such Class A-1-C Swap Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Class A-1-C Swap Guarantor of its obligations hereunder or pursuant to the Class A-1-C Swap Agreement and the Class A-1-C Swap Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an Early Termination (as defined in the Class A-1-C Swap Agreement) of the Class A-1-C Swap Agreement, the Depositor will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement with the Grantor Trust Trustee on terms substantially similar to the Class A-1-C Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements.

Section 12.07  Class A-2 Swap Agreement; Establishment of Class A-2 Swap Account.

The Issuing Entity hereby directs the Grantor Trust Trustee, solely in its capacity as trustee of the Grantor Trust, to enter into and execute the Class A-2 Swap Agreement and make all representations and warranties contained therein on behalf of the Issuing Entity.

No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account on behalf of the Grantor Trust Trustee (the “Class A-2 Swap Account”), for the benefit of the Class A-2 Certificateholders and the Class IO-P Certificates. Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Indenture. Amounts in the Class A-2 Swap Account shall be held uninvested. Funds on deposit in the Class A-2 Swap Account shall be distributed in the amounts and in the order of priority described under Section 12.14 hereof.

In the event that the Swap Provider fails to perform any of its obligations under the Class A-2 Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A-2 Swap Agreement) occurs with respect to the Class A-2 Swap Agreement, the Securities Administrator shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Grantor Trust, required to enforce the rights of the Grantor Trust under the Class A-2 Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Class A-2 Swap Agreement (such guaranty the “Class A-2 Swap Guaranty” and such third party the “Class A-2 Swap Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A-2 Swap Agreement, the Securities Administrator shall, promptly following actual notice of the Swap Provider’s failure to pay and provided that the Securities Administrator shall have been notified of the Class A-2 Swap Guaranty made by the Class A-2 Swap Guarantor in favor of the Swap Provider, demand that the Class A-2 Swap Guarantor make any and all payments then required to be made by the Class A-2 Swap Guarantor pursuant to such Class A-2 Swap Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Class A-2 Swap Guarantor of its obligations hereunder or pursuant to the Class A-2 Swap Agreement and the Class A-2 Swap Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an Early Termination (as defined in the Class A-2 Swap Agreement) of the Class A-2 Swap Agreement, the Depositor will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement with the Grantor Trust Trustee on terms substantially similar to the Class A-2 Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements.

Section 12.08  Class A-3 Swap Agreement; Establishment of Class A-3 Swap Account.

The Issuing Entity hereby directs the Grantor Trust Trustee, solely in its capacity as trustee of the Grantor Trust, to enter into and execute the Class A-3 Swap Agreement and make all representations and warranties contained therein on behalf of the Issuing Entity.

No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account on behalf of the Grantor Trust Trustee (the “Class A-3 Swap Account”), for the benefit of the Class A-3 Certificateholders and the Class IO-P Certificates. Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Securities Administrator held pursuant to this Indenture. Amounts in the Class A-3 Swap Account shall be held uninvested. Funds on deposit in the Class A-3 Swap Account shall be distributed in the amounts and in the order of priority described under Section 12.14 hereof.

In the event that the Swap Provider fails to perform any of its obligations under the Class A-3 Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Class A-3 Swap Agreement) occurs with respect to the Class A-3 Swap Agreement, the Securities Administrator shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Grantor Trust, required to enforce the rights of the Grantor Trust under the Class A-3 Swap Agreement.

In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Class A-3 Swap Agreement (such guaranty the “Class A-3 Swap Guaranty” and such third party the “Class A-3 Swap Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Class A-3 Swap Agreement, the Securities Administrator shall, promptly following actual notice of the Swap Provider’s failure to pay and provided that the Securities Administrator shall have been notified of the Class A-3 Swap Guaranty made by the Class A-3 Swap Guarantor in favor of the Swap Provider, demand that the Class A-3 Swap Guarantor make any and all payments then required to be made by the Class A-3 Swap Guarantor pursuant to such Class A-3 Swap Guaranty; provided, that the Securities Administrator shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Class A-3 Swap Guarantor of its obligations hereunder or pursuant to the Class A-3 Swap Agreement and the Class A-3 Swap Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

Upon an Early Termination (as defined in the Class A-3 Swap Agreement) of the Class A-3 Swap Agreement, the Depositor will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement with the Grantor Trust Trustee on terms substantially similar to the Class A-3 Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements.

Section 12.09  Class A-1-A Swap Credit Support Annex.

The Securities Administrator is hereby directed to perform the obligations of the custodian as defined under the Class A-1-A Swap Credit Support Annex (the “Class A-1-A Swap Custodian”).

On or before the Closing Date, the Class A-1-A Swap Custodian shall establish a collateral account (the “Class A-1-A Swap Collateral Account”). The Class A-1-A Swap Collateral Account shall be held in the name of the Class A-1-A Swap Custodian in trust for the benefit of the Holders of Class A-1-A Certificates. The Class A-1-A Swap Collateral Account must be an Eligible Account and shall be entitled “American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, Class A-1-A Swap Collateral Account, Wells Fargo Bank, N.A., as Class A-1-A Swap Custodian for the benefit of holders of American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Class A-1-A Certificates, Series 2007-1.”

The Class A-1-A Swap Custodian shall credit to the Class A-1-A Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Class A-1-A Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Class A-1-A Swap Collateral Account other than in accordance with this Agreement, the Class A-1-A Swap Agreement and applicable law. The Class A-1-A Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Class A-1-A Swap Collateral Account in accordance with Class A-1-A Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Class A-1-A Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Eligible Investments in accordance with the requirements of the Class A-1-A Swap Credit Support Annex. All amounts earned on amounts on deposit in the Class A-1-A Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Class A-1-A Swap Agreement) with respect to the Class A-1-A Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the an Event of Default or Specified Condition (each as defined in the) as a result of any such Event of Default or Specified Condition with respect to the Class A-1-A Swap Provider, and, in either such case, unless the Class A-1-A Swap Provider has paid in full all of its Obligations (as defined in the Class A-1-A Swap Credit Support Annex) that are then due, then any collateral posted by the Class A-1-A Swap Provider in accordance with the Class A-1-A Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Class A-1-A Swap Agreement) in accordance with the Class A-1-A Swap Credit Support Annex. To the extent the Class A-1-A Swap Custodian is required to return any of the Posted Collateral to the Class A-1-A Swap Provider under the terms of the Class A-1-A Swap Credit Support Annex, the Class A-1-A Swap Custodian shall return such collateral in accordance with the terms of the Class A-1-A Swap Credit Support Annex.

Section 12.10  Class A-1-B Swap Credit Support Annex.

The Securities Administrator is hereby directed to perform the obligations of the custodian as defined under the Class A-1-B Swap Credit Support Annex (the “Class A-1-B Swap Custodian”).

On or before the Closing Date, the Class A-1-B Swap Custodian shall establish a collateral account (the “Class A-1-B Swap Collateral Account”). The Class A-1-B Swap Collateral Account shall be held in the name of the Class A-1-B Swap Custodian in trust for the benefit of the Holders of Class A-1-B Certificates. The Class A-1-B Swap Collateral Account must be an Eligible Account and shall be entitled “American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, Class A-1-B Swap Collateral Account, Wells Fargo Bank, N.A., as Class A-1-B Swap Custodian for the benefit of holders of American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Class A-1-B Certificates, Series 2007-1.”

The Class A-1-B Swap Custodian shall credit to the Class A-1-B Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Class A-1-B Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Class A-1-B Swap Collateral Account other than in accordance with this Agreement, the Class A-1-B Swap Agreement and applicable law. The Class A-1-B Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Class A-1-B Swap Collateral Account in accordance with Class A-1-B Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Class A-1-B Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Eligible Investments in accordance with the requirements of the Class A-1-B Swap Credit Support Annex. All amounts earned on amounts on deposit in the Class A-1-B Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Class A-1-B Swap Agreement) with respect to the Class A-1-B Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the an Event of Default or Specified Condition (each as defined in the) as a result of any such Event of Default or Specified Condition with respect to the Class A-1-B Swap Provider, and, in either such case, unless the Class A-1-B Swap Provider has paid in full all of its Obligations (as defined in the Class A-1-B Swap Credit Support Annex) that are then due, then any collateral posted by the Class A-1-B Swap Provider in accordance with the Class A-1-B Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Class A-1-B Swap Agreement) in accordance with the Class A-1-B Swap Credit Support Annex. To the extent the Class A-1-B Swap Custodian is required to return any of the Posted Collateral to the Class A-1-B Swap Provider under the terms of the Class A-1-B Swap Credit Support Annex, the Class A-1-B Swap Custodian shall return such collateral in accordance with the terms of the Class A-1-B Swap Credit Support Annex.

Section 12.11  Class A-1-C Swap Credit Support Annex.

The Securities Administrator is hereby directed to perform the obligations of the custodian as defined under the Class A-1-C Swap Credit Support Annex (the “Class A-1-C Swap Custodian”).

On or before the Closing Date, the Class A-1-C Swap Custodian shall establish a collateral account (the “Class A-1-C Swap Collateral Account”). The Class A-1-C Swap Collateral Account shall be held in the name of the Class A-1-C Swap Custodian in trust for the benefit of the Holders of Class A-1-C Certificates. The Class A-1-C Swap Collateral Account must be an Eligible Account and shall be entitled “American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, Class A-1-C Swap Collateral Account, Wells Fargo Bank, N.A., as Class A-1-C Swap Custodian for the benefit of holders of American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Class A-1-C Certificates, Series 2007-1.”

The Class A-1-C Swap Custodian shall credit to the Class A-1-C Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Class A-1-C Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Class A-1-C Swap Collateral Account other than in accordance with this Agreement, the Class A-1-C Swap Agreement and applicable law. The Class A-1-C Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Class A-1-C Swap Collateral Account in accordance with Class A-1-C Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Class A-1-C Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Eligible Investments in accordance with the requirements of the Class A-1-C Swap Credit Support Annex. All amounts earned on amounts on deposit in the Class A-1-C Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Class A-1-C Swap Agreement) with respect to the Class A-1-C Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the an Event of Default or Specified Condition (each as defined in the) as a result of any such Event of Default or Specified Condition with respect to the Class A-1-C Swap Provider, and, in either such case, unless the Class A-1-C Swap Provider has paid in full all of its Obligations (as defined in the Class A-1-C Swap Credit Support Annex) that are then due, then any collateral posted by the Class A-1-C Swap Provider in accordance with the Class A-1-C Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Class A-1-C Swap Agreement) in accordance with the Class A-1-C Swap Credit Support Annex. To the extent the Class A-1-C Swap Custodian is required to return any of the Posted Collateral to the Class A-1-C Swap Provider under the terms of the Class A-1-C Swap Credit Support Annex, the Class A-1-C Swap Custodian shall return such collateral in accordance with the terms of the Class A-1-C Swap Credit Support Annex.

Section 12.12  Class A-2 Swap Credit Support Annex.

The Securities Administrator is hereby directed to perform the obligations of the custodian as defined under the Class A-2 Swap Credit Support Annex (the “Class A-2 Swap Custodian”).

On or before the Closing Date, the Class A-2 Swap Custodian shall establish a collateral account (the “Class A-2 Swap Collateral Account”). The Class A-2 Swap Collateral Account shall be held in the name of the Class A-2 Swap Custodian in trust for the benefit of the Holders of Class A-2 Certificates. The Class A-2 Swap Collateral Account must be an Eligible Account and shall be entitled “American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, Class A-2 Swap Collateral Account, Wells Fargo Bank, N.A., as Class A-2 Swap Custodian for the benefit of holders of American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Class A-2 Certificates, Series 2007-1.”

The Class A-2 Swap Custodian shall credit to the Class A-2 Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Class A-2 Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Class A-2 Swap Collateral Account other than in accordance with this Agreement, the Class A-2 Swap Agreement and applicable law. The Class A-2 Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Class A-2 Swap Collateral Account in accordance with Class A-2 Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Class A-2 Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Eligible Investments in accordance with the requirements of the Class A-2 Swap Credit Support Annex. All amounts earned on amounts on deposit in the Class A-2 Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Class A-2 Swap Agreement) with respect to the Class A-2 Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the an Event of Default or Specified Condition (each as defined in the) as a result of any such Event of Default or Specified Condition with respect to the Class A-2 Swap Provider, and, in either such case, unless the Class A-2 Swap Provider has paid in full all of its Obligations (as defined in the Class A-2 Swap Credit Support Annex) that are then due, then any collateral posted by the Class A-2 Swap Provider in accordance with the Class A-2 Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Class A-2 Swap Agreement) in accordance with the Class A-2 Swap Credit Support Annex. To the extent the Class A-2 Swap Custodian is required to return any of the Posted Collateral to the Class A-2 Swap Provider under the terms of the Class A-2 Swap Credit Support Annex, the Class A-2 Swap Custodian shall return such collateral in accordance with the terms of the Class A-2 Swap Credit Support Annex.

Section 12.13  Class A-3 Swap Credit Support Annex.

The Securities Administrator is hereby directed to perform the obligations of the custodian as defined under the Class A-3 Swap Credit Support Annex (the “Class A-3 Swap Custodian”).

On or before the Closing Date, the Class A-3 Swap Custodian shall establish a collateral account (the “Class A-3 Swap Collateral Account”). The Class A-3 Swap Collateral Account shall be held in the name of the Class A-3 Swap Custodian in trust for the benefit of the Holders of Class A-3 Certificates. The Class A-3 Swap Collateral Account must be an Eligible Account and shall be entitled “American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, Class A-3 Swap Collateral Account, Wells Fargo Bank, N.A., as Class A-3 Swap Custodian for the benefit of holders of American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Class A-3 Certificates, Series 2007-1.”

The Class A-3 Swap Custodian shall credit to the Class A-3 Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Class A-3 Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Class A-3 Swap Collateral Account other than in accordance with this Agreement, the Class A-3 Swap Agreement and applicable law. The Class A-3 Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Class A-3 Swap Collateral Account in accordance with Class A-3 Swap Credit Support Annex.

Cash collateral posted by the Swap Provider in accordance with the Class A-3 Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Eligible Investments in accordance with the requirements of the Class A-3 Swap Credit Support Annex. All amounts earned on amounts on deposit in the Class A-3 Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Class A-3 Swap Agreement) with respect to the Class A-3 Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the an Event of Default or Specified Condition (each as defined in the) as a result of any such Event of Default or Specified Condition with respect to the Class A-3 Swap Provider, and, in either such case, unless the Class A-3 Swap Provider has paid in full all of its Obligations (as defined in the Class A-3 Swap Credit Support Annex) that are then due, then any collateral posted by the Class A-3 Swap Provider in accordance with the Class A-3 Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Class A-3 Swap Agreement) in accordance with the Class A-3 Swap Credit Support Annex. To the extent the Class A-3 Swap Custodian is required to return any of the Posted Collateral to the Class A-3 Swap Provider under the terms of the Class A-3 Swap Credit Support Annex, the Class A-3 Swap Custodian shall return such collateral in accordance with the terms of the Class A-3 Swap Credit Support Annex.

Section 12.14  Payments from Grantor Trust.

On each Distribution Date on or prior to the related Swap Agreement Termination Date, the Securities Administrator, on behalf of the Grantor Trust, shall distribute, from funds on deposit in the applicable Swap Account, the following amounts to the Grantor Trust Certificates and Swap Provider in the following order of priority:

(a)  from amounts on deposit in the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Swap Accounts, to the Holders of the Class IO-P Certificates:

(i)  an amount equal to the sum of the Class A-1-A Fixed Strip Fee, the Class A-1-B Fixed Strip Fee, the Class A-1-C Fixed Strip Fee, the Class A-2 Fixed Strip Fee and the Class A-3 Fixed Strip Fee; and

(ii)  an amount equal to the sum of (v) any Class A-1-A Prepayment Yield Amount paid to the Class A-1-A Notes pursuant to Section 3.05(c)(i) hereof, (w) any Class A-1-B Prepayment Yield Amount paid to the Class A-1-B Notes pursuant to Section 3.05(c)(i) hereof, (x) any Class A-1-C Prepayment Yield Amount paid to the Class A-1-C Notes pursuant to Section 3.05(c)(i) hereof, (y) any Class A-2 Prepayment Yield Amount paid to the Class A-2 Notes pursuant to Section 3.05(c)(i) hereof and (z) any Class A-3 Prepayment Yield Amount paid to the Class A-3 Notes pursuant to Section 3.05(c)(i) hereof.

(b)  on each Payment Date on or prior to the related Swap Agreement Termination Date, concurrently:

(i)  concurrently, from amounts on deposit in the Class A-1-A Swap Account:

(A)  to the Class A-1-A Swap Provider

(1)  the Current Interest paid to the Class A-1-A Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-1-A Fixed Strip Fee;

(2)  the amount of interest paid on the Class A-1-A Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(ii) hereof,

(3)  the amount of principal paid in respect of the Class A-1-A Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(iii) hereof; and

(4)  the amount of any Carryover Shortfall Amount paid to the Class A-1-A Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof.

(B)  to the Class A-1-A Certificates

(1)  the Class A-1-A Uncapped Pass-Through Amount; and

(2)  the amount of principal paid to the Class A-1-A Notes pursuant to Section 3.05(b)(iii) hereof.

(ii)  concurrently, from amounts on deposit in the Class A-1-B Swap Account:

(A)  to the Class A-1-B Swap Provider

(1)  the Current Interest paid to the Class A-1-B Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-1-B Fixed Strip Fee;

(2)  the amount of interest paid on the Class A-1-B Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(ii) hereof,

(3)  the amount of principal paid in respect of the Class A-1-B Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(iii) hereof; and

(4)  the amount of any Carryover Shortfall Amount paid to the Class A-1-B Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof.

(B)  to the Class A-1-B Certificates

(1)  the Class A-1-B Uncapped Pass-Through Amount; and

(2)  the amount of principal paid to the Class A-1-B Notes pursuant to Section 3.05(b)(iii) hereof.

(iii)  concurrently, from amounts on deposit in the Class A-1-C Swap Account:

(A)  to the Class A-1-C Swap Provider

(1)  the Current Interest paid to the Class A-1-C Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-1-C Fixed Strip Fee;

(2)  the amount of interest paid on the Class A-1-C Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(ii) hereof,

(3)  the amount of principal paid in respect of the Class A-1-C Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(iii) hereof; and

(4)  the amount of any Carryover Shortfall Amount paid to the Class A-1-C Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof.

(B)  to the Class A-1-C Certificates

(1)  the Class A-1-C Uncapped Pass-Through Amount; and

(2)  the amount of principal paid to the Class A-1-C Notes pursuant to Section 3.05(b)(iii) hereof.

(iv)  concurrently, from amounts on deposit in the Class A-2 Swap Account:

(A)  to the Class A-2 Swap Provider

(1)  the Current Interest paid to the Class A-2 Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-2 Fixed Strip Fee;

(2)  the amount of interest paid on the Class A-2 Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(ii) hereof,

(3)  the amount of principal paid in respect of the Class A-2 Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(4)  the amount of any Carryover Shortfall Amount paid to the Class A-2 Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof; and

(5)  the amount of any Unpaid Paid Realized Loss Amounts paid in respect of the Class A-2 Swap Principal Amount pursuant to Section 3.05(b)(vi) hereof.

(B)  to the Class A-2 Certificates

(1)  the Class A-2 Uncapped Pass-Through Amount;

(2)  the amount of principal paid to the Class A-2 Notes pursuant to Section 3.05(b)(iii) hereof; and

(3)  the amount of any Unpaid Paid Realized Loss Amounts paid to the Class A-2 Notes pursuant to Section 3.05(b)(vi) hereof.

(v)  concurrently, from amounts on deposit in the Class A-3 Swap Account:

(A)  to the Class A-3 Swap Provider

(1)  the Current Interest paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-3 Fixed Strip Fee;

(2)  the amount of interest paid on the Class A-3 Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(ii) hereof,

(3)  the amount of principal paid in respect of the Class A-3 Swap Principal Amount for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(4)  the amount of any Carryover Shortfall Amount paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof; and

(5)  the amount of any Unpaid Paid Realized Loss Amounts paid in respect of the Class A-3 Swap Principal Amount pursuant to Section 3.05(b)(vi) hereof;

(B)  to the Class A-3 Certificates

(1)  the Class A-3 Uncapped Pass-Through Amount;

(2)  the amount of principal paid to the Class A-3 Notes pursuant to Section 3.05(b)(iii) hereof; and

(3)  the amount of any Unpaid Paid Realized Loss Amounts paid to the Class A-3 Notes pursuant to Section 3.05(b)(vi) hereof.

(c)  on each Payment Date after the related Swap Agreement Termination Date, concurrently:

(i)  to the Class A-1-A Certificates, from amounts on deposit in the Class A-1-A Swap Account

(A)  the Current Interest paid to the Class A-1-A Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-1-A Fixed Strip Fee;

(B)  the amount of principal paid to the Class A-1-A Notes for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(C)  the amount of any Carryover Shortfall Amount paid to the Class A-1-A Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof.

(ii)  to the Class A-1-B Certificates, from amounts on deposit in the Class A-1-B Swap Account

(A)  the Current Interest paid to the Class A-1-B Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-1-B Fixed Strip Fee;

(B)  the amount of principal paid to the Class A-1-B Notes for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(C)  the amount of any Carryover Shortfall Amount paid to the Class A-1-B Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof.

(iii)  to the Class A-1-C Certificates, from amounts on deposit in the Class A-1-C Swap Account

(A)  the Current Interest paid to the Class A-1-C Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-1-C Fixed Strip Fee;

(B)  the amount of principal paid to the Class A-1-C Notes for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(C)  the amount of any Carryover Shortfall Amount paid to the Class A-1-C Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof.

(iv)  to the Class A-2 Certificates, from amounts on deposit in the Class A-2 Swap Account:

(A)  the Current Interest paid to the Class A-2 Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-2 Fixed Strip Fee;

(B)  the amount of principal paid to the Class A-2 Notes for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(C)  the amount of any Carryover Shortfall Amount paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof; and

(D)  the amount of any Unpaid Paid Realized Loss Amounts paid to the Class A-2 Notes for such Payment Date pursuant to Section 3.05(b)(vi) hereof.

(v)  to the Class A-3 Certificates, from amounts on deposit in the Class A-3 Swap Account:

(A)  the Current Interest paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(i) hereof, less the Class A-3 Fixed Strip Fee;

(B)  the amount of principal paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(iii) hereof;

(C)  the amount of any Carryover Shortfall Amount paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(v) hereof; and

(D)  the amount of any Unpaid Paid Realized Loss Amounts paid to the Class A-3 Notes for such Payment Date pursuant to Section 3.05(b)(vi) hereof.

Section 12.15  Payments Upon an Event of Default.

Any payments made by the Securities Administrator to the Class A Notes pursuant to Section 5.04 hereof shall be paid to each Class of Grantor Trust Certificates in the same manner and priority as described in Section 12.14 hereof.

Section 12.16  Execution of Interest Rate Swap Agreements by the Grantor Trust Trustee.

(a)  The Grantor Trust Trustee is hereby directed to execute and deliver the Class A-1-A Swap Agreement on behalf of Party B (as defined therein) and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Securities Administrator is hereby directed to perform the obligations of and exercise the rights of Party B (as defined under in the Class A-1-A Swap Agreement) under the Class A-1-A Swap Agreement.

The Master Servicer, the Securities Administrator, the Depositor and the Securityholders (by acceptance of their Securities) acknowledge and agree that:

(i)         the Grantor Trust Trustee shall execute and deliver the Class A-1-A Swap Agreement on behalf of Party B (as defined therein),

(ii)       the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii)       the Securities Administrator is hereby directed to act on behalf of the Grantor Trust Trustee under the Class A-1-A Swap Agreement.

(b)  The Grantor Trust Trustee is hereby directed to execute and deliver the Class A-1-B Swap Agreement on behalf of Party B (as defined therein) and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Securities Administrator is hereby directed to perform the obligations of and exercise the rights of Party B (as defined under in the Class A-1-B Swap Agreement) under the Class A-1-B Swap Agreement.

The Master Servicer, the Securities Administrator, the Depositor and the Securityholders (by acceptance of their Securities) acknowledge and agree that:

(i)         the Grantor Trust Trustee shall execute and deliver the Class A-1-B Swap Agreement on behalf of Party B (as defined therein),

(ii)        the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii)       the Securities Administrator is hereby directed to act on behalf of the Grantor Trust Trustee under the Class A-1-B Swap Agreement.

(c)  The Grantor Trust Trustee is hereby directed to execute and deliver the Class A-1-C Swap Agreement on behalf of Party B (as defined therein) and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Securities Administrator is hereby directed to perform the obligations of and exercise the rights of Party B (as defined under in the Class A-1-C Swap Agreement) under the Class A-1-C Swap Agreement.

The Master Servicer, the Securities Administrator, the Depositor and the Securityholders (by acceptance of their Securities) acknowledge and agree that:

(i)         the Grantor Trust Trustee shall execute and deliver the Class A-1-C Swap Agreement on behalf of Party B (as defined therein),

(ii)        the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii)       the Securities Administrator is hereby directed to act on behalf of the Grantor Trust Trustee under the Class A-1-C Swap Agreement.

(d)  The Grantor Trust Trustee is hereby directed to execute and deliver the Class A-2 Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Securities Administrator is hereby directed to perform the obligations of and exercise the rights of Party B (as defined under in the Class A-2 Swap Agreement) under the Class A-2 Swap Agreement.

The Master Servicer, the Securities Administrator, the Depositor and the Securityholders (by acceptance of their Securities) acknowledge and agree that:

(i)         the Grantor Trust Trustee shall execute and deliver the Class A-2 Swap Agreement on behalf of Party B (as defined therein),

(ii)        the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii)       the Securities Administrator is hereby directed to act on behalf of the Grantor Trust Trustee under the Class A-2 Swap Agreement.

(e)  The Grantor Trust Trustee is hereby directed to execute and deliver the Class A-3 Swap Agreement on behalf of Party B (as defined therein) and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Securities Administrator is hereby directed to perform the obligations of and exercise the rights of Party B (as defined under in the Class A-3 Swap Agreement) under the Class A-3 Swap Agreement.

The Master Servicer, the Securities Administrator, the Depositor and the Securityholders (by acceptance of their Securities) acknowledge and agree that:

(i)the Grantor Trust Trustee shall execute and deliver the Class A-3 Swap Agreement on behalf of Party B (as defined therein),

(ii)the Grantor Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Grantor Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity, and

(iii)the Securities Administrator is hereby directed to act on behalf of the Grantor Trust Trustee under the Class A-3 Swap Agreement.

(f)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Grantor Trust Trustee and the Securities Administrator shall apply to the Grantor Trust Trustee’s execution of the Interest Rate Swap Agreements (in the case of the Grantor Trust Trustee only), and the performance of its respective duties and satisfaction of its obligations thereunder by the Grantor Trust Trustee or the Securities Administrator.

Section 12.17  Liquidation of the Grantor Trust.

Upon the occurrence of a TMP Trigger Event and prior to a REMIC Conversion, the Grantor Trust shall be liquidated. In connection with a REMIC Conversion, (i) the Class A Notes will be exchanged for Class A REMIC Notes, (ii) the Class A Certificates will be exchanged for newly issued Class A Certificates, which will be issued out of a newly created grantor trust and (iii) the Class IO-P Certificates will be exchanged for Class IO-P Notes, which will be issued pursuant to the REMIC Indenture.

IN WITNESS WHEREOF, the Issuing Entity, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1, as Issuing Entity by WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:	/s/ Radha Nila Kantan
Name:	Radha Nila Kantan
Title:	Authorized Signer

By:	/s/ Mei Nghia
Name:	Mei Nghia
Title:	Authorized Signer

STATE OF DELAWARE	)
) ss.:
COUNTY OF NEW CASTLE	)

On this 30th day of March, 2007, before me personally appeared _______________ to me known, who being by me duly sworn, did depose and say, that he/she is the _________________ of the Owner Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF NEW YORK	)
) ss.:
COUNTY OF KINGS	)

On this 30th day of March, 2007, before me personally appeared ______________ to me known, who being by me duly sworn, did depose and say, that he/she is the ______________ of Wells Fargo Bank, N.A., one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On this 30th day of March, 2007, before me personally appeared ______________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) Authorized Signer of the Indenture Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On this 30th day of March, 2007, before me personally appeared _____________ to me known, who being by me duly sworn, did depose and say, that he/she is a(n) Authorized Signer of the Indenture Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

Notary Public

NOTARY PUBLIC

[NOTARIAL SEAL]

APPENDIX A
DEFINITIONS

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee or the Master Servicer (except in its capacity as successor to the Servicer).

Accepted Servicing Practices: The Servicer’s normal servicing practices in servicing and administering revolving home equity line of credit Mortgage Loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account, Mortgage Loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

Accrual Period: With respect to any Payment Date and each Class of Subordinate Notes (other than the Class B-3 Notes), the period commencing on the prior Payment Date (or in the case of the first Payment Date, the Closing Date) and ending on the day immediately preceding that Payment Date. With respect to each Class of Class A Notes (including the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Certificates after the termination of the related Interest Rate Swap Agreement), the prior calendar month.

Additional Form 10-D Disclosure: Has the meaning set forth in Section 4.06 of the Master Servicing Agreement.

Additional Form 10-K Disclosure: Has the meaning set forth in Section 4.06 of the Master Servicing Agreement.

Adjustment Date: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Allocable Share: As to any Payment Date, the Subordinate Optimal Principal Amount and any Class of Subordinate Notes, the portion of the Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Subordinate Optimal Principal Amount on such Payment Date and a fraction, the numerator of which is the related Note Principal Balance thereof and the denominator of which is the aggregate of the Note Principal Balances of the Subordinate Notes; provided, that except as described in the succeeding sentence, no Class of Subordinate Notes (other than the Class of Class M Notes outstanding with the lowest numerical designation, or the Class B Notes outstanding with the lowest numerical designation, if the aggregate Note Principal Balance of the Class M Notes has been reduced to zero) shall be entitled on any Payment Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Payment Date. If on any Payment Date the Note Principal Balance of any Class of Subordinate Notes for which the related Class Prepayment Distribution Trigger was satisfied on such Payment Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount, to the extent of such Class’s remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Notes in reduction of their respective Note Principal Balances, sequentially, first, to the Class M Notes in the order of their numerical Class designations, and then sequentially to the Class B Notes in the order of their numerical Class designations.

Applied Realized Loss Amount: With respect to the Class A-2, Class A-3, Class M and Class B Notes and the Class A-2 Swap Principal Amount and Class A-3 Swap Principal Amount and any Payment Date, an amount equal to any Realized Losses allocated to that Class of Notes or Swap Principal Amount on that Payment Date.

Appraised Value: The appraised value of a Mortgaged Property based upon the appraisal made by or for the Sponsor, in compliance with the Sponsor’s underwriting criteria, of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan, the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

ARM Loans: At any time, collectively, the Mortgage Loans which have adjustable Mortgage Rates.

Assignment of Mortgage: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Funds: For any Payment Date, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that Payment Date in respect of such Loan Groups that includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest (including the interest portion of any Net Liquidation Proceeds) received after the Cut-off Date and on or prior to the related Determination Date; (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or Servicer for such Payment Date; (3) any amounts reimbursed by the Master Servicer in connection with losses on certain Eligible Investments in the Payment Account; and net of (4) fees payable to, and amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Grantor Trust Trustee and TGIC, as applicable. Investment earnings on amounts on deposit in the Payment Account are not part of Available Fund.

Available Funds Rate: With respect to the Class A Notes and the Offered Notes and any Payment Date, a per annum rate equal to the quotient of (i) the product of (a) 12, in the case of the Class A Notes, and the quotient of 360 divided by the actual number of days in the Accrual Period, for the Offered Notes, and (b) the sum of (I) the amount of interest paid or advanced with respect to the Mortgage Loans in the prior calendar month, net of the Servicing Fee and the TGIC Fee and, in the case of any Mortgage Loan covered by a lender-paid mortgage insurance policy other than the TGIC Policy, the related mortgage insurance premium rate, plus (II) the amount of the Principal Prepayment Amount used to offset Deferred Interest on the Mortgage Loans for the prior calendar month, divided by (ii) the aggregate of the Note Principal Balance of the Class A Notes and the Offered Notes immediately prior to such Payment Date.

With respect to each Class of Restricted Notes (other than the Class B-3 Notes and Class X Notes) and any Payment Date, a per annum rate equal to the quotient of (i) the product of (a) the quotient of 360 divided by the actual number of days in the Accrual Period and (b) the excess, if any, of (I) the sum of (A) the amount of interest paid or advanced with respect to the Mortgage Loans in the prior calendar month, net of net of the Servicing Fee and the TGIC Fee, plus (B) the amount of the Principal Prepayment Amount used to offset Deferred Interest on the Mortgage Loans for the prior calendar month, over (II) the aggregate amount of Current Interest on the Class A Notes, the Offered Notes, and any Class of Restricted Notes having a higher payment priority on such Payment Date, divided by (ii) the Note Principal Balance of the subject Class of Restricted Notes immediately before such Payment Date.

Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Master Servicing Agreement, the Servicing Agreement, the Mortgage Loan Purchase Agreement, the Swap Agreements and the other documents and certificates delivered in connection with any of the above.

Beneficial Owner: With respect to any Book-Entry Security, the Person who is the beneficial owner of such Security as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Securities: Beneficial interests in the Offered Securities, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of Maryland, Minnesota, New York, Delaware or Maryland or in the city in which a Corporate Trust Office is located, is required or authorized by law to be closed.

Calendar Quarter: A calendar quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

Carryover Shortfall Amount: For any Payment Date and any Class of Class A Notes and Subordinate Notes (other than the Class B-3 Notes), an amount equal to the sum of (i) excess of (a) interest accrued on such Class for the related Accrual Period based on the related Note Interest Rate computed without regard to the related Available Funds Rate over (b) interest accrued at the related Available Funds Rate increased by the amount of Net Deferred Interest allocated to such Class on such Payment Date, (ii) any amount described in clause (i) that remains unpaid from prior Payment Dates and (iii) interest on the amount described in clause (ii) at the related Note Interest Rate for such Payment Date determined without regard to the related Available Funds Rate.

Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Servicer evidenced in a certificate of a Servicing Officer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

Certificate Interest Rate: With respect to the Class A-1-A Certificates and any Payment Date on or prior to the termination of the Class A-1-A Swap Agreement, the Class A-1-A Uncapped Pass-Through Rate. With respect to the Class A-1-A Certificates and any Payment Date after the termination of the Class A-1-A Swap Agreement, the Certificate Interest Rate on the Class A-1-A Certificates will be equal to the Note Interest Rate on the Class A-1-A Notes less the Class A-1-A Fixed Strip Fee. With respect to the Class A-1-B Certificates and any Payment Date on or prior to the termination of the Class A-1-B Swap Agreement, the Class A-1-B Uncapped Pass-Through Rate. With respect to the Class A-1-B Certificates and any Payment Date after the termination of the Class A-1-B Swap Agreement, the Certificate Interest Rate on the Class A-1-B Certificates will be equal to the Note Interest Rate on the Class A-1-B Notes less the Class A-1-B Fixed Strip Fee. With respect to the Class A-1-C Certificates and any Payment Date on or prior to the termination of the Class A-1-C Swap Agreement, the Class A-1-C Uncapped Pass-Through Rate. With respect to the Class A-1-C Certificates and any Payment Date after the termination of the Class A-1-C Swap Agreement, the Certificate Interest Rate on the Class A-1-C Certificates will be equal to the Note Interest Rate on the Class A-1-C Notes less the Class A-1-C Fixed Strip Fee. With respect to the Class A-2 Certificates and any Payment Date on or prior to the termination of the Class A-2 Swap Agreement, the Class A-2 Uncapped Pass-Through Rate. With respect to the Class A-2 Certificates and any Payment Date after the termination of the Class A-1 Swap Agreement, the Certificate Interest Rate on the Class A-2 Certificates will be equal to the Note Interest Rate on the Class A-2 Notes less the Class A-2 Fixed Strip Fee. With respect to the Class A-3 Certificates and any Payment Date on or prior to the termination of the Class A-3 Swap Agreement, the Class A-3 Uncapped Pass-Through Rate. With respect to the Class A-3 Certificates and any Payment Date after the termination of the Class A-3 Swap Agreement, the Certificate Interest Rate on the Class A-3 Certificates will be equal to the Note Interest Rate on the Class A-3 Notes less the Class A-3 Fixed Strip Fee.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Paying Agent: The Securities Administrator, in its capacity as Certificate Paying Agent, or any successor to the Securities Administrator.

Certificate Percentage Interest: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

Certificate Principal Balance: With respect to the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Certificates, the Note Principal Balance of the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Notes, respectively, provided, however, that (i) until the Payment Date after the Class A-1-A Swap Agreement Termination Date, the Net Deferred Interest allocable to the Class A-1-A Notes will not be added to the Certificate Principal Balance of the Class A-1-A Certificates, (ii) until the Payment Date after the Class A-1-B Swap Agreement Termination Date, the Net Deferred Interest allocable to the Class A-1-B Notes will not be added to the Certificate Principal Balance of the Class A-1-B Certificates (iii) until the Payment Date after the Class A-1-C Swap Agreement Termination Date, the Net Deferred Interest allocable to the Class A-1-C Notes will not be added to the Certificate Principal Balance of the Class A-1-C Certificates, (iv) until the Payment Date after the Class A-2 Swap Agreement Termination Date, the Net Deferred Interest allocable to the Class A-2 Notes will not be added to the Certificate Principal Balance of the Class A-2 Certificates and (v) until the Payment Date after the Class A-3 Swap Agreement Termination Date, the Net Deferred Interest allocable to the Class A-3 Notes will not be added to the Certificate Principal Balance of the Class A-3 Certificates.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator.

Class: Any of the Class A, Class M, Class B or Class X Notes or any of the Class A Certificates or Class IO-P Certificates.

Class A Certificates: The Class A-1, Class A-2 and Class A-3 Certificates, in the form attached as Exhibit A-2 to the Indenture.

Class A-1 Certificates: The Class A-1-A, Class A-1-B and Class A-1-C Certificates.

Class A Notes: The Class A-1, Class A-2 and Class A-3 Notes, in the form attached as Exhibit A-1 to the Indenture.

Class A-1 Notes: The Class A-1-A, Class A-1-B and Class A-1-C Notes.

Class A-1-A Fixed Strip Fee: One month’s interest at the Fixed Strip Fee Rate on the Note Principal Balance of the Class A-1-A Notes for such Payment Date.

Class A-1-A Prepayment Yield Amount: An amount equal to the product of (i) the Prepayment Yield Amount for such Payment Date and (ii) a fraction, the numerator of which is the Note Principal Balance for the Class A-1-A Notes for such Payment Date, and the denominator of which is the aggregate Note Principal Balance of the Class A Notes for such Payment Date.

Class A-1-A Swap Account: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 12.04 of the Indenture.

Class A-1-A Swap Agreement: The interest rate swap agreement, dated as of March 30, 2007, between the Grantor Trust Trustee, on behalf of the Grantor Trust, and the Class A-1-A Swap Provider, for the benefit of the holders of the Class A-1-A Certificates, including the Class A-1-A Swap Credit Support Annex, any schedule, confirmation or other credit support document relating thereto, in substantially the form of Exhibit D hereto.

Class A-1-A Swap Agreement Termination Date: The earliest of (i) the Payment Date in May 2047, (ii) the Payment Date upon which the Certificate Principal Balance of the Class A-1-A Certificates has been reduced to zero and (iii) the termination of the Class A-1-A Swap Agreement and the failure to find a replacement swap agreement.

Class A-1-A Swap Collateral Account: As defined in Section 12.09 of the Indenture.

Class A-1-A Swap Credit Support Annex: The credit support annex, dated as of March 30, 2007, between the Grantor Trustee and the Swap Provider, which is annexed to and forms part of the Class A-1-A Swap Agreement.

Class A-1-A Swap Guarantor: As defined in Section 12.04 of the Indenture.

Class A-1-A Swap Guaranty: As defined in Section 12.04 of the Indenture.

Class A-1-A Swap Principal Amount: On any Payment Date prior to the Class A-1-A Swap Agreement Termination Date, the aggregate amount of Net Deferred Interest that would have been added to the Certificate Principal Balance of the Class A-1-A Certificates in the absence of the Class A-1-A Swap Agreement, as reduced by any prior distributions of principal pursuant to Section 3.05(b) of the Indenture.

Class A-1-A Swap Provider: The swap provider under the Class A-1-A Swap Agreements. Initially, Deutsche Bank AG New York Branch.

Class A-1-A Uncapped Pass-Through Amount: The product of:

(1) the Class A-1-A Uncapped Pass-Through Rate;

(2) the Certificate Principal Balance of the Class A-1-A Certificates immediately prior to such Payment Date; and

(3) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

Class A-1-A Uncapped Pass-Through Rate: With respect to the Class A-1-A Certificates and any Payment Date that is on or prior to the Class A-1-A Swap Agreement Termination Date and (i) such Payment Date is on or before the optional termination date, one-month LIBOR (as determined pursuant to the Class A-1-A Swap Agreement) plus 0.160% or (ii) such Payment Date is on any Payment Date after the optional termination date, one-month LIBOR (as determined pursuant to the Class A-1-A Swap Agreement) plus 0.320%.

Class A-1-B Fixed Strip Fee: One month’s interest at the Fixed Strip Fee Rate on the Note Principal Balance of the Class A-1-B Notes for such Payment Date.

Class A-1-B Prepayment Yield Amount: An amount equal to the product of (i) the Prepayment Yield Amount for such Payment Date and (ii) a fraction, the numerator of which is the Note Principal Balance for the Class A-1-B Notes for such Payment Date, and the denominator of which is the aggregate Note Principal Balance of the Class A Notes for such Payment Date.

Class A-1-B Swap Account: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 12.05 of the Indenture.

Class A-1-B Swap Agreement: The interest rate swap agreement, dated as of March 30, 2007, between the Grantor Trust Trustee, on behalf of the Grantor Trust, and the Class A-1-B Swap Provider, for the benefit of the holders of the Class A-1-B Certificates, including the Class A-1-B Swap Credit Support Annex, any schedule, confirmation or other credit support document relating thereto, in substantially the form of Exhibit D hereto.

Class A-1-B Swap Collateral Account: As defined in Section 12.10 of the Indenture.

Class A-1-B Swap Credit Support Annex: The credit support annex, dated as of March 30, 2007, between the Grantor Trustee and the Swap Provider, which is annexed to and forms part of the Class A-1-B Swap Agreement.

Class A-1-B Swap Guarantor: As defined in Section 12.05 of the Indenture.

Class A-1-B Swap Guaranty: As defined in Section 12.05 of the Indenture.

Class A-1-B Swap Agreement Termination Date: The earliest of (i) the Payment Date in May 2047, (ii) the Payment Date upon which the Certificate Principal Balance of the Class A-1-B Certificates has been reduced to zero and (iii) the termination of the Class A-1-B Swap Agreement and the failure to find a replacement swap agreement.

Class A-1-B Swap Principal Amount: On any Payment Date prior to the Class A-1-B Swap Agreement Termination Date, the aggregate amount of Net Deferred Interest that would have been added to the Certificate Principal Balance of the Class A-1-B Certificates in the absence of the Class A-1-B Swap Agreement, as reduced by any prior distributions of principal pursuant to Section 3.05(b) of the Indenture.

Class A-1-B Swap Provider: The swap provider under the Class A-1-B Swap Agreements. Initially, Deutsche Bank AG New York Branch.

Class A-1-B Uncapped Pass-Through Amount: The product of:

(1) the Class A-1-B Uncapped Pass-Through Rate;

(2) the Certificate Principal Balance of the Class A-1-B Certificates immediately prior to such Payment Date; and

(3) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

Class A-1-B Uncapped Pass-Through Rate: With respect to the Class A-1-B Certificates and any Payment Date that is on or prior to the Class A-1-B Swap Agreement Termination Date and (i) such Payment Date is on or before the optional termination date, one-month LIBOR (as determined pursuant to the Class A-1-B Swap Agreement) plus 0.300% or (ii) such Payment Date is on any Payment Date after the optional termination date, one-month LIBOR (as determined pursuant to the Class A-1-B Swap Agreement) plus 0.600%.

Class A-1-C Fixed Strip Fee: One month’s interest at the Fixed Strip Fee Rate on the Note Principal Balance of the Class A-1-C Notes for such Payment Date.

Class A-1-C Prepayment Yield Amount: An amount equal to the product of (i) the Prepayment Yield Amount for such Payment Date and (ii) a fraction, the numerator of which is the Note Principal Balance for the Class A-1-C Notes for such Payment Date, and the denominator of which is the aggregate Note Principal Balance of the Class A Notes for such Payment Date.

Class A-1-C Swap Account: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 12.06 of the Indenture.

Class A-1-C Swap Agreement: The interest rate swap agreement, dated as of March 30, 2007, between the Grantor Trust Trustee, on behalf of the Grantor Trust, and the Class A-1-C Swap Provider, for the benefit of the holders of the Class A-1-C Certificates, including the Class A-1-C Swap Credit Support Annex, any schedule, confirmation or other credit support document relating thereto, in substantially the form of Exhibit D hereto.

Class A-1-C Swap Agreement Termination Date: The earliest of (i) the Payment Date in May 2047, (ii) the Payment Date upon which the Certificate Principal Balance of the Class A-1-C Certificates has been reduced to zero and (iii) the termination of the Class A-1-C Swap Agreement and the failure to find a replacement swap agreement.

Class A-1-C Swap Collateral Account: As defined in Section 12.11 of the Indenture.

Class A-1-C Swap Credit Support Annex: The credit support annex, dated as of March 30, 2007, between the Grantor Trustee and the Swap Provider, which is annexed to and forms part of the Class A-1-C Swap Agreement.

Class A-1-C Swap Guarantor: As defined in Section 12.06 of the Indenture.

Class A-1-C Swap Guaranty: As defined in Section 12.06 of the Indenture.

Class A-1-C Swap Principal Amount: On any Payment Date prior to the Class A-1-C Swap Agreement Termination Date, the aggregate amount of Net Deferred Interest that would have been added to the Certificate Principal Balance of the Class A-1-C Certificates in the absence of the Class A-1-C Swap Agreement, as reduced by any prior distributions of principal pursuant to Section 3.05(b) of the Indenture.

Class A-1-C Swap Provider: The swap provider under the Class A-1-C Swap Agreements. Initially, Deutsche Bank AG New York Branch.

Class A-1-C Uncapped Pass-Through Amount: The product of:

(1) the Class A-1-C Uncapped Pass-Through Rate;

(2) the Certificate Principal Balance of the Class A-1-C Certificates immediately prior to such Payment Date; and

(3) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

Class A-1-C Uncapped Pass-Through Rate: With respect to the Class A-1-C Certificates and any Payment Date that is on or prior to the Class A-1-C Swap Agreement Termination Date and (i) such Payment Date is on or before the optional termination date, one-month LIBOR (as determined pursuant to the Class A-1-C Swap Agreement) plus 0.190% or (ii) such Payment Date is on any Payment Date after the optional termination date, one-month LIBOR (as determined pursuant to the Class A-1-C Swap Agreement) plus 0.380%.

Class A-2 Fixed Strip Fee: One month’s interest at the Fixed Strip Fee Rate on the Note Principal Balance of the Class A-2 Notes for such Payment Date.

Class A-2 Prepayment Yield Amount: An amount equal to the product of (i) the Prepayment Yield Amount for such Payment Date and (ii) a fraction, the numerator of which is the Note Principal Balance for the Class A-2 Notes for such Payment Date, and the denominator of which is the aggregate Note Principal Balance of the Class A Notes for such Payment Date.

Class A-2 Swap Account: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 12.07 of the Indenture.

Class A-2 Swap Agreement: The interest rate swap agreement, dated as of March 30, 2007, between the Grantor Trust Trustee, on behalf of the Grantor Trust, and the Class A-2 Swap Provider, for the benefit of the holders of the Class A-2 Certificates, including the Class A-2 Swap Credit Support Annex, any schedule, confirmation or other credit support document relating thereto, in substantially the form of Exhibit D hereto.

Class A-2 Swap Collateral Account: As defined in Section 12.12 of the Indenture.

Class A-2 Swap Credit Support Annex: The credit support annex, dated as of March 30, 2007, between the Grantor Trustee and the Swap Provider, which is annexed to and forms part of the Class A-2 Swap Agreement.

Class A-2 Swap Guarantor: As defined in Section 12.07 of the Indenture.

Class A-2 Swap Guaranty: As defined in Section 12.07 of the Indenture.

Class A-2 Swap Agreement Termination Date: The earliest of (i) the Payment Date in May 2047, (ii) the Payment Date upon which the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero and (iii) the termination of the Class A-2 Swap Agreement and the failure to find a replacement swap agreement.

Class A-2 Swap Principal Amount: On any Payment Date prior to the Class A-2 Swap Agreement Termination Date, the aggregate amount of Net Deferred Interest that would have been added to the Certificate Principal Balance of the Class A-2 Certificates in the absence of the Class A-2 Swap Agreement, as reduced by any prior distributions of principal pursuant to Section 3.05(b) of the Indenture.

Class A-2 Swap Provider: The swap provider under the Class A-2 Swap Agreement. Initially, Deutsche Bank AG New York Branch.

Class A-2 Uncapped Pass-Through Amount: The product of:

(1) the Class A-2 Uncapped Pass-Through Rate;

(2) the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Payment Date; and

(3) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

Class A-2 Uncapped Pass-Through Rate: With respect to the Class A-2 Certificates and any Payment Date that is on or prior to the Class A-2 Swap Agreement Termination Date and (i) such Payment Date is on or before the optional termination date, one-month LIBOR (as determined pursuant to the Class A-2 Swap Agreement) plus 0.240% or (ii) such Payment Date is on any Payment Date after the optional termination date, one-month LIBOR (as determined pursuant to the Class A-2 Swap Agreement) plus 0.480%.

Class A-3 Fixed Strip Fee: One months interest at the Fixed Strip Fee Rate on the Note Principal Balance of the Class A-3 Notes for such Payment Date.

Class A-3 Prepayment Yield Amount: An amount equal to the product of (i) the Prepayment Yield Amount for such Payment Date and (ii) a fraction, the numerator of which is the Note Principal Balance for the Class A-3 Notes for such Payment Date, and the denominator of which is the aggregate Note Principal Balance of the Class A Notes for such Payment Date.

Class A-3 Swap Account: The separate Eligible Account created and initially maintained by the Securities Administrator pursuant to Section 12.08 of the Indenture.

Class A-3 Swap Agreement: The interest rate swap agreement, dated as of March 30, 2007, between the Grantor Trust Trustee, on behalf of the Grantor Trust, and the Class A-3 Swap Provider, for the benefit of the holders of the Class A-3 Certificates, including the Class A-3 Swap Credit Support Annex, any schedule, confirmation or other credit support document relating thereto, in substantially the form of Exhibit D hereto.

Class A-3 Swap Collateral Account: As defined in Section 12.13 of the Indenture.

Class A-3 Swap Credit Support Annex: The credit support annex, dated as of March 30, 2007, between the Grantor Trustee and the Swap Provider, which is annexed to and forms part of the Class A-3 Swap Agreement.

Class A-3 Swap Guarantor: As defined in Section 12.08 of the Indenture.

Class A-3 Swap Guaranty: As defined in Section 12.08 of the Indenture.

Class A-3 Swap Agreement Termination Date: The earliest of (i) the Payment Date in May 2047, (ii) the Payment Date upon which the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero and (iii) the termination of the Class A-3 Swap Agreement and the failure to find a replacement swap agreement.

Class A-3 Swap Principal Amount: On any Payment Date prior to the Class A-3 Swap Agreement Termination Date, the aggregate amount of Net Deferred Interest that would have been added to the Certificate Principal Balance of the Class A-3 Certificates in the absence of the Class A-3 Swap Agreement, as reduced by any prior distributions of principal pursuant to Section 3.05(b) of the Indenture.

Class A-3 Swap Provider: The swap provider under the Class A-3 Swap Agreement. Initially, Deutsche Bank AG New York Branch.

Class A-3 Uncapped Pass-Through Amount: The product of:

(1) the Class A-3 Uncapped Pass-Through Rate;

(2) the Certificate Principal Balance of the Class A-3 Certificates immediately prior to such Payment Date; and

(3) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

Class A-3 Uncapped Pass-Through Rate: With respect to the Class A-3 Certificates and any Payment Date that is on or prior to the Class A-3 Swap Agreement Termination Date and (i) such Payment Date is on or before the optional termination date, one-month LIBOR (as determined pursuant to the Class A-3 Swap Agreement) plus 0.320% or (ii) such Payment Date is on any Payment Date after the optional termination date, one-month LIBOR (as determined pursuant to the Class A-3 Swap Agreement) plus 0.640%.

Class B Notes: The Class B-1, Class B-2 and Class B-3 Notes, in the form attached as Exhibit A-2 to the Indenture.

Class M Notes: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes, in the form attached as Exhibit A-2 to the Indenture.

Class X Interest Amount: For any Payment Date, one month’s interest at the related Note Interest Rate for such Payment Date on the Notional Amount of such Class immediately prior to such Payment Date.

Class Prepayment Distribution Trigger: For a Class of Subordinate Notes and for any Payment Date, a fraction (expressed as a percentage), the numerator of which is the aggregate Note Principal Balance of such Class and each Class of Subordinate Notes subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

Closing Date: March 30, 2007.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Commission: The Securities and Exchange Commission.

Compensating Interest: Any payments made by the Master Servicer or the Servicer pursuant to the Master Servicing Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls. Any such Compensating Interest payment shall not exceed (i) in the case of the Servicer, the Servicing Fee for the related Payment Date and (ii) in the case of the Master Servicer, the Master Servicing Compensation for the related Payment Date.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 1791 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - AH0701. The Indenture Trustee shall notify all Noteholders of any change in the location of the Corporate Trust Office. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: American Home Mortgage Investment Trust 2007-1. The Securities Administrator’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final distribution thereon and for transfers is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: American Home Mortgage Investment Trust 2007-1, and for all other purposes is located at P.O. Box 92, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Corporate Trust Services AHMIT 2007-1, or any other address that the Securities Administrator may designate from time to time by notice to the Securityholders.

CPR: A constant rate of prepayment on the Mortgage Loans.

Cumulative Losses: As to any Payment Date and the related Mortgage Loans, the cumulative aggregate amount of Realized Losses on the related Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date.

Current Interest: For any Payment Date and each Class of Class A Notes and Subordinate Notes (other than the Class B-3 Notes), interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Current Interest remaining unpaid from any prior Payment Dates with interest thereon at the related Note Interest Rate without regard to the related Available Funds Rate. Current Interest for each Class of the Subordinate Notes (other than the Class B-3 Notes) shall be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year. Current Interest for the Class A Notes (including the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Certificates after the termination of the related Interest Rate Swap Agreement) shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Cut-off Date: March 1, 2007.

Cut-off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

Default: Any occurrence which with notice or the lapse of time or both would become an Event of Default.

Deferred Interest: With respect to each Mortgage Loan and each related Due Period, the excess, if any, of (1) the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over (2) the Monthly Payment with respect to such Mortgage Loan due for such Due Period.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

Delinquent: A Mortgage Loan is considered to be: “30 to 59 days” or “30 or more days” delinquent, in accordance with the OTS Method, when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

Depositor: American Home Mortgage Securities LLC, a Delaware limited liability company, or its successor in interest.

Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Securities Administrator. Any successor to the Depository shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

Depository Agreement: With respect to the Class of Book-Entry Securities, the agreement among the Issuing Entity, the Securities Administrator and the initial Depository, dated as of the Closing Date.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Payment Date, the 18th of the related month, or if the 18th day of such month is not a Business Day, the immediately preceding Business Day.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period: With respect to any Payment Date and the Mortgage Loans, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company having corporate trust powers, the short term deposit or debt obligations of which (or of such institution’s parent holding company) are rated at least A-1 by S&P at the time of any deposit therein and the long term deposit or debt obligations of which (or of such institution’s parent holding company) are rated in one of the three highest long term rating categories of S&P at the time of deposit therein or (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity. Eligible Accounts may be with the Indenture Trustee or the Securities Administrator (provided that it otherwise meets the requirements of the foregoing definition) and may bear interest.

Each Eligible Account shall be separate and identifiable, segregated from all other accounts maintained with the holding institution. Such Eligible Account shall not be evidenced by a certificate of deposit, a passbook, or other instrument.

Eligible Investments: One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agencies in their respective highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by the Rating Agencies in their respective highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s, Standard & Poor’s and Fitch in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by Moody’s and Fitch in its highest long-term ratings available, if so rated, and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Deutsche Bank National Trust Company (or any successor Indenture Trustee) or the Securities Administrator or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Eligible Investment hereunder and will not reduce the rating assigned to any Class of Notes (without taking the Insurance Policy into account) by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing; and

(vii) any investment approved in writing by each of the Rating Agencies.

Each of the Indenture Trustee and the Securities Administrator may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Sponsor in the related Collection Account in the month of substitution); (ii) comply with each non-statistical representation and warranty set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio or Combined-Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not be 30 days or more delinquent; (vii) be an adjustable-rate first lien Mortgage Loan, if being substituted for an ARM Loan; and (viii) be a fixed-rate first lien Mortgage Loan, if being substituted for a Fixed Rate Loan.

Equity Securities: Each Class of Restricted Notes and the Trust Certificates.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: Any one of the following: (a) the failure by the Issuing Entity to pay the full amount of the Current Interest on any Class of Offered Securities with respect to a Payment Date on such Payment Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the failure by the Issuing Entity on the Final Scheduled Payment Date to pay all Current Interest, all remaining Carryover Shortfall Amounts, Unpaid Realized Loss Amounts and to reduce the Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities to zero; or (g) the Trust becomes subject to taxation as a corporation.

Event of Master Servicer Termination: With respect to the Master Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Master Servicing Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

Fannie Mae: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Certification: The final certification delivered by the Indenture Trustee pursuant to Section 2.03(a)(i) of the Indenture and in the form attached as Exhibit Two thereto.

Final Scheduled Payment Date: The Payment Date in May 2047.

Fixed Rate Loans: At any time, collectively, all the Mortgage Loans which have fixed Mortgage Rates, as specified on the Mortgage Loan Schedule.

Fixed Strip Fee Rate: A per annum rate equal to 2.0784%.

Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, as reported by the related Servicer to the Securities Administrator, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Stated Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

Form 8-K Disclosure Information: Has the meaning set forth in Section 4.06 of the Master Servicing Agreement.

Freddie Mac: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Grantor Trust: The corpus of a trust created by the Indenture Trustee, as Grantor Trust Trustee, pursuant to Section 12.01 of the Indenture and designated as the “American Home Mortgage Investment Trust 2007-1 Grantor Trust,” consisting of the Interest Rate Swap Agreements, the Class A Notes, the Swap Collateral Accounts and the Swap Accounts, beneficial ownership of which is represented by the Grantor Trust Certificates. For the avoidance of doubt, the Grantor Trust does not constitute a part of the Trust.

Grantor Trust Certificates: The Class A-1-A, Class A-1-B, Class A-1-C, Class A-2, Class A-3 and Class IO-P Certificates, in the form attached as Exhibit A-4 to the Indenture.

Grantor Trust Trustee: Deutsche Bank National Trust Company, as trustee on behalf of the Grantor Trust, its successors or assigns.

Gross Margin: With respect to any ARM Loan, the percentage set forth as the “Gross Margin” for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the Servicing Agreement.

Hazardous Materials: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory”, “usable work in progress” or similar classification which would, if classified unusable, be included in the foregoing definition.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture dated as of March 30, 2007, between the Issuing Entity, the Securities Administrator and the Indenture Trustee, relating to the American Home Mortgage Investment Trust 2007-1 Securities.

Indenture Trustee: Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture. Upon the REMIC Conversion, the indenture trustee shall be the indenture trustee specified in the indenture governing the terms of the REMIC Notes.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Sponsor, the Master Servicer, the Depositor, American Home Mortgage Investment Corp. and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Sponsor, the Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Sponsor, the Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuing Entity Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

Initial Certificate Principal Balance: The Class A Certificates shall have the following Initial Certificate Principal Balances:

Class	Initial Certificate Principal Balance
A-1-A	$300,000,000
A-1-B	$28,167,000
A-1-C	$724,888,000
A-2	$438,772,000
A-3	$263,263,000

Initial Certification: The initial certification delivered by the Indenture Trustee pursuant to Section 2.03(a) of the Indenture and in the form attached thereto as Exhibit One thereto.

Initial Note Principal Balance: The Notes shall have the following Initial Note Principal Balances:

Class	Initial Note Principal Balance
A-1-A	$300,000,000.00
A-1-B	$28,167,000.00
A-1-C	$724,888,000.00
A-2	$438,772,000.00
A-3	$263,263,000.00
M-1	$49,300,000.00
M-2	$41,412,000.00
M-3	$13,804,000.00
M-4	$19,720,000.00
M-5	$11,832,000.00
M-6	$9,860,000.00
M-7	$7,888,000.00
M-8	$7,888,000.00
M-9	$7,888,000.00
B-1	$15,776,000.00
B-2	$16,762,000.00
B-3	$14,827,576.91
X	$0

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Servicer, net of any component thereof, released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, as applicable.

Interest Determination Date: With respect each Class of LIBOR Notes, (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Interest Rate Adjustment Date: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

Interest Rate Swap Agreements: The Class A-1-A Swap Agreement, Class A-1-B Swap Agreement, Class A-1-C Swap Agreement, Class A-2-A Swap Agreement and Class A-3 Swap Agreement, as applicable.

Interested Person: As of any date of determination, the Depositor, the Master Servicer, the Servicer, the Indenture Trustee, American Home Mortgage Investment Corp., any Mortgagor, or any Person actually known to a Responsible Officer of the Indenture Trustee or the Securities Administrator, as applicable, to be an Affiliate of any of them.

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

IRS: The Internal Revenue Service.

Issuing Entity or Trust: American Home Mortgage Investment Trust 2007-1, a Delaware statutory trust, or its successor in interest, to be created pursuant to the Trust Agreement.

Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee or the Securities Administrator, as applicable.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Note: Any Subordinate Note (other than a Class B-3 Note).

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Servicing Agreement or Master Servicing Agreement, as applicable, shall not be deemed to constitute a Lien.

Lifetime Rate Cap: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth in the Mortgage Loan Schedule.

Liquidated Mortgage Loan: With respect to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement as of the end of the related Due Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered, as reported by such Servicer to the Securities Administrator.

Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Proceeds: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee’s sale, foreclosure sale or otherwise.

Loan-to-Value Ratio: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loan Year: With respect to any Mortgage Loan, the one-year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Sponsor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

LPMI Insurer: TGIC or the related mortgage insurer, as applicable.

LPMI Insurer Fee: With respect to any Payment Date and each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the related LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate: With respect to each Mortgage Loan covered by the TGIC Policy, the TGIC Fee Rate and (ii) each Mortgage Loan covered by a lender-paid mortgage insurance policy other than the TGIC Policy, the related mortgage insurance premium rate, as applicable.

Majority Certificateholder: A Holder of a 50.01% or greater Certificate Percentage Interest of the Trust Certificates.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

Master Servicing Agreement: The Master Servicing Agreement dated as of March 30, 2007, among the Master Servicer, Securities Administrator, Indenture Trustee and Issuing Entity.

Master Servicing Compensation: As defined in Section 3.15 of the Master Servicing Agreement.

Maximum Mortgage Rate: With respect to each ARM Loan, the maximum Mortgage Rate.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate: With respect to each ARM Loan, the minimum Mortgage Rate.

Minimum Monthly Payment: The minimum amount required to be paid by the mortgagor pursuant to the terms of a Mortgage Note related to a Mortgage Loan.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: As to any Mortgage Loan, any advance made by the Master Servicer pursuant to Section 4.04 of the Master Servicing Agreement or by the Servicer in respect of delinquent Monthly Payments of principal and interest pursuant to the Servicing Agreement..

Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period, and after any adjustment required by the Relief Act).

Moody’s: Moody’ Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

Mortgage File: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement, Servicing Agreement, as applicable.

Mortgage Loans: The Mortgage Loans that will be transferred and assigned to the Trust pursuant to Section 2.03(a) of the Indenture, each Mortgage Loan so held being identified in the Mortgage Loan Schedule.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Sponsor, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Mortgage Loans.

Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans held by the Issuing Entity on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B of the Indenture, which schedule sets forth as to each Mortgage Loan:

(I)	THE LOAN NUMBER AND NAME OF THE MORTGAGOR;
(II)	THE STREET ADDRESS, CITY, STATE AND ZIP CODE OF THE MORTGAGED PROPERTY;
(III)	THE ORIGINAL MORTGAGE RATE;
(IV)	THE MATURITY DATE;
(V)	THE ORIGINAL PRINCIPAL BALANCE;
(VI)	THE FIRST PAYMENT DATE;
(VII)	THE TYPE OF MORTGAGED PROPERTY;
(VIII)	THE MONTHLY PAYMENT IN EFFECT AS OF THE CUT-OFF DATE;
(IX)	THE CUT-OFF DATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS;
(X)	THE INDEX AND THE GROSS MARGIN, IF APPLICABLE;
(XI)	THE ADJUSTMENT DATE FREQUENCY AND PAYMENT DATE FREQUENCY, IF APPLICABLE;
(XII)	THE OCCUPANCY STATUS;
(XIII)	THE PURPOSE OF THE MORTGAGE LOAN;
(XIV)	THE APPRAISED VALUE OF THE MORTGAGED PROPERTY;
(XV)	THE ORIGINAL TERM TO MATURITY;
(XVI)	THE PAID-THROUGH DATE OF THE MORTGAGE LOAN;
(XVII)	THE LOAN-TO-VALUE RATIO;
(XVIII)	WHETHER OR NOT THE MORTGAGE LOAN WAS UNDERWRITTEN PURSUANT TO A LIMITED DOCUMENTATION PROGRAM;
(XIX)	[RESERVED];
(XX)	WHETHER THE MORTGAGE LOAN HAS A FIXED INTEREST RATE OR AN ADJUSTABLE INTEREST RATE; AND
(XXI)	A CODE INDICATING IF THE MORTGAGE LOAN IS A NEGATIVE AMORTIZATION MORTGAGE LOAN.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

Mortgagor: The obligor or obligors under a Mortgage Note.

MTA: The twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, or, if not available, then the index selected pursuant to Section 3.32 of the Indenture.

MTA Securities: The Class A Notes (and the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Certificates after the termination of the related Interest Rate Swap Agreement).

MTA Determination Date: With respect to each Class of MTA Securities and (i) the first Accrual Period, the fifteenth Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the fifteenth Business Day preceding the date on which such Accrual Period commences.

NMWHFIT: A “Non-Mortgage Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(12) or successor provisions.

Net Deferred Interest: With respect to each Payment Date, the excess, if any, of (1) the Deferred Interest that accrued on the Mortgage Loans for that Payment Date over (2) the Principal Prepayment Amount for that Payment Date.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances, Monthly Advances and Liquidation Expenses.

Net Mortgage Rate: For any Mortgage Loan, the then applicable Mortgage Rate thereon less (a) with respect to any Mortgage Loan, the Servicing Fee and (b) in the case of a Mortgage Loan covered by a LPMI Insurer, the related LPMI Insurer Fee Rate.

Net Prepayments: For any Payment Date, the excess, if any, of (i) the Principal Prepayment Amount for such Payment Date, over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans during the prior calendar month.

Net Worth: With respect to any Person at any date, the excess of total assets over total liabilities of such Person, and its consolidated subsidiaries, on such date, each to be determined in accordance with generally accepted accounting principles (GAAP) as in effect in the United States from time to time.

Non-Offered Notes: The Class A, Class M-7, Class M-8, Class M-9, Class B and Class X Notes.

Nonrecoverable Advance: Any Monthly Advance or any Servicing Advance (i) which was previously made or is proposed to be made by the Servicer or Master Servicer, as applicable; and (ii) which, in the good faith judgment of the Servicer or Master Servicer, as applicable, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Servicer or Master Servicer, as applicable, from Liquidation Proceeds or future payments on any Mortgage Loan. The Securities Administrator may conclusively rely on any determination of nonrecoverability made by the Servicer or Master Servicer, as applicable.

Note Interest Rate: With respect to each Payment Date and the Class A Notes, the lesser of (i) One-Year MTA plus the related Note Margin and (ii) the related Available Funds Rate. With respect to each Payment Date and the Class M, Class B-1 and Class B-2 Notes, the lesser of (i) One-Month LIBOR plus the related Note Margin and (ii) the related Available Funds Rate. The Class X Notes will accrue interest on its Notional Amount at a per annum rate equal to the excess of (i) a per annum rate equal to the quotient of (a) the product of (I) 12 and (II) the sum of the amount of interest accrued on the Mortgage Loans in the prior calendar month at their Net Mortgage Rates divided by (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the month preceding the month in which the Payment Date occurs (after giving effect to Principal Prepayments paid on the preceding Payment Date), over (ii) the weighted average of the Note Interest Rates on the Notes (other than the Class X Notes) immediately before such Payment Date computed without regard to the related Available Funds Rate.

Note Margin: For each Class of Class A Notes listed below, the per annum rate indicated in the following table:

Class	Note Margin
A-1-A	2.8384%
A-1-B	2.9784%
A-1-C	2.8684%
A-2	2.9284%
A-3	3.0184%

For each Class of Class M Notes listed below, the per annum rate indicated in the following table:

Note Margin
Class	(1)	(2)
Class M-1	0.500%	0.750%
Class M-2	0.600%	0.900%
Class M-3	0.950%	1.425%
Class M-4	1.500%	2.250%
Class M-5	2.000%	3.000%
Class M-6	1.250%	1.875%
Class M-7	2.250%	3.375%
Class M-8	4.000%	6.000%
Class M-9	6.000%	9.000%
________________
(1) On any Payment Date on or prior to the Step-Up Date.

(2) On any Payment Date after the Step-Up Date.

For the Class B-1 Notes and Class B-2 Notes, the per annum rate indicated in the following table:

Class	Note Margin
B-1	7.500%
B-2	15.000%

Note Owner: The Beneficial Owner of a Note.

Note Principal Balance: With respect to any Class A Note or Subordinate Note, as of any date of determination, the sum of (i) the initial Note Principal Balance as stated on the face thereof and (ii) any Net Deferred Interest allocated thereto on the related Payment Date and all previous Payment Dates reduced by the sum of (i) all amounts allocable to principal previously distributed with respect to that Note and (ii) any reductions in the Note Principal Balance of that Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in Section 3.39 of the Indenture, provided, however, that the Note Principal Balance of any Class A Note or Subordinate Note outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that Note, and the Note Principal Balance of the Class of Subordinate Notes, with a Note Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (a) the then-aggregate Note Principal Balance of the Class A Notes and Subordinate Notes then outstanding over (b) the aggregate Stated Principal Balance of the Mortgage Loans as of such date; provided that the Note Principal Balance of the most subordinate Class of the Subordinate Notes then outstanding shall equal the excess, if any, of (i) the then-aggregate Stated Principal Balance of all of the Mortgage Loans over (ii) the then-aggregate Note Principal Balance of all other classes of Notes (other than the Class X Notes) then outstanding. The Class X Notes will have a Note Principal Balance initially equal to zero, which Note Principal Balance will increase to the extent any Net Deferred Interest is allocated to the Class X Notes in reduction of the amount of interest owed to the Class X Notes. The Class X Notes will not accrue interest on its Note Principal Balance. Interest will accrue on the Note Principal Balance of the Notes as reduced and as provided in this definition.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Securities and of transfers and exchanges of Securities.

Note Registrar: The Securities Administrator, in its capacity as Note Registrar, or any successor to the Securities Administrator.

Notional Amount: With respect to the Class X Notes and any Payment Date, the aggregate Stated Principal Balance of the Mortgage Loans on such Payment Date. With respect to the Class IO-P Certificates, the aggregate Note Principal Balance of the Class A Notes on such Payment Date.

Notes: The Class A, Class M, Class B and Class X Notes.

Offered Notes: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes.

Offered Securities: The Offered Notes and the Grantor Trust Certificates.

Officer’s Certificate: With respect to the Servicer or Master Servicer, as applicable, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer or Master Servicer, as applicable, and delivered to the Indenture Trustee or Master Servicer, as applicable. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Securities Administrator. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date pursuant to Section 3.31 of the Indenture.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee or the Master Servicer, as applicable, in its reasonable discretion which counsel may be in-house counsel for the Servicer or Master Servicer, as applicable, if acceptable to the Indenture Trustee, the Master Servicer and the Rating Agencies or counsel for the Depositor, as the case may be.

Original Subordinate Principal Balance: The aggregate Note Principal Balance of the Subordinate Notes as of the Closing Date.

OTS: Office of Thrift Supervision or any successor.

OTS Method: The delinquency method used for calculations with respect to the Mortgage Loans will be in accordance with the methodology used by lenders regulated by the OTS.

Outstanding: With respect to the Securities, as of the date of determination, all Securities theretofore executed, authenticated and delivered under this Indenture except:

(i) Securities theretofore canceled by the Note Registrar or delivered to the Securities Administrator for cancellation; and

(ii) Securities in exchange for or in lieu of which other Securities have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Securities are held by a holder in due course.

Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the Servicing Agreement or Mortgage Loan Purchase Agreement, as applicable.

Outstanding Principal Balance: With respect to a Mortgage Loan, the Principal Balance of such Mortgage Loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the mortgagor at the time such property was acquired by the Trust.

Owner Trust Estate: The corpus of the Issuing Entity created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

Owner Trustee: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trustee’s Fee: A fee of $3,500 per annum payable to the Owner Trustee in advance on the Closing Date and a fee of $4,000 payable on each anniversary thereof by American Home Mortgage Servicing, Inc.; provided, however, that in the event of any removal or resignation of the Owner Trustee, the Owner Trustee will promptly remit to American Home Mortgage Servicing, Inc. the portion of the Owner Trustee Fee that would have been earned by the Owner Trustee during the remainder of such year had it not been removed or resigned or the Notes redeemed.

Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Securities Administrator.

Payment Account: The account established by the Securities Administrator pursuant to Section 8.09 of the Indenture. The Payment Account shall be an Eligible Account.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in April 2007.

Payment Date Statement: The statement delivered to the Noteholders pursuant to Section 7.05 of the Indenture.

PCAOB: Shall mean the Public Company Accounting Oversight Board.

Penalty Allocation Percentage: With respect to any Payment Date where the 1-month CPR of the Mortgage Loans exceeds the CPR in the Prepayment Schedule for such month, 70%. With respect to any Payment Date where the 1-month CPR of the Mortgage Loans is equal to or less than the CPR in the Prepayment Schedule for such month, 50%.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Periodic Rate Cap: With respect to any ARM Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

Pool Balance: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

Prepayment Charge: With respect to any Mortgage Loan, the charges, penalties or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms of the related Mortgage Note (or any rider or annex thereto), or any amounts in respect thereof paid by the Sponsor in accordance with the Mortgage Loan Purchase Agreement or the Servicer in accordance with the Servicing Agreement.

Prepayment Interest Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the sum of the amount of interest paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a partial Principal Prepayment during the related Prepayment Period, an amount equal to the interest at the Mortgage Rate (less the Servicing Fee Rate) during the related Prepayment Period on the amount of such partial Principal Prepayment.

Prepayment Period: With respect to each Mortgage Loan and any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

Prepayment Schedule: With respect to the applicable Payment Date, the percentage listed below:

DEAL MONTH	CPR (%)	DEAL MONTH	CPR (%)
1	8.50	21	42.75
2	13.25	22	41.75
3	16.75	23	46.00
4	19.25	24	49.50
5	21.75	25	49.50
6	24.00	26	44.25
7	26.50	27	39.75
8	29.00	28	39.00
9	31.50	29	38.75
10	34.50	30	38.50
11	45.25	31	38.25
12	54.75	32	38.00
13	56.50	33	37.75
14	54.25	34	38.75
15	50.50	35	56.25
16	48.75	36	69.00
17	47.25	37	69.75
18	46.00	38	64.75
19	45.00	39	60.50
20	43.75	40+	60.00

Prepayment Yield Amount: With respect to each Payment Date, an amount equal to the lesser of (i) all Prepayment Charges received during the related Prepayment Period and (ii) the product of (a) an amount equal to the sum of clauses (2) and (3) in the definition of Senior Optimal Principal Amount for such Payment Date, (b) the Penalty Allocation Percentage for such Payment Date, (c) the weighted average Note Interest Rate for the Class A Notes for such Payment Date and (d) 50%.

Primary Insurance Policy: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

Principal Prepayment Amount: For any Payment Date, the sum of (i) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period and (ii) any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Protected Account: An account established and maintained for the benefit of Securityholders by the Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the Servicing Agreement.

Purchase Price: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

Purchaser: American Home Mortgage Securities LLC, a Delaware limited liability company, and its successors and assigns.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Servicer or Master Servicer, as applicable, and as a Fannie Mae-approved mortgage insurer.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor’s and Moody’s. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s or Fitch and P-1 or better in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s or Fitch and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: With respect to a Mortgage Loan is (i) a Deficient Valuation, or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

Record Date: With respect to each Payment Date and (i) the Class IO-P Certificates and (ii) the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Certificates after the Class A-1-A Swap Agreement Termination Date, the Class A-1-B Swap Agreement Termination Date, the Class A-1-B Swap Agreement Termination Date, the Class A-2 Swap Agreement Termination Date and Class A-3 Swap Agreement Termination Date, respectively, the close of business on the last Business Day of the calendar month preceding such Distribution Date. With respect to each Payment Date and (i) the Subordinate Notes and (ii) the Class A-1-A, Class A-1-B, Class A-1-C, Class A-2 and Class A-3 Certificates prior to the Class A-1-A Swap Agreement Termination Date, the Class A-1-B Swap Agreement Termination Date, the Class A-1-B Swap Agreement Termination Date, the Class A-2 Swap Agreement Termination Date and Class A-3 Swap Agreement Termination Date, respectively, and so long as such Certificates are Book-Entry Securities, the Business Day immediately prior to such Payment Date, and if any such Certificates are no longer Book-Entry Securities, then the close of business on the last Business Day of the calendar month preceding such Payment Date.

Reference Banks: Any leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator, and (iv) which are not Affiliates of the Depositor, the Sponsor, the Master Servicer or the Servicer.

Registered Holder: The Person in whose name a Security is registered in the Note Register on the applicable Record Date.

Regulation AB: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Related Documents: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement, and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

Relevant Servicing Criteria: Means with respect to any Servicing Function Participant, the Servicing Criteria applicable to such party, as set forth on Exhibit E to the Master Servicing Agreement. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act: The Servicemember’s Civil Relief Act, as amended.

Relief Act Shortfall: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Certificates: Any of the certificates issued pursuant to the Underlying REMIC Trust Pooling and Servicing Agreement upon the REMIC Conversion, as described in the Trust Agreement.

REMIC Conversion: The deposit by the Issuing Entity of the Mortgage Loans (but not any REO Properties) pursuant to a pooling and servicing agreement into a New York common law trust with respect to whose assets one or more REMIC elections shall be made (such pooling and servicing agreement, Exhibit K to the Trust Agreement), following the occurrence of a TMP Trigger Event and the other preconditions to such conversion set forth in the Indenture and the Trust Agreement. No REMIC Conversion shall occur unless (i) American Home Mortgage Investment Corp. shall have purchased all of the REO properties in the Trust Estate at their fair market value, (ii) the party who caused the TMP Trigger Event shall have contributed to the Trust Estate an amount equal to any allocation of Realized Losses on the Offered Notes, if any, resulting from the sale of the REO properties described in clause (i) above, and (iii) the entity seeking to separately transfer or hold any Class of Notes shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Paying Agent and the Note Registrar and others for any initial or ongoing additional administrative expenses associated with the REMIC elections made in connection with a REMIC Conversion.

REMIC Indenture: An indenture, which the parties to the Indenture shall enter into, and agree to be bound by, upon the occurrence of a REMIC Conversion, which shall issue the REMIC Notes and Subsequent Grantor Trust Certificates.

REMIC Notes: Each Class of Notes issued in connection with a REMIC Conversion in exchange for a Classes of Offered Notes and Class A Notes then outstanding and bearing the same alpha numeric designation.

REMIC Pooling and Servicing Agreement: A pooling and servicing agreement, which the parties to the Indenture shall enter into, and agree to be bound by, upon the occurrence of a REMIC Conversion, which shall issue the REMIC Privately Offered Certificates.

REMIC Privately Offered Certificates: Certificates representing regular interests in one or more REMICs issued in exchange for Non-Offered Notes in connection with a REMIC Conversion.

Remittance Report: The report prepared by each Servicer pursuant to Section 4.01 of the related Servicing Agreement.

REO Acquisition: The acquisition by the Servicer, on behalf of the Issuing Entity for the benefit of the Noteholders of any REO Property pursuant to Section 3.13 of the Servicing Agreement.

REO Disposition: As to any REO Property, a determination by the Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the Servicing Agreement by any income from the REO Property treated as a recovery of principal.

REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Protected Account only upon the related REO Disposition.

REO Property: A Mortgaged Property that is acquired by the Trust by foreclosure or by deed in lieu of foreclosure.

Reportable Event: Has the meaning set forth in Section 4.06 of the Master Servicing Agreement.

Repurchase Price: With respect to any Mortgage Loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the Servicer or Master Servicer pursuant to the Master Servicing Agreement or Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Sponsor and any cash deposit in connection with the substitution of a Mortgage Loan.

Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year (as applicable) United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year (as applicable) United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Responsible Officer: With respect to the Indenture Trustee or the Securities Administrator, (a) any officer within the corporate trust department of the Indenture Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of the applicable Agreement.

Restricted Notes: The Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3 and Class X Notes.

Retained Notes: Any Class or portion of any such other Class of Notes that is not a Class of Restricted Notes and that is acquired by the Sponsor or one of its wholly owned “disregarded entities” on the Closing Date.

Redemption Price: As defined in Section 8.08 of the Indenture.

Sarbanes-Oxley Act: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Depositor and the Sponsor following a negotiation in good faith to determine how to comply with any such new requirements.

Securities: The Notes and the Grantor Trust Certificates.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

Securities Intermediary: Deutsche Bank National Trust Company, or its successors and assigns.

Security: Any of the Grantor Trust Certificates or Notes.

Securityholder or Holder: The Person in whose name a Security is registered in the Note Register, except that, any Security registered in the name of the Depositor, the Issuing Entity, American Home Mortgage Investment Corp., the Indenture Trustee, the Securities Administrator, the Seller, Servicer or Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Securities Administrator and the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Securities Administrator, the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Securities that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator, the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuing Entity, any other obligor upon the Securities or any Affiliate of any of the foregoing Persons.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Senior Optimal Principal Amount: With respect to each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balances of the Class A Notes immediately prior to such Payment Date):

(1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the Mortgage Loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2) the applicable Senior Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

(3) the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

(4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such Mortgage Loan purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (ii) and (ii) the Stated Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Indenture Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

(5) the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan which was repurchased by the Sponsor in connection with such Payment Date and (b) the excess, if any, of the Stated Principal Balance of each mortgage that has been replaced by the Sponsor with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Payment Date over the Stated Principal Balance of each such substitute Mortgage Loan.

less

(6) the amount of the applicable Senior Prepayment Percentage of the Principal Prepayment Amount used to offset Deferred Interest.

Senior Percentage: With respect to each Payment Date, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Note Principal Balance of the Class A Notes immediately prior to such Payment Date by the aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period.

Senior Prepayment Percentage: The Senior Prepayment Percentage on any Payment Date occurring during the periods set forth below will be as follows:

Period (Dates Inclusive)	Senior Prepayment Percentage
April 25, 2007 - March 25, 2017	100%
April 25, 2017 - March 25, 2018	Senior Percentage for the Class A Notes Plus 70% of the Subordinate Percentage.
April 25, 2018 - March 25, 2019	Senior Percentage for the Class A Notes Plus 60% of the Subordinate Percentage.
April 25, 2019 - March 25, 2020	Senior Percentage for the Class A Notes Plus 40% of the Subordinate Percentage.
April 25, 2020 - March 25, 2021	Senior Percentage for the Class A Notes Plus 20% of the Subordinate Percentage.
April 25, 2021 and thereafter	Senior Percentage of the Class A Notes.

Any scheduled reduction to the Senior Prepayment Percentage for the Class A Notes shall not be made as of any Payment Date unless, as of the last day of the month preceding such Payment Date (1) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and (2) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the aggregate Note Principal Balance of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2017 and March 2018, (b) 35% of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2018 and March 2019, (c) 40% of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2019 and March 2020, (d) 45% of the Original Subordinate Principal Balance if such Payment Date occurs between and including April 2020 and March 2021 and (e) 50% of the Original Subordinate Principal Balance if such Payment Date occurs during or after April 2021.

In addition, if before the Payment Date in April 2010, the Aggregate Subordinate Percentage for such Payment Date is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and cumulative Realized Losses on the Mortgage Loans as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance, then the Senior Prepayment Percentages for the Class A Notes for such Payment Date will equal the Senior Percentage for the Class A Notes plus 50% of the Subordinate Percentage on such Payment Date. If on or after the Payment Date in April 2010, the Aggregate Subordinate Percentage is equal to or greater than two times the initial Aggregate Subordinate Percentage, and the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50% and the cumulative Realized Losses do not exceed 30% of the Original Subordinate Principal Balance, then the Senior Prepayment Percentage for such Payment Date will equal the Senior Percentage.

Notwithstanding the foregoing, if on any Payment Date, the percentage, the numerator of which is the aggregate Note Principal Balance of the Class A Notes immediately preceding such Payment Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to the Class A Notes for such Payment Date will equal 100%.

Servicer: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

Servicer Remittance Date: Four Business Days prior to the related Payment Date.

Service(s)(ing): Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Issuing Entity by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Account: The separate trust account created and maintained by the Servicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.08 of the Servicing Agreement.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Servicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the Servicing Agreement, (v) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining Insurance Proceeds and (vi) that is applied to the restoration or repair of the related Mortgaged Property.

Servicing Agreement: The Servicing Agreement dated as of March 30, 2007, among the Seller, Servicer, Master Servicer, Issuing Entity and Indenture Trustee.

Servicing Fee: With respect to each Mortgage Loan and any Payment Date, the fee payable monthly to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

Servicing Fee Rate: With respect to any Mortgage Loan, 0.375% per annum.

Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under the Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of a Servicer in accordance with Section 4.01 of the Servicing Agreement.

Servicing Criteria: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Default: The meaning assigned in Section 6.01 of the Servicing Agreement.

Servicing Function Participant: The Servicer and the Master Servicer and the Securities Administrator, subcontractor or affiliates of any of the foregoing, or any other Person, that is participating in the servicing function within the meaning of Item 1122 of Regulation AB performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to five percent (5%) or less of the Mortgage Loans.

Servicing Officer: Any officer of the Servicer or Master Servicer, as applicable, involved in, or responsible for, the administration and servicing (or master servicing, as applicable) of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee or the Master Servicer, as applicable, by the Servicer or Master Servicer, as applicable, on the Closing Date, as such list may be amended from time to time.

Sponsor: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: With respect to any Mortgage Loan and any Payment Date (1) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) plus any Deferred Interest added to the balance of such Mortgage Loan less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Step-Up Date: With respect to the Class M Notes, the Payment Date on or after the first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans has been reduced to less than or equal to 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

Subordinate Notes: The Class M Notes and Class B Notes.

Subordinate Optimal Principal Amount: With respect to the Subordinate Notes and each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Note Principal Balances of the Subordinate Notes immediately prior to such Payment Date):

(1)
the applicable Subordinate Percentage of the principal portion of all Monthly Payments due on each Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)
the applicable Subordinate Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received by the Servicer during the applicable Prepayment Period;

(3)	the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Mortgage Loan;

(4)
the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Class A Notes pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such Payment Date;

(5)
the applicable Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan which was repurchased by the Sponsor in connection with such Payment Date and (b) the difference, if any, between the Stated Principal Balance of each Mortgage Loan that has been replaced by the Sponsor with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Payment Date and the Stated Principal Balance of each such substitute Mortgage Loan; and

(6)	on the Payment Date on which the aggregate Note Principal Balance of the Class A Notes have all been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

less

(7)	the amount of the applicable Subordinate Prepayment Percentage of the Principal Prepayment Amount used to offset Deferred Interest.

Subordinate Percentage: As of any Payment Date, 100% minus the Senior Percentage. The initial Subordinate Percentage will be approximately 10.999985%.

Subordinate Prepayment Percentage: As of any Payment Date, 100% minus the Senior Prepayment Percentage, except that on any Payment Date after the aggregate Note Principal Balance of the Class A Notes have been reduced to zero, if (A) the weighted average of the Subordinate Percentage on such Payment Date equals or exceeds two times the initial weighted average of the Subordinate Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Note Principal Balance of the Subordinate Notes does not exceed 50%, the Subordinate Prepayment Percentage for the Subordinate Notes will equal 100%. If the above test is not satisfied on any Payment Date after the aggregate Note Principal Balance of the Class A Notes have been reduced to zero, then the Subordinate Prepayment Percentage shall equal zero for such Payment Date.

Subsequent Grantor Trust Certificate: Each grantor trust certificate issued in connection with a REMIC Conversion in exchange for a Class A Certificate then outstanding and bearing the same alpha numeric designation which evidences ownership of (i) the related REMIC Note and (ii) the rights and obligations under the related Interest Rate Swap Agreement.

Subsequent Recoveries: Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the receipt of such recoveries.

Substitution Adjustment Amount: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the Servicing Agreement.

Swap Account: The Class A-1-A Swap Account, Class A-1-B Swap Account, Class A-1-C Swap Account, Class A-2 Swap Account and Class A-3 Swap Account, as applicable.

Swap Collateral Account: The Class A-1-A Swap Collateral Account, Class A-1-B Swap Collateral Account, Class A-1-C Swap Collateral Account, Class A-2 Swap Collateral Account and Class A-3 Swap Collateral Account, as applicable.

Swap Principal Amount: The Class A-1-A Swap Principal Amount, Class A-1-B Swap Principal Amount, Class A-1-C Swap Principal Amount, Class A-2 Swap Principal Amount and Class A-3 Swap Principal Amount, as applicable.

Swap Provider: The Class A-1-A Swap Provider, Class A-1-B Swap Provider, Class A-1-C Swap Provider, Class A-2 Swap Provider and Class A-3 Swap Provider, as applicable.

Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TGIC: Triad Guaranty Insurance Corporation, or its successor in interest.

TGIC Fee: With respect to any Payment Date and each Mortgage Loan covered by the TGIC Policy, the fee payable to TGIC at a rate equal to 1/12th of the TGIC Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the beginning of the related Due Period.

TGIC Fee Rate: With respect to each Mortgage Loan covered by the TGIC Policy, 0.55% per annum.

TMP Trigger Event: Delivery of written notification to the Master Servicer and the Securities Administrator that the Equity Securities are no longer owned by a REIT directly or indirectly through one or by a “disregarded entity”.

Transferor: The Holder of the Certificates as shown on the Certificate Register.

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust Agreement: The Amended and Restated Trust Agreement dated as of March 30, 2007, among the Owner Trustee, the Depositor and the Securities Administrator, relating to the Trust.

Trust Certificates: The American Home Mortgage Investment Trust 2007-1 Trust Certificates, Series 2007-1, evidencing the beneficial ownership interest in the Issuing Entity and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

Trust Certificateholder or Holder: The Person in whose name a Trust Certificate is registered in the Certificate Register. Owners of Trust Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Certificate Registrar and the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Trust Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Unadjusted Available Funds Rate: With respect to the Class A Notes and the Offered Notes and any Payment Date, a per annum rate equal to the quotient of (i) the product of (a) 12, in the case of the Class A Notes, and the quotient of 360 divided by the actual number of days in the Accrual Period, for the Offered Notes, and (b) the amount of interest accrued on mortgage loans at the related Net Mortgage Rate in the prior calendar month divided by (ii) the aggregate of the Note Principal Balance of the Class A Notes and the Offered Notes immediately prior to such Payment Date. With respect to each Class of Restricted Notes (other than the Class B-3 Notes and Class X Notes) and any Payment Date, a per annum rate equal to the quotient of (i) the product of (a) the quotient of 360 divided by the actual number of days in the Accrual Period and (b) the excess, if any, of (I) the amount of interest accrued on mortgage loans at the related Net Mortgage Rate in the prior calendar month over (II) the aggregate amount of Current Interest on the Class A Notes, the Offered Notes, and any class of Restricted Notes having a higher payment priority on such Payment Date (which such Current Interest being calculated at the lesser of (x) One-Year MTA or One-Month LIBOR, as applicable, plus the related Note Margin and (y) the related Adjusted Available Funds Rate), divided by (ii) the Note Principal Balance of the subject Class of Restricted Notes immediately before such Payment Date.

Underlying REMIC Trust: The new trust to be created pursuant to the Underlying REMIC Trust Pooling and Servicing Agreement upon the REMIC Conversion.

Underlying REMIC Trust Pooling and Servicing Agreement: The new pooling and servicing agreement to be entered into by the parties identified therein upon the REMIC Conversion, pursuant to which, among other events contemplated by the REMIC Conversion, the Underlying REMIC Trust will be formed and the REMIC Certificates will be issued.

Underwriter: Countrywide Securities Corporation.

Uninsured Cause: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

WHFIT: A “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

WHFIT Regulations: Treasury Regulations section 1.671-5, as amended.

WHMT: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

EXHIBIT A-1

CLASS A-[__] NOTES

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO SURRENDER THIS NOTE TO THE SECURITIES ADMINISTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC NOTES FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1
MORTGAGE-BACKED NOTES, SERIES 2007-1
CLASS A-[__]

AGGREGATE NOTE PRINCIPAL BALANCE: $[________________]	NOTE INTEREST RATE: [Adjustable Rate][__%]
INITIAL NOTE PRINCIPAL BALANCE OF THIS NOTE: $[_____________]	NOTE NO. 1
PERCENTAGE INTEREST: 100%	CUSIP NO: [_______________]

American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to [____________]. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in April 2007 and ending on or before the Payment Date occurring in _____________ (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Securities”), issued under an Indenture dated as of March 30, 2007 (the “Indenture”), between the Issuing Entity, Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, the Securities Administrator and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal [and reduced by the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.]

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class A-[__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

The Holder of the Trust Certificate, or if there is no single Holder, the Majority Certificateholder, shall have the option to purchase the assets of the Trust and thereby redeem the Securities [on or after] the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 1% of the sum of the Cut-off Date Balance of the Mortgage Loans.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class A-[__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Class A-[__] Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Securities Administrator and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

No transfer, sale, pledge or other disposition of a Class A-[__] Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (i) (a) an investment letter in substantially the form attached to the Indenture as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M to the Indenture, and the transferor executes a representation letter, substantially in the form of Exhibit N to the Indenture, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes and. The Holder of a Class A-[__] desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the Master Servicer, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) if the Note is rated, it is rated investment grade or better and such person believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Note. Alternatively, regardless of the rating of the Note, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee, the Securities Administrator and any agent of the Issuing Entity, Indenture Trustee or the Securities Administrator may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Securities Administrator nor any such agent of the Issuing Entity, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

Initially, the Notes will be registered in the name of [______________________]. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: March 30, 2007

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:	Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[__] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator

By: ________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	--	__________ Custodian ______________________________ (Cust) (Minor) under Uniform Gifts to Minor Act _____________________ (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________________      __________________________________________________

Signature Guaranteed by _____________________________________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT A-2
CLASS [M][B]-__] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-[__] NOTES AND [CLASS M-[__] NOTES AND THE [CLASS B-[__] NOTES] AS DESCRIBED IN THE INDENTURE.

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FOR OFFERED NOTES] THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR HAS RECEIVED PROOF OF THE TRANSFEREE'S STATUS AS A REIT OR AS A QUALIFIED REIT SUBSIDIARY, WITHIN THE MEANING OF SECTION 856(a) OR SECTION 856(i) OF THE CODE, RESPECTIVELY. [FOR NON-OFFERED NOTES] [, AND FOLLOWING SUCH TRANSFER, SUCH HOLDER OF NON-OFFERED NOTES SHALL OWN 100% OF THE NON-OFFERED NOTES AND THE TRUST CERTIFICATES.]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

[FOR NON-OFFERED NOTES] NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS NOTE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (ii) IF THIS NOTE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF NOTES, OPERATION OF TRUST AND MANAGEMENT OF TRUST ASSETS ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SPONSOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SPONSOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR ANY SERVICER.]

[BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO SURRENDER THIS NOTE TO THE SECURITIES ADMINSTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC NOTES OR REMIC PUBLICLY OFFERED CERTIFICATES, AS APPLICABLE, FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.]

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1
MORTGAGE-BACKED NOTES, SERIES 2007-1
CLASS [M][B]-__]

AGGREGATE NOTE PRINCIPAL BALANCE: $[______________]	[NOTE INTEREST RATE: Adjustable Rate]
INITIAL NOTE PRINCIPAL BALANCE OF THIS NOTE: $[_____________]	NOTE NO. 1
PERCENTAGE INTEREST: 100%	CUSIP NO:

American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in April 2007 and ending on or before the Payment Date occurring in _________________ (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes, Series 2007-1 (the “Notes”), issued under an Indenture dated as of March 30, 2007 (the “Indenture”), between the Issuing Entity, Deutsche Bank National Trust Company as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, the Securities Administrator and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal [and interest] on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

The principal of, [and interest on], this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class [M][B]-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal [and interest] accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

The Holder of the Trust Certificate, or if there is no single Holder, the Majority Certificateholder, shall have the option to purchase the assets of the Trust and thereby redeem the Securities [on or after] the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 1% of the sum of the Cut-off Date Balance of the Mortgage Loans.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [M][B]-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Sponsor, the Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure Class [M][B]-__] Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of principal [or interest] payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Securities Administrator and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, [together with accrued and unpaid interest thereon as described in the Indenture]. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

[For Offered Notes] [The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Note is rated investment grade or better and such person believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Note. Alternatively, regardless of the rating of the Note, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, any Servicer of any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, any Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.]

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Securities Administrator, the Indenture Trustee and any agent of the Issuing Entity, the Indenture Trustee or the Securities Administrator may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Securities Administrator nor any such agent of the Issuing Entity, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

[Initially, the Notes will be registered in the name of ____________- ] [Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth.] The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

[No transfer, sale, pledge or other disposition of a Class [M][B]-__] Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Indenture as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M to the Indenture, and the transferor executes a representation letter, substantially in the form of Exhibit N to the Indenture, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes [and (B) the Certificate of Non-Foreign Status (in substantially the form attached to the Indenture as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor]. The Holder of a Class [M][B]-__] Notes desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the Master Servicer, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

[For Non-Offered Notes] No transfer of a Class [M][B]-__] Notes or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer and the Sponsor are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Securities Administrator and the Note Registrar that the purchase of Non-Offered Notes is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer or the Sponsor to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer or the Sponsor. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit O to the Indenture, which the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer and the Sponsor may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Owner Trustee, the Indenture Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee and Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

[No person shall become a Class [M][B]-__] Noteholder, so long as any Securities are Outstanding, (i) until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Transferee Certificate set forth in Exhibit H to the Indenture [for Non-Offered Notes] [, and following such transfer, such Holder of the Non-Offered Notes shall own 100% of the Non-Offered Notes and the Trust Certificates].

[No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Class [M][B]-__] Notes shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Securities Administrator substantially in the form attached as Exhibit I to the Indenture certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.]

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: March 30, 2007

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:	Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class [__-M-__] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator

By:	__________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	--	__________ Custodian ______________________________ (Cust) (Minor) under Uniform Gifts to Minor Act _____________________ (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________________      ___________________________________

Signature Guaranteed by ________________________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT A-3

CLASS X NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES AS DESCRIBED IN THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION UNDER U.S. LAW.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR HAS RECEIVED PROOF OF THE TRANSFEREE'S STATUS AS A REIT OR AS A QUALIFIED REIT SUBSIDIARY, WITHIN THE MEANING OF SECTION 856(a) OR SECTION 856(i) OF THE CODE, RESPECTIVELY AND FOLLOWING SUCH TRANSFER, SUCH HOLDER OF NON-OFFERED NOTES SHALL OWN 100% OF THE NON-OFFERED NOTES AND THE TRUST CERTIFICATES.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS THE NOTE REGISTRAR SHALL HAVE RECEIVED EITHER (i) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS NOTE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (ii) IF THIS NOTE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OF NOTES, OPERATION OF TRUST AND MANAGEMENT OF TRUST ASSETS ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE SPONSOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE TRUST AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SPONSOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE NOTE REGISTRAR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR ANY SERVICER.

BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO SURRENDER THIS NOTE TO THE SECURITIES ADMINSTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC NOTES OR REMIC PUBLICLY OFFERED CERTIFICATES, AS APPLICABLE, FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1
MORTGAGE-BACKED NOTES, SERIES 2007-1
CLASS X

INITIAL NOTE PRINCIPAL BALANCE OF THIS NOTE: $[_____________]	NOTE INTEREST RATE: Variable Rate
INITIAL NOTIONAL AMOUNT: $[______________]	NOTE NO. 1
PERCENTAGE INTEREST: 100%	CUSIP NO:

American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in April 2007 and ending on or before the Payment Date occurring in _________________ (the “Final Scheduled Payment Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Securities”), issued under an Indenture dated as of March 30, 2007 (the “Indenture”), between the Issuing Entity, Deutsche Bank National Trust Company as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, the Securities Administrator and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class X Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

The Holder of the Trust Certificate, or if there is no single Holder, the Majority Certificateholder, shall have the option to purchase the assets of the Trust and thereby redeem the Securities [on or after] the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 1% of the sum of the Cut-off Date Balance of the Mortgage Loans.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class X Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Sponsor, the Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure Class X Notes pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Securities Administrator and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Securities Administrator, the Indenture Trustee and any agent of the Issuing Entity, the Indenture Trustee or the Securities Administrator may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuing Entity, the Indenture Trustee, the Securities Administrator nor any such agent of the Issuing Entity, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuing Entity and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

[Initially, the Notes will be registered in the name of ____________]. The Notes are exchangeable for a like aggregate then outstanding Notional Amount of Notes of different authorized denominations, as requested by the Holder surrendering same.

No transfer, sale, pledge or other disposition of a Class X Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Note Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) (a) an investment letter in substantially the form attached to the Indenture as Exhibit K (or in such form and substance reasonably satisfactory to the Note Registrar and the Depositor) which investment letter shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and which investment letter states that, among other things, such transferee (1) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (2) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor and (b) either (1) the transferee executes a representation letter, substantially in the form of Exhibit M to the Indenture, and the transferor executes a representation letter, substantially in the form of Exhibit N to the Indenture, each acceptable to and in form and substance satisfactory to the Note Registrar certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor or (2) an Opinion of Counsel has been rendered by nationally recognized tax counsel stating that such Notes will be treated as debt for federal income tax purposes [and (B) the Certificate of Non-Foreign Status (in substantially the form attached to the Indenture as Exhibit L) acceptable to and in form and substance reasonably satisfactory to the Note Registrar, which certificate shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, the Servicer, the Sponsor or the Depositor]. The Holder of a Class X Notes desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Note Registrar, the Master Servicer, the Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of a Class X Notes or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer and the Sponsor are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Securities Administrator and the Note Registrar that the purchase of Non-Offered Notes is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer or the Sponsor to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer or the Sponsor. In lieu of such Opinion of Counsel, a Person may provide a certification in the form of Exhibit O to the Indenture, which the Depositor, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Note Registrar, the Master Servicer, any Servicer and the Sponsor may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Note by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Owner Trustee, the Indenture Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee and Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

No person shall become a Class X Noteholder, so long as any Securities are Outstanding, (i) until it shall establish its status as a real estate investment trust (“REIT”) or as a “qualified REIT subsidiary” (“QRS”) within the meaning of Section 856(a) or Section 856(i) of the Code, respectively, by submitting to the Note Registrar and the Transferee Certificate set forth in Exhibit H to the Indenture and following such transfer, such Holder of the Non-Offered Notes shall own 100% of the Non-Offered Notes and the Trust Certificates.

No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Class X Notes shall be made to any transferee unless, prior to such disposition, the proposed transferor delivers to the Note Registrar (i) an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be no longer be treated for federal income tax purposes as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and (ii) a certificate that stating that any Non-Offered Notes may be transferred by the related lender under any such related loan agreement or repurchase agreement upon a default under any such indebtedness, in which case the transferor shall deliver to the Note Registrar and the Securities Administrator substantially in the form attached as Exhibit I to the Indenture certifying to such effect. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the initial transfer of the Non-Offered Notes to the Depositor.

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: March 30, 2007

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:	Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class X Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator

By:	__________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	--	__________ Custodian ______________________________ (Cust) (Minor) under Uniform Gifts to Minor Act _____________________ (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________      ______________________________________

Signature Guaranteed by ____________________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT A-4
CLASS A-[__] CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CERTIFICATE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS CERTIFICATE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE GRANTOR TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS CERTIFICATE.

[PRINCIPAL OF THIS CERTIFICATE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.]

BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO SURRENDER THIS CERTIFICATE TO THE SECURITIES ADMINISTRATOR PROMPTLY UPON RECEIPT OF THE CORRESPONDING CLASS OF REMIC CERTIFICATE FOLLOWING THE OCCURRENCE OF THE REMIC CONVERSION AS DESCRIBED IN THE INDENTURE.

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1
MORTGAGE-BACKED GRANTOR TRUST CERTIFICATES, SERIES 2007-1
CLASS A-[__]

AGGREGATE [CERTIFICATE PRINCIPAL BALANCE][ NOTIONAL AMOUNT]: $[________________]	CERTIFICATE INTEREST RATE: [Adjustable Rate][__%]
INITIAL [CERTIFICATE PRINCIPAL BALANCE][ NOTIONAL AMOUNT] OF THIS CERTIFICATE: $[_____________]	CERTIFICATE NO. 1
PERCENTAGE INTEREST: 100%	CUSIP NO: [_______________]

American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity”), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the [principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in April 2007 and ending on or before the Payment Date occurring in _____________ (the “Final Scheduled Payment Date”) and to pay interest on the Certificate Principal Balance of this Certificate (this “Certificate”) outstanding from time to time as provided below] [to pay interest on the Notional Amount of this Certificate (this “Certificate”) on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in April 2007 and ending on or before the Payment Date occurring in _____________ (the “Final Scheduled Payment Date”)].

This Certificate is one of a duly authorized issue of the Issuing Entity’s Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Securities”), issued under an Indenture dated as of March 30, 2007 (the “Indenture”), between the Issuing Entity, Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as securities administrator (the “Securities Administrator”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuing Entity, the Indenture Trustee, the Securities Administrator and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered. All terms used in this Certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of [principal and] interest on this Certificate will be made on each Payment Date to the Securityholder of record as of the related Record Date.

The [principal of, and] interest on, this Certificate are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Grantor Trust with respect to this Certificate shall be equal to this Certificate’s pro rata share of the aggregate payments on all Class A-[__] Certificates as described above, and shall be applied as between interest [and principal] as provided in the Indenture.

All [principal and] interest accrued on the Certificates, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

The Holder of the Trust Certificate, or if there is no single Holder, the Majority Certificateholder, shall have the option to purchase the assets of the Trust and thereby redeem the Securities on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 1% of the sum of the Cut-off Date Balance of the Mortgage Loans.

The Issuing Entity shall not be liable upon the indebtedness evidenced by the Securities except to the extent of amounts available from the Grantor Trust which constitutes security for the payment of the Securities. The assets included in the Grantor Trust will be the sole source of payments on the Class A-[__] Certificates, and each Holder hereof, by its acceptance of this Certificate, agrees that (i) such Certificate will be limited in right of payment to amounts available from the Grantor Trust as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor, the Securities Administrator, the Master Servicer, any Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuing Entity pledged to secure the Class A-[__] Certificates pursuant to the Indenture and the rights conveyed to the Issuing Entity under the Indenture.

Any payment of [principal or] interest payable on this Certificate which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Certificate is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of [principal and] interest payable with respect to such Certificate, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Certificate delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of [principal or] interest, other than the final installment of [principal or] interest, shall be made by wire transfer to an account in the United States designated by such Holder. [All reductions in the principal amount of a Certificate effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Certificate.] The final payment of this Certificate shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office or agency designated by the Securities Administrator and maintained by it for such purpose pursuant to Section 3.02 of the Indenture.
Subject to the foregoing provisions, each Security delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the right to unpaid [principal and] interest that were carried by such other Security.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Securities, the Securities may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, the amount payable to the Holder of this Certificate will be equal to [the sum of the unpaid Certificate Principal Balance of this Certificate, together with accrued and unpaid interest thereon [unpaid interest on the Notional Amount thereon] as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Securities, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Securities or otherwise shall continue to be applied to payments of [principal of and] interest on the Securities as if they had not been declared due and payable.

The Holder of this Certificate or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Certificate with Plan Assets or (2) (A) the acquisition, holding and transfer of a Certificate will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Certificate is rated investment grade or better. Alternatively, regardless of the rating of the Certificate, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers or any successor servicer, which opines that the acquisition, holding and transfer of such Certificate or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Certificate may be registered on the Note Register of the Issuing Entity. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Certificate at the office or agency designated by the Issuing Entity pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Certificates of any authorized denominations and of a like aggregate then outstanding [Certificate Principal Balance] [Notional Amount], will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Certificate, the Issuing Entity, the Indenture Trustee, the Securities Administrator and any agent of the Issuing Entity, Indenture Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner of such Certificate (i) on the applicable Record Date for the purpose of making payments and interest of such Certificate, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Certificate be overdue, and neither the Issuing Entity, the Indenture Trustee, the Securities Administrator nor any such agent of the Issuing Entity, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Securities under the Indenture at any time by the Issuing Entity and the Holders of a majority of each Class of Securities affected thereby. The Indenture also contains provisions permitting the Holders of Securities representing not less than a majority of the aggregate Note Principal Balance or Certificate Principal Balance, as applicable, of the Securities, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Securities, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Security. Any such waiver by the Holder, at the time of the giving thereof, of this Certificate (or any one or more predecessor Securities) shall bind the Holder of every Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Security. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Securities issued thereunder.

Initially, this Certificates will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Offered Securities. The Offered Securities will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Securities are exchangeable for a like aggregate then outstanding Note Principal Balance, Certificate Principal Balance or Notional Amount, as applicable, of Securities of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of [principal of or] interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Certificate, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Certificate by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the grantor Trust for any and all liabilities, obligations and undertakings contained in this Certificate.

AS PROVIDED IN THE INDENTURE, THIS CERTIFICATE AND THE INDENTURE CREATING THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: March 30, 2007

AMERICAN HOME MORTGAGE INVESTMENT TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:	Authorized Signatory

SECURITIES ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[__] Certificates referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator

By: ________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	--	__________ Custodian ______________________________ (Cust) (Minor) under Uniform Gifts to Minor Act _____________________ (State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ASSIGNMENT

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________                     ___________________________________________________

Signature Guaranteed by _______________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

                                                                                                  4/1 NEXT DUE
LOAN NUMBER                          LSAMS#                        LOAN AMOUNT               SCHEDULED BALANCE              1,972,048,479.02
     998497                      1000998497                             588740                       590322.97
    1016917                      1001016917                             238000                       238896.21
    1054402                      1001054402                             586000                          586000
    1112171                      1001112171                            1499999                         1499999
    1141103                      1001141103                             243000                          243000
    1153715                      1001153715                             243000                          243000
    1247897                      1001247897                             324500                          324500
    1285361                      1001285361                             366990                       375308.27
    1370279                      1001370279                             189900                       190499.74
    1376979                      1001376979                            1085000                         1085000
    1383507                      1001383507                             448000                          448000
    1396536                      1001396536                              78568                           78568
    1397002                      1001397002                            1500000                      1506560.91
    1425161                      1001425161                             220000                       220792.61
    1427027                      1001427027                             356000                       357516.54
    1434264                      1001434264                             128000                          128000
    1436717                      1001436717                             284000                       285010.53
    1437974                      1001437974                             571500                          571500
    1442782                      1001442782                             522500                       524872.47
    1443421                      1001443421                             148000                          148000
    1446986                      1001446986                             303750                       305323.57
    1447998                      1001447998                            2700000                         2700000
    1449608                      1001449608                             290900                          290900
    1454265                      1001454265                             328000                       329354.89
    1454457                      1001454457                             238671                       239536.77
    1456289                      1001456289                             237500                       238617.25
    1458221                      1001458221                             250750                          250750
    1459644                      1001459644                             220000                       220973.85
    1463256                      1001463256                             320000                          320000
    1463661                      1001463661                            2294000                         2294000
    1465144                      1001465144                            2695000                      2707254.16
    1466691                      1001466691                             246700                       248561.08
    1466811                      1001466811                             503920                          503920
    1469811                      1001469811                             315000                       316289.66
    1473120                      1001473120                             631200                       633077.24
    1474292                      1001474292                             780000                       783281.67
    1482953                      1001482953                             264500                       265546.25
    1483537                      1001483537                             250000                          250000
    1483685                      1001483685                             468750                       470688.47
    1484186                      1001484186                            1767500                         1767500
    1484929                      1001484929                             330400                          330400
    1485105                      1001485105                             146250                          146250
    1485604                      1001485604                              56000                        56084.28
    1486231                      1001486231                             429421                       431261.74
    1491848                      1001491848                             497760                       499447.77
    1493436                      1001493436                             322164                          322164
    1494398                      1001494398                             156000                       157524.07
    1495502                      1001495502                             140000                          140000
    1495782                      1001495782                             189600                          189600
    1496602                      1001496602                             288000                       289685.01
    1496749                      1001496749                            6300000                      6324052.34
    1497184                      1001497184                             179925                          179925
    1498713                      1001498713                             105000                       105380.53
    1499356                      1001499356                             197750                        197134.5
    1500405                      1001500405                             234990                       235989.31
    1500637                      1001500637                             450000                       450956.13
    1501847                      1001501847                             190450                          191086
    1502275                      1001502275                            1040000                      1043667.85
    1502509                      1001502509                             650000                          650000
    1502617                      1001502617                             137000                       137659.21
    1503060                      1001503060                             245000                          245000
    1503206                      1001503206                             552000                       554130.09
    1503215                      1001503215                             204250                       205117.71
    1503390                      1001503390                             376000                       376992.11
    1504132                      1001504132                             937500                       941415.57
    1504312                      1001504312                             197750                       198068.75
    1504735                      1001504735                             488000                          488000
    1504940                      1001504940                             160000                       160630.92
    1505964                      1001505964                             299250                          299250
    1506027                      1001506027                            1080000                      1083876.65
    1506063                      1001506063                             586150                       588198.21
    1506261                      1001506261                             668500                       677985.24
    1506522                      1001506522                             240000                        240734.4
    1506834                      1001506834                             225209                       226276.07
    1506923                      1001506923                             461700                       463761.91
    1507225                      1001507225                            2000000                         2000000
    1507900                      1001507900                             261485                       262685.46
    1508241                      1001508241                             433000                       435057.89
    1509200                      1001509200                            1639000                      1646177.26
    1509318                      1001509318                             225000                       225874.99
    1509573                      1001509573                             234000                       234988.49
    1510262                      1001510262                             400000                       401849.58
    1510272                      1001510272                             578250                       580209.01
    1510759                      1001510759                             203000                          203000
    1510991                      1001510991                             431250                       432513.34
    1511352                      1001511352                             350000                          350000
    1512686                      1001512686                              78750                           78750
    1513155                      1001513155                             224000                       224970.43
    1513427                      1001513427                             156000                       156529.53
    1513470                      1001513470                             453896                          453896
    1513637                      1001513637                             355000                       356854.99
    1513666                      1001513666                             409500                       411030.77
    1513787                      1001513787                             323910                       325491.96
    1514675                      1001514675                             416250                       417384.19
    1514693                      1001514693                             310500                       313003.33
    1514894                      1001514894                             391500                          391500
    1515552                      1001515552                             615500                       617458.77
    1516301                      1001516301                             216328                       217148.04
    1517243                      1001517243                             573000                       576071.02
    1517271                      1001517271                             520000                       522404.45
    1517495                      1001517495                             118400                          118400
    1517504                      1001517504                             180000                          180000
    1517509                      1001517509                             122400                          122400
    1517539                      1001517539                              85600                           85600
    1517561                      1001517561                              47200                           47200
    1517603                      1001517603                              88000                           88000
    1517652                      1001517652                              56000                           56000
    1517682                      1001517682                              46400                           46400
    1517705                      1001517705                              68000                           68000
    1517708                      1001517708                              57600                           57600
    1517716                      1001517716                              46400                           46400
    1517722                      1001517722                              48000                           48000
    1517733                      1001517733                              44000                           44000
    1517744                      1001517744                              92000                           92000
    1517764                      1001517764                             108800                          108800
    1517800                      1001517800                              70400                           70400
    1517814                      1001517814                             272000                       272895.08
    1517828                      1001517828                             540000                       542148.76
    1517930                      1001517930                              86000                        86280.37
    1517947                      1001517947                             137812                       138426.97
    1518008                      1001518008                             351360                          351360
    1518098                      1001518098                             361300                          361300
    1518425                      1001518425                            1000000                         1000000
    1518612                      1001518612                             450000                       452045.58
    1518930                      1001518930                             405000                       406883.24
    1519585                      1001519585                             405000                       406638.51
    1519699                      1001519699                             628000                          628000
    1519808                      1001519808                             283500                       284772.74
    1519812                      1001519812                            1280000                         1280000
    1519915                      1001519915                             423000                       424610.16
    1520128                      1001520128                             320000                          320000
    1520129                      1001520129                             165000                          165000
    1520498                      1001520498                             273600                       274826.97
    1520635                      1001520635                              67200                        67430.91
    1520638                      1001520638                             613000                       615834.47
    1520639                      1001520639                             429400                       430926.63
    1520650                      1001520650                             288000                       290954.76
    1521016                      1001521016                             415000                       416918.94
    1521295                      1001521295                             301500                       302906.68
    1521319                      1001521319                             119950                       119894.99
    1521381                      1001521381                             345000                       345560.25
    1522198                      1001522198                             318500                       319747.16
    1522233                      1001522233                             533000                       535450.29
    1522283                      1001522283                            4500000                      4518867.74
    1522347                      1001522347                             275000                       275630.48
    1522381                      1001522381                             292500                       293879.81
    1522455                      1001522455                             170985                       171528.96
    1522605                      1001522605                             412000                       413338.43
    1522648                      1001522648                             329800                       331380.99
    1522882                      1001522882                             171000                       171621.76
    1523704                      1001523704                             450000                       453439.44
    1523742                      1001523742                             532000                       534550.29
    1523995                      1001523995                             418500                       420387.01
    1524754                      1001524754                             255000                       256200.87
    1525120                      1001525120                             300000                       301379.15
    1525254                      1001525254                             548000                       549684.55
    1525712                      1001525712                             486000                       488351.46
    1525781                      1001525781                             589500                       591983.98
    1525866                      1001525866                             318750                       320129.86
    1525885                      1001525885                             611900                       614758.83
    1525929                      1001525929                             155500                          155500
    1526315                      1001526315                             395500                       397268.73
    1526383                      1001526383                             300000                          300000
    1526718                      1001526718                             286200                          286200
    1526764                      1001526764                             220477                          220477
    1526766                      1001526766                             387600                       389392.24
    1526825                      1001526825                             386000                       387881.09
    1527465                      1001527465                              97200                        97548.78
    1527494                      1001527494                             421780                       423801.92
    1527548                      1001527548                             472500                       474535.49
    1527584                      1001527584                             636500                          636500
    1528277                      1001528277                             596000                        598739.9
    1528283                      1001528283                            1998750                         1998750
    1528294                      1001528294                             211196                       212115.36
    1528873                      1001528873                             499500                        501677.3
    1528963                      1001528963                             337250                       338666.78
    1528964                      1001528964                             279700                       281742.61
    1529032                      1001529032                             142500                       143046.12
    1529271                      1001529271                             405000                          405000
    1529324                      1001529324                             605000                       609850.07
    1529467                      1001529467                             213300                       213926.96
    1529799                      1001529799                             272650                       273638.11
    1529924                      1001529924                             310450                       311816.14
    1530046                      1001530046                             392000                       393616.08
    1530304                      1001530304                             328000                          328000
    1530616                      1001530616                             427500                       429474.49
    1530673                      1001530673                             305955                       307873.23
    1530943                      1001530943                             208000                       208964.87
    1530986                      1001530986                             176000                       176659.84
    1531053                      1001531053                             327000                       328446.19
    1531382                      1001531382                             562400                       565233.98
    1531447                      1001531447                             260000                        261238.6
    1531630                      1001531630                            1353000                      1358328.11
    1531946                      1001531946                             238500                       239637.92
    1532183                      1001532183                             355105                       356871.75
    1532222                      1001532222                             719000                       727123.21
    1532391                      1001532391                             428000                          428000
    1532568                      1001532568                             621000                       623055.13
    1532654                      1001532654                             400000                       399595.08
    1532796                      1001532796                              86800                        87083.21
    1532830                      1001532830                             650000                        652037.8
    1532864                      1001532864                             266416                       267409.14
    1533177                      1001533177                             275510                       276680.71
    1533390                      1001533390                             371250                        372755.6
    1533502                      1001533502                             280000                          280000
    1533549                      1001533549                            1166000                      1171342.93
    1533850                      1001533850                             378000                       379672.36
    1533859                      1001533859                             172800                          172800
    1533861                      1001533861                             360000                       361379.62
    1533880                      1001533880                             525000                       527430.25
    1534236                      1001534236                             125100                       125653.14
    1534364                      1001534364                             320000                       319914.34
    1534382                      1001534382                             328000                          328000
    1534523                      1001534523                             285800                          285800
    1534547                      1001534547                             534750                       537074.65
    1534624                      1001534624                             323600                          323600
    1534669                      1001534669                             500000                          500000
    1534689                      1001534689                             180000                       182269.43
    1534877                      1001534877                             356400                       357817.68
    1534945                      1001534945                             152150                          152150
    1534953                      1001534953                            1597000                      1601534.17
    1535000                      1001535000                             300500                          300500
    1535282                      1001535282                             220400                       221563.67
    1535399                      1001535399                             353000                       354338.09
    1535462                      1001535462                             517500                       519808.28
    1535472                      1001535472                             308700                        310066.2
    1535742                      1001535742                              60548                        60795.18
    1535838                      1001535838                             586000                       588761.52
    1535944                      1001535944                             585000                       588130.68
    1536003                      1001536003                             319000                          319000
    1536129                      1001536129                             248500                       249540.72
    1536333                      1001536333                             326400                       327914.12
    1536450                      1001536450                             880000                        882987.1
    1536559                      1001536559                             315000                          315000
    1536584                      1001536584                             197000                       197713.48
    1536723                      1001536723                             450000                        452269.7
    1536906                      1001536906                             586000                       588514.29
    1536922                      1001536922                             130000                       130557.78
    1536948                      1001536948                             495000                       496810.13
    1537053                      1001537053                             236000                       238349.81
    1537084                      1001537084                             400000                       401736.92
    1537086                      1001537086                             420000                       419188.83
    1537151                      1001537151                             764000                       764535.16
    1537189                      1001537189                             200900                       201700.92
    1537237                      1001537237                             243000                          243000
    1537443                      1001537443                             265500                       266641.82
    1537520                      1001537520                             628000                       627816.59
    1537591                      1001537591                             700000                       702521.94
    1537595                      1001537595                             566200                       568890.64
    1537694                      1001537694                             200000                       200705.23
    1537772                      1001537772                             243000                        243868.9
    1537804                      1001537804                             555000                          555000
    1537869                      1001537869                             520000                       521911.83
    1537907                      1001537907                             212500                       215283.27
    1537991                      1001537991                             109800                       110262.61
    1538223                      1001538223                             187500                       188242.02
    1538235                      1001538235                             552000                          552000
    1538237                      1001538237                             159500                       160118.87
    1538359                      1001538359                             115200                       115597.85
    1538451                      1001538451                             265500                       265638.29
    1538669                      1001538669                             209900                          209900
    1538670                      1001538670                             204000                       204836.58
    1538742                      1001538742                             975032                          975032
    1538991                      1001538991                             186300                       187434.22
    1539041                      1001539041                             192000                        192483.8
    1539186                      1001539186                             337500                          340017
    1539320                      1001539320                            1310000                      1309178.73
    1539497                      1001539497                             197500                       198199.08
    1539498                      1001539498                             625500                       628029.38
    1539515                      1001539515                             515000                       513567.74
    1539524                      1001539524                             101000                          101000
    1539646                      1001539646                             295200                       296269.83
    1539668                      1001539668                             390000                          390000
    1539733                      1001539733                             156000                          156000
    1539868                      1001539868                             405000                       407251.25
    1540003                      1001540003                              69600                        69889.93
    1540044                      1001540044                             254981                       255976.27
    1540177                      1001540177                             329900                       331646.41
    1540198                      1001540198                             520000                       521650.16
    1540256                      1001540256                              51300                        51520.11
    1540257                      1001540257                              61500                        61763.51
    1540305                      1001540305                             165500                       165983.51
    1540411                      1001540411                             219000                       219846.18
    1540415                      1001540415                             499950                       501986.55
    1540450                      1001540450                             128000                       128426.55
    1540493                      1001540493                             279000                       280271.86
    1541032                      1001541032                             576000                        578691.1
    1541213                      1001541213                             217537                          217537
    1541242                      1001541242                             187500                       186957.34
    1541343                      1001541343                             247500                       248644.43
    1541470                      1001541470                             228000                       229083.48
    1541581                      1001541581                             341200                       342315.54
    1541704                      1001541704                             963000                       966346.48
    1541746                      1001541746                             288000                          287890
    1541780                      1001541780                             457600                       457437.53
    1541801                      1001541801                             186000                       186675.24
    1541802                      1001541802                             228000                       228667.92
    1541830                      1001541830                             100000                        100337.8
    1541835                      1001541835                             620000                          620000
    1541844                      1001541844                             663500                       663264.43
    1541852                      1001541852                             450000                       452083.67
    1541862                      1001541862                             519000                       520683.87
    1541943                      1001541943                             485046                       487665.84
    1541955                      1001541955                             547469                       550403.18
    1542047                      1001542047                             550000                       552558.17
    1542051                      1001542051                             225000                       226223.21
    1542131                      1001542131                             999999                      1003463.05
    1542314                      1001542314                              79800                        80083.11
    1542476                      1001542476                             384750                       386301.23
    1542632                      1001542632                             327655                        328767.2
    1542648                      1001542648                             543000                       545118.36
    1542674                      1001542674                             236736                          236736
    1542722                      1001542722                             513500                       515839.25
    1542800                      1001542800                             785000                       786427.84
    1542859                      1001542859                             143910                       144497.57
    1542873                      1001542873                             184500                          184500
    1542905                      1001542905                             360000                       360478.14
    1542992                      1001542992                             256500                       257257.36
    1542996                      1001542996                             274500                       275634.39
    1543153                      1001543153                             500000                          500000
    1543237                      1001543237                             348000                        347221.6
    1543264                      1001543264                             660000                       662003.83
    1543314                      1001543314                             560000                          560000
    1543465                      1001543465                             873750                       877300.63
    1543492                      1001543492                            1059800                      1064015.64
    1543545                      1001543545                             369000                       370084.65
    1543750                      1001543750                             152100                       152749.01
    1543839                      1001543839                             378000                       379558.85
    1543882                      1001543882                             455000                          455000
    1544014                      1001544014                             157500                       158079.52
    1544106                      1001544106                             153810                       154445.06
    1544112                      1001544112                             204000                          204000
    1544158                      1001544158                             247500                       248551.61
    1544242                      1001544242                              75000                        75300.76
    1544337                      1001544337                             270000                       271433.68
    1544429                      1001544429                             397000                       398830.86
    1544457                      1001544457                             508250                       510218.28
    1544604                      1001544604                             208560                          208560
    1544642                      1001544642                            1750000                      1757446.92
    1544661                      1001544661                             404145                       407778.45
    1544669                      1001544669                             389500                       391430.26
    1544857                      1001544857                             174325                       175027.82
    1544863                      1001544863                             750000                       753124.21
    1544916                      1001544916                             172000                       172685.12
    1544918                      1001544918                            1344000                      1350380.96
    1544942                      1001544942                             167850                       168523.26
    1545029                      1001545029                             235800                       236929.63
    1545062                      1001545062                             485000                          485000
    1545093                      1001545093                             487500                       488968.75
    1545108                      1001545108                             177828                       178437.86
    1545130                      1001545130                             412500                       413656.85
    1545237                      1001545237                             399000                       401012.47
    1545283                      1001545283                             400000                       401407.77
    1545306                      1001545306                             332100                       333603.57
    1545340                      1001545340                             504000                       505955.91
    1545405                      1001545405                             760000                       766675.23
    1545518                      1001545518                             105000                       105364.17
    1545564                      1001545564                            1000000                         1000000
    1545566                      1001545566                             144000                       144474.88
    1545572                      1001545572                             208800                          208800
    1545670                      1001545670                             308750                        311851.1
    1545704                      1001545704                             195300                          195300
    1545715                      1001545715                             395000                       394058.69
    1545784                      1001545784                            1282000                      1292823.78
    1545792                      1001545792                             660750                       663502.42
    1545796                      1001545796                             299250                          299250
    1545807                      1001545807                             142000                       142490.09
    1545839                      1001545839                            1500000                      1505873.41
    1545842                      1001545842                             399000                       400717.89
    1545891                      1001545891                             178000                       178754.55
    1545901                      1001545901                             170000                       170720.63
    1545906                      1001545906                             190000                       190805.42
    1545911                      1001545911                             187200                       187993.55
    1545932                      1001545932                             938000                       944148.51
    1546049                      1001546049                             539000                       541076.64
    1546137                      1001546137                             417000                        418370.3
    1546181                      1001546181                             402000                       401202.73
    1546228                      1001546228                             184500                          184500
    1546347                      1001546347                             474300                       476759.21
    1546354                      1001546354                             185900                          185900
    1546384                      1001546384                             177440                       178059.23
    1546420                      1001546420                             997500                          997500
    1546428                      1001546428                             380700                       382094.05
    1546473                      1001546473                            1180000                      1190902.07
    1546504                      1001546504                             240000                       240917.32
    1546540                      1001546540                             318500                       319457.45
    1546541                      1001546541                             650000                       656107.22
    1546545                      1001546545                             650000                       653251.37
    1546575                      1001546575                             216800                       217460.73
    1546606                      1001546606                             248000                       249140.09
    1546622                      1001546622                             216000                          216000
    1546704                      1001546704                             616000                       617472.27
    1546735                      1001546735                             300000                       281232.46
    1546843                      1001546843                             315000                          315000
    1546849                      1001546849                             321300                       323838.38
    1546951                      1001546951                             247500                       248679.65
    1547072                      1001547072                             795511                       799409.97
    1547193                      1001547193                             420000                       421994.55
    1547195                      1001547195                             149000                       149590.64
    1547292                      1001547292                             768000                          768000
    1547534                      1001547534                             394187                       395456.26
    1547560                      1001547560                             420000                       422100.89
    1547570                      1001547570                             212000                       213047.12
    1547572                      1001547572                             444000                       446029.11
    1547765                      1001547765                             293250                       292404.82
    1547854                      1001547854                             886500                       890678.71
    1547857                      1001547857                             704250                       706978.32
    1547934                      1001547934                             342000                          342000
    1548187                      1001548187                             167250                        167801.5
    1548264                      1001548264                             157500                       157266.83
    1548382                      1001548382                             110000                       110345.53
    1548542                      1001548542                             250000                       250746.27
    1548576                      1001548576                             358200                       359033.74
    1548681                      1001548681                             353400                       354892.04
    1548703                      1001548703                             172900                       173293.45
    1548706                      1001548706                             260000                       261214.38
    1548735                      1001548735                             332000                          332000
    1548847                      1001548847                             300000                       301141.65
    1548900                      1001548900                             351500                       353185.01
    1548932                      1001548932                             308750                       310076.07
    1548991                      1001548991                             535000                       533979.56
    1548999                      1001548999                             316000                       316863.46
    1549090                      1001549090                             216000                       216899.77
    1549118                      1001549118                             140400                       140984.85
    1549126                      1001549126                             155500                       156215.19
    1549328                      1001549328                            1400000                      1406471.83
    1549434                      1001549434                             712500                       715126.35
    1549541                      1001549541                              88000                        88339.05
    1549583                      1001549583                             328000                       328976.71
    1549626                      1001549626                             213600                       214395.26
    1549718                      1001549718                             292000                       293386.69
    1549805                      1001549805                             375000                       376733.98
    1549825                      1001549825                             141100                        141683.1
    1549828                      1001549828                             195000                       195622.65
    1549890                      1001549890                             432000                       432950.55
    1549905                      1001549905                             191000                       191781.81
    1550223                      1001550223                             425020                          425020
    1550236                      1001550236                             446250                       448357.26
    1550278                      1001550278                             432000                       430687.62
    1550396                      1001550396                             174000                          174000
    1550415                      1001550415                              91500                         91814.2
    1550420                      1001550420                             264000                       266516.56
    1550558                      1001550558                             217800                       218872.29
    1550681                      1001550681                             522000                       524396.46
    1550727                      1001550727                             241200                       242022.74
    1550731                      1001550731                             539000                       540619.59
    1550777                      1001550777                             290000                       291105.23
    1550778                      1001550778                             322000                       321789.72
    1550779                      1001550779                             187000                       187559.94
    1550864                      1001550864                             105000                       105481.67
    1550928                      1001550928                            1000000                      1004332.27
    1550968                      1001550968                             900000                          900000
    1551273                      1001551273                             455000                       458824.15
    1551319                      1001551319                             133200                          133638
    1551357                      1001551357                             170000                       170836.74
    1551364                      1001551364                             697000                          697000
    1551417                      1001551417                             260550                       261944.36
    1551449                      1001551449                             156409                       157050.94
    1551507                      1001551507                             378000                       379692.14
    1551523                      1001551523                             448000                       449684.45
    1551532                      1001551532                             251364                       252380.56
    1551843                      1001551843                            1185000                         1190035
    1551858                      1001551858                             551200                       551797.96
    1551893                      1001551893                             228000                          228000
    1552000                      1001552000                             373500                       374600.27
    1552014                      1001552014                             155750                       153763.62
    1552140                      1001552140                             300000                          300000
    1552193                      1001552193                             116250                       116650.47
    1552252                      1001552252                             371250                       372618.46
    1552260                      1001552260                             277500                       278002.21
    1552279                      1001552279                             436000                       438058.66
    1552301                      1001552301                             351000                        352494.9
    1552308                      1001552308                             150000                       150732.39
    1552353                      1001552353                             220000                       220755.13
    1552363                      1001552363                             285000                       286038.67
    1552444                      1001552444                             183350                       184228.93
    1552470                      1001552470                             222000                          222000
    1552515                      1001552515                             238500                       239706.48
    1552570                      1001552570                            1260000                       1264155.2
    1552691                      1001552691                             260300                       261395.43
    1552758                      1001552758                             300000                       302242.87
    1552776                      1001552776                             290700                       293071.88
    1552810                      1001552810                             388000                          388000
    1552911                      1001552911                             299750                       300849.32
    1552957                      1001552957                             221250                       221907.12
    1552991                      1001552991                             284000                       285094.18
    1553036                      1001553036                             413900                       415997.59
    1553078                      1001553078                             208610                       209482.02
    1553090                      1001553090                             297000                       298539.54
    1553163                      1001553163                             371250                          371250
    1553178                      1001553178                             621500                       623568.21
    1553182                      1001553182                              84000                        84389.66
    1553297                      1001553297                             222000                        222945.5
    1553336                      1001553336                             288000                       289363.55
    1553405                      1001553405                             249300                       250236.56
    1553436                      1001553436                             500000                          500000
    1553455                      1001553455                             450000                       452024.53
    1553521                      1001553521                             450000                          450000
    1553563                      1001553563                             500000                       502147.85
    1553693                      1001553693                             278400                       279640.91
    1553950                      1001553950                             810500                          810500
    1554095                      1001554095                             412000                       413535.85
    1554098                      1001554098                             400000                       401666.25
    1554099                      1001554099                             202500                       203433.69
    1554196                      1001554196                             267500                       268707.45
    1554208                      1001554208                             606000                          606000
    1554252                      1001554252                             382500                          382500
    1554283                      1001554283                             180000                       180842.49
    1554331                      1001554331                             629910                        632544.7
    1554396                      1001554396                             234400                       235363.57
    1554399                      1001554399                             373000                       374871.33
    1554433                      1001554433                             200250                       201018.78
    1554447                      1001554447                             486000                          486000
    1554552                      1001554552                             414000                       415414.12
    1554560                      1001554560                             357000                       356922.21
    1554613                      1001554613                             304870                       306165.38
    1554620                      1001554620                              96300                        96463.41
    1554685                      1001554685                             225000                       225855.36
    1554814                      1001554814                             369000                       370349.37
    1554847                      1001554847                             155000                       155517.57
    1554855                      1001554855                              96800                        96550.78
    1555100                      1001555100                             225000                       226215.27
    1555118                      1001555118                             240000                       240882.64
    1555133                      1001555133                             342000                       343371.07
    1555146                      1001555146                             500000                       502441.98
    1555172                      1001555172                             525000                       527036.88
    1555189                      1001555189                             214200                       215246.15
    1555190                      1001555190                             334250                        335767.7
    1555264                      1001555264                            1464000                      1468986.53
    1555279                      1001555279                             243200                       244106.59
    1555314                      1001555314                             650000                       653059.73
    1555316                      1001555316                            1276800                      1282757.04
    1555386                      1001555386                             233100                       234185.03
    1555435                      1001555435                             359910                       361588.96
    1555454                      1001555454                             515000                       516741.14
    1555458                      1001555458                             367500                       368965.13
    1555501                      1001555501                             495000                       497215.91
    1555639                      1001555639                             935000                       939011.72
    1555648                      1001555648                             155000                          155000
    1555695                      1001555695                             237600                          237600
    1555724                      1001555724                             152720                        151948.2
    1555781                      1001555781                             344000                       345304.97
    1555784                      1001555784                             295000                       295995.35
    1555820                      1001555820                             179000                       179611.42
    1555857                      1001555857                             350000                       351490.98
    1555924                      1001555924                             325000                          325000
    1556156                      1001556156                             305000                       306246.35
    1556165                      1001556165                             522000                       524402.02
    1556175                      1001556175                             173225                          173225
    1556177                      1001556177                             198800                       199661.25
    1556391                      1001556391                             418000                       419952.36
    1556401                      1001556401                             603000                       601213.37
    1556488                      1001556488                             267902                        267849.8
    1556526                      1001556526                             176250                        177087.9
    1556536                      1001556536                             164000                        164706.1
    1556539                      1001556539                             243750                       244788.36
    1556574                      1001556574                             480000                        481313.2
    1556579                      1001556579                             340000                       341327.63
    1556650                      1001556650                             150000                       150557.74
    1556692                      1001556692                             270000                       270863.05
    1556721                      1001556721                             202500                       204385.63
    1556725                      1001556725                             256300                       257273.07
    1556790                      1001556790                             248000                       249064.07
    1557095                      1001557095                             378628                          378628
    1557148                      1001557148                             585000                          585000
    1557156                      1001557156                             302500                          302500
    1557349                      1001557349                             452000                       454071.19
    1557385                      1001557385                             359100                          359100
    1557474                      1001557474                             261000                       262335.98
    1557490                      1001557490                             219500                       220293.91
    1557553                      1001557553                             564300                       567188.53
    1557563                      1001557563                             112410                       112908.56
    1557598                      1001557598                             522400                       520628.01
    1557645                      1001557645                             377620                       379344.92
    1557701                      1001557701                             598000                       600114.53
    1557712                      1001557712                             360000                       360857.32
    1557754                      1001557754                             489240                       491892.66
    1557784                      1001557784                             700000                       702799.26
    1557812                      1001557812                             300160                          300160
    1557880                      1001557880                             110300                       110718.12
    1557906                      1001557906                             360000                       361664.62
    1557981                      1001557981                             418000                          418000
    1558010                      1001558010                            2165000                       2174119.8
    1558060                      1001558060                             260000                          260000
    1558100                      1001558100                             394400                       395615.72
    1558104                      1001558104                             154000                          154000
    1558106                      1001558106                             716000                       718893.07
    1558129                      1001558129                             376000                       377912.26
    1558145                      1001558145                             440000                        442143.3
    1558188                      1001558188                             337500                          339101
    1558210                      1001558210                             492000                       493608.56
    1558246                      1001558246                             270000                       271083.73
    1558294                      1001558294                             159200                          159200
    1558296                      1001558296                             841000                       844546.86
    1558302                      1001558302                             446200                       448442.69
    1558360                      1001558360                             357000                       358162.43
    1558408                      1001558408                             315000                       316364.66
    1558477                      1001558477                             656000                       659119.53
    1558482                      1001558482                             508000                       510412.46
    1558500                      1001558500                             568640                       571086.07
    1558501                      1001558501                             558400                       560755.48
    1558531                      1001558531                             248000                          248000
    1558607                      1001558607                             507000                       509262.42
    1558666                      1001558666                             576000                        578403.1
    1558916                      1001558916                            2000000                         2000000
    1559013                      1001559013                             234000                       234817.87
    1559037                      1001559037                             265500                       266387.38
    1559136                      1001559136                             346000                          346000
    1559207                      1001559207                             240750                       241755.51
    1559252                      1001559252                             606656                       608172.05
    1559262                      1001559262                             391120                       391457.36
    1559265                      1001559265                             650000                       655433.41
    1559283                      1001559283                             248000                       248915.93
    1559306                      1001559306                             695215                       698448.59
    1559346                      1001559346                             166500                       167072.11
    1559385                      1001559385                             262000                       262940.09
    1559399                      1001559399                             145350                       145867.61
    1559434                      1001559434                             221500                       222449.53
    1559454                      1001559454                             238500                       239626.98
    1559461                      1001559461                             427500                       429733.82
    1559526                      1001559526                            1242500                         1242500
    1559553                      1001559553                             224100                       224991.42
    1559642                      1001559642                             937500                       941302.02
    1559678                      1001559678                             116000                       116487.69
    1559698                      1001559698                             260000                       261115.55
    1559748                      1001559748                             338000                       339422.66
    1559774                      1001559774                             240000                       241344.07
    1559789                      1001559789                             230400                       231486.04
    1559803                      1001559803                             330750                          330750
    1559804                      1001559804                             216000                       215464.55
    1559828                      1001559828                             188000                          188000
    1559846                      1001559846                             370000                       371348.44
    1559884                      1001559884                             426500                       428436.03
    1559954                      1001559954                             320000                       321292.99
    1559966                      1001559966                             306000                       307439.57
    1560013                      1001560013                             460000                          460000
    1560018                      1001560018                             626050                       628693.14
    1560048                      1001560048                             409500                       411492.26
    1560053                      1001560053                             400500                       404165.36
    1560075                      1001560075                             158000                       158523.16
    1560113                      1001560113                             360000                       361528.61
    1560220                      1001560220                             265000                       264368.49
    1560224                      1001560224                             173043                          173043
    1560234                      1001560234                             283000                       284291.16
    1560240                      1001560240                             404000                          404000
    1560253                      1001560253                             177750                       178438.62
    1560264                      1001560264                             302400                          302400
    1560269                      1001560269                             535300                          535300
    1560279                      1001560279                             432250                       434466.19
    1560284                      1001560284                             275500                        275990.6
    1560305                      1001560305                             413000                       415104.65
    1560317                      1001560317                             109500                       109902.82
    1560318                      1001560318                             480000                       481908.33
    1560394                      1001560394                             434560                       436740.17
    1560449                      1001560449                             180950                          180950
    1560466                      1001560466                             283500                       285820.91
    1560475                      1001560475                             738750                          738750
    1560511                      1001560511                             300000                       300544.78
    1560527                      1001560527                             142000                       142485.99
    1560538                      1001560538                            1650000                      1656027.97
    1560594                      1001560594                             332250                       333780.64
    1560620                      1001560620                             229000                       229986.43
    1560625                      1001560625                             385000                       386257.91
    1560642                      1001560642                             216000                       216899.77
    1560662                      1001560662                             376950                       379864.73
    1560665                      1001560665                             268850                       270228.43
    1560670                      1001560670                             243000                       244082.44
    1560673                      1001560673                             386957                          386957
    1560685                      1001560685                             435000                       436617.44
    1560696                      1001560696                             105000                          105000
    1560698                      1001560698                             496000                       498355.47
    1560700                      1001560700                             280000                          280000
    1560702                      1001560702                             408500                       410836.72
    1560741                      1001560741                             460000                       462221.56
    1560743                      1001560743                             546250                       548388.21
    1560755                      1001560755                             443000                       443646.28
    1560777                      1001560777                             600000                       602274.36
    1560793                      1001560793                             522500                       524492.64
    1560822                      1001560822                             417000                          417000
    1560907                      1001560907                             349000                          349000
    1560930                      1001560930                             242250                       243327.22
    1560962                      1001560962                             460000                          460000
    1561009                      1001561009                             455000                          455000
    1561043                      1001561043                              67200                           67200
    1561053                      1001561053                             184500                       185393.15
    1561059                      1001561059                             100000                       100346.84
    1561069                      1001561069                             261800                       262938.09
    1561078                      1001561078                             157500                       158097.04
    1561134                      1001561134                             346000                       347333.06
    1561162                      1001561162                             608000                       610709.25
    1561176                      1001561176                             200000                          200000
    1561184                      1001561184                             171488                       172152.35
    1561224                      1001561224                             112680                        113146.6
    1561236                      1001561236                             360000                       361569.89
    1561244                      1001561244                             292500                       293693.24
    1561279                      1001561279                             100000                       100454.06
    1561286                      1001561286                             842800                       845889.37
    1561315                      1001561315                             410250                          410250
    1561353                      1001561353                            1950450                      1956072.02
    1561377                      1001561377                            1270500                       1275183.2
    1561378                      1001561378                             463500                       465377.47
    1561403                      1001561403                             371000                          371960
    1561429                      1001561429                             454400                          455445
    1561436                      1001561436                             574000                       576703.79
    1561454                      1001561454                             480000                       481427.56
    1561468                      1001561468                             410000                       411696.91
    1561498                      1001561498                             486000                       488347.12
    1561534                      1001561534                             337500                       340664.28
    1561567                      1001561567                             317600                       319099.76
    1561573                      1001561573                             532000                          532000
    1561580                      1001561580                             371250                        372765.6
    1561589                      1001561589                             198000                       198956.24
    1561590                      1001561590                             306000                       307212.98
    1561679                      1001561679                             428000                       430032.55
    1561717                      1001561717                             347000                       348322.45
    1561727                      1001561727                             216000                       217269.27
    1561747                      1001561747                             696000                       698764.62
    1561780                      1001561780                             281250                          281250
    1561789                      1001561789                             379800                       381373.12
    1561835                      1001561835                             427500                          427500
    1561842                      1001561842                             123000                       123440.64
    1561861                      1001561861                             367500                       369222.84
    1561864                      1001561864                              87200                        87564.54
    1561888                      1001561888                             904000                       908029.37
    1561890                      1001561890                              95200                        95175.61
    1561922                      1001561922                             403000                          403000
    1561929                      1001561929                             455000                       455935.43
    1561935                      1001561935                             170000                          170000
    1561946                      1001561946                             342000                       343622.34
    1561949                      1001561949                             846000                       852218.04
    1561965                      1001561965                              51750                           51750
    1561976                      1001561976                             612500                       615297.83
    1561999                      1001561999                             294000                          294000
    1562021                      1001562021                             356480                       358089.09
    1562051                      1001562051                             268000                       269320.92
    1562066                      1001562066                            1350000                       1355462.6
    1562088                      1001562088                             110300                       110802.47
    1562103                      1001562103                             424650                       426268.39
    1562118                      1001562118                             162000                        162651.5
    1562145                      1001562145                             925000                       928560.27
    1562147                      1001562147                             320400                       322074.19
    1562171                      1001562171                             204000                       204834.01
    1562232                      1001562232                             675000                       677202.99
    1562240                      1001562240                             110300                       110802.47
    1562243                      1001562243                             312000                       313536.11
    1562252                      1001562252                             228000                       228707.43
    1562277                      1001562277                             333600                       334871.38
    1562300                      1001562300                             344000                       345619.31
    1562321                      1001562321                             245440                        246274.9
    1562356                      1001562356                             649900                       653015.48
    1562413                      1001562413                             188000                        188825.1
    1562416                      1001562416                             476500                        478380.5
    1562431                      1001562431                             500000                          503393
    1562482                      1001562482                              74925                           74925
    1562506                      1001562506                             375000                       376620.81
    1562509                      1001562509                              95000                           95000
    1562600                      1001562600                             270750                          270750
    1562653                      1001562653                             544000                       546016.83
    1562694                      1001562694                             190500                       191318.65
    1562843                      1001562843                             170250                       170921.63
    1562998                      1001562998                             100000                       100472.22
    1563002                      1001563002                             595000                       595915.18
    1563007                      1001563007                             337500                       337707.35
    1563073                      1001563073                             766300                       769353.36
    1563135                      1001563135                             279000                       280147.56
    1563145                      1001563145                             332630                       334274.15
    1563240                      1001563240                             220000                       220728.44
    1563253                      1001563253                             256405                          256405
    1563276                      1001563276                             427050                       429282.01
    1563383                      1001563383                             131250                       132358.64
    1563431                      1001563431                             585000                       587180.75
    1563469                      1001563469                             391000                       392570.25
    1563493                      1001563493                             378000                        379418.2
    1563496                      1001563496                             975000                       978134.08
    1563511                      1001563511                             648000                       650328.44
    1563586                      1001563586                             228000                       228849.93
    1563615                      1001563615                             257400                       257078.24
    1563657                      1001563657                             572000                       573989.02
    1563679                      1001563679                             135360                       135843.71
    1563731                      1001563731                             187197                       187994.45
    1563752                      1001563752                             398500                       400342.64
    1563759                      1001563759                             635000                          635000
    1563763                      1001563763                             480700                       482435.52
    1563788                      1001563788                             504000                       506386.21
    1563919                      1001563919                             472500                          472500
    1564028                      1001564028                             216000                          216000
    1564056                      1001564056                             149000                       149754.33
    1564093                      1001564093                             427000                       429171.49
    1564111                      1001564111                             360000                          360000
    1564160                      1001564160                             260000                       260615.31
    1564166                      1001564166                             528000                       530089.44
    1564271                      1001564271                             339800                       341289.06
    1564286                      1001564286                             442329                       443859.07
    1564301                      1001564301                             333400                       334025.53
    1564324                      1001564324                              95600                        96478.18
    1564337                      1001564337                             405000                       406537.63
    1564360                      1001564360                             570000                       572739.13
    1564370                      1001564370                             258000                        260245.9
    1564373                      1001564373                             154505                       155106.32
    1564387                      1001564387                            1030000                         1030000
    1564410                      1001564410                             436000                       437328.83
    1564501                      1001564501                             455000                       442988.97
    1564509                      1001564509                             481500                       484100.68
    1564519                      1001564519                             388000                       389616.26
    1564570                      1001564570                             900000                       903867.34
    1564583                      1001564583                             452000                       455785.92
    1564594                      1001564594                             382000                       383720.55
    1564620                      1001564620                             500000                          500000
    1564662                      1001564662                             584000                          584000
    1564666                      1001564666                             372000                          372000
    1564696                      1001564696                             295895                       297441.14
    1564713                      1001564713                             427500                       428246.32
    1564714                      1001564714                             285000                          285000
    1564767                      1001564767                             110000                       110410.06
    1564791                      1001564791                             551000                       553916.87
    1564805                      1001564805                            1000000                      1004498.94
    1564834                      1001564834                             465500                       467828.49
    1564932                      1001564932                             551500                       554051.86
    1564940                      1001564940                             815000                       818583.55
    1564958                      1001564958                             175000                       175863.61
    1564964                      1001564964                             356000                       357159.39
    1564994                      1001564994                             328000                       329072.37
    1565019                      1001565019                             158400                          159069
    1565023                      1001565023                             175000                       175722.41
    1565060                      1001565060                             152000                          152000
    1565083                      1001565083                             528000                       530331.44
    1565142                      1001565142                             315000                       316276.59
    1565181                      1001565181                             406800                          406800
    1565197                      1001565197                             335000                       336491.43
    1565219                      1001565219                             220000                       220848.27
    1565275                      1001565275                             390000                       391308.59
    1565284                      1001565284                             160000                       160744.53
    1565305                      1001565305                             444000                       445636.63
    1565329                      1001565329                             183750                       184446.55
    1565343                      1001565343                             364800                        364923.3
    1565414                      1001565414                             171720                          171720
    1565420                      1001565420                             427500                       429751.63
    1565464                      1001565464                             115300                       115785.68
    1565468                      1001565468                             181440                       182142.91
    1565471                      1001565471                             647100                       650017.75
    1565477                      1001565477                              50000                        50213.67
    1565497                      1001565497                             316552                       317433.48
    1565581                      1001565581                             472500                       471946.11
    1565612                      1001565612                             386570                       388457.99
    1565635                      1001565635                             181440                       182142.91
    1565678                      1001565678                             663632                       666202.96
    1565691                      1001565691                             244000                       245138.41
    1565692                      1001565692                             253000                       253962.07
    1565696                      1001565696                             572000                       574478.06
    1565781                      1001565781                             116000                        116541.8
    1565816                      1001565816                             589000                        591332.7
    1565865                      1001565865                             472000                       473748.05
    1565929                      1001565929                             190000                       190626.58
    1565950                      1001565950                             480000                       481809.33
    1565975                      1001565975                             153750                          153750
    1565984                      1001565984                             301500                       302103.98
    1565991                      1001565991                             225000                          225000
    1566096                      1001566096                             169200                       170154.62
    1566179                      1001566179                             356500                       357856.76
    1566231                      1001566231                             370400                          370400
    1566232                      1001566232                             650000                          650000
    1566234                      1001566234                             665926                       668539.25
    1566270                      1001566270                             566910                       569327.08
    1566279                      1001566279                             631750                       634541.56
    1566297                      1001566297                             503500                       506165.42
    1566310                      1001566310                             301500                       303075.43
    1566366                      1001566366                             791000                       794048.07
    1566368                      1001566368                             326250                       327801.01
    1566376                      1001566376                             413950                       416168.59
    1566390                      1001566390                             540000                       542429.43
    1566436                      1001566436                             327000                       328184.61
    1566438                      1001566438                             477000                        478499.9
    1566448                      1001566448                             136000                       136614.28
    1566449                      1001566449                             337500                       339052.28
    1566451                      1001566451                             280000                       281296.13
    1566457                      1001566457                            1575000                      1581503.25
    1566556                      1001566556                             996750                      1000833.83
    1566568                      1001566568                            2300000                         2300000
    1566607                      1001566607                             300000                       301287.18
    1566648                      1001566648                             468000                        469993.2
    1566671                      1001566671                             742500                          742500
    1566744                      1001566744                             194370                       195173.51
    1566754                      1001566754                             560000                       562286.08
    1566767                      1001566767                             290000                          290000
    1566798                      1001566798                             336691                       336614.31
    1566846                      1001566846                             228000                       229063.76
    1566870                      1001566870                             305000                       304788.32
    1566912                      1001566912                             332000                       333790.56
    1566948                      1001566948                             582000                        583985.2
    1566960                      1001566960                             650000                       652829.52
    1567003                      1001567003                             206250                       206948.74
    1567040                      1001567040                             237000                       238920.66
    1567042                      1001567042                             247500                       248607.96
    1567047                      1001567047                             139500                          139500
    1567140                      1001567140                             240000                       240814.67
    1567165                      1001567165                             500000                       502258.48
    1567170                      1001567170                            1352350                      1350057.46
    1567171                      1001567171                            1000000                      1004686.44
    1567182                      1001567182                             495000                       497462.77
    1567183                      1001567183                             270000                       269716.97
    1567195                      1001567195                             475000                       476645.62
    1567274                      1001567274                             900000                       903579.99
    1567275                      1001567275                             176250                       176959.99
    1567309                      1001567309                             450000                       451704.07
    1567321                      1001567321                             493140                       495515.89
    1567327                      1001567327                             567000                        569674.7
    1567333                      1001567333                             292500                       293878.37
    1567342                      1001567342                             302000                          302000
    1567344                      1001567344                             620000                       622518.09
    1567367                      1001567367                             180000                       179628.65
    1567369                      1001567369                             200000                       200662.22
    1567407                      1001567407                             120500                       120367.27
    1567414                      1001567414                             162500                          162500
    1567444                      1001567444                             427500                       429554.26
    1567445                      1001567445                             310500                       312177.08
    1567463                      1001567463                             178000                       178506.39
    1567472                      1001567472                             396000                       396700.87
    1567489                      1001567489                             189000                       189788.75
    1567500                      1001567500                             553000                       555543.43
    1567545                      1001567545                             267000                       268006.44
    1567564                      1001567564                             263000                       263482.66
    1567575                      1001567575                             432000                       434006.32
    1567583                      1001567583                             548000                          548000
    1567602                      1001567602                             122400                       122960.87
    1567638                      1001567638                             171500                       172126.54
    1567665                      1001567665                             451250                       453281.58
    1567679                      1001567679                             323000                       324313.81
    1567695                      1001567695                             388000                       389414.04
    1567714                      1001567714                             255000                       255961.21
    1567715                      1001567715                             550000                        552176.5
    1567725                      1001567725                             187500                          187500
    1567727                      1001567727                             237000                       238057.59
    1567728                      1001567728                            1177000                       1182589.5
    1567735                      1001567735                             300000                          300000
    1567736                      1001567736                             313500                       314755.33
    1567775                      1001567775                             324000                       325510.56
    1567796                      1001567796                             162400                        162493.9
    1567814                      1001567814                             300000                       300958.81
    1567824                      1001567824                             140000                          140000
    1567828                      1001567828                             382500                          382500
    1567842                      1001567842                             436000                       437950.97
    1567851                      1001567851                             161250                       161741.11
    1567864                      1001567864                             403000                       404813.07
    1567888                      1001567888                             232750                       233640.89
    1567921                      1001567921                             489250                       491513.82
    1567937                      1001567937                             275000                       275964.18
    1567952                      1001567952                             635000                       633773.59
    1567960                      1001567960                             351500                       353200.79
    1567965                      1001567965                             593100                       598165.63
    1567990                      1001567990                             135500                          135500
    1567999                      1001567999                             475000                       477019.76
    1568024                      1001568024                             280500                       281472.57
    1568026                      1001568026                             169600                       170147.43
    1568082                      1001568082                             269500                       270723.35
    1568084                      1001568084                             171000                       171697.86
    1568169                      1001568169                             237600                       238504.27
    1568174                      1001568174                             402800                        404166.8
    1568178                      1001568178                             271600                       272721.91
    1568182                      1001568182                             465000                       466732.26
    1568251                      1001568251                             280000                       280962.11
    1568266                      1001568266                             360000                        361172.2
    1568277                      1001568277                             335250                       336489.24
    1568382                      1001568382                             337500                       338810.84
    1568422                      1001568422                             269662                          269662
    1568435                      1001568435                             416500                       418408.17
    1568460                      1001568460                             270000                          270000
    1568472                      1001568472                             284300                       285801.04
    1568508                      1001568508                             230805                       231760.77
    1568511                      1001568511                             262500                       263533.72
    1568542                      1001568542                             414000                          414000
    1568571                      1001568571                             184000                        184827.8
    1568631                      1001568631                             181440                       182142.91
    1568651                      1001568651                             340000                          340000
    1568673                      1001568673                             219600                       220489.52
    1568679                      1001568679                             181440                       182142.91
    1568684                      1001568684                             182000                       182580.42
    1568692                      1001568692                             610000                       612415.94
    1568699                      1001568699                             288000                       289402.89
    1568700                      1001568700                             360000                          361087
    1568708                      1001568708                             261000                       262073.53
    1568713                      1001568713                             313300                       314737.23
    1568716                      1001568716                             181440                       182139.05
    1568728                      1001568728                             383300                       385005.44
    1568729                      1001568729                             199000                       199770.16
    1568748                      1001568748                             264000                       265017.13
    1568749                      1001568749                             167000                       167596.04
    1568754                      1001568754                             431900                       434760.64
    1568780                      1001568780                             140000                        140534.8
    1568799                      1001568799                             216000                       216812.37
    1568805                      1001568805                             187500                       188195.14
    1568808                      1001568808                             538500                       541184.18
    1568834                      1001568834                             314900                       316316.81
    1568867                      1001568867                             484000                       486105.07
    1568882                      1001568882                             692625                          692625
    1568885                      1001568885                             381000                       382791.12
    1568905                      1001568905                             310650                       311916.73
    1568987                      1001568987                             423250                       424982.62
    1568988                      1001568988                             750000                          750000
    1569001                      1001569001                             176000                       176794.44
    1569018                      1001569018                             400000                       401644.69
    1569029                      1001569029                             272000                       273269.04
    1569075                      1001569075                             255000                       256054.41
    1569083                      1001569083                             525000                       527208.82
    1569114                      1001569114                             272700                       273702.72
    1569160                      1001569160                            1247000                      1252662.14
    1569237                      1001569237                             231300                          231300
    1569250                      1001569250                             264000                       265154.72
    1569330                      1001569330                             419000                       420784.51
    1569369                      1001569369                             333000                       333984.28
    1569375                      1001569375                             465000                       466878.88
    1569377                      1001569377                             304000                          304000
    1569397                      1001569397                             216750                       217609.92
    1569419                      1001569419                             798400                       799878.49
    1569434                      1001569434                             392000                       393632.91
    1569441                      1001569441                             130000                          130000
    1569495                      1001569495                              96000                        89765.74
    1569513                      1001569513                             153000                          153000
    1569526                      1001569526                            1560000                      1557493.41
    1569544                      1001569544                             597200                       599614.94
    1569614                      1001569614                             215000                       215412.37
    1569634                      1001569634                            1212000                      1216930.98
    1569643                      1001569643                             593000                       595741.99
    1569644                      1001569644                             440000                       441286.02
    1569650                      1001569650                             274500                       275845.39
    1569667                      1001569667                             561000                       562835.37
    1569686                      1001569686                             144000                        144655.6
    1569692                      1001569692                             459500                       458439.12
    1569707                      1001569707                             234000                          234000
    1569723                      1001569723                             303700                        305118.5
    1569745                      1001569745                             506250                          506250
    1569752                      1001569752                             478950                       480815.24
    1569768                      1001569768                             273500                       274567.56
    1569803                      1001569803                             225000                          225000
    1569819                      1001569819                             155000                          155000
    1569837                      1001569837                             643000                          643000
    1569899                      1001569899                              91200                        91134.37
    1569917                      1001569917                             128250                        128812.9
    1569938                      1001569938                             580000                       581896.27
    1569958                      1001569958                             188000                       188728.33
    1569960                      1001569960                             173700                       174432.72
    1569964                      1001569964                             648640                       651806.32
    1569995                      1001569995                             424500                       425722.92
    1570023                      1001570023                             365000                       366529.35
    1570095                      1001570095                             370500                       371832.96
    1570101                      1001570101                             153900                       154643.26
    1570109                      1001570109                             260000                       261195.26
    1570117                      1001570117                             303300                          303300
    1570133                      1001570133                             280600                       281757.18
    1570140                      1001570140                             608000                          608000
    1570176                      1001570176                             300000                       301080.83
    1570187                      1001570187                             409500                       411111.84
    1570200                      1001570200                             460000                          460000
    1570203                      1001570203                             179100                       179900.97
    1570218                      1001570218                            1612500                      1617443.86
    1570234                      1001570234                             181440                       182139.05
    1570241                      1001570241                             228000                          228000
    1570242                      1001570242                             249500                       249691.82
    1570250                      1001570250                             611800                       613903.87
    1570254                      1001570254                             166500                        167359.2
    1570258                      1001570258                             261459                       262702.32
    1570260                      1001570260                             211500                       212365.02
    1570283                      1001570283                             615000                       617164.46
    1570290                      1001570290                             158400                       159021.24
    1570324                      1001570324                             153000                          153000
    1570382                      1001570382                             457841                       459888.53
    1570387                      1001570387                             292500                          292500
    1570398                      1001570398                             288000                        289109.6
    1570429                      1001570429                             112500                       112885.94
    1570437                      1001570437                             234000                       234801.83
    1570447                      1001570447                             336000                       337684.09
    1570497                      1001570497                             270000                       271148.07
    1570555                      1001570555                             600000                       602124.65
    1570593                      1001570593                             387000                       388805.59
    1570596                      1001570596                             171500                          171500
    1570605                      1001570605                             924000                       927047.15
    1570611                      1001570611                             480000                       481739.33
    1570662                      1001570662                             460000                       461954.51
    1570675                      1001570675                             176625                       176229.93
    1570683                      1001570683                             341250                       342458.28
    1570684                      1001570684                             258300                       260191.87
    1570692                      1001570692                             182000                       182886.53
    1570702                      1001570702                             375000                       376327.78
    1570705                      1001570705                              38000                         38166.2
    1570751                      1001570751                             320000                       321395.73
    1570761                      1001570761                             180000                       180541.05
    1570770                      1001570770                             315000                          315000
    1570773                      1001570773                             246400                       247089.37
    1570792                      1001570792                             833778                        836570.6
    1570793                      1001570793                             418000                       420184.18
    1570809                      1001570809                             764931                       767795.79
    1570820                      1001570820                             290000                       289830.83
    1570859                      1001570859                             140980                       141726.31
    1570862                      1001570862                             562000                       564554.69
    1570918                      1001570918                             472150                       474177.31
    1570929                      1001570929                             437000                       435775.11
    1570968                      1001570968                              94000                           94000
    1571059                      1001571059                             374000                       375163.76
    1571082                      1001571082                             391500                       393373.46
    1571087                      1001571087                             311250                       312428.09
    1571104                      1001571104                             480000                        481973.2
    1571125                      1001571125                             423000                       425267.09
    1571135                      1001571135                             259875                       261015.55
    1571170                      1001571170                             123000                          123000
    1571172                      1001571172                             433000                          433000
    1571185                      1001571185                             167000                       167758.28
    1571188                      1001571188                             360000                       361416.47
    1571232                      1001571232                             185000                       185705.06
    1571237                      1001571237                             432600                       434404.57
    1571245                      1001571245                             210000                       210881.24
    1571267                      1001571267                             364000                       365592.11
    1571294                      1001571294                             630000                       633020.08
    1571297                      1001571297                             432000                       434257.33
    1571300                      1001571300                             297880                       299244.97
    1571348                      1001571348                             360000                       361929.44
    1571349                      1001571349                             498750                       499903.78
    1571363                      1001571363                             553500                       555995.71
    1571386                      1001571386                             340200                       341619.19
    1571415                      1001571415                             160000                       160547.65
    1571433                      1001571433                             265000                       266128.89
    1571450                      1001571450                             165000                          165000
    1571452                      1001571452                             434150                       436115.04
    1571453                      1001571453                             162750                       163155.18
    1571461                      1001571461                             333750                       335367.74
    1571479                      1001571479                             272000                       272830.99
    1571637                      1001571637                             172000                       173195.98
    1571662                      1001571662                             378000                       379786.16
    1571679                      1001571679                             108000                       108482.99
    1571680                      1001571680                             257500                       258890.82
    1571707                      1001571707                             500000                       501759.72
    1571717                      1001571717                             356000                          357908
    1571754                      1001571754                             212500                       213283.09
    1571769                      1001571769                             650000                       652206.38
    1571811                      1001571811                            1240000                      1244507.43
    1571820                      1001571820                             112000                       106434.13
    1571858                      1001571858                             223200                          223200
    1571864                      1001571864                             212000                       212927.28
    1571877                      1001571877                             108000                       108482.99
    1571893                      1001571893                             398000                       400544.25
    1571933                      1001571933                             220500                          220500
    1571952                      1001571952                              81000                        81362.25
    1571957                      1001571957                             153450                       154070.82
    1571961                      1001571961                             206200                       207537.44
    1571968                      1001571968                             241000                        242275.8
    1571980                      1001571980                             602900                        605804.7
    1571985                      1001571985                             300000                       301426.25
    1571988                      1001571988                             328000                       329168.04
    1571990                      1001571990                             286200                          286200
    1572015                      1001572015                            1300000                         1300000
    1572078                      1001572078                             438750                       440495.25
    1572083                      1001572083                             198000                          198000
    1572086                      1001572086                             319200                          319200
    1572096                      1001572096                             220000                       220973.85
    1572097                      1001572097                             385200                          385200
    1572170                      1001572170                             220000                       220973.85
    1572181                      1001572181                             355500                          355500
    1572217                      1001572217                             208000                       208823.14
    1572218                      1001572218                            1500000                      1506928.75
    1572227                      1001572227                             220000                       221029.71
    1572241                      1001572241                             495000                       496700.87
    1572260                      1001572260                             486000                       487998.98
    1572272                      1001572272                             239000                       239910.85
    1572294                      1001572294                             216000                       216712.32
    1572302                      1001572302                             323100                       324314.52
    1572311                      1001572311                             229500                       230608.36
    1572316                      1001572316                             584000                       586402.73
    1572329                      1001572329                             336000                       337381.24
    1572333                      1001572333                             298500                       298903.62
    1572339                      1001572339                             243000                       243788.17
    1572348                      1001572348                             225000                       225861.23
    1572357                      1001572357                             306000                       307477.82
    1572370                      1001572370                             333000                       334380.82
    1572372                      1001572372                             112500                       112992.54
    1572373                      1001572373                             250000                       250879.86
    1572374                      1001572374                             600000                        601391.5
    1572443                      1001572443                             352000                          351763
    1572449                      1001572449                             335000                       336446.49
    1572469                      1001572469                             200000                          200000
    1572475                      1001572475                             365000                       366554.53
    1572483                      1001572483                             438625                       440495.22
    1572487                      1001572487                             113250                       113636.83
    1572511                      1001572511                             163500                       164097.31
    1572520                      1001572520                             297000                       298191.27
    1572592                      1001572592                             328500                       330175.87
    1572593                      1001572593                             492000                        494282.3
    1572597                      1001572597                             238000                       238953.21
    1572657                      1001572657                             170050                       170714.35
    1572663                      1001572663                             142000                       142651.59
    1572689                      1001572689                             157500                       158385.28
    1572703                      1001572703                             324800                       326157.82
    1572705                      1001572705                             680000                       682166.55
    1572706                      1001572706                             324000                        325261.8
    1572713                      1001572713                             280000                       281235.58
    1572731                      1001572731                             248000                        248902.1
    1572772                      1001572772                             555750                       558390.98
    1572780                      1001572780                             387000                          387000
    1572781                      1001572781                             350000                       351533.12
    1572784                      1001572784                             725000                       727177.41
    1572788                      1001572788                             337500                        338879.7
    1572832                      1001572832                             294500                       295634.64
    1572834                      1001572834                             258750                       259803.11
    1572875                      1001572875                             606400                       609001.82
    1572887                      1001572887                             346500                       348282.14
    1572890                      1001572890                             700000                          700000
    1572895                      1001572895                             220000                       221002.69
    1572901                      1001572901                             533600                        536045.1
    1572906                      1001572906                             277500                       278682.94
    1572908                      1001572908                             388000                       389265.97
    1572913                      1001572913                             175000                       175786.64
    1572928                      1001572928                             574000                        576270.7
    1572957                      1001572957                             363600                          363600
    1572964                      1001572964                             500000                        502258.2
    1572966                      1001572966                             435000                       436470.21
    1572972                      1001572972                             384750                       386674.56
    1572984                      1001572984                             291000                          291000
    1572999                      1001572999                             410500                       412127.11
    1573007                      1001573007                             268000                       269214.25
    1573010                      1001573010                             544000                       546447.42
    1573017                      1001573017                             495000                          495000
    1573035                      1001573035                             320000                       321511.09
    1573048                      1001573048                             661500                       664056.56
    1573052                      1001573052                             676000                       679097.61
    1573061                      1001573061                             364000                       365683.11
    1573076                      1001573076                             134910                       135501.25
    1573078                      1001573078                             644000                          644000
    1573121                      1001573121                             581000                        583662.3
    1573122                      1001573122                             243200                       244430.57
    1573147                      1001573147                             161100                       161867.45
    1573169                      1001573169                             499000                       501399.51
    1573180                      1001573180                             310500                       311892.84
    1573210                      1001573210                             363750                       365346.44
    1573223                      1001573223                             188000                          188000
    1573326                      1001573326                             292500                          292500
    1573335                      1001573335                             183350                       183894.34
    1573336                      1001573336                             192500                       193458.34
    1573338                      1001573338                             299700                       301040.95
    1573357                      1001573357                             121500                       121950.45
    1573376                      1001573376                             128000                        128551.1
    1573436                      1001573436                             561150                       563692.22
    1573469                      1001573469                             148000                       148571.53
    1573483                      1001573483                             364500                       366032.53
    1573484                      1001573484                             493600                       496029.52
    1573487                      1001573487                             458400                       460440.51
    1573516                      1001573516                             423000                       424587.22
    1573550                      1001573550                            1500000                      1505792.45
    1573581                      1001573581                             306000                       306000.01
    1573582                      1001573582                             250000                       251043.02
    1573612                      1001573612                             250000                        251041.4
    1573633                      1001573633                             466200                       468202.21
    1573647                      1001573647                             600000                       602849.36
    1573664                      1001573664                            1200000                         1200000
    1573683                      1001573683                             339000                       340213.11
    1573698                      1001573698                             670000                       672595.54
    1573702                      1001573702                             528000                       530436.52
    1573714                      1001573714                             391500                       393284.33
    1573728                      1001573728                             422196                       424084.13
    1573741                      1001573741                             500000                          500000
    1573751                      1001573751                             389500                       391422.57
    1573821                      1001573821                             380000                          380000
    1573835                      1001573835                             465500                       469665.24
    1573837                      1001573837                             315000                       316365.96
    1573839                      1001573839                             234000                          234000
    1573861                      1001573861                             356250                       357961.95
    1573894                      1001573894                             479000                       481174.95
    1573897                      1001573897                             296875                       298122.62
    1573898                      1001573898                             436500                          436500
    1573909                      1001573909                             364000                          364000
    1573922                      1001573922                             279000                       279856.53
    1573927                      1001573927                             589500                       592487.51
    1573941                      1001573941                             555100                        557693.4
    1573947                      1001573947                             323000                       324822.35
    1573950                      1001573950                             322500                       323615.02
    1573958                      1001573958                            1927000                      1935759.59
    1573966                      1001573966                             500000                       502059.35
    1573984                      1001573984                             450000                       452390.57
    1573987                      1001573987                             387000                       389006.07
    1574012                      1001574012                             292000                       292979.01
    1574025                      1001574025                             490500                          490500
    1574035                      1001574035                             214600                       215559.73
    1574036                      1001574036                             450000                       451985.76
    1574039                      1001574039                             100000                        100462.9
    1574058                      1001574058                             176700                       177459.28
    1574065                      1001574065                             396000                       397990.38
    1574085                      1001574085                             304000                       305241.01
    1574103                      1001574103                             468000                       469681.65
    1574196                      1001574196                             590400                       592957.78
    1574207                      1001574207                              80796                        81078.38
    1574219                      1001574219                             155000                       155688.97
    1574235                      1001574235                             324000                       325511.29
    1574248                      1001574248                             450000                       451865.97
    1574252                      1001574252                             380000                        383561.8
    1574260                      1001574260                             172500                       173297.63
    1574284                      1001574284                             244800                       245880.25
    1574297                      1001574297                             500000                       502435.56
    1574315                      1001574315                             244000                       245031.66
    1574358                      1001574358                             369000                       369713.13
    1574373                      1001574373                             450000                          450000
    1574376                      1001574376                             513000                       517160.26
    1574384                      1001574384                             327000                        328432.5
    1574387                      1001574387                             224100                       225027.66
    1574396                      1001574396                             249750                          249750
    1574409                      1001574409                             416000                       417602.75
    1574415                      1001574415                             400000                       401701.62
    1574434                      1001574434                             392000                          392000
    1574441                      1001574441                             298000                          298000
    1574468                      1001574468                             351500                       352941.89
    1574474                      1001574474                             418500                        420560.4
    1574482                      1001574482                             460000                       462127.01
    1574513                      1001574513                             712000                       715321.91
    1574523                      1001574523                             481727                       483514.88
    1574545                      1001574545                             193500                       194052.84
    1574546                      1001574546                             787500                          787500
    1574547                      1001574547                             242400                          242400
    1574552                      1001574552                             269100                          269100
    1574584                      1001574584                             468000                        469672.4
    1574656                      1001574656                             300000                       301237.18
    1574659                      1001574659                             380000                          380000
    1574680                      1001574680                             380000                          380000
    1574684                      1001574684                             161500                       162245.35
    1574692                      1001574692                             217500                       218471.43
    1574745                      1001574745                             150000                       150699.85
    1574753                      1001574753                             402500                       404054.91
    1574828                      1001574828                             292500                       293924.81
    1574830                      1001574830                             975000                        978675.2
    1574840                      1001574840                             232200                          232200
    1574850                      1001574850                             117500                       117718.17
    1574869                      1001574869                             356000                       357497.79
    1574885                      1001574885                             123750                       124178.68
    1574893                      1001574893                             369750                       371446.68
    1574931                      1001574931                             356500                       358172.93
    1574935                      1001574935                             255960                       256828.84
    1574942                      1001574942                             461000                       461887.69
    1574972                      1001574972                             230000                       230932.77
    1574975                      1001574975                             310000                       311041.75
    1574986                      1001574986                             952000                       956282.99
    1575007                      1001575007                             500000                       501968.05
    1575026                      1001575026                             296250                       297624.25
    1575048                      1001575048                             275405                       276599.01
    1575095                      1001575095                             236000                       236786.46
    1575103                      1001575103                             387000                       389058.02
    1575123                      1001575123                             245000                        245755.9
    1575128                      1001575128                             440000                       441640.22
    1575185                      1001575185                             228600                       229628.46
    1575195                      1001575195                             180000                       180925.55
    1575196                      1001575196                             509400                        511567.7
    1575198                      1001575198                             484000                        485880.2
    1575200                      1001575200                             349950                       351692.19
    1575217                      1001575217                             588000                          588000
    1575219                      1001575219                             328000                          328000
    1575235                      1001575235                             166300                       167207.14
    1575243                      1001575243                             225000                       225890.42
    1575245                      1001575245                             255600                       256876.39
    1575247                      1001575247                             270000                       271090.97
    1575253                      1001575253                             600000                          600000
    1575276                      1001575276                             574750                       577463.73
    1575294                      1001575294                             500000                          500000
    1575328                      1001575328                             200000                       200538.17
    1575345                      1001575345                             405000                          405000
    1575354                      1001575354                             412500                          412500
    1575374                      1001575374                             226200                          226200
    1575419                      1001575419                             546250                       548253.48
    1575429                      1001575429                             483750                          483750
    1575432                      1001575432                             318250                       319616.49
    1575461                      1001575461                             146400                          146400
    1575465                      1001575465                             147500                       148116.62
    1575478                      1001575478                             177925                       178506.06
    1575479                      1001575479                             219744                       220540.37
    1575485                      1001575485                             385000                       386716.05
    1575497                      1001575497                             268800                       269824.42
    1575519                      1001575519                             490000                       492412.42
    1575540                      1001575540                             380000                        381657.1
    1575544                      1001575544                             590000                       589851.02
    1575559                      1001575559                             304000                       305533.31
    1575562                      1001575562                             370000                          370000
    1575563                      1001575563                             218700                       219753.47
    1575570                      1001575570                             205000                        205806.9
    1575584                      1001575584                             275500                       276601.44
    1575622                      1001575622                             459800                       461475.71
    1575670                      1001575670                             168000                       168386.45
    1575699                      1001575699                             660000                          660000
    1575718                      1001575718                             616000                       618912.52
    1575720                      1001575720                             415800                       417354.32
    1575762                      1001575762                             234000                       234965.01
    1575801                      1001575801                             343000                       344390.77
    1575812                      1001575812                             272000                       273257.71
    1575814                      1001575814                             480000                        481853.2
    1575828                      1001575828                             147500                       148016.95
    1575868                      1001575868                             538400                          538400
    1575935                      1001575935                             170910                       171680.63
    1575963                      1001575963                             348300                       349841.45
    1575978                      1001575978                             395500                          395500
    1575983                      1001575983                             270000                       271357.07
    1576009                      1001576009                            1430000                       1436373.9
    1576021                      1001576021                             369000                        370643.7
    1576024                      1001576024                             440950                        442616.7
    1576042                      1001576042                             772000                       775312.35
    1576053                      1001576053                             179910                       180866.74
    1576076                      1001576076                             370000                       371562.98
    1576081                      1001576081                             265500                       266748.38
    1576084                      1001576084                             405500                       407032.05
    1576099                      1001576099                             265000                       265751.57
    1576102                      1001576102                             383250                       385087.96
    1576119                      1001576119                             416000                          416000
    1576122                      1001576122                             271700                       273137.04
    1576123                      1001576123                             500000                       501947.22
    1576125                      1001576125                             221825                       222898.34
    1576129                      1001576129                             427500                       429763.09
    1576134                      1001576134                             276000                       277038.98
    1576146                      1001576146                             470000                       471753.07
    1576164                      1001576164                             300000                       300549.25
    1576170                      1001576170                             126000                       126579.25
    1576188                      1001576188                             195000                       195704.96
    1576190                      1001576190                             500000                       501568.19
    1576192                      1001576192                             440000                       441351.03
    1576198                      1001576198                              86000                        86352.02
    1576227                      1001576227                             425700                       427788.85
    1576261                      1001576261                             336600                       337833.42
    1576263                      1001576263                             375000                       377053.24
    1576266                      1001576266                             206175                       206829.06
    1576284                      1001576284                              85000                        85396.57
    1576285                      1001576285                             198000                       199021.76
    1576287                      1001576287                             350900                       352662.55
    1576302                      1001576302                             359910                       361667.79
    1576327                      1001576327                             472500                          472500
    1576329                      1001576329                             465682                          465682
    1576357                      1001576357                             490000                       491765.36
    1576387                      1001576387                             211100                       211873.84
    1576389                      1001576389                             375000                       376429.16
    1576455                      1001576455                             157500                       158052.17
    1576462                      1001576462                             234000                       234811.82
    1576471                      1001576471                             342000                       343801.31
    1576473                      1001576473                             580000                          580000
    1576489                      1001576489                             254000                          254000
    1576490                      1001576490                             384170                       385792.82
    1576503                      1001576503                             364500                       365765.24
    1576504                      1001576504                             348000                       349643.31
    1576524                      1001576524                             391200                       391080.71
    1576540                      1001576540                             336500                       338002.78
    1576555                      1001576555                             725000                       727702.63
    1576559                      1001576559                             319200                       318526.82
    1576560                      1001576560                             288750                       289786.46
    1576582                      1001576582                             564775                          564775
    1576586                      1001576586                             485900                       488524.45
    1576601                      1001576601                             323000                       324348.39
    1576613                      1001576613                             314500                       315702.55
    1576637                      1001576637                             360000                       361263.26
    1576643                      1001576643                             184000                          184000
    1576653                      1001576653                             220000                       220820.11
    1576670                      1001576670                             124200                       124696.69
    1576697                      1001576697                             166000                       166746.83
    1576797                      1001576797                             142000                       142496.71
    1576849                      1001576849                             389500                       391322.78
    1576858                      1001576858                             149700                       150252.53
    1576899                      1001576899                             231750                       232882.98
    1576935                      1001576935                             259000                       260106.28
    1576936                      1001576936                             399000                          399000
    1576937                      1001576937                             535000                       537540.68
    1576940                      1001576940                             655893                       658848.02
    1576974                      1001576974                             238500                        239332.4
    1576978                      1001576978                             160000                       160713.98
    1576980                      1001576980                             307500                       308078.05
    1576984                      1001576984                             326250                       327820.65
    1576996                      1001576996                             310500                       312012.49
    1577021                      1001577021                             268000                       269138.72
    1577051                      1001577051                             273000                          273000
    1577071                      1001577071                             566000                       568519.98
    1577083                      1001577083                             314900                       316306.75
    1577084                      1001577084                             366273                       367501.03
    1577098                      1001577098                             105000                       105358.65
    1577125                      1001577125                             160000                       160674.23
    1577142                      1001577142                             628000                       626503.43
    1577153                      1001577153                             206000                       206819.42
    1577159                      1001577159                             294500                       296059.02
    1577162                      1001577162                             468000                          468000
    1577165                      1001577165                             355100                       356728.29
    1577171                      1001577171                             250000                       250834.86
    1577174                      1001577174                             432000                          432000
    1577190                      1001577190                             185250                       186091.73
    1577201                      1001577201                             375000                        376432.5
    1577212                      1001577212                             326700                       328295.59
    1577216                      1001577216                             351000                       352127.53
    1577220                      1001577220                             999950                      1004620.48
    1577222                      1001577222                             318500                       320124.45
    1577225                      1001577225                             271700                        272752.2
    1577231                      1001577231                             336000                       337252.53
    1577250                      1001577250                             488000                       489670.09
    1577252                      1001577252                             520000                          520000
    1577256                      1001577256                             155000                       155526.14
    1577276                      1001577276                             239400                          239400
    1577282                      1001577282                             548000                       550682.34
    1577312                      1001577312                             341600                       343136.83
    1577338                      1001577338                             348000                       349152.26
    1577359                      1001577359                             160000                       160667.16
    1577379                      1001577379                             454000                       455900.21
    1577442                      1001577442                             235500                       236563.01
    1577464                      1001577464                             230000                          230000
    1577481                      1001577481                             325000                       326357.39
    1577502                      1001577502                             404000                       405857.25
    1577503                      1001577503                             616500                        618898.8
    1577510                      1001577510                            1462500                         1467323
    1577521                      1001577521                             389000                       390231.48
    1577548                      1001577548                             352000                       353737.63
    1577560                      1001577560                             785000                       788727.92
    1577562                      1001577562                             624000                       626452.62
    1577570                      1001577570                             517500                       519335.37
    1577577                      1001577577                             726850                       730040.02
    1577596                      1001577596                              55400                        55586.92
    1577613                      1001577613                             150000                       150574.84
    1577620                      1001577620                             401375                        402947.9
    1577631                      1001577631                             460000                       461712.09
    1577661                      1001577661                              55120                        55305.98
    1577669                      1001577669                             178380                       179214.91
    1577682                      1001577682                             330000                          330000
    1577691                      1001577691                             455200                          455200
    1577697                      1001577697                             260000                       260857.42
    1577708                      1001577708                             461700                       463571.11
    1577711                      1001577711                              60000                        60202.44
    1577713                      1001577713                             392000                       393567.45
    1577737                      1001577737                             460500                       462475.83
    1577789                      1001577789                             191200                          191200
    1577800                      1001577800                             185800                       186669.63
    1577818                      1001577818                             190000                       191022.26
    1577821                      1001577821                             318750                        319854.2
    1577822                      1001577822                             290250                       291362.36
    1577848                      1001577848                             289800                       290995.48
    1577860                      1001577860                             175000                       174901.04
    1577886                      1001577886                             195000                       195814.44
    1577905                      1001577905                             252000                       253228.56
    1577921                      1001577921                             496850                       498732.73
    1577928                      1001577928                             453995                       456113.17
    1577934                      1001577934                             441000                       443043.58
    1577958                      1001577958                             380878                        382512.2
    1577967                      1001577967                             208200                       209131.11
    1578005                      1001578005                             459000                          459000
    1578026                      1001578026                             941600                       945757.74
    1578046                      1001578046                             311694                       312790.99
    1578062                      1001578062                             211200                       212082.92
    1578091                      1001578091                             309750                       310993.84
    1578093                      1001578093                             187500                          187500
    1578100                      1001578100                             272000                       272692.98
    1578104                      1001578104                             246000                       246888.13
    1578151                      1001578151                             152000                          152000
    1578188                      1001578188                             159000                       159736.02
    1578282                      1001578282                             155200                       155668.62
    1578296                      1001578296                             316000                       317372.48
    1578314                      1001578314                             363000                       364574.11
    1578365                      1001578365                             650000                        652951.4
    1578378                      1001578378                             571500                       573733.29
    1578388                      1001578388                             391000                       392359.81
    1578392                      1001578392                             441750                       443331.91
    1578401                      1001578401                             139000                       139703.97
    1578424                      1001578424                             177975                        178756.1
    1578441                      1001578441                             427500                       428897.68
    1578475                      1001578475                             181440                          181440
    1578477                      1001578477                             321750                       322918.22
    1578485                      1001578485                             520000                       522339.45
    1578492                      1001578492                             428000                       429675.88
    1578493                      1001578493                             268300                       269540.61
    1578499                      1001578499                             274500                       275583.31
    1578502                      1001578502                             181440                          181440
    1578508                      1001578508                             184000                          184000
    1578569                      1001578569                             180000                       180850.79
    1578592                      1001578592                             180000                       180813.05
    1578619                      1001578619                             487500                       488924.86
    1578643                      1001578643                             259000                       260043.34
    1578645                      1001578645                             184000                        184705.9
    1578656                      1001578656                             304000                       305177.72
    1578698                      1001578698                             265000                       266116.02
    1578699                      1001578699                             282500                        283470.7
    1578745                      1001578745                             114000                       113929.99
    1578817                      1001578817                             280000                          280000
    1578819                      1001578819                             293000                       294301.66
    1578833                      1001578833                             376675                       378496.39
    1578841                      1001578841                             366000                        367041.7
    1578866                      1001578866                             363750                       364788.43
    1578904                      1001578904                             482400                       484449.69
    1578911                      1001578911                             284500                       280423.26
    1578916                      1001578916                             425000                          425000
    1578925                      1001578925                             240000                          240000
    1578927                      1001578927                             540000                       542721.11
    1578933                      1001578933                             145000                          145000
    1578952                      1001578952                             315000                       316275.95
    1578957                      1001578957                             465000                          465000
    1578959                      1001578959                             236250                       237140.53
    1578963                      1001578963                             355410                       356815.12
    1578967                      1001578967                             260000                       260947.56
    1578985                      1001578985                              72800                        73066.87
    1579012                      1001579012                             300000                       301374.68
    1579014                      1001579014                             387000                       388805.59
    1579090                      1001579090                             798750                       802310.24
    1579110                      1001579110                             278400                       279285.17
    1579164                      1001579164                             339800                       341504.77
    1579170                      1001579170                             408600                       410806.94
    1579184                      1001579184                             289800                       291303.94
    1579204                      1001579204                             582350                          582350
    1579276                      1001579276                             410000                          410000
    1579279                      1001579279                             127800                          127800
    1579295                      1001579295                             106500                       106709.05
    1579297                      1001579297                             194000                       194698.94
    1579303                      1001579303                             432250                          432250
    1579310                      1001579310                             292000                       293106.48
    1579338                      1001579338                             450000                       452322.17
    1579354                      1001579354                             352000                          352000
    1579364                      1001579364                             300000                          300000
    1579372                      1001579372                             172000                       172718.38
    1579375                      1001579375                             273000                       274250.96
    1579382                      1001579382                             710000                       712787.89
    1579394                      1001579394                             600000                        602209.6
    1579421                      1001579421                             454500                          454500
    1579434                      1001579434                             578000                       580531.09
    1579437                      1001579437                             148000                       148709.77
    1579449                      1001579449                             508000                       510100.54
    1579471                      1001579471                             151050                       151049.15
    1579472                      1001579472                             256500                       257686.04
    1579474                      1001579474                             262500                       263390.07
    1579484                      1001579484                             359910                        361622.8
    1579508                      1001579508                             435000                          435000
    1579517                      1001579517                             351000                       352463.72
    1579520                      1001579520                             316000                       317506.27
    1579541                      1001579541                             328500                       329687.58
    1579546                      1001579546                             239000                          239000
    1579550                      1001579550                             458000                       459812.43
    1579559                      1001579559                             189000                       190066.33
    1579564                      1001579564                             371000                        372988.4
    1579565                      1001579565                             200000                        200806.5
    1579570                      1001579570                              90500                        90870.44
    1579572                      1001579572                             332800                       334082.15
    1579575                      1001579575                             150000                        150681.1
    1579591                      1001579591                             216600                       217491.33
    1579600                      1001579600                             757100                       759416.34
    1579604                      1001579604                             206400                       207254.63
    1579616                      1001579616                             285000                       286141.63
    1579622                      1001579622                             283000                       284321.81
    1579625                      1001579625                             299250                       299177.59
    1579627                      1001579627                             526500                          526500
    1579635                      1001579635                             650000                       652924.32
    1579683                      1001579683                             123750                          123750
    1579685                      1001579685                             123750                          123750
    1579690                      1001579690                             300000                       299591.52
    1579693                      1001579693                             284000                       285385.65
    1579696                      1001579696                             500000                       501784.31
    1579698                      1001579698                             560000                       562638.94
    1579700                      1001579700                             347000                       348604.51
    1579708                      1001579708                              86400                        86821.98
    1579710                      1001579710                             184000                       184771.41
    1579715                      1001579715                             484800                       486728.42
    1579732                      1001579732                             223200                       224069.24
    1579744                      1001579744                             184000                       184871.15
    1579769                      1001579769                             229700                       230670.56
    1579807                      1001579807                             216000                       217016.77
    1579835                      1001579835                             179100                       179995.88
    1579844                      1001579844                             347700                       349453.72
    1579845                      1001579845                            1425000                      1430876.61
    1579857                      1001579857                             175000                          175000
    1579865                      1001579865                             164600                       165274.39
    1579870                      1001579870                             170000                       170701.13
    1579875                      1001579875                             235400                       236488.48
    1579887                      1001579887                             650000                       652653.26
    1579906                      1001579906                            1280000                         1280000
    1579914                      1001579914                             500000                       503502.33
    1579921                      1001579921                             851000                       854207.79
    1579929                      1001579929                             400000                       401866.25
    1579932                      1001579932                             446500                          446500
    1579946                      1001579946                             331550                       332680.92
    1579968                      1001579968                             284750                       285884.47
    1579975                      1001579975                             413250                       414815.94
    1579976                      1001579976                             231000                       230939.06
    1579997                      1001579997                             127120                          127120
    1580013                      1001580013                             196000                       196766.57
    1580024                      1001580024                             340000                       341352.45
    1580027                      1001580027                             380000                       381479.89
    1580059                      1001580059                             570000                          570000
    1580060                      1001580060                             155000                          155000
    1580085                      1001580085                             343761                          343761
    1580092                      1001580092                             566937                        568877.5
    1580096                      1001580096                             304000                          304000
    1580098                      1001580098                             412000                          412000
    1580103                      1001580103                             143000                          142800
    1580110                      1001580110                             329000                       330616.12
    1580115                      1001580115                             651000                       653209.78
    1580116                      1001580116                             251750                       252819.67
    1580129                      1001580129                             323900                          323900
    1580150                      1001580150                              90400                        90672.36
    1580156                      1001580156                             278500                       279488.06
    1580160                      1001580160                              84800                        85055.49
    1580190                      1001580190                             424000                       425825.53
    1580191                      1001580191                             363000                       364242.47
    1580195                      1001580195                             432000                       433372.75
    1580196                      1001580196                             250000                       251167.68
    1580206                      1001580206                             650000                       652738.89
    1580208                      1001580208                             270000                       271407.29
    1580216                      1001580216                             245000                       246023.03
    1580231                      1001580231                             536000                          538239
    1580235                      1001580235                             215100                       216122.18
    1580253                      1001580253                             151200                       151932.89
    1580256                      1001580256                             229500                       230728.19
    1580268                      1001580268                             429000                       430719.85
    1580270                      1001580270                             110300                       110807.06
    1580271                      1001580271                             139500                        139352.6
    1580273                      1001580273                             295000                          295000
    1580297                      1001580297                             236000                       237101.08
    1580319                      1001580319                             256000                       257016.87
    1580331                      1001580331                             271000                       272021.52
    1580346                      1001580346                             588750                       591545.94
    1580352                      1001580352                             336500                       338099.09
    1580370                      1001580370                             279000                       280565.11
    1580373                      1001580373                             191250                       191936.48
    1580375                      1001580375                             535500                       537385.82
    1580379                      1001580379                             552000                       554264.18
    1580417                      1001580417                             182700                       183447.67
    1580433                      1001580433                             164000                       164642.18
    1580441                      1001580441                             315000                       316635.76
    1580459                      1001580459                             515000                       517365.03
    1580462                      1001580462                             252000                       252875.51
    1580464                      1001580464                             281250                       282285.08
    1580473                      1001580473                             505000                       507151.27
    1580494                      1001580494                             650000                       653681.66
    1580502                      1001580502                             162000                       162704.24
    1580543                      1001580543                             500000                       502239.05
    1580544                      1001580544                             240000                          240000
    1580546                      1001580546                             322200                       323403.98
    1580551                      1001580551                             472500                       474787.33
    1580566                      1001580566                             346500                       348131.06
    1580574                      1001580574                             217500                       218432.93
    1580577                      1001580577                             301000                       302147.15
    1580584                      1001580584                             538000                          538000
    1580605                      1001580605                             276300                       277674.68
    1580607                      1001580607                             142200                       142728.88
    1580613                      1001580613                             218500                       219493.52
    1580615                      1001580615                             768000                          768000
    1580642                      1001580642                             639300                          639300
    1580661                      1001580661                             636500                          636500
    1580665                      1001580665                             548100                       550414.16
    1580691                      1001580691                             684250                          684250
    1580703                      1001580703                              92000                        92417.73
    1580710                      1001580710                             349250                       350674.82
    1580754                      1001580754                             259900                       261145.16
    1580756                      1001580756                             450000                       452145.14
    1580757                      1001580757                             457500                       459636.85
    1580781                      1001580781                             171000                       171749.66
    1580782                      1001580782                             337500                       338965.85
    1580784                      1001580784                             163800                        164477.3
    1580828                      1001580828                             149400                       150174.43
    1580838                      1001580838                             105000                        104922.6
    1580847                      1001580847                             210400                       210950.82
    1580870                      1001580870                             299000                       300419.93
    1580871                      1001580871                             230000                          230000
    1580910                      1001580910                             156800                       157525.83
    1580931                      1001580931                             380000                       381822.37
    1580937                      1001580937                             309150                       310096.55
    1580949                      1001580949                             825000                       828109.78
    1580952                      1001580952                             317400                       318536.61
    1580953                      1001580953                             442800                       445151.24
    1580955                      1001580955                             299000                       300278.59
    1580962                      1001580962                             226000                       226967.21
    1580964                      1001580964                             468750                       470201.32
    1580998                      1001580998                             330000                       328798.51
    1581013                      1001581013                             272000                       273690.11
    1581015                      1001581015                             127000                          127000
    1581016                      1001581016                             480000                       481769.33
    1581035                      1001581035                            1800000                      1806800.97
    1581044                      1001581044                             125250                          125250
    1581057                      1001581057                             548000                       550156.99
    1581060                      1001581060                             400000                       401402.34
    1581062                      1001581062                             612500                       614901.89
    1581065                      1001581065                             128200                       128440.66
    1581076                      1001581076                             204000                       204817.35
    1581091                      1001581091                            1495200                         1495200
    1581113                      1001581113                             192850                       193686.09
    1581117                      1001581117                             133000                       133509.71
    1581119                      1001581119                             220000                       220569.67
    1581136                      1001581136                             165000                       165689.14
    1581156                      1001581156                             797181                       800088.01
    1581187                      1001581187                             265000                       266292.95
    1581221                      1001581221                             246400                       247383.74
    1581249                      1001581249                             150000                       150684.44
    1581259                      1001581259                             175000                       175714.23
    1581260                      1001581260                             350000                        351231.8
    1581266                      1001581266                             265500                       266430.87
    1581269                      1001581269                             560000                       561823.27
    1581270                      1001581270                             182000                          182000
    1581275                      1001581275                             123300                       123750.88
    1581281                      1001581281                             658000                       660197.11
    1581284                      1001581284                             361250                       362847.31
    1581287                      1001581287                             568000                       569995.59
    1581298                      1001581298                             280000                       281090.44
    1581300                      1001581300                             507000                          507000
    1581301                      1001581301                             490000                       491965.74
    1581307                      1001581307                             640000                          640000
    1581321                      1001581321                             633750                       635835.51
    1581327                      1001581327                             150000                       150625.61
    1581366                      1001581366                             260000                          260000
    1581383                      1001581383                             240000                          240000
    1581406                      1001581406                             352000                       353219.11
    1581416                      1001581416                             228000                          228000
    1581469                      1001581469                             324000                          324000
    1581470                      1001581470                             119000                       119490.75
    1581480                      1001581480                             450000                       451555.83
    1581487                      1001581487                             208000                       208979.11
    1581489                      1001581489                             380000                       381284.82
    1581521                      1001581521                             758000                       760499.72
    1581533                      1001581533                             705150                       707191.01
    1581539                      1001581539                             556000                       558177.08
    1581541                      1001581541                             340000                       341168.28
    1581542                      1001581542                             760000                       761087.57
    1581561                      1001581561                             428000                       426980.05
    1581587                      1001581587                             213360                       214315.45
    1581593                      1001581593                             160000                       160610.25
    1581594                      1001581594                             287821                       288762.01
    1581595                      1001581595                             413700                       415991.12
    1581620                      1001581620                            1105000                      1110063.41
    1581625                      1001581625                             110300                       110807.06
    1581636                      1001581636                             640000                          640000
    1581663                      1001581663                             464000                       463880.43
    1581664                      1001581664                             336000                       337431.34
    1581668                      1001581668                             460750                       462964.03
    1581669                      1001581669                             460000                       461689.48
    1581674                      1001581674                             503000                       504518.77
    1581679                      1001581679                              80910                        81271.85
    1581682                      1001581682                             312000                       313215.06
    1581685                      1001581685                             546000                       546140.48
    1581702                      1001581702                             415000                          415000
    1581709                      1001581709                             472500                       474512.37
    1581713                      1001581713                             384000                       385111.46
    1581717                      1001581717                             440000                       441872.52
    1581718                      1001581718                             500000                       502658.94
    1581725                      1001581725                             615000                       615867.95
    1581737                      1001581737                             560000                          560000
    1581740                      1001581740                             764000                       764349.14
    1581746                      1001581746                             264000                       264546.45
    1581749                      1001581749                             600000                        602341.5
    1581754                      1001581754                             454500                       456483.04
    1581757                      1001581757                             865800                          865800
    1581758                      1001581758                             465500                       467923.28
    1581773                      1001581773                             360000                          361417
    1581777                      1001581777                             273000                        274176.1
    1581791                      1001581791                             390000                       391317.44
    1581797                      1001581797                             494000                       495431.34
    1581798                      1001581798                            1305000                      1310027.86
    1581806                      1001581806                             248000                       248955.48
    1581813                      1001581813                             296000                       296952.76
    1581821                      1001581821                             485460                       488061.85
    1581822                      1001581822                             540000                       542646.66
    1581827                      1001581827                             435000                       436613.85
    1581830                      1001581830                             145100                       144710.74
    1581838                      1001581838                             967500                       971115.29
    1581844                      1001581844                             225000                       226080.56
    1581845                      1001581845                             400000                          400915
    1581855                      1001581855                            1240000                         1240000
    1581862                      1001581862                             482250                          482250
    1581866                      1001581866                             240000                          240000
    1581872                      1001581872                             660000                       662206.56
    1581874                      1001581874                             337000                          337000
    1581891                      1001581891                             199000                       199704.15
    1581948                      1001581948                             563400                          563400
    1581954                      1001581954                             185250                        185511.8
    1581963                      1001581963                             617500                          617500
    1581969                      1001581969                             464000                       465256.24
    1582013                      1001582013                             800000                       803732.48
    1582015                      1001582015                             575910                       577700.48
    1582020                      1001582020                             310250                       311392.55
    1582029                      1001582029                             176000                       176469.84
    1582037                      1001582037                             649600                          649600
    1582044                      1001582044                             250000                       250740.21
    1582051                      1001582051                             877500                        880883.1
    1582064                      1001582064                             746250                       748428.62
    1582088                      1001582088                             390000                          390000
    1582101                      1001582101                             316300                       317697.66
    1582103                      1001582103                             264500                       265834.08
    1582119                      1001582119                             229500                       230603.58
    1582120                      1001582120                             394000                       396020.08
    1582126                      1001582126                             351750                       353002.62
    1582131                      1001582131                             387000                       386178.51
    1582145                      1001582145                             137700                          137700
    1582162                      1001582162                             198000                       199021.76
    1582172                      1001582172                             483000                       485448.38
    1582175                      1001582175                             211500                       212362.29
    1582177                      1001582177                             418400                       419776.85
    1582181                      1001582181                             208000                       208511.94
    1582185                      1001582185                             324000                       325366.41
    1582256                      1001582256                             135000                       135651.98
    1582267                      1001582267                              85000                           85000
    1582269                      1001582269                             310300                          310300
    1582275                      1001582275                             205200                          205200
    1582277                      1001582277                             454500                       456544.77
    1582290                      1001582290                             176800                          176800
    1582311                      1001582311                             408000                       409738.49
    1582319                      1001582319                             277500                       278729.46
    1582342                      1001582342                             277110                       278032.11
    1582381                      1001582381                             294900                       295451.74
    1582386                      1001582386                             270000                          270000
    1582387                      1001582387                             175000                       175707.83
    1582396                      1001582396                             129330                          129330
    1582406                      1001582406                             449000                       451095.06
    1582408                      1001582408                             129700                          129700
    1582410                      1001582410                             235000                       235885.82
    1582421                      1001582421                            1156000                      1160767.27
    1582428                      1001582428                             216000                       217009.16
    1582435                      1001582435                             235000                       236068.24
    1582457                      1001582457                             254000                       254756.36
    1582461                      1001582461                             244800                        245995.6
    1582467                      1001582467                             408000                          408000
    1582479                      1001582479                             463250                       465242.27
    1582496                      1001582496                             140000                        141211.4
    1582510                      1001582510                             183000                       184694.42
    1582520                      1001582520                             220000                       220856.77
    1582557                      1001582557                             225000                       226040.64
    1582574                      1001582574                             650000                       652843.07
    1582585                      1001582585                             307510                       308684.28
    1582653                      1001582653                             456000                       458185.96
    1582682                      1001582682                             359000                       360621.24
    1582708                      1001582708                             144500                          144500
    1582722                      1001582722                            1072500                         1072500
    1582751                      1001582751                             596250                       597271.09
    1582759                      1001582759                             248000                       248770.78
    1582770                      1001582770                             218000                          218000
    1582775                      1001582775                             200000                       199896.77
    1582802                      1001582802                             218500                       219614.69
    1582809                      1001582809                             171000                       171616.32
    1582810                      1001582810                             420000                       422102.26
    1582826                      1001582826                             127500                       128075.51
    1582831                      1001582831                             360000                       361649.62
    1582838                      1001582838                             280000                          280000
    1582911                      1001582911                             247500                       248441.15
    1582912                      1001582912                             352000                       353363.47
    1582913                      1001582913                              89100                        89537.84
    1582926                      1001582926                             445000                       447076.19
    1582941                      1001582941                              75750                        76020.53
    1582977                      1001582977                             297000                       298022.97
    1582999                      1001582999                             184900                       185701.04
    1583000                      1001583000                             218400                          217800
    1583018                      1001583018                             552000                          552000
    1583034                      1001583034                             125000                       125576.45
    1583037                      1001583037                             240000                       241113.32
    1583039                      1001583039                             260400                          260400
    1583042                      1001583042                             263000                        264216.1
    1583055                      1001583055                            1667000                         1667000
    1583065                      1001583065                             243000                       243875.52
    1583071                      1001583071                              58500                        58736.38
    1583077                      1001583077                             261000                          261000
    1583090                      1001583090                             495000                          495000
    1583119                      1001583119                             468260                       469751.26
    1583126                      1001583126                             198000                       198749.29
    1583133                      1001583133                             123000                        123519.6
    1583142                      1001583142                             312550                        314048.3
    1583163                      1001583163                             110000                       110371.93
    1583180                      1001583180                             152000                       152702.84
    1583190                      1001583190                             328000                       329508.58
    1583207                      1001583207                             283400                       284503.41
    1583220                      1001583220                             270000                       271194.04
    1583227                      1001583227                             265500                          265500
    1583228                      1001583228                             262800                       263929.36
    1583235                      1001583235                             270000                       271268.69
    1583249                      1001583249                             332000                       333154.62
    1583252                      1001583252                             274900                       276205.56
    1583258                      1001583258                             512000                       513951.29
    1583261                      1001583261                             520000                          520000
    1583272                      1001583272                              96000                        96456.71
    1583280                      1001583280                             238500                       239426.32
    1583292                      1001583292                             449350                       451241.97
    1583317                      1001583317                             210000                          210000
    1583323                      1001583323                             603000                       605208.08
    1583333                      1001583333                             214200                       215140.24
    1583363                      1001583363                             315000                       316107.28
    1583366                      1001583366                             623000                       623798.29
    1583371                      1001583371                             268000                       269066.05
    1583373                      1001583373                             370000                       370933.67
    1583407                      1001583407                             155200                       155919.94
    1583411                      1001583411                             370500                        372276.1
    1583413                      1001583413                             420000                        422049.2
    1583421                      1001583421                             455000                       456829.88
    1583432                      1001583432                             202462                       203230.83
    1583435                      1001583435                             398525                       400035.14
    1583436                      1001583436                             369000                       370539.33
    1583442                      1001583442                             440000                       435434.91
    1583472                      1001583472                             245000                          245000
    1583476                      1001583476                             131000                       131481.78
    1583477                      1001583477                             701500                          701500
    1583482                      1001583482                             230500                       230971.24
    1583484                      1001583484                              60000                           60000
    1583485                      1001583485                              90000                           90000
    1583501                      1001583501                             500000                          500000
    1583507                      1001583507                             450000                          450000
    1583519                      1001583519                             256000                       256907.53
    1583570                      1001583570                             280000                          280000
    1583600                      1001583600                             242250                          242250
    1583605                      1001583605                             324000                       325243.64
    1583617                      1001583617                             361000                       362910.97
    1583621                      1001583621                             720000                          720000
    1583622                      1001583622                             299700                       301026.36
    1583637                      1001583637                             228750                       229569.48
    1583649                      1001583649                             295000                       296314.89
    1583657                      1001583657                             252000                       253073.26
    1583687                      1001583687                             364500                          364500
    1583691                      1001583691                             434584                       436267.62
    1583693                      1001583693                             292500                       293770.12
    1583721                      1001583721                             445000                          445000
    1583730                      1001583730                             405000                       406941.48
    1583736                      1001583736                             333000                       334518.64
    1583743                      1001583743                             315000                          315000
    1583745                      1001583745                             140000                       140537.47
    1583749                      1001583749                             152000                          152000
    1583764                      1001583764                            1500000                         1500000
    1583786                      1001583786                             235200                          235200
    1583802                      1001583802                             250000                       251145.57
    1583815                      1001583815                             270750                       272171.63
    1583832                      1001583832                             422100                       423981.43
    1583834                      1001583834                             465500                       467254.68
    1583850                      1001583850                             452200                        453879.2
    1583871                      1001583871                            1750000                      1756830.81
    1583878                      1001583878                             477000                       478784.45
    1583892                      1001583892                             409000                       410583.92
    1583899                      1001583899                             677500                       680152.82
    1583912                      1001583912                             440000                       441695.22
    1583929                      1001583929                             104000                       104438.26
    1583933                      1001583933                             380800                       382710.46
    1583950                      1001583950                             427500                          427500
    1583959                      1001583959                             465000                       467152.51
    1583979                      1001583979                             244000                       244974.25
    1583982                      1001583982                             431100                       433428.47
    1583990                      1001583990                             358100                       359717.53
    1584003                      1001584003                             950000                       952765.55
    1584014                      1001584014                             211000                       211881.27
    1584025                      1001584025                             300000                          300000
    1584029                      1001584029                             224000                       223688.06
    1584030                      1001584030                             225000                       225844.18
    1584033                      1001584033                             372000                       373552.13
    1584037                      1001584037                             425000                          425000
    1584072                      1001584072                             210000                        210977.2
    1584084                      1001584084                             290700                          290700
    1584097                      1001584097                             352000                       353495.63
    1584106                      1001584106                             120000                          120000
    1584143                      1001584143                             336000                          336000
    1584165                      1001584165                             384700                       386736.52
    1584171                      1001584171                             405000                       407016.14
    1584175                      1001584175                             374800                       376407.07
    1584182                      1001584182                             535000                       537230.29
    1584187                      1001584187                             288500                       289733.58
    1584198                      1001584198                             209000                       209984.88
    1584222                      1001584222                             188100                       189027.82
    1584225                      1001584225                             157500                       157996.65
    1584248                      1001584248                             396000                       397932.61
    1584276                      1001584276                             223200                       224192.68
    1584312                      1001584312                             296200                       297102.68
    1584316                      1001584316                             146300                          146300
    1584318                      1001584318                             375250                       376803.01
    1584329                      1001584329                             188000                       187915.82
    1584340                      1001584340                             440100                          440100
    1584356                      1001584356                              98250                        98531.77
    1584359                      1001584359                             332000                        333089.8
    1584374                      1001584374                             304000                       305445.62
    1584393                      1001584393                             326000                          326000
    1584411                      1001584411                             216500                          216500
    1584481                      1001584481                             300000                       301287.18
    1584487                      1001584487                             473400                          473400
    1584496                      1001584496                             211410                       212340.46
    1584500                      1001584500                             311250                       312703.76
    1584521                      1001584521                             390000                       391411.85
    1584523                      1001584523                             305010                          305010
    1584525                      1001584525                             400000                       401948.46
    1584526                      1001584526                             475000                       477275.68
    1584537                      1001584537                             402200                       403781.05
    1584543                      1001584543                             365000                       366735.22
    1584597                      1001584597                             168000                       168556.83
    1584630                      1001584630                             279000                          279000
    1584639                      1001584639                             367200                       368821.41
    1584665                      1001584665                             176200                       177059.69
    1584667                      1001584667                             340000                       341246.36
    1584725                      1001584725                             484500                          484500
    1584734                      1001584734                             140000                          140000
    1584741                      1001584741                             200000                       200705.67
    1584747                      1001584747                             418300                       420197.14
    1584749                      1001584749                             262500                       263670.03
    1584765                      1001584765                             231930                       232908.11
    1584768                      1001584768                             246000                          246000
    1584777                      1001584777                             400000                       401628.59
    1584781                      1001584781                             251910                       252965.07
    1584793                      1001584793                             456000                       457956.52
    1584799                      1001584799                             465000                       466660.04
    1584804                      1001584804                             243000                       244032.07
    1584805                      1001584805                             449500                          449500
    1584806                      1001584806                             233000                       233757.25
    1584808                      1001584808                             170400                       171005.69
    1584827                      1001584827                             213750                       214573.26
    1584830                      1001584830                             574650                       577586.21
    1584836                      1001584836                             384000                       385303.46
    1584837                      1001584837                             396000                       398085.72
    1584841                      1001584841                             188000                          188000
    1584869                      1001584869                             369000                       370797.45
    1584886                      1001584886                             199500                       200305.85
    1584910                      1001584910                             328000                       329377.69
    1584925                      1001584925                             302400                       303841.54
    1584928                      1001584928                             247200                       248188.57
    1584947                      1001584947                             255800                          255800
    1584961                      1001584961                             247500                          247500
    1584963                      1001584963                             480000                          480000
    1584964                      1001584964                             195990                          195990
    1584969                      1001584969                             448000                       449763.37
    1584970                      1001584970                             370500                          370500
    1584971                      1001584971                             750000                          750000
    1584996                      1001584996                             240000                       241079.75
    1585010                      1001585010                            1220250                         1220250
    1585014                      1001585014                             629850                       632661.48
    1585016                      1001585016                             603250                       606292.58
    1585024                      1001585024                             191250                       192025.62
    1585027                      1001585027                             430000                          430000
    1585037                      1001585037                             180000                          180000
    1585052                      1001585052                             264800                       265918.03
    1585063                      1001585063                             225000                       225788.82
    1585074                      1001585074                             565500                       567525.59
    1585082                      1001585082                             787500                       791132.59
    1585093                      1001585093                             500000                          500000
    1585095                      1001585095                             570000                          570000
    1585101                      1001585101                             463500                       462134.61
    1585103                      1001585103                             479750                          479750
    1585110                      1001585110                             427500                       429530.19
    1585122                      1001585122                             137500                        138137.9
    1585133                      1001585133                             431450                       432941.09
    1585146                      1001585146                             472000                       473867.67
    1585148                      1001585148                             432000                       433843.31
    1585158                      1001585158                             451000                          453162
    1585212                      1001585212                             157500                       158188.07
    1585256                      1001585256                             475000                       476368.06
    1585273                      1001585273                             504000                          504000
    1585279                      1001585279                             161250                        161967.3
    1585294                      1001585294                             180000                       180676.79
    1585349                      1001585349                             261600                          261600
    1585369                      1001585369                             242250                       243267.08
    1585402                      1001585402                             275500                       276589.88
    1585421                      1001585421                             365000                       366291.06
    1585431                      1001585431                             337500                       338502.77
    1585436                      1001585436                             525000                       526913.33
    1585460                      1001585460                             549000                        551147.6
    1585464                      1001585464                             268200                       269331.06
    1585488                      1001585488                             238500                       239462.78
    1585524                      1001585524                             372000                          372000
    1585540                      1001585540                             194000                       194650.44
    1585544                      1001585544                             472000                          472000
    1585589                      1001585589                             200000                       200686.26
    1585595                      1001585595                             396000                          396000
    1585600                      1001585600                             165750                       166421.56
    1585604                      1001585604                             450000                          450000
    1585605                      1001585605                             650000                       652628.45
    1585638                      1001585638                             445000                       446349.74
    1585642                      1001585642                             200450                       201350.05
    1585681                      1001585681                             351500                       353331.47
    1585751                      1001585751                             389600                       391407.72
    1585777                      1001585777                             157000                       157396.13
    1585780                      1001585780                             153000                        153646.6
    1585781                      1001585781                             879000                       882758.79
    1585783                      1001585783                             333750                       335114.16
    1585787                      1001585787                             224000                          224000
    1585818                      1001585818                             200000                          200000
    1585819                      1001585819                             305000                        306322.9
    1585824                      1001585824                             562500                          562500
    1585853                      1001585853                             230000                       230680.63
    1585878                      1001585878                             204000                       204766.22
    1585885                      1001585885                             585000                       587370.19
    1585930                      1001585930                             512000                       513983.46
    1585952                      1001585952                             435000                       436975.09
    1585972                      1001585972                             172250                       172934.73
    1585992                      1001585992                             333000                       334269.82
    1586014                      1001586014                             332000                       333779.37
    1586020                      1001586020                             660000                          660000
    1586055                      1001586055                             570000                       572379.31
    1586065                      1001586065                             439200                       441102.74
    1586067                      1001586067                             779000                       781839.02
    1586072                      1001586072                            1105000                      1109695.08
    1586094                      1001586094                             525000                       527452.12
    1586103                      1001586103                             254700                       254159.35
    1586136                      1001586136                             195000                       195735.04
    1586142                      1001586142                             269250                          269250
    1586145                      1001586145                             375000                       376499.66
    1586175                      1001586175                             198000                          198000
    1586176                      1001586176                             352250                       353911.67
    1586231                      1001586231                             405000                       406972.81
    1586257                      1001586257                             521942                          521942
    1586284                      1001586284                             555000                       557087.34
    1586307                      1001586307                             261000                       261890.51
    1586309                      1001586309                             254600                          254600
    1586353                      1001586353                             432000                       433967.97
    1586375                      1001586375                             500000                       497765.84
    1586396                      1001586396                             332000                       333279.12
    1586417                      1001586417                             532000                       534816.29
    1586420                      1001586420                             316350                          316350
    1586426                      1001586426                             360000                       361749.44
    1586442                      1001586442                             670000                       672785.09
    1586461                      1001586461                             410000                       411932.07
    1586488                      1001586488                             195300                          195300
    1586523                      1001586523                             367500                       368143.61
    1586528                      1001586528                             172500                          172500
    1586538                      1001586538                             528000                       529446.52
    1586545                      1001586545                             270750                       272047.45
    1586547                      1001586547                             429000                       430860.32
    1586554                      1001586554                             440550                       442430.49
    1586569                      1001586569                             162000                       161901.53
    1586601                      1001586601                             526000                       528015.85
    1586609                      1001586609                             500000                       502297.58
    1586629                      1001586629                             600000                       602524.36
    1586644                      1001586644                             255000                          255000
    1586668                      1001586668                             320000                       321292.99
    1586680                      1001586680                             296400                       297774.37
    1586719                      1001586719                            2960000                         2960000
    1586721                      1001586721                             365000                       364920.47
    1586726                      1001586726                             442000                       443743.69
    1586760                      1001586760                             640000                       642532.65
    1586772                      1001586772                             379900                       381434.28
    1586800                      1001586800                             213750                       214661.39
    1586807                      1001586807                             408500                       410322.09
    1586811                      1001586811                             330300                       329598.88
    1586812                      1001586812                             328500                          328500
    1586816                      1001586816                             432250                        434304.1
    1586828                      1001586828                             175000                       174886.87
    1586862                      1001586862                             743000                       746466.55
    1586876                      1001586876                             459000                          459000
    1586877                      1001586877                             355461                          357165
    1586878                      1001586878                             130500                          130500
    1586894                      1001586894                             420000                       421749.55
    1586897                      1001586897                             328500                       330125.55
    1586900                      1001586900                             152000                       152646.87
    1586918                      1001586918                             248000                       249157.07
    1586932                      1001586932                             466800                          466800
    1587034                      1001587034                             960192                       964391.83
    1587093                      1001587093                             320000                          320000
    1587113                      1001587113                             240000                       240864.67
    1587120                      1001587120                             202000                       202743.12
    1587149                      1001587149                             308750                       310243.94
    1587172                      1001587172                             261000                       262023.61
    1587179                      1001587179                             440000                       441722.86
    1587186                      1001587186                             527000                       529151.36
    1587197                      1001587197                             144000                       144698.44
    1587199                      1001587199                             164700                       165216.17
    1587204                      1001587204                             430000                       431710.44
    1587209                      1001587209                             246000                       247027.45
    1587233                      1001587233                             199800                       200681.68
    1587251                      1001587251                             270750                          270750
    1587255                      1001587255                             242500                          242500
    1587256                      1001587256                             342400                       341819.55
    1587278                      1001587278                              99900                           99900
    1587311                      1001587311                             250000                        250834.6
    1587364                      1001587364                             436000                       435743.02
    1587525                      1001587525                             540000                       542187.87
    1587534                      1001587534                             125900                       126505.52
    1587556                      1001587556                             275000                          275000
    1587564                      1001587564                             114000                          114000
    1587571                      1001587571                             243750                       244752.22
    1587581                      1001587581                             476250                       478419.55
    1587582                      1001587582                             397500                       398877.01
    1587593                      1001587593                             136800                          136800
    1587600                      1001587600                             159300                          159300
    1587628                      1001587628                             310500                       311705.97
    1587629                      1001587629                             247200                       248343.04
    1587638                      1001587638                             399800                          399800
    1587639                      1001587639                             416000                          416000
    1587654                      1001587654                              98000                        98298.56
    1587663                      1001587663                             640000                       642252.44
    1587670                      1001587670                             252000                        252802.9
    1587685                      1001587685                             292500                       293653.91
    1587725                      1001587725                             189000                          189000
    1587728                      1001587728                             199500                       200303.64
    1587729                      1001587729                             107400                          107400
    1587739                      1001587739                             495000                       497371.35
    1587742                      1001587742                             450000                       451793.63
    1587746                      1001587746                             300000                       301401.21
    1587775                      1001587775                             414000                          414000
    1587779                      1001587779                             238000                       239022.15
    1587785                      1001587785                             106000                       106384.14
    1587805                      1001587805                             256000                          256000
    1587812                      1001587812                             650000                       652628.45
    1587827                      1001587827                             413500                          413500
    1587833                      1001587833                             361300                       362956.72
    1587848                      1001587848                             589000                        591083.2
    1587853                      1001587853                             328500                        329981.2
    1587856                      1001587856                             283100                       283990.19
    1587895                      1001587895                             205200                       206263.65
    1587906                      1001587906                             316000                          316000
    1587918                      1001587918                             230310                       231120.36
    1587933                      1001587933                             211500                       212318.54
    1587938                      1001587938                             208500                       209447.78
    1587946                      1001587946                             371000                          371000
    1587964                      1001587964                             179000                       179838.52
    1587983                      1001587983                             960000                       963616.92
    1588013                      1001588013                             216000                          216000
    1588036                      1001588036                             284000                       285246.43
    1588038                      1001588038                              82500                           82500
    1588047                      1001588047                             249300                       250514.38
    1588081                      1001588081                             453000                       454803.09
    1588084                      1001588084                             213750                        213271.9
    1588094                      1001588094                              99000                        99367.79
    1588101                      1001588101                             560000                        561925.4
    1588106                      1001588106                             344000                       345327.93
    1588108                      1001588108                             500000                       502529.31
    1588127                      1001588127                             227050                       227919.07
    1588133                      1001588133                             196650                        197461.6
    1588134                      1001588134                             264000                          264000
    1588144                      1001588144                             359500                          359500
    1588198                      1001588198                             192800                       193516.18
    1588201                      1001588201                             273750                       275040.02
    1588203                      1001588203                             470000                       471820.15
    1588217                      1001588217                             332000                       333379.82
    1588221                      1001588221                             476472                       478695.17
    1588241                      1001588241                             300000                       301555.48
    1588270                      1001588270                             198000                          198000
    1588304                      1001588304                             381550                       382780.25
    1588307                      1001588307                             346500                       348267.25
    1588362                      1001588362                             427400                        429324.2
    1588366                      1001588366                             145000                          145000
    1588402                      1001588402                             250000                          250000
    1588436                      1001588436                             585000                       587388.13
    1588462                      1001588462                             211500                          211500
    1588488                      1001588488                             500000                       499396.28
    1588496                      1001588496                             460750                       462805.15
    1588505                      1001588505                             144500                       145060.52
    1588509                      1001588509                             214400                          214400
    1588518                      1001588518                             172500                       173255.67
    1588519                      1001588519                             349350                       351091.36
    1588526                      1001588526                             243000                          243000
    1588560                      1001588560                             405000                        406588.4
    1588578                      1001588578                             230000                       230866.97
    1588621                      1001588621                             141300                       141885.64
    1588636                      1001588636                             161250                          161250
    1588650                      1001588650                             260000                       261115.55
    1588672                      1001588672                             792000                       795766.26
    1588678                      1001588678                             172500                       173182.65
    1588682                      1001588682                             576000                          576000
    1588685                      1001588685                             199698                       200557.66
    1588697                      1001588697                             650000                       652870.15
    1588702                      1001588702                             375200                          375200
    1588704                      1001588704                             300000                       301293.59
    1588711                      1001588711                             536750                       539345.43
    1588725                      1001588725                             349600                          349600
    1588738                      1001588738                             103360                          103360
    1588745                      1001588745                             615700                       617615.84
    1588746                      1001588746                             283500                          283500
    1588781                      1001588781                             352000                       353341.51
    1588788                      1001588788                             267300                       268535.23
    1588817                      1001588817                             200000                       199952.38
    1588843                      1001588843                             227840                          227840
    1588847                      1001588847                             528000                       529829.23
    1588852                      1001588852                             372000                       373443.66
    1588882                      1001588882                             288000                       288336.65
    1588891                      1001588891                             542000                          542000
    1588892                      1001588892                             479500                          479500
    1588965                      1001588965                             359250                       360423.22
    1588976                      1001588976                             123750                       124234.37
    1589040                      1001589040                             542500                          542500
    1589044                      1001589044                             124000                       124507.57
    1589050                      1001589050                             333900                       335575.16
    1589098                      1001589098                             309500                        311129.2
    1589146                      1001589146                             356250                       357902.58
    1589165                      1001589165                             135500                       136227.34
    1589188                      1001589188                             497000                       499318.96
    1589221                      1001589221                             639000                       641554.51
    1589234                      1001589234                             144000                          144000
    1589241                      1001589241                             112000                       112387.23
    1589243                      1001589243                             200000                       200783.12
    1589247                      1001589247                             180000                          180000
    1589248                      1001589248                             560500                       562953.37
    1589253                      1001589253                             285000                       286228.91
    1589284                      1001589284                             498000                       499951.55
    1589311                      1001589311                             154500                       155240.93
    1589328                      1001589328                             486000                          486000
    1589333                      1001589333                             937500                          941874
    1589358                      1001589358                             338000                       339304.38
    1589362                      1001589362                             164000                          164000
    1589377                      1001589377                             549000                        550751.3
    1589419                      1001589419                             185250                          185250
    1589421                      1001589421                             228000                          228000
    1589423                      1001589423                             225500                       226382.12
    1589454                      1001589454                             403000                        402772.1
    1589469                      1001589469                             167200                          167200
    1589470                      1001589470                             555000                          555000
    1589473                      1001589473                             144900                          144900
    1589480                      1001589480                             495000                       497110.59
    1589512                      1001589512                             242000                          242000
    1589519                      1001589519                             680000                       683002.61
    1589543                      1001589543                             431000                       432735.27
    1589554                      1001589554                              51250                        51478.93
    1589555                      1001589555                             423000                       425267.09
    1589558                      1001589558                             688000                       690902.17
    1589566                      1001589566                             352000                       353627.63
    1589577                      1001589577                             522500                          522500
    1589598                      1001589598                             427025                       429153.53
    1589599                      1001589599                             282600                       283844.23
    1589609                      1001589609                             333000                       334349.19
    1589621                      1001589621                             650000                       653440.95
    1589623                      1001589623                             316800                          316800
    1589642                      1001589642                             399000                          399000
    1589669                      1001589669                             427000                       428798.26
    1589670                      1001589670                             370000                          370000
    1589673                      1001589673                             225000                       225724.36
    1589675                      1001589675                             102400                       102656.04
    1589683                      1001589683                             645905                          645905
    1589684                      1001589684                             325800                       327559.71
    1589696                      1001589696                             211250                       212080.97
    1589703                      1001589703                             500000                       502820.98
    1589725                      1001589725                             288000                        289045.6
    1589755                      1001589755                             201000                       201904.04
    1589763                      1001589763                             360000                       361407.46
    1589766                      1001589766                             320000                          320000
    1589769                      1001589769                              99920                       100378.47
    1589772                      1001589772                             211500                       212530.25
    1589779                      1001589779                              95000                        95314.55
    1589782                      1001589782                             327150                       328995.77
    1589801                      1001589801                             108000                       108429.92
    1589807                      1001589807                              62040                         62322.6
    1589848                      1001589848                             468000                          468000
    1589850                      1001589850                             427500                       429784.46
    1589872                      1001589872                             437750                          437750
    1589876                      1001589876                             441000                       442772.57
    1589879                      1001589879                             225000                       225835.45
    1589881                      1001589881                             471300                          471300
    1589898                      1001589898                             378000                          378000
    1589921                      1001589921                             402500                          402500
    1589923                      1001589923                             165600                       166231.11
    1589928                      1001589928                             213000                       213933.09
    1589963                      1001589963                             152000                       152552.53
    1589969                      1001589969                             320000                          320000
    1589982                      1001589982                             482400                       484217.48
    1589985                      1001589985                             297000                       297709.38
    1589991                      1001589991                             399500                          399500
    1590009                      1001590009                             292000                       291631.59
    1590021                      1001590021                             203500                       204275.56
    1590033                      1001590033                             454750                          454058
    1590038                      1001590038                             167000                       167607.06
    1590044                      1001590044                             400000                          400145
    1590052                      1001590052                             463500                       465680.53
    1590062                      1001590062                             247500                       248288.72
    1590074                      1001590074                             232500                       233415.15
    1590078                      1001590078                             397600                          397600
    1590091                      1001590091                             483750                       485869.93
    1590094                      1001590094                             740000                          740000
    1590105                      1001590105                             998000                      1001179.74
    1590150                      1001590150                             400000                        401832.3
    1590163                      1001590163                             213500                       214403.03
    1590168                      1001590168                             487600                          487600
    1590182                      1001590182                             350000                        351081.3
    1590184                      1001590184                             129750                          129750
    1590191                      1001590191                            1280000                      1286185.31
    1590197                      1001590197                             374250                        375808.5
    1590214                      1001590214                             360000                          361447
    1590219                      1001590219                             453700                       455976.19
    1590225                      1001590225                             262350                          262350
    1590236                      1001590236                             498000                       500420.06
    1590239                      1001590239                             215000                          215000
    1590244                      1001590244                             523900                       525831.15
    1590246                      1001590246                             333000                       334217.05
    1590249                      1001590249                             448000                       449828.85
    1590260                      1001590260                             499000                       500786.92
    1590267                      1001590267                             422500                          422500
    1590285                      1001590285                             240000                       241037.64
    1590292                      1001590292                             256500                       257458.45
    1590298                      1001590298                             270400                       271518.09
    1590305                      1001590305                             525974                          525974
    1590323                      1001590323                             359900                       361201.11
    1590348                      1001590348                             378000                          378000
    1590390                      1001590390                             394250                       389218.97
    1590397                      1001590397                             427500                          427500
    1590402                      1001590402                             427500                       429817.91
    1590403                      1001590403                             358150                          358150
    1590425                      1001590425                             136500                       137055.93
    1590433                      1001590433                             269500                       270525.26
    1590461                      1001590461                             181800                       182531.12
    1590466                      1001590466                             284603                       285967.32
    1590474                      1001590474                             247500                       248708.78
    1590523                      1001590523                             489955                          489955
    1590533                      1001590533                             535000                          535000
    1590544                      1001590544                             223686                          223686
    1590547                      1001590547                             495000                          495000
    1590578                      1001590578                             456000                       455355.58
    1590584                      1001590584                             273750                       274928.63
    1590587                      1001590587                             150000                          150000
    1590600                      1001590600                              72000                        72293.49
    1590625                      1001590625                             315000                          315000
    1590626                      1001590626                             440000                          440000
    1590635                      1001590635                             354825                       356304.18
    1590672                      1001590672                             257000                          257000
    1590674                      1001590674                             242500                          242500
    1590702                      1001590702                             376000                       377276.31
    1590707                      1001590707                             314450                       315801.86
    1590725                      1001590725                             432000                       433786.29
    1590731                      1001590731                             180000                          180000
    1590735                      1001590735                             136000                          136000
    1590781                      1001590781                             328500                        329668.2
    1590848                      1001590848                             247000                        248125.2
    1590849                      1001590849                             217635                          217635
    1590851                      1001590851                             506250                          506250
    1590923                      1001590923                             404000                          404000
    1590942                      1001590942                             207000                       207846.62
    1590977                      1001590977                              90400                           90400
    1590991                      1001590991                             306000                        307290.5
    1590994                      1001590994                             401000                          401000
    1591001                      1001591001                             171500                       172243.86
    1591012                      1001591012                             428000                          428000
    1591024                      1001591024                             219555                          219555
    1591038                      1001591038                            1071200                         1071200
    1591039                      1001591039                             129150                       129604.09
    1591047                      1001591047                             264000                       265017.13
    1591052                      1001591052                             245000                        246116.1
    1591064                      1001591064                              60000                        60210.77
    1591071                      1001591071                             458550                          458550
    1591102                      1001591102                             373417                       374781.76
    1591118                      1001591118                             450000                       452098.04
    1591142                      1001591142                              71250                        71206.69
    1591143                      1001591143                             108700                          108700
    1591149                      1001591149                             217000                       217881.73
    1591177                      1001591177                             352500                       351711.54
    1591187                      1001591187                             200000                       200783.12
    1591210                      1001591210                             325000                          325000
    1591212                      1001591212                             315000                          315000
    1591215                      1001591215                             455000                          455000
    1591223                      1001591223                             265500                          265500
    1591253                      1001591253                             320100                          320100
    1591266                      1001591266                             257450                        258477.9
    1591268                      1001591268                             452000                       453920.52
    1591270                      1001591270                             270000                          270000
    1591298                      1001591298                             280800                          280800
    1591300                      1001591300                             270000                          270000
    1591324                      1001591324                             330000                          330000
    1591345                      1001591345                             260000                       261101.13
    1591349                      1001591349                             159300                          159300
    1591353                      1001591353                             520000                       522426.12
    1591360                      1001591360                             250001                       250783.78
    1591376                      1001591376                             197000                       197830.81
    1591381                      1001591381                             750000                          750000
    1591385                      1001591385                             865511                       869410.46
    1591403                      1001591403                             665000                          665000
    1591404                      1001591404                             270400                       271439.22
    1591427                      1001591427                             500000                       502420.45
    1591458                      1001591458                             588700                       591547.77
    1591490                      1001591490                             198000                       198771.09
    1591492                      1001591492                             386100                       388121.06
    1591498                      1001591498                             322500                          322500
    1591536                      1001591536                             110070                       110438.31
    1591541                      1001591541                             279000                       279892.39
    1591543                      1001591543                              63750                           63750
    1591549                      1001591549                             169000                       169856.71
    1591554                      1001591554                             258300                       259365.21
    1591557                      1001591557                             560000                       562612.74
    1591562                      1001591562                             299700                          299700
    1591568                      1001591568                             204000                       204765.61
    1591580                      1001591580                             499500                          499500
    1591597                      1001591597                             540000                          540000
    1591612                      1001591612                             427500                       429137.76
    1591613                      1001591613                             355000                          355000
    1591617                      1001591617                             180000                       180732.31
    1591626                      1001591626                              52500                        52468.09
    1591645                      1001591645                             342000                          342000
    1591678                      1001591678                             240000                       240874.67
    1591699                      1001591699                             300000                       301089.25
    1591733                      1001591733                              75000                           75000
    1591734                      1001591734                             152000                          152000
    1591765                      1001591765                             352000                       353341.51
    1591783                      1001591783                             335000                       336550.73
    1591786                      1001591786                             495000                          495000
    1591790                      1001591790                             400000                          400000
    1591793                      1001591793                             181000                          181000
    1591811                      1001591811                             814500                       818009.38
    1591815                      1001591815                             423000                        425069.3
    1591849                      1001591849                             362500                       363251.32
    1591855                      1001591855                             282500                       283669.22
    1591866                      1001591866                             144850                          144850
    1591879                      1001591879                             414000                          414000
    1591880                      1001591880                             348000                          348000
    1591882                      1001591882                             210000                       210833.34
    1591883                      1001591883                             161900                          161900
    1591914                      1001591914                             937500                       941795.88
    1591930                      1001591930                             396000                          396000
    1591931                      1001591931                             207000                       207745.78
    1591939                      1001591939                             108000                       108403.56
    1591943                      1001591943                             472000                       474102.32
    1591990                      1001591990                             252000                          253021
    1592001                      1001592001                             216000                          216000
    1592006                      1001592006                             308000                          308000
    1592020                      1001592020                            1000975                         1000975
    1592041                      1001592041                             246000                       246972.56
    1592057                      1001592057                             348750                          348750
    1592060                      1001592060                             140000                          140000
    1592062                      1001592062                             399600                       401453.67
    1592072                      1001592072                             487500                       489591.74
    1592106                      1001592106                             329000                       330439.12
    1592111                      1001592111                             270000                       271281.46
    1592122                      1001592122                             136000                       135942.83
    1592125                      1001592125                             195000                       195804.17
    1592194                      1001592194                             140000                          140000
    1592207                      1001592207                             508000                          508000
    1592213                      1001592213                             574750                       577507.08
    1592216                      1001592216                             318000                        319218.7
    1592228                      1001592228                             345633                       347462.71
    1592279                      1001592279                             315000                       316048.48
    1592283                      1001592283                             217700                       218625.89
    1592297                      1001592297                             315000                          315000
    1592309                      1001592309                             215000                        215765.9
    1592315                      1001592315                             180000                       180635.72
    1592366                      1001592366                             222000                       222934.01
    1592418                      1001592418                             193500                       194375.63
    1592420                      1001592420                             496000                        498427.8
    1592429                      1001592429                             260100                          260100
    1592442                      1001592442                             205200                       206264.26
    1592468                      1001592468                             431250                       432639.12
    1592483                      1001592483                             380000                          380000
    1592496                      1001592496                             280000                       281234.72
    1592499                      1001592499                             453000                       454381.59
    1592506                      1001592506                             100000                          100000
    1592509                      1001592509                             525000                       527236.46
    1592532                      1001592532                             172000                          170866
    1592533                      1001592533                             295000                        296193.2
    1592551                      1001592551                             368500                       370440.88
    1592561                      1001592561                             163800                       164499.18
    1592566                      1001592566                             148000                          148000
    1592568                      1001592568                             295000                          295000
    1592571                      1001592571                             351000                        352881.2
    1592581                      1001592581                             208800                          208800
    1592590                      1001592590                             191000                        191692.2
    1592614                      1001592614                             285000                       286513.32
    1592628                      1001592628                             270000                          270000
    1592638                      1001592638                             110000                       110458.22
    1592663                      1001592663                             272000                       273147.37
    1592688                      1001592688                             382500                       384347.27
    1592720                      1001592720                              69000                        69343.77
    1592725                      1001592725                             395500                       397418.29
    1592732                      1001592732                             880750                          880750
    1592735                      1001592735                             208000                       208888.45
    1592745                      1001592745                             795000                       798699.37
    1592748                      1001592748                             675000                          675000
    1592776                      1001592776                             202275                       203260.31
    1592779                      1001592779                             470000                          470000
    1592793                      1001592793                             317000                          317000
    1592797                      1001592797                             650000                       653208.11
    1592800                      1001592800                             350000                          351416
    1592820                      1001592820                             688000                        691066.6
    1592824                      1001592824                             198750                          198750
    1592829                      1001592829                             518000                       520287.29
    1592840                      1001592840                             408000                          408000
    1592844                      1001592844                             325000                          325000
    1592845                      1001592845                             222800                          222800
    1592864                      1001592864                             716000                          716000
    1592866                      1001592866                             419000                          419000
    1592936                      1001592936                             100000                          100000
    1592937                      1001592937                             246600                       247559.51
    1592955                      1001592955                              90000                        90424.11
    1592964                      1001592964                             196000                          196000
    1592970                      1001592970                             261000                       261981.62
    1593002                      1001593002                             191200                          191200
    1593006                      1001593006                             500000                          500000
    1593023                      1001593023                             472000                       474128.24
    1593027                      1001593027                             203000                       200101.18
    1593039                      1001593039                             880000                          880000
    1593047                      1001593047                             182000                       182676.76
    1593061                      1001593061                             399200                          399200
    1593101                      1001593101                             250000                          250000
    1593106                      1001593106                             200000                          200000
    1593143                      1001593143                             330000                          330000
    1593146                      1001593146                             384000                          384000
    1593156                      1001593156                             243000                       243855.23
    1593175                      1001593175                             397500                       398968.75
    1593180                      1001593180                             186300                          186300
    1593220                      1001593220                             134100                          134100
    1593221                      1001593221                             387000                       388708.84
    1593234                      1001593234                             225000                       225866.87
    1593235                      1001593235                             100000                          100000
    1593248                      1001593248                             450000                       451700.24
    1593270                      1001593270                             430000                       431453.88
    1593271                      1001593271                             350100                       351756.42
    1593283                      1001593283                             499500                          499500
    1593295                      1001593295                             353400                       354812.77
    1593310                      1001593310                             361500                          363077
    1593318                      1001593318                             277900                       279208.15
    1593322                      1001593322                             502000                          502000
    1593324                      1001593324                             514500                          514500
    1593338                      1001593338                             389700                       391598.28
    1593342                      1001593342                             163200                          163200
    1593345                      1001593345                             245000                       246082.84
    1593347                      1001593347                             276500                       277553.95
    1593351                      1001593351                             450000                       452139.33
    1593385                      1001593385                             348000                       349609.13
    1593405                      1001593405                            1400000                      1404791.89
    1593414                      1001593414                             295000                          295000
    1593415                      1001593415                             188000                       188614.66
    1593419                      1001593419                             250000                       251167.68
    1593431                      1001593431                             938000                          938000
    1593435                      1001593435                             100000                          100000
    1593451                      1001593451                             382500                          382500
    1593467                      1001593467                             476500                       478696.05
    1593472                      1001593472                             308200                          308200
    1593518                      1001593518                             545000                       547318.45
    1593528                      1001593528                             548000                       550002.02
    1593536                      1001593536                             101600                       102092.47
    1593537                      1001593537                             382500                       383862.96
    1593550                      1001593550                             202500                        203396.6
    1593557                      1001593557                             104000                       104482.44
    1593562                      1001593562                             550000                          550000
    1593570                      1001593570                             105600                       106089.86
    1593595                      1001593595                             440000                       441565.31
    1593646                      1001593646                             370000                       371741.69
    1593651                      1001593651                             311250                        312257.4
    1593661                      1001593661                             620900                       620353.92
    1593675                      1001593675                             675000                       678177.41
    1593678                      1001593678                             412000                       413553.01
    1593694                      1001593694                             196000                          196000
    1593721                      1001593721                             165120                          165120
    1593729                      1001593729                             380000                          380000
    1593734                      1001593734                             359000                          359000
    1593763                      1001593763                             440000                          440000
    1593766                      1001593766                             500000                       499410.18
    1593768                      1001593768                             205500                          205500
    1593784                      1001593784                             449550                          449550
    1593852                      1001593852                             362000                          362000
    1593860                      1001593860                             291645                          291645
    1593885                      1001593885                             396000                          396000
    1593891                      1001593891                             345000                       346423.86
    1593911                      1001593911                             110000                       109259.77
    1593918                      1001593918                             480000                       481741.96
    1593919                      1001593919                             369000                       370943.51
    1593956                      1001593956                             989890                       991855.79
    1593958                      1001593958                             300000                          300000
    1593966                      1001593966                             770000                       773592.52
    1593969                      1001593969                             475000                       477069.46
    1593994                      1001593994                             329795                       331005.23
    1594010                      1001594010                             315000                          315000
    1594022                      1001594022                             620000                       622233.71
    1594045                      1001594045                             627950                          627950
    1594048                      1001594048                             364500                        366391.9
    1594071                      1001594071                             150000                          150000
    1594175                      1001594175                             372800                        374523.8
    1594202                      1001594202                             345000                          345000
    1594213                      1001594213                             206000                       206687.92
    1594248                      1001594248                             549000                       551938.02
    1594307                      1001594307                             276000                          276000
    1594319                      1001594319                             470000                          470000
    1594377                      1001594377                             484000                       482846.59
    1594384                      1001594384                             401000                          401000
    1594413                      1001594413                             175000                       175659.65
    1594507                      1001594507                             625800                       626490.12
    1594509                      1001594509                             668000                          668000
    1594532                      1001594532                             490000                          490000
    1594533                      1001594533                             612750                          612750
    1594535                      1001594535                             408000                       409682.57
    1594544                      1001594544                             453000                          453000
    1594555                      1001594555                             334000                          334000
    1594558                      1001594558                             532000                       533158.55
    1594586                      1001594586                             171000                          171000
    1594600                      1001594600                             445500                       447427.69
    1594601                      1001594601                             215000                          215000
    1594615                      1001594615                             102600                       102973.24
    1594616                      1001594616                             115000                          115000
    1594647                      1001594647                             420000                          420000
    1594660                      1001594660                             208000                          208000
    1594666                      1001594666                             410000                       411895.82
    1594669                      1001594669                             617000                          617000
    1594679                      1001594679                             434000                       435590.87
    1594686                      1001594686                             171000                          171000
    1594687                      1001594687                             964000                       968021.86
    1594704                      1001594704                             346000                          346000
    1594708                      1001594708                             439200                          439200
    1594709                      1001594709                             185600                       186373.14
    1594736                      1001594736                             546250                       549050.68
    1594754                      1001594754                             219600                          219600
    1594762                      1001594762                             671250                          671250
    1594764                      1001594764                             582880                          582880
    1594769                      1001594769                             472000                          472000
    1594795                      1001594795                             250200                          250200
    1594802                      1001594802                             611250                          611250
    1594827                      1001594827                             166000                       166665.65
    1594836                      1001594836                             440000                       441956.88
    1594842                      1001594842                             371600                       372531.27
    1594880                      1001594880                             493600                          493600
    1594882                      1001594882                             274000                       274878.83
    1594887                      1001594887                             182500                       183124.08
    1594964                      1001594964                             292500                       293454.26
    1594973                      1001594973                             135000                       135380.77
    1594988                      1001594988                             133600                          133600
    1594989                      1001594989                             153750                       154289.04
    1594992                      1001594992                             800000                       803811.06
    1594999                      1001594999                             216000                        216908.7
    1595000                      1001595000                             225250                          225250
    1595001                      1001595001                              58400                        58633.55
    1595012                      1001595012                              56250                        56481.98
    1595015                      1001595015                             228000                       229217.22
    1595017                      1001595017                             544800                          544800
    1595019                      1001595019                             450000                          450000
    1595040                      1001595040                             138750                       139009.55
    1595046                      1001595046                             183600                       184347.52
    1595048                      1001595048                             350000                       351257.65
    1595052                      1001595052                             480800                          480800
    1595054                      1001595054                             117000                          117000
    1595066                      1001595066                             193800                          193800
    1595090                      1001595090                             499500                        501881.1
    1595132                      1001595132                             400000                          400000
    1595142                      1001595142                             355500                       357031.72
    1595144                      1001595144                             500000                          500000
    1595147                      1001595147                             264000                          264000
    1595160                      1001595160                             355000                        356641.5
    1595238                      1001595238                             327750                        329270.3
    1595248                      1001595248                             594800                          594800
    1595258                      1001595258                              58500                        58733.95
    1595263                      1001595263                             331000                       332532.21
    1595269                      1001595269                             143437                       144010.61
    1595273                      1001595273                             282954                       284544.61
    1595274                      1001595274                              72000                           72349
    1595300                      1001595300                             304000                       305027.91
    1595307                      1001595307                             260000                       261028.74
    1595309                      1001595309                             282500                       283599.21
    1595315                      1001595315                             292000                       293137.17
    1595323                      1001595323                             152500                       152786.65
    1595326                      1001595326                             327200                       328440.33
    1595334                      1001595334                             244800                          244800
    1595341                      1001595341                             367500                          367500
    1595348                      1001595348                             225000                          225000
    1595393                      1001595393                             116900                       117361.93
    1595408                      1001595408                             228000                          228000
    1595413                      1001595413                            1360000                         1360000
    1595427                      1001595427                             494940                          494940
    1595428                      1001595428                             720000                       722909.24
    1595467                      1001595467                             323000                          323000
    1595490                      1001595490                             227200                       228155.61
    1595499                      1001595499                             307500                       308949.06
    1595501                      1001595501                             143100                       143483.44
    1595508                      1001595508                             340000                          340000
    1595536                      1001595536                             293400                          293400
    1595554                      1001595554                             427920                       429533.02
    1595559                      1001595559                             191800                          191800
    1595563                      1001595563                             450000                          450000
    1595581                      1001595581                             185250                          185250
    1595596                      1001595596                             354000                          354000
    1595615                      1001595615                             300000                       301298.55
    1595630                      1001595630                             188150                       189019.99
    1595633                      1001595633                             428000                          428000
    1595637                      1001595637                             216750                       217616.54
    1595648                      1001595648                              66800                        66758.98
    1595661                      1001595661                              62400                        62360.89
    1595664                      1001595664                              99540                           99540
    1595670                      1001595670                             350000                          350000
    1595675                      1001595675                              62000                        61961.14
    1595685                      1001595685                             396000                          396000
    1595689                      1001595689                              59200                        59164.38
    1595702                      1001595702                             265000                          265000
    1595703                      1001595703                             249300                          249300
    1595710                      1001595710                             224000                          224000
    1595712                      1001595712                             367000                       368729.45
    1595715                      1001595715                             310000                          310000
    1595724                      1001595724                             120000                          120000
    1595823                      1001595823                            1890000                         1890000
    1595857                      1001595857                             216000                          216000
    1595875                      1001595875                             560000                       558030.74
    1595963                      1001595963                             200000                          200000
    1595969                      1001595969                             549000                          549000
    1595991                      1001595991                             470000                       468978.31
    1595996                      1001595996                             410000                       411473.79
    1596006                      1001596006                             190000                          190000
    1596039                      1001596039                             416500                          416500
    1596070                      1001596070                             400000                       401644.66
    1596073                      1001596073                             159900                       160481.22
    1596083                      1001596083                             196600                       197164.13
    1596091                      1001596091                             175750                       176459.91
    1596108                      1001596108                             666000                       668184.52
    1596111                      1001596111                             157500                       158182.33
    1596128                      1001596128                             468000                          469605
    1596129                      1001596129                             421600                          421600
    1596135                      1001596135                             250200                          250200
    1596143                      1001596143                             213750                       213640.54
    1596144                      1001596144                             126000                          126000
    1596148                      1001596148                             450000                       451879.48
    1596152                      1001596152                             248650                          248650
    1596158                      1001596158                             341000                          341000
    1596159                      1001596159                             192000                          192000
    1596160                      1001596160                             103000                        103341.9
    1596163                      1001596163                             520000                          520000
    1596164                      1001596164                             430000                          430000
    1596184                      1001596184                             176000                          176000
    1596191                      1001596191                             147206                       147727.06
    1596195                      1001596195                             285000                       286175.32
    1596199                      1001596199                             200000                       200653.15
    1596208                      1001596208                             640000                          640000
    1596224                      1001596224                             536000                       538481.72
    1596242                      1001596242                             499000                       501484.23
    1596243                      1001596243                             318000                          318000
    1596246                      1001596246                             372000                          372000
    1596257                      1001596257                             731250                          731250
    1596262                      1001596262                             256500                          256500
    1596286                      1001596286                             650000                          650000
    1596301                      1001596301                             400000                          400000
    1596318                      1001596318                             289702                          289702
    1596358                      1001596358                             475000                       476872.66
    1596360                      1001596360                             648000                       650753.31
    1596384                      1001596384                             153399                          153399
    1596385                      1001596385                             495000                       496886.49
    1596394                      1001596394                             640000                       643024.27
    1596398                      1001596398                             248000                          248000
    1596428                      1001596428                             610000                       612172.28
    1596433                      1001596433                             204300                          204300
    1596452                      1001596452                             324000                        325133.7
    1596457                      1001596457                             185700                          185700
    1596461                      1001596461                             252000                          252000
    1596495                      1001596495                             531000                          531000
    1596513                      1001596513                             252000                       252927.75
    1596519                      1001596519                             443000                          443000
    1596522                      1001596522                             365000                       366180.15
    1596533                      1001596533                             495000                          495000
    1596534                      1001596534                             351000                       352980.33
    1596542                      1001596542                             384750                          384750
    1596547                      1001596547                             550050                          550050
    1596555                      1001596555                             570000                          570000
    1596570                      1001596570                             216000                          216000
    1596575                      1001596575                             440500                          440500
    1596580                      1001596580                             428400                          428400
    1596581                      1001596581                             248000                          248000
    1596585                      1001596585                             310000                          310000
    1596601                      1001596601                             198000                          198000
    1596603                      1001596603                             210000                          210000
    1596604                      1001596604                            1000000                      1004665.61
    1596606                      1001596606                              72000                           72000
    1596636                      1001596636                             255000                       256099.03
    1596642                      1001596642                             377910                          377910
    1596644                      1001596644                             307500                          307500
    1596670                      1001596670                             281200                          281200
    1596704                      1001596704                             105000                          105000
    1596892                      1001596892                             210000                       210664.81
    1596925                      1001596925                             351900                          351900
    1596931                      1001596931                             227691                       228863.88
    1596939                      1001596939                             112500                          112500
    1596949                      1001596949                             145000                       145497.28
    1596971                      1001596971                             185000                          185000
    1596998                      1001596998                             307500                        308659.1
    1597001                      1001597001                             220000                       220758.38
    1597019                      1001597019                             560000                       562098.68
    1597029                      1001597029                             459000                       461129.22
    1597048                      1001597048                             649500                        647952.2
    1597060                      1001597060                             213000                          213000
    1597065                      1001597065                             304000                          304000
    1597091                      1001597091                             519200                       521651.74
    1597093                      1001597093                             244800                       245903.79
    1597106                      1001597106                             400000                       401864.14
    1597108                      1001597108                             174375                          174375
    1597132                      1001597132                             640000                          640000
    1597133                      1001597133                             142000                          142000
    1597162                      1001597162                             196000                       196669.49
    1597167                      1001597167                             449500                          449500
    1597170                      1001597170                             401250                       403172.24
    1597182                      1001597182                             548000                          548000
    1597205                      1001597205                             315000                          315000
    1597262                      1001597262                             180000                          180000
    1597274                      1001597274                             346500                          346500
    1597277                      1001597277                             360000                       361694.62
    1597288                      1001597288                             476000                          476000
    1597301                      1001597301                             650000                       652591.32
    1597306                      1001597306                             810000                          810000
    1597307                      1001597307                             406800                          406800
    1597309                      1001597309                             255200                          255200
    1597312                      1001597312                             260000                          260000
    1597318                      1001597318                             260000                          260000
    1597346                      1001597346                             192800                       193699.53
    1597362                      1001597362                             490500                       492711.65
    1597372                      1001597372                             305000                       306111.55
    1597391                      1001597391                             200700                          200700
    1597410                      1001597410                             155000                        155717.5
    1597411                      1001597411                             216000                       217008.87
    1597425                      1001597425                             408600                       405456.93
    1597436                      1001597436                             195500                          195500
    1597517                      1001597517                             330000                          330000
    1597567                      1001597567                             562500                          562500
    1597576                      1001597576                             540000                          540000
    1597673                      1001597673                             225000                       225956.01
    1597700                      1001597700                             220000                          220000
    1597707                      1001597707                             260000                        261058.2
    1597711                      1001597711                             131000                          131000
    1597714                      1001597714                             440100                          440100
    1597715                      1001597715                             382000                          382000
    1597717                      1001597717                             310500                       312193.71
    1597731                      1001597731                             355000                       356445.34
    1597732                      1001597732                             430400                          430400
    1597734                      1001597734                             512145                          512145
    1597745                      1001597745                             250000                       250944.58
    1597748                      1001597748                             271200                          271200
    1597755                      1001597755                             258000                          258000
    1597762                      1001597762                             245400                       243993.03
    1597767                      1001597767                             153000                          153000
    1597777                      1001597777                             140000                          140000
    1597783                      1001597783                             249668                       251391.88
    1597791                      1001597791                             498750                          498750
    1597793                      1001597793                             223200                       224069.97
    1597794                      1001597794                             303000                          303000
    1597811                      1001597811                             112100                       112633.32
    1597815                      1001597815                             252000                       253018.27
    1597835                      1001597835                             449900                       451950.49
    1597856                      1001597856                             375000                        376424.6
    1597868                      1001597868                             212000                       213015.61
    1597879                      1001597879                             227500                       228361.46
    1597895                      1001597895                             275500                       276907.35
    1597906                      1001597906                             564952                          564952
    1597908                      1001597908                             125600                          125600
    1597914                      1001597914                             610400                       613120.72
    1597917                      1001597917                             185250                       185905.93
    1597934                      1001597934                             400000                          400000
    1597941                      1001597941                             659000                          659000
    1597949                      1001597949                             423000                       425042.87
    1597953                      1001597953                             370000                          370000
    1597962                      1001597962                             220000                          220000
    1597964                      1001597964                             599000                       601382.69
    1597979                      1001597979                             231000                       231731.29
    1597985                      1001597985                             200000                          200000
    1598019                      1001598019                             263700                       264863.66
    1598024                      1001598024                             395000                          395000
    1598028                      1001598028                             122500                       122991.49
    1598047                      1001598047                             307800                       309462.49
    1598050                      1001598050                             284000                          284000
    1598052                      1001598052                             135000                          135000
    1598092                      1001598092                             155700                          155700
    1598094                      1001598094                             450000                       452043.28
    1598110                      1001598110                             265000                          265000
    1598114                      1001598114                             238000                       238931.91
    1598116                      1001598116                             957000                          957000
    1598129                      1001598129                             236700                          236700
    1598135                      1001598135                             308000                          308000
    1598139                      1001598139                             355500                       357316.44
    1598164                      1001598164                            1000000                      1004540.61
    1598187                      1001598187                             396000                          396000
    1598189                      1001598189                             239400                       240367.35
    1598202                      1001598202                             353000                       354444.92
    1598205                      1001598205                             750000                          750000
    1598231                      1001598231                              91500                           91500
    1598237                      1001598237                             459000                       460560.17
    1598256                      1001598256                             112500                          112500
    1598262                      1001598262                             150000                        150585.7
    1598268                      1001598268                             183900                       184553.14
    1598275                      1001598275                             292500                       293878.67
    1598278                      1001598278                             441000                          441000
    1598325                      1001598325                             825000                          825000
    1598341                      1001598341                             301500                       302930.23
    1598358                      1001598358                             183200                          183200
    1598369                      1001598369                             306000                          306000
    1598409                      1001598409                             230400                          230400
    1598414                      1001598414                             187500                       188391.39
    1598438                      1001598438                             495000                       494270.27
    1598448                      1001598448                             412500                          412500
    1598470                      1001598470                             260000                       260990.89
    1598472                      1001598472                             240000                       240779.75
    1598479                      1001598479                             433500                       435481.73
    1598480                      1001598480                             452700                          452700
    1598483                      1001598483                             348750                          348750
    1598487                      1001598487                             215200                       216044.36
    1598490                      1001598490                             392000                       393306.31
    1598497                      1001598497                             252000                       252843.23
    1598501                      1001598501                             768000                          768000
    1598520                      1001598520                             324000                          324000
    1598527                      1001598527                             247500                       248707.57
    1598531                      1001598531                             292000                          292000
    1598539                      1001598539                             399000                          399000
    1598541                      1001598541                             210000                       210789.58
    1598547                      1001598547                             299000                          299000
    1598565                      1001598565                             281000                          281000
    1598614                      1001598614                             265500                          265500
    1598632                      1001598632                             351000                       352624.79
    1598642                      1001598642                             397800                          397800
    1598652                      1001598652                             217800                       218856.39
    1598661                      1001598661                             578400                          578400
    1598668                      1001598668                             310500                          310500
    1598672                      1001598672                             975000                          975000
    1598674                      1001598674                             208000                          208000
    1598739                      1001598739                             204300                       205090.19
    1598751                      1001598751                             346750                       348076.97
    1598767                      1001598767                             360000                          360000
    1598784                      1001598784                             500000                       501843.05
    1598806                      1001598806                             390000                       391789.48
    1598808                      1001598808                             292500                          292500
    1598819                      1001598819                             150001                          150001
    1598875                      1001598875                             203000                          203000
    1598880                      1001598880                             282950                          282950
    1598913                      1001598913                             333000                       334512.02
    1598917                      1001598917                             580800                       583300.63
    1598945                      1001598945                             492000                          492000
    1598950                      1001598950                             400000                       401790.72
    1598959                      1001598959                             290700                          290700
    1598970                      1001598970                             212800                          212800
    1598987                      1001598987                             220200                          220200
    1598998                      1001598998                             720000                        723119.8
    1599000                      1001599000                             428000                       429595.48
    1599002                      1001599002                             598500                          598500
    1599005                      1001599005                             199000                          199000
    1599006                      1001599006                             322200                          322200
    1599009                      1001599009                             455000                          455000
    1599020                      1001599020                             364500                        366157.4
    1599021                      1001599021                             352000                          352000
    1599054                      1001599054                             293500                          293500
    1599060                      1001599060                             605000                          605000
    1599076                      1001599076                             602330                       605457.82
    1599081                      1001599081                             469000                       470835.96
    1599092                      1001599092                             474050                          474050
    1599119                      1001599119                             446250                       448299.75
    1599121                      1001599121                             185000                          185000
    1599123                      1001599123                             420000                          420000
    1599126                      1001599126                             315500                          315500
    1599139                      1001599139                             255000                          255000
    1599171                      1001599171                             292000                       292942.51
    1599193                      1001599193                             584000                       586286.71
    1599197                      1001599197                             261600                          261600
    1599218                      1001599218                             246600                       247773.22
    1599219                      1001599219                             285600                       286371.35
    1599223                      1001599223                             860000                          860000
    1599227                      1001599227                             455400                       457423.27
    1599243                      1001599243                             142000                          142000
    1599253                      1001599253                             629600                       631986.66
    1599257                      1001599257                             261500                          261500
    1599282                      1001599282                             172293                          172293
    1599296                      1001599296                             362565                       364105.51
    1599308                      1001599308                             169500                        170143.5
    1599311                      1001599311                             403440                          403440
    1599320                      1001599320                             555750                          555750
    1599322                      1001599322                             240000                          240000
    1599326                      1001599326                             249000                          249000
    1599344                      1001599344                             249600                          249600
    1599348                      1001599348                             337250                        338952.1
    1599353                      1001599353                             349600                          349600
    1599392                      1001599392                             387000                       388792.65
    1599428                      1001599428                             263200                          263200
    1599494                      1001599494                             220000                       221052.69
    1599503                      1001599503                             500000                          500000
    1599546                      1001599546                             107000                          107000
    1599553                      1001599553                             100000                          100000
    1599568                      1001599568                             282000                       283256.95
    1599569                      1001599569                             418035                       420149.69
    1599570                      1001599570                             202500                          202500
    1599571                      1001599571                             485000                       484924.73
    1599573                      1001599573                             425000                          425000
    1599579                      1001599579                             280728                          280728
    1599599                      1001599599                             296000                       296926.81
    1599600                      1001599600                             375000                          375000
    1599608                      1001599608                             303300                       304685.44
    1599623                      1001599623                             360000                          360000
    1599632                      1001599632                             350000                          350000
    1599643                      1001599643                             139500                          139500
    1599648                      1001599648                             324000                          324000
    1599656                      1001599656                             396150                       397849.22
    1599660                      1001599660                             170000                          170000
    1599666                      1001599666                             267000                       268235.95
    1599670                      1001599670                             408500                       410629.15
    1599677                      1001599677                             871600                          871600
    1599695                      1001599695                             350000                       351603.79
    1599715                      1001599715                             750000                       752702.08
    1599722                      1001599722                             304000                          304000
    1599725                      1001599725                             502500                          502500
    1599754                      1001599754                             205000                       205819.52
    1599764                      1001599764                             479500                       481320.39
    1599765                      1001599765                             215000                          215000
    1599780                      1001599780                             216000                          216000
    1599791                      1001599791                             165120                          165120
    1599797                      1001599797                              54000                           54000
    1599801                      1001599801                             587527                          587527
    1599807                      1001599807                             146750                       147268.12
    1599811                      1001599811                             650000                          650000
    1599816                      1001599816                             180288                          180288
    1599824                      1001599824                             432000                          432000
    1599825                      1001599825                             452000                       453684.95
    1599833                      1001599833                             393600                          393600
    1599836                      1001599836                             163488                          163488
    1599864                      1001599864                             188288                          188288
    1599880                      1001599880                             264000                       265017.13
    1599889                      1001599889                             303750                       304986.26
    1599910                      1001599910                             401850                          401850
    1599914                      1001599914                             145000                       145565.99
    1599923                      1001599923                             484200                          484200
    1599954                      1001599954                             400000                       401282.96
    1599962                      1001599962                             220000                          220000
    1599976                      1001599976                             239000                          239000
    1600000                      1001600000                             275000                       276135.94
    1600002                      1001600002                             650000                          650000
    1600008                      1001600008                             156750                          156750
    1600015                      1001600015                             456000                          456000
    1600032                      1001600032                             162450                       161968.68
    1600035                      1001600035                             577600                          577600
    1600037                      1001600037                             599000                       601670.39
    1600041                      1001600041                             301000                          301000
    1600070                      1001600070                             283800                       283644.43
    1600095                      1001600095                             213500                       214475.68
    1600118                      1001600118                             362368                       364074.91
    1600120                      1001600120                             360000                          360000
    1600153                      1001600153                             322000                          322000
    1600165                      1001600165                             522500                       525135.37
    1600209                      1001600209                             204300                       205120.02
    1600227                      1001600227                             309000                       310522.48
    1600231                      1001600231                             293400                          293400
    1600233                      1001600233                             815400                       818564.06
    1600254                      1001600254                             296991                          296991
    1600255                      1001600255                             346750                       348077.53
    1600256                      1001600256                             155700                       156390.56
    1600257                      1001600257                             261250                       262555.58
    1600259                      1001600259                             324000                       325402.75
    1600267                      1001600267                             642700                          642700
    1600281                      1001600281                             228950                          228950
    1600294                      1001600294                             328075                          328075
    1600308                      1001600308                             825000                       828281.66
    1600313                      1001600313                             500000                          500000
    1600317                      1001600317                             485600                       487622.82
    1600322                      1001600322                             348000                          348000
    1600324                      1001600324                             172500                          172500
    1600330                      1001600330                             313500                          313500
    1600341                      1001600341                             340000                       341601.55
    1600362                      1001600362                             250250                          250250
    1600368                      1001600368                             176000                       176850.48
    1600429                      1001600429                             454750                          454750
    1600431                      1001600431                             207000                       207987.03
    1600434                      1001600434                            1675000                         1675000
    1600446                      1001600446                             237600                          237600
    1600455                      1001600455                             520000                       522426.12
    1600467                      1001600467                             405000                          405000
    1600494                      1001600494                             356250                          356250
    1600495                      1001600495                             176700                       177516.78
    1600498                      1001600498                             280800                          280800
    1600501                      1001600501                             226500                          226500
    1600515                      1001600515                             280000                       279831.53
    1600542                      1001600542                             236250                          236250
    1600551                      1001600551                             482000                          482000
    1600579                      1001600579                             387000                          387000
    1600593                      1001600593                             250000                       251155.99
    1600628                      1001600628                             238500                          238500
    1600697                      1001600697                             410656                          410656
    1600698                      1001600698                             166500                       167136.87
    1600727                      1001600727                             492000                       493946.98
    1600732                      1001600732                             348000                          348000
    1600770                      1001600770                             216000                          216000
    1600776                      1001600776                             125800                          125800
    1600802                      1001600802                             226100                       227012.54
    1600810                      1001600810                             323000                          323000
    1600830                      1001600830                             143000                       143742.53
    1600838                      1001600838                             270000                          270000
    1600878                      1001600878                             970000                          970000
    1600905                      1001600905                             136800                          136800
    1600907                      1001600907                             364500                       366038.98
    1600914                      1001600914                             591200                          591200
    1600919                      1001600919                             216000                          216000
    1600924                      1001600924                             280000                          280000
    1600937                      1001600937                             752000                          752000
    1600938                      1001600938                             198000                          198000
    1600949                      1001600949                             199800                          199800
    1600968                      1001600968                             498000                       499865.15
    1600976                      1001600976                             618750                          618750
    1600981                      1001600981                             315000                          315000
    1600986                      1001600986                             403750                       405565.93
    1600993                      1001600993                             440000                        442071.2
    1601008                      1001601008                             535500                          535500
    1601009                      1001601009                             297000                       298264.51
    1601021                      1001601021                             392000                          392000
    1601025                      1001601025                             394250                          394250
    1601028                      1001601028                             204000                          204000
    1601034                      1001601034                             260000                       261234.72
    1601036                      1001601036                             342000                          342000
    1601038                      1001601038                             192000                       192740.28
    1601042                      1001601042                             716250                          716250
    1601096                      1001601096                             270000                          270000
    1601117                      1001601117                             126450                          126450
    1601129                      1001601129                             423000                          423000
    1601139                      1001601139                             639000                       641912.35
    1601152                      1001601152                             132300                          132300
    1601157                      1001601157                             427500                       429595.27
    1601160                      1001601160                             279000                          279000
    1601162                      1001601162                             340000                          340000
    1601169                      1001601169                             367500                       369216.48
    1601177                      1001601177                             562000                          562000
    1601196                      1001601196                             207500                        208367.9
    1601222                      1001601222                             433200                          433200
    1601231                      1001601231                             470000                          470000
    1601239                      1001601239                             280000                       281283.03
    1601247                      1001601247                             645886                       648280.48
    1601249                      1001601249                             322000                       323372.05
    1601255                      1001601255                             239200                        240160.1
    1601268                      1001601268                             555000                          555000
    1601275                      1001601275                             352000                          352000
    1601280                      1001601280                             196000                          196000
    1601282                      1001601282                             103500                       103898.18
    1601294                      1001601294                             325000                          325000
    1601326                      1001601326                             400000                          400000
    1601334                      1001601334                             122000                          122000
    1601340                      1001601340                             446500                          446500
    1601350                      1001601350                             275700                          275700
    1601366                      1001601366                             143920                          143920
    1601371                      1001601371                              56700                         56863.2
    1601384                      1001601384                             197100                          197100
    1601406                      1001601406                             310000                          310000
    1601415                      1001601415                             220000                       220804.02
    1601428                      1001601428                             650000                          650000
    1601465                      1001601465                             600000                          600000
    1601470                      1001601470                             315000                       316228.69
    1601507                      1001601507                             307800                       309205.97
    1601536                      1001601536                             184000                          184000
    1601561                      1001601561                             360000                       361428.58
    1601570                      1001601570                             185450                          185450
    1601610                      1001601610                             140000                          140000
    1601645                      1001601645                             531000                          531000
    1601662                      1001601662                             195000                       195577.81
    1601674                      1001601674                             495000                          495000
    1601709                      1001601709                             360000                          360000
    1601726                      1001601726                             116250                       116176.38
    1601739                      1001601739                             465000                          465000
    1601763                      1001601763                             144000                       144593.85
    1601783                      1001601783                             378000                       379714.37
    1601805                      1001601805                             206300                          206300
    1601810                      1001601810                             469800                       471818.55
    1601848                      1001601848                            1162500                      1161597.92
    1601849                      1001601849                             229500                       230477.43
    1601862                      1001601862                             275500                        276586.6
    1601883                      1001601883                             144000                          144000
    1601894                      1001601894                             937500                          937500
    1601902                      1001601902                             499500                       498439.71
    1601904                      1001601904                             394250                       396074.24
    1601921                      1001601921                             588000                          588000
    1601946                      1001601946                             240000                       241119.75
    1601960                      1001601960                             484000                       486278.32
    1601961                      1001601961                             409500                       411023.06
    1601975                      1001601975                             208000                          208000
    1601986                      1001601986                             225000                          225000
    1601989                      1001601989                             192000                          192000
    1601991                      1001601991                             386100                       388153.23
    1601993                      1001601993                             149641                       150195.78
    1602002                      1001602002                             429750                          429750
    1602014                      1001602014                             161250                       162018.17
    1602028                      1001602028                             500000                          501818
    1602029                      1001602029                             935600                       938678.38
    1602054                      1001602054                             357000                          357000
    1602092                      1001602092                             750000                          750000
    1602095                      1001602095                             418000                          418000
    1602096                      1001602096                             135000                       135466.75
    1602103                      1001602103                             301500                       303055.85
    1602108                      1001602108                             328000                          328000
    1602122                      1001602122                             165000                          165000
    1602125                      1001602125                             650000                          650000
    1602150                      1001602150                             405500                          405500
    1602154                      1001602154                             220000                          220000
    1602173                      1001602173                             161000                          161000
    1602181                      1001602181                             384000                          384000
    1602182                      1001602182                             450000                          450000
    1602190                      1001602190                             384000                          384000
    1602238                      1001602238                             417700                          417700
    1602282                      1001602282                             492000                       493813.56
    1602289                      1001602289                             450000                       451612.08
    1602292                      1001602292                             440000                          440000
    1602293                      1001602293                            1400000                         1400000
    1602295                      1001602295                             264800                          264800
    1602305                      1001602305                             953000                          953000
    1602324                      1001602324                             360000                          360000
    1602331                      1001602331                             328000                       327443.96
    1602356                      1001602356                            2008400                         2008400
    1602363                      1001602363                             257000                       257911.78
    1602364                      1001602364                             255500                          255500
    1602393                      1001602393                            1350000                         1350000
    1602407                      1001602407                             472000                          472000
    1602438                      1001602438                             360000                       361409.67
    1602460                      1001602460                             116100                        116584.3
    1602464                      1001602464                             218600                          218600
    1602471                      1001602471                             350000                          350000
    1602479                      1001602479                             159000                          159000
    1602496                      1001602496                             417000                       418724.27
    1602538                      1001602538                             525000                          525000
    1602628                      1001602628                             500000                          500000
    1602636                      1001602636                             270000                       271028.31
    1602645                      1001602645                             255000                          255000
    1602648                      1001602648                             209000                          209000
    1602649                      1001602649                             318250                          318250
    1602662                      1001602662                             187750                       188311.83
    1602671                      1001602671                             348000                          348000
    1602672                      1001602672                             183600                       184065.43
    1602676                      1001602676                             387000                        388285.7
    1602679                      1001602679                             234000                       235044.41
    1602695                      1001602695                             756000                        758881.2
    1602698                      1001602698                             425000                          425000
    1602699                      1001602699                             450000                          450000
    1602704                      1001602704                             188000                          188000
    1602716                      1001602716                             404000                          404000
    1602719                      1001602719                             279500                          279500
    1602730                      1001602730                             120000                       120387.79
    1602743                      1001602743                             420000                       421402.45
    1602748                      1001602748                             389477                       390790.58
    1602755                      1001602755                             283500                       284651.03
    1602760                      1001602760                             617500                          617500
    1602776                      1001602776                             466200                          466200
    1602797                      1001602797                             367300                          367300
    1602799                      1001602799                             326000                          326000
    1602800                      1001602800                             222300                        223465.2
    1602823                      1001602823                             374000                          374000
    1602829                      1001602829                             144000                          144000
    1602835                      1001602835                             435000                          435000
    1602866                      1001602866                             382000                          382000
    1602897                      1001602897                             380000                          380000
    1602931                      1001602931                             247500                          247500
    1602987                      1001602987                             243200                          243200
    1603007                      1001603007                             207000                          207000
    1603010                      1001603010                             506000                       508228.07
    1603037                      1001603037                             404900                          404900
    1603043                      1001603043                             450000                          450000
    1603048                      1001603048                             265400                        266122.2
    1603072                      1001603072                             225000                          225000
    1603080                      1001603080                             255000                          255000
    1603092                      1001603092                             486000                       488524.99
    1603096                      1001603096                             356250                          356250
    1603103                      1001603103                             374000                       375841.66
    1603110                      1001603110                             197000                          197000
    1603114                      1001603114                             398475                       400074.41
    1603142                      1001603142                             264000                       265088.72
    1603149                      1001603149                             178000                          178000
    1603153                      1001603153                             270000                          270000
    1603162                      1001603162                             195500                          195500
    1603165                      1001603165                             310000                       311381.76
    1603173                      1001603173                             254600                          254600
    1603174                      1001603174                             250000                          250000
    1603182                      1001603182                             436000                          436000
    1603194                      1001603194                             469378                       471312.38
    1603197                      1001603197                             460000                       459355.82
    1603219                      1001603219                             306000                          306000
    1603229                      1001603229                             545000                          545000
    1603233                      1001603233                             313500                          313500
    1603236                      1001603236                             617500                          617500
    1603249                      1001603249                             375000                          375000
    1603257                      1001603257                             306000                          306000
    1603266                      1001603266                             592000                          592000
    1603276                      1001603276                             495600                          495600
    1603314                      1001603314                             420000                       421407.55
    1603315                      1001603315                             650000                        652788.9
    1603339                      1001603339                             493200                          493200
    1603354                      1001603354                             175000                       175837.44
    1603370                      1001603370                             184000                          184000
    1603373                      1001603373                             233100                          233100
    1603382                      1001603382                             522500                          522500
    1603406                      1001603406                             812000                          812000
    1603413                      1001603413                             451250                          451250
    1603423                      1001603423                             292500                       293625.87
    1603440                      1001603440                             432000                          432000
    1603445                      1001603445                             311350                       312934.37
    1603454                      1001603454                             256500                          256500
    1603455                      1001603455                             191250                       192169.05
    1603456                      1001603456                             280000                          280000
    1603479                      1001603479                             157600                          157600
    1603480                      1001603480                              55900                           55900
    1603575                      1001603575                             329850                          329850
    1603576                      1001603576                             301000                       302280.17
    1603614                      1001603614                             124875                          124875
    1603615                      1001603615                             327000                          327000
    1603623                      1001603623                             327750                          327750
    1603658                      1001603658                             135000                       135558.21
    1603663                      1001603663                             360000                       362016.11
    1603665                      1001603665                             115000                          115000
    1603694                      1001603694                             125000                          125000
    1603709                      1001603709                             100000                          100000
    1603818                      1001603818                             152000                          152000
    1603857                      1001603857                             275000                        274859.9
    1603860                      1001603860                            1400000                      1404675.23
    1603861                      1001603861                             369000                        370416.2
    1603868                      1001603868                             517000                          517000
    1603890                      1001603890                             172000                          172000
    1603891                      1001603891                             310000                       311447.92
    1603903                      1001603903                             217425                          217425
    1603942                      1001603942                             292500                          292500
    1603954                      1001603954                             136000                          136000
    1603963                      1001603963                             136000                          136000
    1603970                      1001603970                             375000                          375000
    1603975                      1001603975                             288000                          288000
    1604004                      1001604004                             315000                          315000
    1604013                      1001604013                             351000                          351000
    1604016                      1001604016                             288000                       289379.69
    1604018                      1001604018                             427500                          427500
    1604061                      1001604061                             532000                          532000
    1604068                      1001604068                             215000                          215000
    1604097                      1001604097                             610000                          610000
    1604111                      1001604111                             118500                          118500
    1604154                      1001604154                             220500                          220500
    1604160                      1001604160                              75000                           75000
    1604171                      1001604171                             355500                       356936.78
    1604182                      1001604182                            1365000                         1365000
    1604186                      1001604186                             660000                          660000
    1604225                      1001604225                             684630                          684630
    1604256                      1001604256                             155000                          155000
    1604271                      1001604271                             880000                          880000
    1604313                      1001604313                             320000                          320000
    1604348                      1001604348                             205000                       205966.04
    1604369                      1001604369                             256000                          256000
    1604392                      1001604392                             594000                          594000
    1604411                      1001604411                             248200                          248200
    1604443                      1001604443                             449000                          449000
    1604468                      1001604468                             560000                          560000
    1604470                      1001604470                             329650                          329650
    1604526                      1001604526                             216629                          216629
    1604538                      1001604538                             112000                       112321.37
    1604590                      1001604590                             615600                       617968.17
    1604604                      1001604604                             201600                          201600
    1604614                      1001604614                             204000                          204000
    1604615                      1001604615                             206150                          206150
    1604657                      1001604657                             214200                       215062.12
    1604670                      1001604670                             266000                          266000
    1604684                      1001604684                             172500                        173096.4
    1604695                      1001604695                             225000                       225777.92
    1604696                      1001604696                             136800                       137428.89
    1604740                      1001604740                             260950                       261880.36
    1604756                      1001604756                             264000                       265022.72
    1604770                      1001604770                             564000                          564000
    1604788                      1001604788                             284000                          284000
    1604818                      1001604818                             236140                          236140
    1604822                      1001604822                             228750                          228600
    1604867                      1001604867                             406000                          406000
    1604885                      1001604885                             416000                          416000
    1604912                      1001604912                             212400                          212400
    1604939                      1001604939                             649500                          649500
    1604955                      1001604955                             170000                          170000
    1604959                      1001604959                             300000                          300000
    1605017                      1001605017                             487350                          487350
    1605026                      1001605026                             301150                       302491.92
    1605040                      1001605040                             324000                          324000
    1605052                      1001605052                             600000                          600000
    1605062                      1001605062                             540000                          540000
    1605083                      1001605083                             539750                          539750
    1605085                      1001605085                             121000                       121489.53
    1605101                      1001605101                             340000                          340000
    1605103                      1001605103                              70000                        70199.89
    1605142                      1001605142                             267750                          267750
    1605144                      1001605144                             172000                          172000
    1605148                      1001605148                             192800                          193606
    1605152                      1001605152                             470000                          470000
    1605171                      1001605171                             577600                          577600
    1605196                      1001605196                             440000                       441942.86
    1605197                      1001605197                             213750                          213750
    1605203                      1001605203                             750000                          750000
    1605206                      1001605206                             250000                          250000
    1605209                      1001605209                             397000                       398318.64
    1605228                      1001605228                             525000                       527192.71
    1605230                      1001605230                             248000                       249168.67
    1605248                      1001605248                             112500                          112500
    1605263                      1001605263                             166250                       166844.79
    1605428                      1001605428                             164000                          164000
    1605487                      1001605487                             212000                          212000
    1605562                      1001605562                             156000                          156000
    1605625                      1001605625                             350000                       351589.21
    1605638                      1001605638                             344000                          344000
    1605671                      1001605671                            1001000                       1004591.7
    1605678                      1001605678                             153500                       154084.14
    1605688                      1001605688                             765000                          765000
    1605750                      1001605750                             220000                          220000
    1605753                      1001605753                             450000                          450000
    1605769                      1001605769                             315000                          315000
    1605770                      1001605770                             198900                          198900
    1605779                      1001605779                             100000                          100000
    1605782                      1001605782                             600000                          600000
    1605817                      1001605817                             500000                       502010.55
    1605832                      1001605832                             300000                       301170.99
    1605847                      1001605847                             408750                          408750
    1605858                      1001605858                             100000                        100344.5
    1605865                      1001605865                             276100                       277161.19
    1605893                      1001605893                             228750                          228750
    1605909                      1001605909                             179100                          179100
    1605911                      1001605911                             600000                          600000
    1605925                      1001605925                             904208                          904208
    1605930                      1001605930                             240000                          240000
    1605957                      1001605957                             296250                       297648.94
    1605978                      1001605978                             116200                          116200
    1605980                      1001605980                             381600                          381600
    1605982                      1001605982                             216000                          216000
    1605997                      1001605997                             338024                          338024
    1606007                      1001606007                             198700                          198700
    1606011                      1001606011                             322300                          322300
    1606022                      1001606022                             417000                          417000
    1606035                      1001606035                             255000                          255000
    1606057                      1001606057                             231000                          231000
    1606058                      1001606058                             378750                          378750
    1606078                      1001606078                             407089                       408767.81
    1606080                      1001606080                             401250                          401250
    1606093                      1001606093                             320000                          320000
    1606095                      1001606095                             323910                          323910
    1606101                      1001606101                             490000                       492764.57
    1606103                      1001606103                             414800                          414800
    1606135                      1001606135                             288000                          288000
    1606136                      1001606136                             650000                          650000
    1606139                      1001606139                             560000                       562332.74
    1606142                      1001606142                             128800                          128800
    1606150                      1001606150                             396500                          396500
    1606158                      1001606158                             600000                       602161.66
    1606161                      1001606161                             700000                       702865.29
    1606167                      1001606167                             260000                       261227.76
    1606174                      1001606174                             175500                          175500
    1606178                      1001606178                            1425000                         1425000
    1606189                      1001606189                             275500                          275500
    1606192                      1001606192                             149100                          149100
    1606199                      1001606199                             204300                          204300
    1606203                      1001606203                             522500                          522500
    1606208                      1001606208                             412500                          412500
    1606219                      1001606219                             232000                          232000
    1606238                      1001606238                             500000                          500000
    1606265                      1001606265                             190000                          190000
    1606311                      1001606311                             148666                       149320.22
    1606317                      1001606317                             322050                          322050
    1606340                      1001606340                             184000                          184000
    1606360                      1001606360                             480000                        481273.2
    1606371                      1001606371                             118000                          118000
    1606374                      1001606374                             453000                          453000
    1606392                      1001606392                             315000                       316405.65
    1606404                      1001606404                             244000                       245168.22
    1606413                      1001606413                             324000                          324000
    1606414                      1001606414                             232000                          232000
    1606440                      1001606440                             492000                          492000
    1606445                      1001606445                             300000                       301063.42
    1606466                      1001606466                             355500                       357149.87
    1606474                      1001606474                             232200                       233051.19
    1606484                      1001606484                             468000                          468000
    1606489                      1001606489                             436000                          436000
    1606517                      1001606517                             396000                          396000
    1606537                      1001606537                             125100                       125690.14
    1606539                      1001606539                             640000                          640000
    1606544                      1001606544                             498500                          498500
    1606584                      1001606584                             160000                          160000
    1606604                      1001606604                             590000                          590000
    1606640                      1001606640                             315900                       317349.44
    1606673                      1001606673                             251100                          251100
    1606683                      1001606683                              80910                           80910
    1606722                      1001606722                             314910                          314910
    1606771                      1001606771                             368000                          368000
    1606773                      1001606773                             150000                       150710.85
    1606808                      1001606808                             555800                          555800
    1606812                      1001606812                             592000                          592000
    1606817                      1001606817                             222600                          222600
    1606868                      1001606868                             294500                          294500
    1606883                      1001606883                             426126                          426126
    1606886                      1001606886                             471920                          471920
    1606891                      1001606891                             229000                          229000
    1606903                      1001606903                             267000                          267000
    1606905                      1001606905                            1680000                         1680000
    1606916                      1001606916                             290700                          290700
    1606919                      1001606919                             125000                          125000
    1606920                      1001606920                            1012500                         1012500
    1606934                      1001606934                             365750                          365750
    1606935                      1001606935                             123750                          123750
    1606938                      1001606938                             192000                          192000
    1606942                      1001606942                             714000                        717325.9
    1606968                      1001606968                             356000                       357128.21
    1606972                      1001606972                             165000                          165000
    1607027                      1001607027                             304000                       305307.69
    1607032                      1001607032                             375250                          375250
    1607048                      1001607048                             317700                          317700
    1607064                      1001607064                             220000                          220000
    1607085                      1001607085                             460000                       462075.55
    1607089                      1001607089                             440000                          440000
    1607130                      1001607130                             379874                          379874
    1607138                      1001607138                             185500                          185500
    1607140                      1001607140                             268000                          268000
    1607141                      1001607141                             844125                          844125
    1607158                      1001607158                             740000                          740000
    1607169                      1001607169                             239890                          239890
    1607190                      1001607190                             155705                       156333.94
    1607192                      1001607192                             176250                          176250
    1607196                      1001607196                             912000                          912000
    1607198                      1001607198                             172000                       172718.38
    1607201                      1001607201                             930000                          930000
    1607214                      1001607214                             588800                       591547.11
    1607218                      1001607218                             338000                          338000
    1607224                      1001607224                             465000                       467133.13
    1607236                      1001607236                             272000                          272000
    1607240                      1001607240                             343000                          343000
    1607248                      1001607248                             301500                          301500
    1607251                      1001607251                             114750                          114750
    1607265                      1001607265                             197978                          197978
    1607273                      1001607273                             384000                       383389.79
    1607284                      1001607284                             306000                          306000
    1607293                      1001607293                             285000                          285000
    1607306                      1001607306                             201000                          201000
    1607310                      1001607310                             205000                          205000
    1607312                      1001607312                            1000000                         1000000
    1607316                      1001607316                             213000                       213985.99
    1607318                      1001607318                             261000                          261000
    1607325                      1001607325                             259200                          259200
    1607334                      1001607334                             400500                          400500
    1607338                      1001607338                             485000                       485789.81
    1607347                      1001607347                             213000                       213916.24
    1607359                      1001607359                             446500                          446500
    1607384                      1001607384                             367000                          367000
    1607389                      1001607389                             570000                          570000
    1607399                      1001607399                             508500                          508500
    1607439                      1001607439                             364500                          364500
    1607443                      1001607443                             116500                          116500
    1607466                      1001607466                             405000                          405000
    1607476                      1001607476                             308000                          308000
    1607520                      1001607520                             218500                          218500
    1607551                      1001607551                             311400                       311732.35
    1607580                      1001607580                             378000                          378000
    1607593                      1001607593                             430200                          430200
    1607611                      1001607611                             339500                          339500
    1607620                      1001607620                             496000                          496000
    1607629                      1001607629                             294500                          294500
    1607635                      1001607635                             328000                          328000
    1607638                      1001607638                             562000                       564671.78
    1607686                      1001607686                             345203                          345203
    1607698                      1001607698                             480000                       482004.77
    1607706                      1001607706                             124000                          124000
    1607739                      1001607739                             405000                          405000
    1607743                      1001607743                             187500                          187500
    1607784                      1001607784                             400000                          400000
    1607808                      1001607808                             570500                          570500
    1607822                      1001607822                             487500                          487500
    1607850                      1001607850                             466110                          466110
    1607860                      1001607860                             258400                          258400
    1607868                      1001607868                             368000                          368000
    1607875                      1001607875                             189000                          189000
    1607924                      1001607924                             631920                          631920
    1607952                      1001607952                             208000                          208000
    1607968                      1001607968                             440000                          440000
    1608033                      1001608033                             247000                       248205.12
    1608060                      1001608060                             358400                          358400
    1608061                      1001608061                             360000                       361210.19
    1608065                      1001608065                             525000                          525000
    1608066                      1001608066                             150000                          150000
    1608080                      1001608080                             276250                       277636.29
    1608083                      1001608083                             208000                          208000
    1608100                      1001608100                             405000                          405000
    1608103                      1001608103                             306000                          306000
    1608116                      1001608116                             279000                          279000
    1608126                      1001608126                             190000                          190000
    1608141                      1001608141                             477000                          477000
    1608155                      1001608155                             284000                          284000
    1608159                      1001608159                             126000                          126521
    1608163                      1001608163                             164700                          164700
    1608172                      1001608172                             474050                       476243.48
    1608196                      1001608196                             350000                          350000
    1608208                      1001608208                             396000                          396000
    1608241                      1001608241                             636000                          636000
    1608250                      1001608250                             396000                          396000
    1608258                      1001608258                             314900                          314900
    1608264                      1001608264                             112500                          112500
    1608270                      1001608270                             235750                          235750
    1608285                      1001608285                             240000                          240000
    1608323                      1001608323                             323000                          323000
    1608395                      1001608395                             308500                          308500
    1608474                      1001608474                             233250                          233250
    1608540                      1001608540                             637500                          637500
    1608580                      1001608580                             315000                          315000
    1608636                      1001608636                             548000                          548000
    1608639                      1001608639                            1376000                         1376000
    1608720                      1001608720                             451800                          451800
    1608722                      1001608722                             265500                          265500
    1608755                      1001608755                             220500                          220500
    1608770                      1001608770                             306000                          306000
    1608786                      1001608786                             304000                          304000
    1608814                      1001608814                             285000                          285000
    1608828                      1001608828                             394250                          394250
    1608833                      1001608833                             640000                          640000
    1608836                      1001608836                             542000                       544427.74
    1608843                      1001608843                              78200                           78200
    1608848                      1001608848                             340000                          340000
    1608860                      1001608860                             490000                          490000
    1608863                      1001608863                             163800                          163800
    1608871                      1001608871                             162500                          162500
    1608872                      1001608872                             375250                          375250
    1608914                      1001608914                             236000                          236000
    1608938                      1001608938                             378000                          378000
    1608952                      1001608952                             328500                          328500
    1608953                      1001608953                             308000                          308000
    1608980                      1001608980                             480000                          480000
    1609031                      1001609031                             340000                          340000
    1609047                      1001609047                             413000                          413000
    1609060                      1001609060                             151200                          151200
    1609070                      1001609070                             382500                          382500
    1609085                      1001609085                             147050                          147050
    1609113                      1001609113                             110000                          110000
    1609158                      1001609158                             547000                          547000
    1609168                      1001609168                             370500                       372177.43
    1609209                      1001609209                             450000                          450000
    1609229                      1001609229                             589000                          589000
    1609255                      1001609255                             279900                          279900
    1609258                      1001609258                             250000                          250000
    1609259                      1001609259                             300000                          300000
    1609303                      1001609303                             301500                          301500
    1609314                      1001609314                             178400                          178400
    1609441                      1001609441                             144000                          144000
    1609444                      1001609444                             460700                          460700
    1609480                      1001609480                             304000                          304000
    1609496                      1001609496                             409045                          409045
    1609502                      1001609502                             396000                          396000
    1609506                      1001609506                             190800                          190800
    1609515                      1001609515                             372000                          372000
    1609536                      1001609536                             211400                        212193.8
    1609544                      1001609544                             241200                          241200
    1609578                      1001609578                            2590000                         2590000
    1609580                      1001609580                             435000                          435000
    1609680                      1001609680                             177000                          177000
    1609685                      1001609685                             630000                          630000
    1609746                      1001609746                             246500                       247384.24
    1609763                      1001609763                             337250                          337250
    1609765                      1001609765                            2000000                         2000000
    1609780                      1001609780                             320000                          320000
    1609785                      1001609785                             275000                          275000
    1609795                      1001609795                             490000                          490000
    1609800                      1001609800                             236000                       236943.78
    1609808                      1001609808                             483300                          483300
    1609809                      1001609809                             234000                          234000
    1609811                      1001609811                             330000                       331568.84
    1609819                      1001609819                             687000                          687000
    1609822                      1001609822                             648000                          648000
    1609835                      1001609835                             243000                          243000
    1609867                      1001609867                             328000                        329424.6
    1609907                      1001609907                             292500                          292500
    1609984                      1001609984                             432000                          432000
    1610136                      1001610136                             193500                          193500
    1610144                      1001610144                             643500                          643500
    1610170                      1001610170                             335200                          335200
    1610183                      1001610183                             157500                          157500
    1610185                      1001610185                             324000                          324000
    1610189                      1001610189                             139500                          139500
    1610211                      1001610211                             372000                          372000
    1610227                      1001610227                             362800                          362800
    1610235                      1001610235                             120000                          120000
    1610254                      1001610254                             315000                          315000
    1610283                      1001610283                             340000                          340000
    1610321                      1001610321                             562500                          562500
    1610328                      1001610328                             390000                          390000
    1610352                      1001610352                              97000                           97000
    1610362                      1001610362                             534900                          534900
    1610369                      1001610369                             368000                          368000
    1610379                      1001610379                             369000                          369000
    1610404                      1001610404                             120000                          120000
    1610423                      1001610423                             180900                          180900
    1610425                      1001610425                             300000                          300000
    1610491                      1001610491                            2520000                      2529740.12
    1610500                      1001610500                             405000                          405000
    1610514                      1001610514                             457250                          457250
    1610525                      1001610525                             513000                          513000
    1610588                      1001610588                             307000                       308214.88
    1610632                      1001610632                             560000                          560000
    1610635                      1001610635                             278000                          278000
    1610668                      1001610668                             188000                          188000
    1610698                      1001610698                             412000                          412000
    1610703                      1001610703                             135000                          135000
    1610727                      1001610727                             549575                          549575
    1610735                      1001610735                            1400000                         1400000
    1610748                      1001610748                             600000                          600000
    1610751                      1001610751                             397000                          397000
    1610762                      1001610762                             925000                          925000
    1610767                      1001610767                             286200                          286200
    1610815                      1001610815                             413250                          413250
    1610818                      1001610818                             292500                          292500
    1610832                      1001610832                             234000                          234000
    1610873                      1001610873                             195000                          195000
    1610898                      1001610898                             424800                          424800
    1610899                      1001610899                             332500                          332500
    1610909                      1001610909                             156000                       156671.05
    1610915                      1001610915                             972000                          972000
    1610932                      1001610932                             276300                          276300
    1610953                      1001610953                             303000                          303000
    1610965                      1001610965                             468000                          468000
    1610976                      1001610976                             212000                          212000
    1611017                      1001611017                             367500                          367500
    1611036                      1001611036                             115875                          115875
    1611066                      1001611066                             213750                          213750
    1611092                      1001611092                             252000                          252000
    1611107                      1001611107                             196800                          196800
    1611138                      1001611138                             415800                          415800
    1611149                      1001611149                             177000                          177000
    1611170                      1001611170                             660600                          660600
    1611182                      1001611182                             274500                          274500
    1611199                      1001611199                             342000                          342000
    1611214                      1001611214                             310919                          310919
    1611226                      1001611226                             135000                          135000
    1611248                      1001611248                             240000                          240000
    1611250                      1001611250                             318750                          318750
    1611268                      1001611268                             266400                          266400
    1611271                      1001611271                             540000                          540000
    1611287                      1001611287                             416000                          416000
    1611293                      1001611293                             265600                          265600
    1611384                      1001611384                             343200                          343200
    1611402                      1001611402                             588500                          588500
    1611413                      1001611413                             185000                          185000
    1611426                      1001611426                             445000                          445000
    1611430                      1001611430                             264000                          264000
    1611433                      1001611433                             217075                          217075
    1611464                      1001611464                             122000                          122000
    1611497                      1001611497                             400919                          400919
    1611514                      1001611514                             560028                          560028
    1611517                      1001611517                             240000                          240000
    1611541                      1001611541                             231750                          231750
    1611547                      1001611547                             420000                          420000
    1611564                      1001611564                             243000                          243000
    1611568                      1001611568                             176250                          176250
    1611574                      1001611574                             323000                       324602.23
    1611584                      1001611584                             114000                          114000
    1611592                      1001611592                             152000                          152000
    1611618                      1001611618                             324000                          324000
    1611622                      1001611622                             202500                          202500
    1611660                      1001611660                             315000                          315000
    1611661                      1001611661                             157000                          157000
    1611664                      1001611664                             220000                          220000
    1611680                      1001611680                             204500                          204500
    1611696                      1001611696                             641000                       640051.03
    1611698                      1001611698                             302080                          302080
    1611703                      1001611703                             512000                          512000
    1611743                      1001611743                             100000                          100000
    1611747                      1001611747                             189000                          189000
    1611754                      1001611754                             375000                          375000
    1611756                      1001611756                             220000                          220000
    1611767                      1001611767                             418000                       420021.21
    1611782                      1001611782                            1820000                         1820000
    1611793                      1001611793                             498750                          498750
    1611799                      1001611799                             206400                          206400
    1611816                      1001611816                             301500                          301500
    1611822                      1001611822                            1805500                         1805500
    1611851                      1001611851                             395000                          395000
    1611864                      1001611864                             236000                       236904.45
    1611871                      1001611871                             553500                          553500
    1611875                      1001611875                             170000                          170000
    1611904                      1001611904                             300000                          300000
    1611906                      1001611906                             356000                          356000
    1611910                      1001611910                             228000                          228000
    1611913                      1001611913                             193500                          193500
    1611918                      1001611918                             287850                          287850
    1611936                      1001611936                             470000                       469011.23
    1611937                      1001611937                             233100                          233100
    1611939                      1001611939                             740000                          740000
    1611960                      1001611960                             561000                          561000
    1611969                      1001611969                             444000                          444000
    1611979                      1001611979                             413100                          413100
    1611983                      1001611983                             185000                          185000
    1611991                      1001611991                             333600                          333600
    1611995                      1001611995                             541000                          541000
    1611998                      1001611998                             315000                          315000
    1612033                      1001612033                             335000                          335000
    1612066                      1001612066                             354769                       355986.55
    1612089                      1001612089                             650000                          650000
    1612152                      1001612152                             324000                          324000
    1612164                      1001612164                             106500                          106500
    1612205                      1001612205                             175000                          175000
    1612209                      1001612209                             299250                          299250
    1612232                      1001612232                             285000                          285000
    1612241                      1001612241                             250000                          250000
    1612254                      1001612254                             435000                          435000
    1612304                      1001612304                             197910                          197910
    1612309                      1001612309                             142400                          142400
    1612331                      1001612331                             940000                          940000
    1612356                      1001612356                             225000                          225000
    1612370                      1001612370                             281250                          281250
    1612372                      1001612372                             211500                          211500
    1612424                      1001612424                             292500                          292500
    1612453                      1001612453                             333750                          333750
    1612515                      1001612515                             405000                          405000
    1612530                      1001612530                            1224000                         1224000
    1612531                      1001612531                             199604                          199604
    1612562                      1001612562                             273296                          273296
    1612567                      1001612567                             375250                          375250
    1612571                      1001612571                             157500                          157500
    1612580                      1001612580                             649500                       651857.55
    1612600                      1001612600                             364500                          364500
    1612611                      1001612611                             280000                          280000
    1612624                      1001612624                             680000                          680000
    1612643                      1001612643                             381600                          381600
    1612667                      1001612667                             295990                          295990
    1612681                      1001612681                             292000                          292000
    1612748                      1001612748                             219650                          219650
    1612764                      1001612764                             385000                          385000
    1612790                      1001612790                             875000                          875000
    1612876                      1001612876                             128000                          128000
    1612922                      1001612922                             503500                          503500
    1612976                      1001612976                             475000                          475000
    1612991                      1001612991                             615000                          615000
    1613013                      1001613013                             650000                          650000
    1613022                      1001613022                             280000                          280000
    1613045                      1001613045                             499000                          499000
    1613062                      1001613062                             600000                          600000
    1613087                      1001613087                             617500                          617500
    1613105                      1001613105                             391600                          391600
    1613127                      1001613127                             389000                          389000
    1613136                      1001613136                             279000                          279000
    1613184                      1001613184                             187000                          187000
    1613203                      1001613203                             400000                          400000
    1613231                      1001613231                             194500                          194500
    1613298                      1001613298                             260000                          260000
    1613325                      1001613325                             260000                          260000
    1613338                      1001613338                             526500                          526500
    1613347                      1001613347                             558000                          558000
    1613392                      1001613392                             132000                          132000
    1613432                      1001613432                             290725                          290725
    1613441                      1001613441                             405000                          405000
    1613449                      1001613449                              96500                           96500
    1613459                      1001613459                             592000                          592000
    1613460                      1001613460                             750000                          750000
    1613469                      1001613469                             481500                          481500
    1613476                      1001613476                             239000                          239000
    1613477                      1001613477                             200000                          200000
    1613497                      1001613497                             157000                       157710.94
    1613564                      1001613564                             287000                          287000
    1613570                      1001613570                             238500                          238500
    1613577                      1001613577                             960000                          960000
    1613578                      1001613578                             220000                          220000
    1613589                      1001613589                             680000                          680000
    1613615                      1001613615                             238000                          238000
    1613620                      1001613620                             161250                          161250
    1613627                      1001613627                             280000                          280000
    1613639                      1001613639                              96500                           96500
    1613645                      1001613645                             472000                          472000
    1613661                      1001613661                             238500                          238500
    1613669                      1001613669                             230000                          230000
    1613679                      1001613679                             100450                          100450
    1613695                      1001613695                             245250                          245250
    1613698                      1001613698                             318750                       320122.38
    1613728                      1001613728                             332000                          332000
    1613740                      1001613740                             283000                          283000
    1613759                      1001613759                             350000                          350000
    1613764                      1001613764                             216000                          216000
    1613780                      1001613780                              73600                           73600
    1613781                      1001613781                             378000                          378000
    1613795                      1001613795                             302000                          302000
    1613814                      1001613814                             227050                          227050
    1613820                      1001613820                             522500                          522500
    1613836                      1001613836                             360000                          360000
    1613857                      1001613857                             360000                          360000
    1613863                      1001613863                             303300                          303300
    1613874                      1001613874                             712500                          712500
    1613880                      1001613880                             365000                          365000
    1613890                      1001613890                             528000                          528000
    1613896                      1001613896                             202500                          202500
    1613906                      1001613906                             184500                          184500
    1613914                      1001613914                             132750                          132750
    1613919                      1001613919                             522000                          522000
    1613928                      1001613928                             199000                          199000
    1613951                      1001613951                             168000                          168000
    1613960                      1001613960                             213750                          213750
    1613969                      1001613969                             340000                          340000
    1613978                      1001613978                             286000                          286000
    1614005                      1001614005                             255330                          255330
    1614029                      1001614029                             640000                          640000
    1614050                      1001614050                             500000                          500000
    1614115                      1001614115                             200700                          200700
    1614118                      1001614118                             926229                          926229
    1614122                      1001614122                            1000000                         1000000
    1614129                      1001614129                             693000                          693000
    1614130                      1001614130                             214400                          214400
    1614148                      1001614148                             126000                          126000
    1614149                      1001614149                             292000                          292000
    1614152                      1001614152                             234000                          234000
    1614156                      1001614156                             456000                          456000
    1614161                      1001614161                             495000                          495000
    1614174                      1001614174                             420000                          420000
    1614176                      1001614176                             304000                          304000
    1614185                      1001614185                             387000                          387000
    1614188                      1001614188                             432000                          432000
    1614210                      1001614210                             332500                          332500
    1614224                      1001614224                             276250                          276250
    1614243                      1001614243                             536000                          536000
    1614246                      1001614246                             500000                          500000
    1614341                      1001614341                             400500                          400500
    1614346                      1001614346                             272000                          272000
    1614360                      1001614360                             273000                          273000
    1614362                      1001614362                             450000                          450000
    1614366                      1001614366                             296000                          296000
    1614368                      1001614368                             460750                          460750
    1614388                      1001614388                             202500                          202500
    1614400                      1001614400                             637500                          637500
    1614403                      1001614403                             250000                          250000
    1614404                      1001614404                             206800                          206800
    1614410                      1001614410                             472810                          472810
    1614468                      1001614468                             369000                          369000
    1614556                      1001614556                             513600                          513600
    1614573                      1001614573                            1013000                         1013000
    1614588                      1001614588                             490500                          490500
    1614600                      1001614600                             488000                          488000
    1614616                      1001614616                             403750                          403750
    1614642                      1001614642                             215000                          215000
    1614654                      1001614654                             332500                          332500
    1614668                      1001614668                             270000                          270000
    1614674                      1001614674                             611100                          611100
    1614751                      1001614751                             231200                          231200
    1614784                      1001614784                             182000                          182000
    1614790                      1001614790                             159000                          159000
    1614791                      1001614791                             155700                          155700
    1614818                      1001614818                             445200                          445200
    1614823                      1001614823                             572000                          572000
    1614853                      1001614853                             240000                       241226.28
    1614855                      1001614855                             327600                       328970.76
    1614867                      1001614867                             118800                          118800
    1614880                      1001614880                             800000                          800000
    1614881                      1001614881                             105750                          105750
    1614882                      1001614882                             432250                          432250
    1614885                      1001614885                             352000                          352000
    1614908                      1001614908                             283500                          283500
    1614920                      1001614920                             165000                          165000
    1614927                      1001614927                             315000                          315000
    1614931                      1001614931                             488000                          488000
    1614969                      1001614969                             253000                          253000
    1614980                      1001614980                             278587                          278587
    1615012                      1001615012                             255000                          255000
    1615017                      1001615017                             418500                       420722.01
    1615023                      1001615023                             138750                          138750
    1615025                      1001615025                             216500                          216500
    1615068                      1001615068                             409500                          409500
    1615115                      1001615115                             150000                          150000
    1615116                      1001615116                             327000                          327000
    1615127                      1001615127                             342000                          342000
    1615152                      1001615152                             215000                          215000
    1615178                      1001615178                             314550                          314550
    1615196                      1001615196                             104400                       104266.46
    1615207                      1001615207                             320000                          320000
    1615212                      1001615212                             242000                          242000
    1615218                      1001615218                             346500                          346500
    1615224                      1001615224                             206250                          206250
    1615243                      1001615243                             343000                          343000
    1615247                      1001615247                             283500                          283500
    1615252                      1001615252                             158950                          158950
    1615267                      1001615267                             278825                          278825
    1615290                      1001615290                             268200                          268200
    1615293                      1001615293                             384000                          384000
    1615331                      1001615331                             264000                          264000
    1615335                      1001615335                             511000                          511000
    1615344                      1001615344                             296100                          296100
    1615345                      1001615345                            1840000                         1840000
    1615355                      1001615355                             125250                          125250
    1615373                      1001615373                             995000                          995000
    1615375                      1001615375                             394200                          394200
    1615385                      1001615385                             270000                          270000
    1615389                      1001615389                             576000                          576000
    1615396                      1001615396                             228750                          228750
    1615400                      1001615400                             360000                          360000
    1615481                      1001615481                             130650                       131265.67
    1615507                      1001615507                             176400                          176400
    1615537                      1001615537                            1610000                         1610000
    1615567                      1001615567                             182000                       181596.16
    1615571                      1001615571                             250325                          250325
    1615606                      1001615606                             516000                          516000
    1615696                      1001615696                             117000                          117000
    1615706                      1001615706                             250000                          250000
    1615709                      1001615709                             288000                          288000
    1615711                      1001615711                             405000                          405000
    1615714                      1001615714                             487000                          487000
    1615716                      1001615716                             385000                          385000
    1615745                      1001615745                             185000                          185000
    1615769                      1001615769                             260500                          260500
    1615776                      1001615776                             153600                          153600
    1615787                      1001615787                             377580                          377580
    1615794                      1001615794                             243000                          243000
    1615809                      1001615809                             294750                          294750
    1615810                      1001615810                             459000                          459000
    1615826                      1001615826                             190000                          190000
    1615848                      1001615848                             541500                          541500
    1615852                      1001615852                             448000                          448000
    1615859                      1001615859                             607500                          607500
    1615861                      1001615861                             319500                          319500
    1615866                      1001615866                             306000                          306000
    1615890                      1001615890                             270000                          270000
    1615904                      1001615904                             500000                          500000
    1615906                      1001615906                             452000                          452000
    1615909                      1001615909                             124000                          124000
    1615937                      1001615937                             576000                          576000
    1615947                      1001615947                             119610                          119610
    1615974                      1001615974                             427500                          427500
    1615987                      1001615987                             213750                          213750
    1616041                      1001616041                             108000                          108000
    1616061                      1001616061                             287800                          287800
    1616088                      1001616088                             382500                          382500
    1616156                      1001616156                             802000                          802000
    1616165                      1001616165                             365000                          365000
    1616238                      1001616238                             556000                          556000
    1616278                      1001616278                             261000                          261000
    1616282                      1001616282                             584000                          584000
    1616293                      1001616293                             524750                          524750
    1616308                      1001616308                             275000                          275000
    1616353                      1001616353                             213600                          213600
    1616397                      1001616397                             348000                          348000
    1616452                      1001616452                             365911                          365911
    1616461                      1001616461                             408000                          408000
    1616483                      1001616483                             529200                          529200
    1616496                      1001616496                             640000                          640000
    1616503                      1001616503                             346750                          346750
    1616517                      1001616517                             464000                          464000
    1616525                      1001616525                             175500                          175500
    1616549                      1001616549                             330000                          330000
    1616564                      1001616564                             540000                          540000
    1616572                      1001616572                             348000                          348000
    1616578                      1001616578                             444000                          444000
    1616597                      1001616597                             255600                          255600
    1616598                      1001616598                             300000                          300000
    1616611                      1001616611                             260000                          260000
    1616662                      1001616662                             500000                          500000
    1616669                      1001616669                             525000                          525000
    1616690                      1001616690                             350000                          350000
    1616692                      1001616692                             416500                          416500
    1616701                      1001616701                             538000                          538000
    1616709                      1001616709                             513000                          513000
    1616733                      1001616733                             158250                          158250
    1616738                      1001616738                             631750                          631750
    1616752                      1001616752                             170500                          170500
    1616802                      1001616802                             408500                          408500
    1616804                      1001616804                             100000                          100000
    1616805                      1001616805                             244000                       244979.37
    1616864                      1001616864                             178500                          178500
    1616897                      1001616897                             137160                          137160
    1616913                      1001616913                             265000                          265000
    1616957                      1001616957                             484500                          484500
    1617004                      1001617004                             293200                          293200
    1617020                      1001617020                             339900                          339900
    1617074                      1001617074                             243000                          243000
    1617125                      1001617125                             490000                          490000
    1617164                      1001617164                             238500                          238500
    1617178                      1001617178                             260300                          260300
    1617202                      1001617202                             238500                          238500
    1617234                      1001617234                             295000                          295000
    1617293                      1001617293                             156650                          156650
    1617309                      1001617309                             145500                          145500
    1617311                      1001617311                             188000                          188000
    1617313                      1001617313                             125910                          125910
    1617315                      1001617315                             503500                          503500
    1617381                      1001617381                             340000                          340000
    1617403                      1001617403                             287250                          287250
    1617450                      1001617450                             500000                          500000
    1617479                      1001617479                             405000                          405000
    1617505                      1001617505                             238000                          238000
    1617512                      1001617512                             566250                          566250
    1617538                      1001617538                             508000                          508000
    1617543                      1001617543                             215200                          215200
    1617545                      1001617545                             351900                          351900
    1617562                      1001617562                             247500                          247500
    1617579                      1001617579                             203000                          203000
    1617646                      1001617646                             922500                          922500
    1617665                      1001617665                             259000                          259000
    1617696                      1001617696                             275500                          275500
    1617728                      1001617728                             282200                          282200
    1617733                      1001617733                             127000                          127000
    1617747                      1001617747                             274900                          274900
    1617774                      1001617774                             450000                          450000
    1617816                      1001617816                             404000                          404000
    1617824                      1001617824                             100800                          100800
    1617826                      1001617826                             459000                          459000
    1617828                      1001617828                             623000                          623000
    1617847                      1001617847                             319200                          319200
    1617890                      1001617890                             278200                          278200
    1617898                      1001617898                             206100                          206100
    1617899                      1001617899                             140800                          140800
    1617904                      1001617904                             332500                          332500
    1617921                      1001617921                             150400                          150400
    1617923                      1001617923                             303300                          303300
    1617944                      1001617944                             236250                          236250
    1617953                      1001617953                             228450                          228450
    1617961                      1001617961                             435000                          435000
    1618000                      1001618000                             346500                          346500
    1618073                      1001618073                             136000                          136000
    1618097                      1001618097                             560000                          560000
    1618119                      1001618119                             341000                          341000
    1618126                      1001618126                             190000                          190000
    1618176                      1001618176                             464550                          464550
    1618239                      1001618239                             270000                          270000
    1618262                      1001618262                             140500                          140500
    1618267                      1001618267                             288750                          288750
    1618271                      1001618271                            1971915                         1971915
    1618307                      1001618307                             384000                          384000
    1618314                      1001618314                             467440                          467440
    1618329                      1001618329                             731250                          731250
    1618334                      1001618334                             436500                          436500
    1618336                      1001618336                             106200                          106200
    1618354                      1001618354                             495000                          495000
    1618360                      1001618360                             217800                          217800
    1618395                      1001618395                             899999                          897999
    1618403                      1001618403                             307000                          307000
    1618406                      1001618406                             257602                          257602
    1618451                      1001618451                             596000                          596000
    1618455                      1001618455                             124200                          124200
    1618456                      1001618456                             468000                          468000
    1618460                      1001618460                             221250                          221250
    1618462                      1001618462                             240000                          240000
    1618488                      1001618488                             400500                          400500
    1618511                      1001618511                             364000                          364000
    1618624                      1001618624                             162000                          162000
    1618672                      1001618672                             546000                       539677.69
    1618684                      1001618684                              91200                           91200
    1618688                      1001618688                              46400                           46400
    1618692                      1001618692                             387000                          387000
    1618697                      1001618697                              48000                           48000
    1618702                      1001618702                             206250                        205758.5
    1618705                      1001618705                             232500                          232500
    1618744                      1001618744                             200000                          200000
    1618762                      1001618762                             605600                          605600
    1618766                      1001618766                            1687500                         1687500
    1618808                      1001618808                             546250                          546250
    1618826                      1001618826                             180000                          180000
    1618865                      1001618865                             436000                          436000
    1618872                      1001618872                             431650                          431650
    1618874                      1001618874                             910000                          910000
    1618882                      1001618882                             232200                          232200
    1618889                      1001618889                             252000                          252000
    1618898                      1001618898                             158000                          158000
    1618903                      1001618903                             288000                          288000
    1618905                      1001618905                             515520                          515520
    1618906                      1001618906                             702400                          702400
    1618911                      1001618911                             783750                          783750
    1618946                      1001618946                             402500                          402500
    1618952                      1001618952                             445000                          445000
    1618977                      1001618977                             315000                          315000
    1619009                      1001619009                             368930                          368930
    1619040                      1001619040                             324000                          324000
    1619048                      1001619048                             315000                          315000
    1619094                      1001619094                             357000                          357000
    1619121                      1001619121                             218250                          218250
    1619204                      1001619204                             260000                          260000
    1619229                      1001619229                             460000                          460000
    1619231                      1001619231                             264000                          264000
    1619250                      1001619250                             391500                          391500
    1619300                      1001619300                             492000                          492000
    1619318                      1001619318                             513600                       515910.65
    1619384                      1001619384                             543000                          543000
    1619387                      1001619387                             548000                          548000
    1619392                      1001619392                             470000                          470000
    1619468                      1001619468                             665000                          665000
    1619482                      1001619482                             217000                          217000
    1619490                      1001619490                             301500                          301500
    1619504                      1001619504                             321100                          321100
    1619508                      1001619508                             265000                          265000
    1619514                      1001619514                             360000                          360000
    1619524                      1001619524                             240000                          240000
    1619554                      1001619554                             405000                          405000
    1619574                      1001619574                             327000                          327000
    1619601                      1001619601                             618750                          618750
    1619611                      1001619611                             279409                          279409
    1619625                      1001619625                             317300                          317300
    1619628                      1001619628                             185250                          185250
    1619638                      1001619638                             448000                          448000
    1619644                      1001619644                             500000                          500000
    1619649                      1001619649                             466200                       468282.66
    1619650                      1001619650                             280000                          280000
    1619684                      1001619684                             171000                          171000
    1619686                      1001619686                             197500                          197500
    1619687                      1001619687                             285000                          285000
    1619733                      1001619733                             193000                          193000
    1619740                      1001619740                             260000                          260000
    1619748                      1001619748                             448000                          448000
    1619752                      1001619752                             171000                          171000
    1619799                      1001619799                             460000                          460000
    1619807                      1001619807                             220250                          220250
    1619813                      1001619813                             682500                          682500
    1619827                      1001619827                             328500                          328500
    1619829                      1001619829                            2000000                         2000000
    1619890                      1001619890                             176450                          176450
    1619892                      1001619892                             335200                          335200
    1619902                      1001619902                             223000                          223000
    1619908                      1001619908                             270000                          270000
    1619938                      1001619938                             236000                          236000
    1619957                      1001619957                             608000                          608000
    1619981                      1001619981                             271800                          271800
    1619999                      1001619999                              95100                           95100
    1620015                      1001620015                             461000                          461000
    1620018                      1001620018                             390000                          390000
    1620025                      1001620025                             350000                          350000
    1620034                      1001620034                             392500                          392500
    1620035                      1001620035                             294300                          294300
    1620042                      1001620042                             267000                          267000
    1620045                      1001620045                             621000                          621000
    1620048                      1001620048                             387900                          387900
    1620050                      1001620050                             426000                          426000
    1620058                      1001620058                             580000                          580000
    1620091                      1001620091                            2000000                         2000000
    1620112                      1001620112                             360000                          360000
    1620162                      1001620162                             500000                          500000
    1620163                      1001620163                             278200                          278200
    1620164                      1001620164                              48600                           48600
    1620196                      1001620196                             282150                          282150
    1620211                      1001620211                             194750                          194750
    1620221                      1001620221                             394250                          394250
    1620243                      1001620243                             110200                          110200
    1620265                      1001620265                             200691                          200691
    1620276                      1001620276                             231900                          231900
    1620303                      1001620303                             104800                          104800
    1620345                      1001620345                             340000                          340000
    1620467                      1001620467                             408750                          408750
    1620483                      1001620483                             440000                          440000
    1620486                      1001620486                             216000                          216000
    1620491                      1001620491                             516000                          516000
    1620533                      1001620533                             280000                          280000
    1620539                      1001620539                             270750                          270750
    1620612                      1001620612                             206100                          206100
    1620614                      1001620614                             240000                          240000
    1620623                      1001620623                             556100                          556100
    1620638                      1001620638                             175051                          175051
    1620644                      1001620644                             184000                          184000
    1620650                      1001620650                             499500                          499500
    1620655                      1001620655                             142000                          142000
    1620658                      1001620658                             372000                          372000
    1620660                      1001620660                             189700                          189700
    1620674                      1001620674                             198750                          198750
    1620683                      1001620683                             708750                          708750
    1620691                      1001620691                             240000                          240000
    1620700                      1001620700                             135000                          135000
    1620708                      1001620708                             544000                          544000
    1620716                      1001620716                             261200                          261200
    1620727                      1001620727                             165000                          165000
    1620740                      1001620740                             168750                          168750
    1620743                      1001620743                             176800                          176800
    1620774                      1001620774                             223250                          223250
    1620776                      1001620776                             402300                          402300
    1620788                      1001620788                             300000                          300000
    1620797                      1001620797                             250000                          250000
    1620806                      1001620806                             960000                          960000
    1620815                      1001620815                             396000                          396000
    1620832                      1001620832                             260000                          260000
    1620854                      1001620854                             340750                          340750
    1620867                      1001620867                              99750                           99750
    1620887                      1001620887                             248000                          248000
    1620930                      1001620930                             340000                          340000
    1620932                      1001620932                             424990                          424990
    1620938                      1001620938                             315000                          315000
    1620944                      1001620944                             398700                          398700
    1620989                      1001620989                             526500                          526500
    1620993                      1001620993                             195500                          195500
    1620995                      1001620995                             183750                          183750
    1620996                      1001620996                             270750                          270750
    1620997                      1001620997                             344000                          344000
    1621024                      1001621024                             428000                          428000
    1621029                      1001621029                             270000                          270000
    1621045                      1001621045                             371250                          371250
    1621094                      1001621094                             327000                          327000
    1621096                      1001621096                             162000                          162000
    1621109                      1001621109                             138750                          138750
    1621130                      1001621130                             262500                          262500
    1621137                      1001621137                             484500                          484500
    1621139                      1001621139                             164500                          164500
    1621205                      1001621205                             396000                          396000
    1621227                      1001621227                             403200                          403200
    1621274                      1001621274                             405000                          405000
    1621287                      1001621287                             420200                          420200
    1621319                      1001621319                             386000                       385462.47
    1621345                      1001621345                             484000                          484000
    1621366                      1001621366                              99919                           99919
    1621370                      1001621370                             110000                          110000
    1621388                      1001621388                             414000                          414000
    1621407                      1001621407                             185600                          185600
    1621409                      1001621409                             282000                          282000
    1621415                      1001621415                             500000                          500000
    1621423                      1001621423                             159000                          159000
    1621450                      1001621450                             750000                          750000
    1621490                      1001621490                             588000                          588000
    1621516                      1001621516                             352000                          352000
    1621520                      1001621520                             388000                          388000
    1621525                      1001621525                             600000                          600000
    1621535                      1001621535                             441750                          441750
    1621555                      1001621555                             219000                          219000
    1621570                      1001621570                             280000                          280000
    1621585                      1001621585                             234000                          234000
    1621591                      1001621591                             393750                          393750
    1621606                      1001621606                             427000                          427000
    1621615                      1001621615                             373500                          373500
    1621621                      1001621621                             341000                          341000
    1621630                      1001621630                             286200                          286200
    1621648                      1001621648                             375000                          375000
    1621652                      1001621652                             109800                          109800
    1621665                      1001621665                             152550                          152550
    1621754                      1001621754                             344000                          344000
    1621760                      1001621760                             426000                          426000
    1621769                      1001621769                             465508                          465508
    1621771                      1001621771                             740000                          740000
    1621779                      1001621779                             166500                          166500
    1621784                      1001621784                             320000                          320000
    1621796                      1001621796                             382000                          382000
    1621805                      1001621805                             218900                          218900
    1621808                      1001621808                             375000                          375000
    1621821                      1001621821                             490000                          490000
    1621824                      1001621824                             570000                          570000
    1621884                      1001621884                             400000                          400000
    1621894                      1001621894                             200000                          200000
    1621909                      1001621909                             419993                          419993
    1621921                      1001621921                             450000                          450000
    1621946                      1001621946                             100000                          100000
    1622031                      1001622031                             362000                          362000
    1622049                      1001622049                            1111000                         1111000
    1622088                      1001622088                             171000                          171000
    1622108                      1001622108                             160500                          160500
    1622130                      1001622130                             195300                          195300
    1622143                      1001622143                             185250                          185250
    1622165                      1001622165                             360000                          360000
    1622196                      1001622196                             234000                          234000
    1622265                      1001622265                             221400                          221400
    1622323                      1001622323                             292500                          292500
    1622366                      1001622366                             153000                          153000
    1622417                      1001622417                             371700                          371700
    1622427                      1001622427                             140000                          140000
    1622474                      1001622474                             272800                          272800
    1622543                      1001622543                             220800                          220800
    1622563                      1001622563                             463500                          463500
    1622605                      1001622605                             343000                          343000
    1622619                      1001622619                             280000                          280000
    1622654                      1001622654                             562000                          562000
    1622689                      1001622689                             251000                          251000
    1622770                      1001622770                             380000                          380000
    1622791                      1001622791                             257500                          257500
    1622799                      1001622799                             225000                          225000
    1622801                      1001622801                             208905                          208905
    1622831                      1001622831                             295000                          295000
    1622843                      1001622843                             199200                          199200
    1622891                      1001622891                             933500                          933500
    1622942                      1001622942                             380000                          380000
    1622993                      1001622993                             234000                          234000
    1623092                      1001623092                             166500                          166500
    1623093                      1001623093                             324000                          324000
    1623096                      1001623096                             264600                          264600
    1623127                      1001623127                             108000                          108000
    1623158                      1001623158                             215920                          215920
    1623172                      1001623172                             381500                          381500
    1623186                      1001623186                             303300                          303300
    1623194                      1001623194                             245000                          245000
    1623214                      1001623214                             321000                          321000
    1623230                      1001623230                              81000                           81000
    1623239                      1001623239                             119610                          119610
    1623270                      1001623270                             191400                          191400
    1623296                      1001623296                             498750                          498750
    1623302                      1001623302                             140000                          140000
    1623350                      1001623350                              92000                           92000
    1623406                      1001623406                             309256                          309256
    1623422                      1001623422                             308750                          308750
    1623427                      1001623427                             216000                          216000
    1623442                      1001623442                             380000                          380000
    1623450                      1001623450                             216000                          216000
    1623480                      1001623480                             157600                          157600
    1623505                      1001623505                             277500                          277500
    1623531                      1001623531                             246400                          246400
    1623542                      1001623542                             204000                          204000
    1623546                      1001623546                             475000                          475000
    1623561                      1001623561                             324000                          324000
    1623571                      1001623571                             202500                          202500
    1623588                      1001623588                             112500                          112500
    1623591                      1001623591                             310000                          310000
    1623664                      1001623664                             270000                          270000
    1623745                      1001623745                             328500                          328500
    1623755                      1001623755                             378000                          378000
    1623785                      1001623785                             275400                          275400
    1623803                      1001623803                             504000                          504000
    1623814                      1001623814                             593600                          593600
    1623820                      1001623820                             498750                          498750
    1623878                      1001623878                             284900                          284900
    1623941                      1001623941                             632000                          632000
    1623947                      1001623947                             414000                          414000
    1624049                      1001624049                             440000                          440000
    1624137                      1001624137                             627000                          627000
    1624172                      1001624172                             386250                          386250
    1624178                      1001624178                             843750                          843750
    1624190                      1001624190                             562500                          562500
    1624198                      1001624198                             420000                          420000
    1624230                      1001624230                             538650                          538650
    1624235                      1001624235                             165200                          165200
    1624250                      1001624250                             252000                          252000
    1624265                      1001624265                              90000                           90000
    1624299                      1001624299                             238500                          238500
    1624346                      1001624346                             995000                          995000
    1624348                      1001624348                             188000                          188000
    1624350                      1001624350                             105000                          105000
    1624392                      1001624392                             131310                          131310
    1624399                      1001624399                             247500                          247500
    1624428                      1001624428                             408000                          408000
    1624481                      1001624481                             238000                          238000
    1624514                      1001624514                             370500                          370500
    1624528                      1001624528                            1500000                         1500000
    1624530                      1001624530                             180000                          180000
    1624544                      1001624544                              85000                           85000
    1624600                      1001624600                             230000                          230000
    1624622                      1001624622                             360000                          360000
    1624626                      1001624626                             630000                          630000
    1624654                      1001624654                             297000                          297000
    1624672                      1001624672                             364500                          364500
    1624680                      1001624680                             251750                          251750
    1624693                      1001624693                             310500                          310500
    1624707                      1001624707                             132000                          132000
    1624730                      1001624730                             506250                          506250
    1624756                      1001624756                             200000                          200000
    1624762                      1001624762                             201600                          201600
    1624770                      1001624770                             248000                          248000
    1624776                      1001624776                             525000                          525000
    1624779                      1001624779                            1000000                         1000000
    1624808                      1001624808                             354000                          354000
    1624836                      1001624836                             488400                          488400
    1624876                      1001624876                             292500                          292500
    1624925                      1001624925                             323000                          323000
    1625011                      1001625011                             369000                          369000
    1625030                      1001625030                             135425                          135425
    1625033                      1001625033                             588750                          588750
    1625049                      1001625049                              97740                           97740
    1625065                      1001625065                             244150                          244150
    1625081                      1001625081                             768750                          768750
    1625088                      1001625088                             219355                          219355
    1625108                      1001625108                             392000                          392000
    1625116                      1001625116                             300000                          300000
    1625123                      1001625123                             301500                          301500
    1625124                      1001625124                             224300                          224300
    1625186                      1001625186                             980000                          980000
    1625192                      1001625192                             100000                          100000
    1625202                      1001625202                             252000                          252000
    1625220                      1001625220                             236000                          236000
    1625241                      1001625241                             297000                          297000
    1625247                      1001625247                             214000                          214000
    1625255                      1001625255                             351000                          351000
    1625258                      1001625258                             650000                          650000
    1625263                      1001625263                             480000                          480000
    1625323                      1001625323                             590000                          590000
    1625339                      1001625339                             472000                          472000
    1625362                      1001625362                             433000                          433000
    1625400                      1001625400                             180000                          180000
    1625440                      1001625440                             500000                          500000
    1625451                      1001625451                             551000                          551000
    1625455                      1001625455                             212000                          212000
    1625457                      1001625457                             650000                          650000
    1625465                      1001625465                             650000                          650000
    1625482                      1001625482                             650000                          650000
    1625484                      1001625484                             231300                          231300
    1625489                      1001625489                             617400                          617400
    1625491                      1001625491                             230000                          230000
    1625507                      1001625507                             650000                          650000
    1625509                      1001625509                             471500                          471500
    1625516                      1001625516                             650000                          650000
    1625527                      1001625527                             650000                          650000
    1625535                      1001625535                             199000                          199000
    1625588                      1001625588                             360000                          360000
    1625625                      1001625625                             205000                          205000
    1625682                      1001625682                             174600                          174600
    1625697                      1001625697                             148500                          148500
    1625719                      1001625719                             339150                          339150
    1625745                      1001625745                             455200                          455200
    1625755                      1001625755                             191900                          191900
    1625777                      1001625777                             140000                          140000
    1625796                      1001625796                             238500                          238500
    1625808                      1001625808                             656000                          656000
    1625812                      1001625812                             203500                          203500
    1625852                      1001625852                             204000                          204000
    1625885                      1001625885                             218000                          218000
    1625886                      1001625886                             342000                          342000
    1625892                      1001625892                             392000                          392000
    1625895                      1001625895                             400500                          400500
    1625941                      1001625941                             631500                          631500
    1625956                      1001625956                             303350                          303350
    1625959                      1001625959                             456000                          456000
    1625973                      1001625973                             675000                          675000
    1625990                      1001625990                             218150                          218150
    1625992                      1001625992                             460000                          460000
    1626009                      1001626009                             467000                          467000
    1626037                      1001626037                             303000                          303000
    1626046                      1001626046                             535500                          535500
    1626110                      1001626110                             225000                          225000
    1626114                      1001626114                             192000                          192000
    1626166                      1001626166                             436500                          436500
    1626180                      1001626180                            1478400                         1478400
    1626321                      1001626321                             472000                          472000
    1626326                      1001626326                             558000                          558000
    1626333                      1001626333                             103500                          103500
    1626343                      1001626343                             608000                          608000
    1626349                      1001626349                             424000                          424000
    1626418                      1001626418                             495000                          495000
    1626419                      1001626419                              82800                           82800
    1626437                      1001626437                             535500                          535500
    1626461                      1001626461                             220000                          220000
    1626477                      1001626477                             124700                          124700
    1626497                      1001626497                             630000                          630000
    1626516                      1001626516                             267750                          267750
    1626567                      1001626567                             248000                          248000
    1626604                      1001626604                             197000                          197000
    1626634                      1001626634                             375000                          375000
    1626639                      1001626639                             618450                          618450
    1626655                      1001626655                             157500                          157500
    1626670                      1001626670                             261000                          261000
    1626685                      1001626685                             620000                          620000
    1626695                      1001626695                             590000                          590000
    1626719                      1001626719                             280000                          280000
    1626756                      1001626756                             256500                          256500
    1626763                      1001626763                             280000                          280000
    1626772                      1001626772                             495000                          495000
    1626777                      1001626777                             225000                          225000
    1626793                      1001626793                             315200                          315200
    1626809                      1001626809                             384000                          384000
    1626819                      1001626819                             500000                          500000
    1626837                      1001626837                             365000                          365000
    1626853                      1001626853                             207000                          207000
    1626923                      1001626923                             158400                          158400
    1626933                      1001626933                             420000                          420000
    1626938                      1001626938                             555000                          555000
    1626980                      1001626980                             245250                          245250
    1626984                      1001626984                             243400                          243400
    1626993                      1001626993                             506250                          506250
    1627031                      1001627031                             446500                          446500
    1627045                      1001627045                             192000                          192000
    1627051                      1001627051                             270000                          270000
    1627093                      1001627093                             542400                          542400
    1627113                      1001627113                             161500                          161500
    1627122                      1001627122                             225000                          225000
    1627167                      1001627167                             168300                          168300
    1627218                      1001627218                             617000                          617000
    1627240                      1001627240                             135375                          135375
    1627259                      1001627259                             207900                          207900
    1627279                      1001627279                             210000                       208427.48
    1627318                      1001627318                             276000                          276000
    1627344                      1001627344                             174400                          174400
    1627357                      1001627357                             129000                          129000
    1627382                      1001627382                             431000                          431000
    1627412                      1001627412                             279000                          279000
    1627439                      1001627439                             215915                          215915
    1627460                      1001627460                             660000                          660000
    1627469                      1001627469                             400000                          400000
    1627483                      1001627483                             232800                          232800
    1627492                      1001627492                             243000                          243000
    1627495                      1001627495                             140000                          140000
    1627507                      1001627507                             200000                          200000
    1627522                      1001627522                             380000                          380000
    1627558                      1001627558                             279000                          279000
    1627576                      1001627576                             199500                          199500
    1627582                      1001627582                             206250                          206250
    1627601                      1001627601                             374000                          374000
    1627613                      1001627613                             233700                          233700
    1627622                      1001627622                             593750                          593750
    1627720                      1001627720                             361800                          361800
    1627728                      1001627728                             720000                          720000
    1627752                      1001627752                             261000                          261000
    1627775                      1001627775                             165300                          165300
    1627803                      1001627803                             500000                          500000
    1627822                      1001627822                             517500                          517500
    1627847                      1001627847                             327000                          327000
    1627848                      1001627848                             250000                          250000
    1627850                      1001627850                             366750                          366750
    1627863                      1001627863                             271500                          271500
    1627893                      1001627893                             197000                          197000
    1627908                      1001627908                             192000                          192000
    1627917                      1001627917                             183000                          183000
    1627924                      1001627924                             431100                          431100
    1627927                      1001627927                             176550                          176550
    1627931                      1001627931                             160000                          160000
    1627948                      1001627948                             303920                          303920
    1627965                      1001627965                             154800                          154800
    1627978                      1001627978                             518000                          518000
    1628000                      1001628000                             660000                          660000
    1628007                      1001628007                             168750                          168750
    1628018                      1001628018                             460750                          460750
    1628026                      1001628026                             598000                          598000
    1628058                      1001628058                             400445                          400445
    1628137                      1001628137                             250000                          250000
    1628170                      1001628170                             155000                          155000
    1628190                      1001628190                             825000                          825000
    1628216                      1001628216                             380000                          380000
    1628286                      1001628286                             229500                          229500
    1628330                      1001628330                             127500                          127500
    1628399                      1001628399                             261250                          261250
    1628422                      1001628422                             450000                          450000
    1628449                      1001628449                             116000                          116000
    1628465                      1001628465                             198000                          198000
    1628512                      1001628512                             189000                          189000
    1628541                      1001628541                             448000                          448000
    1628545                      1001628545                             472000                          472000
    1628566                      1001628566                             230400                          230400
    1628591                      1001628591                             220000                          220000
    1628624                      1001628624                             500000                          500000
    1628684                      1001628684                             669837                          669837
    1628724                      1001628724                             120000                          120000
    1628743                      1001628743                             306000                          306000
    1628776                      1001628776                             194400                          194400
    1628824                      1001628824                             150400                          150400
    1628843                      1001628843                             323000                       324398.92
    1628846                      1001628846                             238500                          238500
    1628865                      1001628865                             379905                          379905
    1628868                      1001628868                             489000                          489000
    1628874                      1001628874                             157500                          157500
    1628912                      1001628912                             500000                          500000
    1628967                      1001628967                             450000                          450000
    1628974                      1001628974                             200000                          200000
    1628978                      1001628978                             240000                          240000
    1629053                      1001629053                            1000000                         1000000
    1629056                      1001629056                             436000                          436000
    1629066                      1001629066                             135000                          135000
    1629086                      1001629086                             452000                          452000
    1629102                      1001629102                             310000                          310000
    1629119                      1001629119                             220000                          220000
    1629121                      1001629121                             731250                          731250
    1629123                      1001629123                             257500                          257500
    1629125                      1001629125                             300000                          300000
    1629132                      1001629132                             502500                          502500
    1629150                      1001629150                             271700                          271700
    1629154                      1001629154                             427500                          427500
    1629174                      1001629174                             265000                          265000
    1629219                      1001629219                             185000                          185000
    1629260                      1001629260                             435000                          435000
    1629278                      1001629278                             484000                          484000
    1629291                      1001629291                             472000                          472000
    1629344                      1001629344                             306000                          306000
    1629357                      1001629357                             294500                          294500
    1629387                      1001629387                             350000                          350000
    1629413                      1001629413                             346500                          346500
    1629418                      1001629418                             318250                          318250
    1629445                      1001629445                             445000                          445000
    1629449                      1001629449                             180000                          180000
    1629507                      1001629507                             425000                          425000
    1629508                      1001629508                             500000                          500000
    1629539                      1001629539                             210000                          210000
    1629569                      1001629569                             438150                          438150
    1629609                      1001629609                             204300                          204300
    1629613                      1001629613                             432200                          432200
    1629705                      1001629705                             617500                          617500
    1629733                      1001629733                             279000                          279000
    1629763                      1001629763                             650000                          650000
    1629783                      1001629783                             180000                          180000
    1629799                      1001629799                             100000                          100000
    1629826                      1001629826                            1190000                         1190000
    1629837                      1001629837                             205000                          205000
    1629858                      1001629858                             196000                          196000
    1629876                      1001629876                             268000                          268000
    1629880                      1001629880                             581250                          581250
    1629890                      1001629890                             225000                          225000
    1629931                      1001629931                             300000                          300000
    1629954                      1001629954                             613150                          613150
    1629965                      1001629965                             369000                          369000
    1630012                      1001630012                             733500                          733500
    1630044                      1001630044                             562100                          562100
    1630067                      1001630067                             420000                          420000
    1630101                      1001630101                             480000                          480000
    1630102                      1001630102                             268000                          268000
    1630103                      1001630103                             341000                          341000
    1630108                      1001630108                             740000                          740000
    1630127                      1001630127                             171000                          171000
    1630151                      1001630151                             410000                          410000
    1630155                      1001630155                             366500                          366500
    1630173                      1001630173                              93750                           93750
    1630189                      1001630189                             576000                          576000
    1630207                      1001630207                             329028                          329028
    1630264                      1001630264                             204250                          204250
    1630308                      1001630308                             162000                          162000
    1630331                      1001630331                             210000                          210000
    1630363                      1001630363                             184000                          184000
    1630391                      1001630391                             270000                          270000
    1630419                      1001630419                             240000                          240000
    1630513                      1001630513                             615000                          615000
    1630533                      1001630533                              74400                           74400
    1630536                      1001630536                              82800                           82800
    1630547                      1001630547                             400000                          400000
    1630584                      1001630584                             363750                          363750
    1630731                      1001630731                             310500                          310500
    1630798                      1001630798                             158400                          158400
    1630858                      1001630858                             477000                          477000
    1630875                      1001630875                             143910                          143910
    1630881                      1001630881                             198000                          198000
    1630902                      1001630902                             297500                          297500
    1630905                      1001630905                             511100                          511100
    1630944                      1001630944                            2282000                         2282000
    1631002                      1001631002                             361000                          361000
    1631039                      1001631039                             270000                          270000
    1631055                      1001631055                             536250                          536250
    1631060                      1001631060                             195000                          195000
    1631116                      1001631116                             376000                          376000
    1631134                      1001631134                             484940                          484940
    1631137                      1001631137                             376000                          376000
    1631147                      1001631147                             350000                          350000
    1631169                      1001631169                             437600                          437600
    1631177                      1001631177                             152000                          152000
    1631219                      1001631219                             238500                          238500
    1631221                      1001631221                             637700                          637700
    1631222                      1001631222                             202500                          202500
    1631242                      1001631242                             204800                          204800
    1631272                      1001631272                             120000                          120000
    1631317                      1001631317                            1120000                         1120000
    1631322                      1001631322                             202500                          202500
    1631336                      1001631336                             552000                          552000
    1631340                      1001631340                             860000                          860000
    1631375                      1001631375                             160000                          160000
    1631409                      1001631409                             135000                          135000
    1631422                      1001631422                             262800                          262800
    1631501                      1001631501                              70200                           70200
    1631531                      1001631531                             262500                          262500
    1631566                      1001631566                             258460                          258460
    1631581                      1001631581                             215000                          215000
    1631599                      1001631599                             162000                          162000
    1631601                      1001631601                             280000                          280000
    1631603                      1001631603                             130500                          130500
    1631644                      1001631644                             360000                          360000
    1631657                      1001631657                             441000                          441000
    1631683                      1001631683                             204500                          204500
    1631729                      1001631729                             420000                          420000
    1631781                      1001631781                             204250                          204250
    1631815                      1001631815                             410000                          410000
    1631821                      1001631821                            1211000                         1211000
    1631851                      1001631851                             283500                          283500
    1631946                      1001631946                             253800                          253800
    1631980                      1001631980                             210000                          210000
    1632011                      1001632011                             468460                          468460
    1632018                      1001632018                             239904                          239904
    1632045                      1001632045                             530000                          530000
    1632197                      1001632197                             310000                          310000
    1632204                      1001632204                             441000                          441000
    1632209                      1001632209                             132000                          132000
    1632226                      1001632226                             202500                          202500
    1632235                      1001632235                             184000                          184000
    1632257                      1001632257                             273000                          273000
    1632362                      1001632362                             202500                          202500
    1632429                      1001632429                             447000                          447000
    1632435                      1001632435                             527250                          527250
    1632452                      1001632452                             175750                          175750
    1632477                      1001632477                             551000                          551000
    1632478                      1001632478                             631750                          631750
    1632480                      1001632480                             280000                          280000
    1632522                      1001632522                             320000                          320000
    1632554                      1001632554                             307000                          307000
    1632594                      1001632594                             222000                          222000
    1632623                      1001632623                             243360                          243360
    1632637                      1001632637                             169969                          169969
    1632640                      1001632640                             204000                          204000
    1632703                      1001632703                             178500                          178500
    1632705                      1001632705                             197500                          197500
    1632738                      1001632738                             302000                          302000
    1632757                      1001632757                             157500                          157500
    1632776                      1001632776                             116250                          116250
    1632793                      1001632793                             230000                          230000
    1632882                      1001632882                             295000                          295000
    1632889                      1001632889                             650000                          650000
    1632921                      1001632921                             522390                          522390
    1632951                      1001632951                             264500                          264500
    1633039                      1001633039                             452000                          452000
    1633049                      1001633049                             256500                          256500
    1633076                      1001633076                             100000                          100000
    1633086                      1001633086                             395250                          395250
    1633140                      1001633140                             262500                          262500
    1633166                      1001633166                             300000                          300000
    1633321                      1001633321                             225000                          225000
    1633323                      1001633323                             285000                          285000
    1633359                      1001633359                             290000                          290000
    1633367                      1001633367                             262500                          262500
    1633431                      1001633431                             600000                          600000
    1633456                      1001633456                             243600                          243600
    1633472                      1001633472                             273750                          273750
    1633493                      1001633493                             365000                          365000
    1633516                      1001633516                             380000                          380000
    1633536                      1001633536                             175650                          175650
    1633544                      1001633544                             140800                          140800
    1633549                      1001633549                             405000                          405000
    1633557                      1001633557                             120750                          120750
    1633582                      1001633582                             374800                          374800
    1633654                      1001633654                             548000                          548000
    1633666                      1001633666                             144945                          144945
    1633685                      1001633685                             206780                          206780
    1633700                      1001633700                             360000                          360000
    1633705                      1001633705                             154200                          154200
    1633762                      1001633762                             650000                          650000
    1633785                      1001633785                             553500                          553500
    1633813                      1001633813                             240500                          240500
    1633821                      1001633821                             167000                          167000
    1633850                      1001633850                             315000                          315000
    1633856                      1001633856                             200000                          200000
    1633880                      1001633880                             342000                          342000
    1633887                      1001633887                             592000                          592000
    1633898                      1001633898                             385000                          385000
    1633912                      1001633912                             369000                          369000
    1633985                      1001633985                             225000                          225000
    1633992                      1001633992                             172500                          172500
    1634046                      1001634046                              89600                           89600
    1634054                      1001634054                             321000                          321000
    1634061                      1001634061                             252000                          252000
    1634065                      1001634065                             229500                          229500
    1634067                      1001634067                             279000                          279000
    1634134                      1001634134                             173500                          173500
    1634205                      1001634205                             223930                          223930
    1634211                      1001634211                             683200                          683200
    1634212                      1001634212                             108000                          108000
    1634220                      1001634220                             434550                          434550
    1634246                      1001634246                             180000                          180000
    1634310                      1001634310                             400000                          400000
    1634356                      1001634356                             229500                          229500
    1634363                      1001634363                             321600                          321600
    1634385                      1001634385                             611000                          611000
    1634404                      1001634404                             108000                          108000
    1634413                      1001634413                             154000                          154000
    1634515                      1001634515                              96750                           96750
    1634533                      1001634533                             344000                          344000
    1634553                      1001634553                             409454                          409454
    1634565                      1001634565                             432000                          432000
    1634626                      1001634626                             270000                          270000
    1634642                      1001634642                             364000                          364000
    1634686                      1001634686                              99750                           99750
    1634704                      1001634704                             233750                          233750
    1634722                      1001634722                             369550                          369550
    1634734                      1001634734                             250000                          250000
    1634757                      1001634757                             179000                          179000
    1634788                      1001634788                             116000                          116000
    1634801                      1001634801                             342000                          342000
    1634812                      1001634812                             340000                          340000
    1634816                      1001634816                             251000                          251000
    1634825                      1001634825                             300000                          300000
    1634892                      1001634892                             364000                          364000
    1634907                      1001634907                             850000                          850000
    1634921                      1001634921                             180000                          180000
    1634928                      1001634928                             211500                          211500
    1635007                      1001635007                             315000                          315000
    1635041                      1001635041                             180000                          180000
    1635048                      1001635048                             217800                          217800
    1635063                      1001635063                             382000                          382000
    1635066                      1001635066                             325000                          325000
    1635069                      1001635069                             241000                          241000
    1635095                      1001635095                             418000                          418000
    1635101                      1001635101                             450000                          450000
    1635103                      1001635103                             540000                          540000
    1635104                      1001635104                             114400                          114400
    1635150                      1001635150                             480000                          480000
    1635261                      1001635261                             474400                          474400
    1635283                      1001635283                             282000                          282000
    1635327                      1001635327                             446500                          446500
    1635453                      1001635453                             164500                          164500
    1635471                      1001635471                             146000                          146000
    1635519                      1001635519                             303000                          303000
    1635602                      1001635602                             540602                          540602
    1635615                      1001635615                            1500000                         1500000
    1635637                      1001635637                             123500                          123500
    1635698                      1001635698                             378000                          378000
    1635726                      1001635726                             225000                          225000
    1635750                      1001635750                             240000                          240000
    1635792                      1001635792                             134800                          134800
    1635796                      1001635796                             265000                          265000
    1635828                      1001635828                             975000                          975000
    1635878                      1001635878                             227160                          227160
    1635905                      1001635905                            1500000                         1500000
    1635936                      1001635936                             347300                          347300
    1635979                      1001635979                             200000                          200000
    1635994                      1001635994                             115200                          115200
    1636015                      1001636015                             488273                          488273
    1636018                      1001636018                             385000                          385000
    1636041                      1001636041                             875000                          875000
    1636068                      1001636068                             231000                          231000
    1636090                      1001636090                             460000                          460000
    1636247                      1001636247                             528000                          528000
    1636250                      1001636250                             429300                          429300
    1636293                      1001636293                             162630                          162630
    1636305                      1001636305                             435000                          435000
    1636350                      1001636350                             288000                          288000
    1636438                      1001636438                             283500                          283500
    1636446                      1001636446                             244000                          244000
    1636477                      1001636477                             310000                          310000
    1636504                      1001636504                             237500                          237500
    1636508                      1001636508                             122000                          122000
    1636573                      1001636573                             362108                          362108
    1636674                      1001636674                             198000                          198000
    1636701                      1001636701                             328500                          328500
    1636744                      1001636744                             318000                          318000
    1636767                      1001636767                             280000                          280000
    1636802                      1001636802                             414000                          414000
    1636856                      1001636856                             412300                          412300
    1636860                      1001636860                             598500                          598500
    1636949                      1001636949                             234000                          234000
    1636964                      1001636964                             560000                          560000
    1637021                      1001637021                             151200                          151200
    1637044                      1001637044                             230000                          230000
    1637130                      1001637130                             209000                          209000
    1637168                      1001637168                             240000                          240000
    1637257                      1001637257                            1240000                         1240000
    1637267                      1001637267                             446000                          446000
    1637308                      1001637308                             356250                          356250
    1637338                      1001637338                             231200                          231200
    1637376                      1001637376                             705000                          705000
    1637405                      1001637405                             234000                          234000
    1637426                      1001637426                             495000                          495000
    1637428                      1001637428                             313000                          313000
    1637429                      1001637429                             480000                          480000
    1637432                      1001637432                             350900                          350900
    1637463                      1001637463                             116250                          116250
    1637470                      1001637470                             400000                          400000
    1637513                      1001637513                             255075                          255075
    1637560                      1001637560                             495000                          495000
    1637570                      1001637570                             455905                          455905
    1637605                      1001637605                             487500                          487500
    1637667                      1001637667                             172500                          172500
    1637709                      1001637709                             320000                          320000
    1637730                      1001637730                             256500                          256500
    1637906                      1001637906                             344000                          344000
    1637919                      1001637919                             389500                          389500
    1637993                      1001637993                             242250                          242250
    1638025                      1001638025                             280250                          280250
    1638035                      1001638035                             344800                          344800
    1638137                      1001638137                             271000                          271000
    1638139                      1001638139                             235000                          235000
    1638169                      1001638169                             258300                          258300
    1638185                      1001638185                             313500                          313500
    1638224                      1001638224                             247000                          247000
    1638246                      1001638246                             185000                          185000
    1638289                      1001638289                             352500                          352500
    1638309                      1001638309                             365500                          365500
    1638382                      1001638382                             558750                          558750
    1638386                      1001638386                             179550                          179550
    1638407                      1001638407                             184000                          184000
    1638443                      1001638443                             446000                          446000
    1638481                      1001638481                             268850                          268850
    1638542                      1001638542                             480000                          480000
    1638562                      1001638562                             341762                          341762
    1638566                      1001638566                              75200                           75200
    1638590                      1001638590                             275000                          275000
    1638591                      1001638591                             399950                          399950
    1638601                      1001638601                             216000                          216000
    1638720                      1001638720                             267300                          267300
    1638725                      1001638725                             495000                          495000
    1638760                      1001638760                             324000                          324000
    1638853                      1001638853                             227319                          227319
    1638975                      1001638975                             115600                          115600
    1639013                      1001639013                             331000                          331000
    1639056                      1001639056                             168000                          168000
    1639110                      1001639110                             330912                          330912
    1639166                      1001639166                             270000                          270000
    1639190                      1001639190                             188000                          188000
    1639261                      1001639261                             495000                          495000
    1639279                      1001639279                             216000                          216000
    1639301                      1001639301                             157900                          157900
    1639446                      1001639446                             365000                          365000
    1639510                      1001639510                             210000                          210000
    1639529                      1001639529                             183750                          183750
    1639654                      1001639654                             219750                          219750
    1639725                      1001639725                             656000                          656000
    1639756                      1001639756                             340000                          340000
    1639764                      1001639764                             498375                          498375
    1639852                      1001639852                             190000                          190000
    1640110                      1001640110                             100000                          100000
    1640125                      1001640125                             560000                          560000
    1640134                      1001640134                             285000                          285000
    1640145                      1001640145                             262500                          262500
    1640176                      1001640176                             251250                          251250
    1640201                      1001640201                             180000                          180000
    1640227                      1001640227                             211500                          211500
    1640294                      1001640294                             429000                          429000
    1640322                      1001640322                             265000                          265000
    1640364                      1001640364                             200000                          200000
    1640444                      1001640444                             205000                          205000
    1640453                      1001640453                             468000                          468000
    1640457                      1001640457                             180000                          180000
    1640485                      1001640485                             203000                          203000
    1640510                      1001640510                             199600                          199600
    1640563                      1001640563                             628000                          628000
    1640600                      1001640600                             677000                          677000
    1640676                      1001640676                             279000                          279000
    1640677                      1001640677                             584350                          584350
    1640701                      1001640701                             726000                          726000
    1640744                      1001640744                             371000                          371000
    1640745                      1001640745                             150000                          150000
    1640753                      1001640753                             226000                          226000
    1640759                      1001640759                             487000                          487000
    1640787                      1001640787                             225400                          225400
    1640790                      1001640790                             395000                          395000
    1640850                      1001640850                             413000                          413000
    1640913                      1001640913                             351000                          351000
    1640919                      1001640919                             395200                          395200
    1640927                      1001640927                             319500                          319500
    1640980                      1001640980                             180500                          180500
    1641013                      1001641013                             292500                          292500
    1641043                      1001641043                             358000                          358000
    1641045                      1001641045                             350000                          350000
    1641072                      1001641072                             300000                          300000
    1641107                      1001641107                             266250                          266250
    1641140                      1001641140                             234000                          234000
    1641144                      1001641144                             386570                          386570
    1641176                      1001641176                             375000                          375000
    1641225                      1001641225                             235000                          235000
    1641236                      1001641236                             382500                          382500
    1641248                      1001641248                            1000000                         1000000
    1641283                      1001641283                             185000                          185000
    1641329                      1001641329                             284391                          284391
    1641383                      1001641383                             150300                          150300
    1641406                      1001641406                             178200                          178200
    1641416                      1001641416                             225000                          225000
    1641426                      1001641426                             108850                          108850
    1641525                      1001641525                             190190                          190190
    1641532                      1001641532                             310200                          310200
    1641533                      1001641533                             292000                          292000
    1641592                      1001641592                             185700                          185700
    1641663                      1001641663                              78750                           78750
    1641674                      1001641674                             292500                          292500
    1641675                      1001641675                             424000                        417170.7
    1641710                      1001641710                             248000                          248000
    1641724                      1001641724                             235000                          235000
    1641761                      1001641761                             315000                          315000
    1641780                      1001641780                             320000                          320000
    1641795                      1001641795                             540000                          540000
    1641907                      1001641907                             288900                          288900
    1641992                      1001641992                             294500                          294500
    1642019                      1001642019                             472500                          472500
    1642037                      1001642037                             312000                          312000
    1642042                      1001642042                             478400                          478400
    1642061                      1001642061                             627500                          627500
    1642072                      1001642072                             261360                          261360
    1642101                      1001642101                             257000                          257000
    1642137                      1001642137                             247000                          247000
    1642155                      1001642155                             600000                          600000
    1642217                      1001642217                             250750                          250750
    1642259                      1001642259                             288750                          288750
    1642281                      1001642281                             240000                          240000
    1642332                      1001642332                             237000                          237000
    1642376                      1001642376                             313500                          313500
    1642392                      1001642392                             281600                          281600
    1642511                      1001642511                             205000                          205000
    1642643                      1001642643                             495000                          495000
    1642649                      1001642649                             512000                          512000
    1642662                      1001642662                             423200                          423200
    1642679                      1001642679                             261000                          261000
    1642714                      1001642714                             320000                          320000
    1642759                      1001642759                             327200                          327200
    1642804                      1001642804                             388000                          388000
    1642806                      1001642806                             296000                          296000
    1642823                      1001642823                             648000                          648000
    1642864                      1001642864                             198500                          198500
    1642895                      1001642895                             467900                          467900
    1642896                      1001642896                             295000                          295000
    1642978                      1001642978                             650000                          650000
    1642987                      1001642987                             208000                          208000
    1643005                      1001643005                             745000                          745000
    1643016                      1001643016                             322500                        320750.9
    1643025                      1001643025                             194000                          194000
    1643036                      1001643036                             641250                          641250
    1643063                      1001643063                             296000                          296000
    1643069                      1001643069                             403750                          403750
    1643070                      1001643070                             300000                          300000
    1643112                      1001643112                             414000                          414000
    1643265                      1001643265                             171000                          171000
    1643281                      1001643281                             283500                          283500
    1643317                      1001643317                             315400                          315400
    1643348                      1001643348                             202500                          202500
    1643376                      1001643376                             378000                          378000
    1643467                      1001643467                             297000                          297000
    1643513                      1001643513                              88800                           88800
    1643597                      1001643597                             216000                          216000
    1643656                      1001643656                             301500                          301500
    1643677                      1001643677                             318500                          318500
    1643714                      1001643714                              69300                           69300
    1643772                      1001643772                              76930                           76930
    1643834                      1001643834                             485000                          485000
    1643907                      1001643907                             513750                          513750
    1643915                      1001643915                             219000                          219000
    1643946                      1001643946                             307500                          307500
    1644024                      1001644024                             160000                          160000
    1644040                      1001644040                             173700                          173700
    1644064                      1001644064                             371000                          371000
    1644124                      1001644124                             123000                          123000
    1644127                      1001644127                             396000                          396000
    1644141                      1001644141                             378000                          378000
    1644170                      1001644170                             473000                          473000
    1644180                      1001644180                             288000                          288000
    1644198                      1001644198                             384000                          384000
    1644215                      1001644215                             217000                          217000
    1644238                      1001644238                             320000                          320000
    1644263                      1001644263                             338000                          338000
    1644315                      1001644315                             316300                          316300
    1644364                      1001644364                             257600                          257600
    1644366                      1001644366                             162000                          162000
    1644398                      1001644398                              72500                           72500
    1644417                      1001644417                             372000                          372000
    1644434                      1001644434                             258000                          258000
    1644506                      1001644506                             355500                          355500
    1644544                      1001644544                             380000                          380000
    1644781                      1001644781                             877500                          877500
    1644852                      1001644852                             800000                          800000
    1644923                      1001644923                             300000                          300000
    1644943                      1001644943                             280000                          280000
    1644963                      1001644963                             318750                          318750
    1645090                      1001645090                             477000                          477000
    1645325                      1001645325                             161360                          161360
    1645344                      1001645344                             181300                          181300
    1645347                      1001645347                             340000                          340000
    1645429                      1001645429                             377955                          377955
    1645440                      1001645440                             129600                          129600
    1645699                      1001645699                             254700                          254700
    1645718                      1001645718                             440000                          440000
    1645840                      1001645840                             277200                          277200
    1645850                      1001645850                             285800                          285800
    1645950                      1001645950                             153000                          153000
    1645968                      1001645968                             375000                          375000
    1646023                      1001646023                             379050                          379050
    1646215                      1001646215                             273000                          273000
    1646334                      1001646334                             269910                          269910
    1646481                      1001646481                             633750                          633750
    1646566                      1001646566                             504540                          504540
    1646663                      1001646663                             157500                          157500
    1646707                      1001646707                             179400                          179400
    1646799                      1001646799                             481500                          481500
    1646971                      1001646971                             305950                          305950
    1646980                      1001646980                             427500                          427500
    1646981                      1001646981                             350000                          350000
    1647126                      1001647126                             292311                          292311
    1647179                      1001647179                             450000                          450000
    1647192                      1001647192                             385000                          385000
    1647590                      1001647590                             206250                          206250
    1647640                      1001647640                             200000                          200000
    1647655                      1001647655                             385000                          385000
    1647742                      1001647742                             606000                          606000
    1647803                      1001647803                             275500                          275500
    1647815                      1001647815                             280000                          280000
    1647884                      1001647884                             207000                          207000
    1648185                      1001648185                             460000                          460000
    1648371                      1001648371                             210800                          210800
    1648565                      1001648565                             784000                          784000
    1648661                      1001648661                             364500                          364500
    1648666                      1001648666                             197000                          197000
    1648764                      1001648764                             262000                          262000
    1648838                      1001648838                             147000                          147000
    1648934                      1001648934                             284800                          284800
    1649006                      1001649006                             160000                          160000
    1649105                      1001649105                             234000                          234000
    1649322                      1001649322                             540000                          540000
    1649333                      1001649333                             108000                          108000
    1649364                      1001649364                             131000                          131000
    1649446                      1001649446                             198000                          198000
    1649492                      1001649492                             825000                          825000
    1649593                      1001649593                             415000                          415000
    1649758                      1001649758                             408500                          408500
    1649780                      1001649780                              82800                           82800
    1649909                      1001649909                             337250                          337250
    1649972                      1001649972                             112000                          112000
    1649998                      1001649998                             180000                          180000
    1650151                      1001650151                             196000                          196000
    1650324                      1001650324                             787500                          787500
    1650432                      1001650432                             176250                          176250
    1650550                      1001650550                             233000                          233000
    1650694                      1001650694                             416000                          416000
    1650911                      1001650911                             256500                          256500
    1650919                      1001650919                             386000                          386000
    1651143                      1001651143                             875000                          875000
    1651144                      1001651144                             382500                          382500
    1651166                      1001651166                             185250                          185250
    1651450                      1001651450                             231000                          231000
    1651544                      1001651544                            1523000                         1523000
    1651558                      1001651558                             164000                          164000
    1651592                      1001651592                             400000                          400000
    1651595                      1001651595                             621000                          621000
    1651808                      1001651808                             260000                          260000
    1651875                      1001651875                             270000                          270000
    1651916                      1001651916                             312000                          312000
    1652050                      1001652050                             252000                          252000
    1652074                      1001652074                             304000                          304000
    1652127                      1001652127                             247000                          247000
    1652253                      1001652253                             247500                          247500
    1652308                      1001652308                             332000                          332000
    1652421                      1001652421                             324000                          324000
    1652566                      1001652566                             396000                          396000
    1652919                      1001652919                             224000                          224000
    1652980                      1001652980                             576000                          576000
    1653137                      1001653137                             209700                          209700
    1653143                      1001653143                             356000                          356000
    1653813                      1001653813                              70000                           70000
    1654011                      1001654011                             328000                          328000
    1654541                      1001654541                             164000                          164000
    1654733                      1001654733                             297000                          297000
    1654767                      1001654767                             404550                          404550
    1654794                      1001654794                             378000                          378000
    1655281                      1001655281                             246500                          246500
    1655286                      1001655286                             311400                          311400
    1655521                      1001655521                             247000                          247000
    1655541                      1001655541                             232500                          232500
    1655854                      1001655854                             216000                          216000
    1656685                      1001656685                             439375                          439375
    1656825                      1001656825                             283500                          283500
    1658413                      1001658413                             242000                          242000
    1659307                      1001659307                             232000                          232000
    1660488                      1001660488                             361000                          361000
    1660553                      1001660553                             398793                          398793
    1662636                      1001662636                             217500                          217500
    1663254                      1001663254                             495000                          495000
    1664852                      1001664852                             462000                          462000

EXHIBIT C

[RESERVED]

EXHIBIT D-1

FORM OF INTEREST RATE SWAP AGREEMENTS

DATE:	March 30, 2007
TO:
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

ATTENTION:	Trust Administration - AH0701
TELEPHONE:	(714) 247-6000
FACSIMILE:	(714) 855-1557
FROM:	Deutsche Bank AG, New York Branch

ATTENTION:	New York Derivatives Documentation
TELEPHONE:	1 212 250 9425
FACSIMILE:	1 212 797 0779
EMAIL:	NYderivative.documentation@db.com

OUR REFERENCE:	Global No. N593887N

RE:	Interest Rate Swap Transaction

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as grantor trust trustee (“Grantor Trust Trustee”) for the Grantor Trust (“Grantor Trust”) with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (“Party B”) created under Indenture, dated as of March 30, 2007, among American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity” or “Trust”), Wells Fargo Bank, N.A. (the “Securities Administrator”) and Deutsche Bank National Trust Company (the “Trustee”) (the “Indenture”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Indenture) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.             The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:
With respect to any Calculation Period, an amount equal to the Note Principal Balance of the Class A-1-A Notes immediately preceding the Note Payment Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

The CUSIP no. of the Class A-1-A Note is: 026932 AA1

Trade Date:	March 28, 2007

Effective Date:	March 30, 2007

Termination Date:
The earlier to occur of (i) May 25, 2047 and (ii) the date on which the Notional Amount has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention; provided, however, that for the purpose of determining the final Floating Rate II Payer Period End Date, Termination Date shall be subject to No Adjustment.

Floating Amount I:

Floating Rate I Payer:	Party A

Floating Rate I Payer
Period End Dates:	The 25th day of each month from and including April 25th, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate I Payer
Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one Business Day prior to the related Floating Rate I Payer Period End Date.

Floating Rate I:
One-Month LIBOR (as defined in the Indenture) plus (i) with respect to any Floating Rate I Payer Payment Date occurring prior to the Step-Up Date, 0.160% per annum or (ii) with respect to any Floating Rate I Payer Payment Date occurring on or after the Step-Up Date, 0.320% per annum.

Floating Rate I
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Additional Payment:	Party A agrees to pay USD 1,395,383.33 to Party B for value on the Effective Date.

Floating Amount II:

Floating Rate II Payer:	Party B

Floating Rate II Payer
Period End Dates:	The 1st day of each month from and including April 1st, 2007, to and including the 1st calendar day of the month in which the Termination Date occurs, subject to No Adjustment.

Floating Rate II Payer
Payment Dates:
Delayed Payment shall be applicable. Each Floating Rate II Payer Payment Date shall be the day that is twenty-four (24) calendar days following the related Floating Rate II Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention. For the avoidance of doubt, the Floating Rate II Payer Payment Date shall apply to the Floating Rate II Payer First Payment, the Floating Rate II Payer Second Payment, the Floating Rate II Payer Third Payment and the Floating Rate II Payer Fourth Payment.

Initial Calculation Period:	Notwithstanding anything to the contrary in Section 4.13 of the Definitions, the initial Calculation Period with respect to Floating Amount II shall commence on March 1, 2007.

Floating Rate II:
With respect to each Calculation Period, the excess, if any, of (i) the lesser of (1) One-Year MTA (as defined in the Indenture) plus 2.8384% per annum and (2) the Available Funds Rate (as defined in the Indenture) with respect to the Class A-1-A Notes for the Note Payment Date occurring in the calendar month of the related Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days over (ii) 2.0784% per annum.

Floating Rate II Payer
First Payment:
With respect to each Floating Rate II Payer Payment Date, the sum of: (i) the product of Floating Rate II * Notional Amount * Floating Rate II Day Count Fraction and (ii) an amount equal to the amount of any Current Interest in respect of the Class A-1-A Notes remaining unpaid from any prior Note Payment Date, with interest thereon at the Class A-1-A Note Interest Rate, determined without regard to the Class A-1-A Available Funds Rate, paid to Party B pursuant to the Indenture in respect of the Class A-1-A Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Second Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Class A-1-A Swap Principal Amount (and interest thereon at a rate equal to Floating Rate II) paid to Party B pursuant to the Indenture in respect of the Class A-1-A Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Third Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Carryover Shortfall Amount paid to Party B pursuant to the Indenture in respect of the Class A-1-A Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II
Day Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	For all purposes other than determining Floating Rate II Payer Payment Dates, the Business Day Convention will be Following Business Day Convention.

Netting:
Notwithstanding anything to the contrary in Section 2(c), any amounts payable by the Floating Rate Payer I on a Floating Rate Payer I Payment Date, and by the Floating Rate Payer II on the related Floating Rate Payer II Payment Date, shall be netted, even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on such party’s applicable Floating Rate Payer Payment Date.

Note Payment Date:	Payment Date (as defined in the Indenture).

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B; provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14 , except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Indenture or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)          “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)          Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)         Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or makes the following representation(s):

(B)          Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form W-8ECI or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
Party B will deliver a completed and executed United States Internal Revenue Service Form W-9 or other applicable form (or any successor thereto) with respect to any payments received or to be received by Party A, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement, and may deliver other tax forms relating to the beneficial owner of payments to Party B under this Agreement from time to time.

(i) on or before the first payment date under this Agreement, including any Credit Support Document, (ii) promptly upon the reasonable demand by Party B, (iii) prior to the expiration or obsolescence of any previously delivered form, and (iv) promptly upon Party B’s actual knowledge that the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered (unless otherwise publicly available) are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A	An opinion of counsel to Party A acceptable in form and substance to Party B	Upon the execution and delivery of this Agreement	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

(For all purposes)

Address for notices or communications to Party B:
Address:	Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust Services - AHMIT 2007-1
Tel:	(410) 884-2000
Fax:	(418) 715-2380

with a copy to:

Address:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:	Trust Administrator
Tel:	(714) 247-6000
Fax:	(714) 855-1557

(For all purposes)

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)
Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section and Party A agrees that, for purposes of Section 6(b) of this Agreement, it shall not in the future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)             Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Indenture.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)           Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of Indenture. If, without the prior written consent of Party A where such consent is required under the Indenture (such consent not to be unreasonably withheld), an amendment is made to the Indenture which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Compliance with Regulation AB. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold, then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)  Compliance with Regulation AB. Party A agrees and acknowledges that American Home Mortgage Assets LLC (the “Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(i)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(ii)
Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (1)(a) either (i) provide to the Depositor and the Securities Administrator the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor and the Securities Administrator to incorporation by reference of such current Swap Financial Disclosure as is filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor and the Securities Administrator any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure by Permitted Transfer another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iii)
Party A and the primary obligor under any Credit Support Document agree that, in the event that Party A provides Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii) or causes its affiliate to provide Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii), Party A and such primary obligor will indemnify and hold harmless the Depositor, the Trustee, the Grantor Trust Trustee and the Securities Administrator, their respective directors or officers and any person controlling any such party, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)
The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto and as if all references to Grantor Trust Trustee’s rights in Part 5(e) (“Compliance with Regulation AB”) directly above were also references to Depositor’s rights.

(f)	Transfers.

(i)             Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to (a) any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), and Part 5(e), or the succeeding sentence, or (b) a Permitted Security Interest, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as reasonably deemed necessary by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Grantor Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Indenture and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Grantor Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Grantor Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Grantor Trust Trustee and the Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Grantor Trust from the Trust created pursuant to the Indenture. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Note Payment Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Note Payment Dates until paid in full (or if such Early Termination Date is the final Note Payment Date, on such final Note Payment Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Note Payment Date, such payment will be payable on such Note Payment Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Grantor Trust or the trust formed pursuant to the Indenture, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Indenture in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Indenture to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that the Issuing Entity has appointed the Grantor Trust Trustee and the Securities Administrator as its agents under the Indenture to carry out certain functions on behalf of Party B, and that the Grantor Trust Trustee and Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Grantor Trust Trustee represents to Party A on the date on which the Grantor Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as the Grantor Trust Trustee, pursuant to the Indenture.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Indenture relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	Permitted Security Interest.

Party A hereby acknowledges and consents to the Permitted Security Interest.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture and any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such collateral assignment, and the granting to the Indenture Trustee of a first priority security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with the Agreement or any Transaction governed by the Agreement, including, without limitation, any transfer or termination of any such Transaction.

(y)	[Reserved]

(z) Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c), (d) and (e) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, in each case certified by such entity to Party B.

“Eligible Replacement” means an entity (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee, in each case certified by such entity to Party B.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e) , or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Indenture.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1+”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “AA-”.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4. Account Details and Settlement Information:

Payments to Party A:	Account with bank:
DB Trust Co Americas
ABA 021001033
BKTRUS33

Beneficiary:
Deutsche Bank AG New York
a/c: 01473969
Global No. N593887N

Payments to Party B:	Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-1-A Swap Account # 53135402

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTCSHE BANK AG, NEW YORK BRANCH

By:	By:

Name:	Name:
Authorized Signatory	Authorized Signatory

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:
Name:
Title:

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 30, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “ Grantor Trust”, hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 30, 2007, between Party A and Party B, N593887N.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) Cash	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.5%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	89.9%	100%	94%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	100%	87%

(ii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iii)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(b)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(c)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(d)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(e)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(f)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Securities Administrator or (B) any entity other than the entity then serving as Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Securities Administrator.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(g)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(h)	Additional Representation(s). There are no additional representations by either party.

(i)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(j)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - AHMIT 2007-1
Tel:  (410) 884-2000
Fax:  (418) 715-2380

(k)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A:                 The Bank of New York
aba # 021000018
a/c # 8900603658
for further credit:
SAS Clearing
Acct #: 3970771416
Re: AHMIT 2007-1, Class A-1-A Collateral Account # 53135407
Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-1-A Collateral Account # 53135407

(l)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii) Additional Definitions. As used in this Annex::

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1 and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A such Valuation Date.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3 and (ii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (a) USD 179,879.18 and (b) if an S&P Interest Rate Collateral Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction and (ii) the Notional Amount of such Transaction (each as defined in the related Confirmation) for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“S&P Interest Rate Collateral Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Interest Rate Collateral Event” means no Relevant Entity has credit ratings at least equal to the S&P Interest Rate Collateral Threshold.

“S&P Required Ratings Downgrade Event” means no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

[Remainder of this page intentionally left blank]

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Deutsche Bank AG, New York Branch
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

DATE:	March 30, 2007
TO:
Deutsche Bank National Trust Company,
not in its individual capacity, but solely as Grantor Trust Trustee for the
Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1,
Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

ATTENTION:	Trust Administration - AH0701
Telephone: (714) 247-6000
Facsimile: (714) 855-1557
FROM:	Deutsche Bank AG, New York Branch

ATTENTION:	New York Derivatives Documentation
TELEPHONE:	1 212 250 9425
FACSIMILE:	1 212 797 0779
EMAIL:	NYderivative.documentation@db.com

OUR REFERENCE:	Global No. N593886N

RE:	Interest Rate Swap Transaction

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as grantor trust trustee (“Grantor Trust Trustee”) for the Grantor Trust (“Grantor Trust”) with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (“Party B”) created under Indenture, dated as of March 30, 2007, among American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity” or “Trust”), Wells Fargo Bank, N.A. (the “Securities Administrator”) and Deutsche Bank National Trust Company (the “Trustee”) (the “Indenture”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Indenture) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.            The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:
With respect to any Calculation Period, an amount equal to the Note Principal Balance of the Class A-1-B Notes immediately preceding the Note Payment Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

The CUSIP no. of the Class A-1-B Note is: 026932 AB9

Trade Date:	March 28, 2007

Effective Date:	March 30, 2007

Termination Date:
The earlier to occur of (i) May 25, 2047 and (ii) the date on which the Notional Amount has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention; provided, however, that for the purpose of determining the final Floating Rate II Payer Period End Date, Termination Date shall be subject to No Adjustment.

Floating Amount I:

Floating Rate I Payer:	Party A

Floating Rate I Payer Period End Dates:	The 25th day of each month from and including April 25th, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate I Payer Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one Business Day prior to the related Floating Rate I Payer Period End Date.

Floating Rate I:
One-Month LIBOR (as defined in the Indenture) plus (i) with respect to any Floating Rate I Payer Payment Date occurring prior to the Step-Up Date, 0.300% per annum or (ii) with respect to any Floating Rate I Payer Payment Date occurring on or after the Step-Up Date, 0.600% per annum.

Floating Rate I Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Additional Payment:	Party A agrees to pay USD 134,189.15 to Party B for value on the Effective Date.

Floating Amount II:

Floating Rate II Payer:	Party B

Floating Rate II Payer Period End Dates:	The 1st day of each month from and including April 1st, 2007, to and including the 1st calendar day of the month in which the Termination Date occurs, subject to No Adjustment.

Floating Rate II Payer Payment Dates:

Delayed Payment shall be applicable. Each Floating Rate II Payer Payment Date shall be the day that is twenty-four (24) calendar days following the related Floating Rate II Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention. For the avoidance of doubt, the Floating Rate II Payer Payment Date shall apply to the Floating Rate II Payer First Payment, the Floating Rate II Payer Second Payment, the Floating Rate II Payer Third Payment and the Floating Rate II Payer Fourth Payment.

Initial Calculation Period:	Notwithstanding anything to the contrary in Section 4.13 of the Definitions, the initial Calculation Period with respect to Floating Amount II shall commence on March 1, 2007.

Floating Rate II:
With respect to each Calculation Period, the excess, if any, of (i) the lesser of (1) One-Year MTA (as defined in the Indenture) plus 2.9784% per annum and (2) the Available Funds Rate (as defined in the Indenture) with respect to the Class A-1-B Notes for the Note Payment Date occurring in the calendar month of the related Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days over (ii) 2.0784% per annum.

Floating Rate II Payer First Payment:

With respect to each Floating Rate II Payer Payment Date, the sum of: (i) the product of Floating Rate II * Notional Amount * Floating Rate II Day Count Fraction and (ii) an amount equal to the amount of any Current Interest in respect of the Class A-1-B Notes remaining unpaid from any prior Note Payment Date, with interest thereon at the Class A-1-B Note Interest Rate, determined without regard to the Class A-1-B Available Funds Rate, paid to Party B pursuant to the Indenture in respect of the Class A-1-B Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer Second Payment:

With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Class A-1-B Swap Principal Amount (and interest thereon at a rate equal to Floating Rate II) paid to Party B pursuant to the Indenture in respect of the Class A-1-B Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer Third Payment:

With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Carryover Shortfall Amount paid to Party B pursuant to the Indenture in respect of the Class A-1-B Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Day Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	For all purposes other than determining Floating Rate II Payer Payment Dates, the Business Day Convention will be Following Business Day Convention.

Netting:
Notwithstanding anything to the contrary in Section 2(c), any amounts payable by the Floating Rate Payer I on a Floating Rate Payer I Payment Date, and by the Floating Rate Payer II on the related Floating Rate Payer II Payment Date, shall be netted, even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on such party’s applicable Floating Rate Payer Payment Date.

Note Payment Date:	Payment Date (as defined in the Indenture).

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)	“Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B; provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14 , except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Indenture or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d) Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i) The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)  Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)            Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)         Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)         Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or makes the following representation(s):

(B)         Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A

A correct, complete and duly executed U.S. Internal Revenue Service Form W-8ECI or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B

Party B will deliver a completed and executed United States Internal Revenue Service Form W-9 or other applicable form (or any successor thereto) with respect to any payments received or to be received by Party A, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement, and may deliver other tax forms relating to the beneficial owner of payments to Party B under this Agreement from time to time.

(i) on or before the first payment date under this Agreement, including any Credit Support Document, (ii) promptly upon the reasonable demand by Party B, (iii) prior to the expiration or obsolescence of any previously delivered form, and (iv) promptly upon Party B’s actual knowledge that the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered (unless otherwise publicly available) are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A and Party B

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A

Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A

Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A	An opinion of counsel to Party A acceptable in form and substance to Party B	Upon the execution and delivery of this Agreement	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

(For all purposes)

Address for notices or communications to Party B:
Address:	Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust Services - AHMIT 2007-1
Tel:	(410) 884-2000
Fax:	(418) 715-2380

with a copy to:

Address:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:	Trust Administrator
Tel:	(714) 247-6000
Fax:	(714) 855-1557

(b)          Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)
Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section and Party A agrees that, for purposes of Section 6(b) of this Agreement, it shall not in the future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.
(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f) Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Indenture.

(b) Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)          Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of Indenture. If, without the prior written consent of Party A where such consent is required under the Indenture (such consent not to be unreasonably withheld), an amendment is made to the Indenture which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Compliance with Regulation AB. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold, then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)  Compliance with Regulation AB. Party A agrees and acknowledges that American Home Mortgage Assets LLC (the “Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(i)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(ii)
Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (1)(a) either (i) provide to the Depositor and the Securities Administrator the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor and the Securities Administrator to incorporation by reference of such current Swap Financial Disclosure as is filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor and the Securities Administrator any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure by Permitted Transfer another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iii)
Party A and the primary obligor under any Credit Support Document agree that, in the event that Party A provides Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii) or causes its affiliate to provide Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii), Party A and such primary obligor will indemnify and hold harmless the Depositor, the Trustee, the Grantor Trust Trustee and the Securities Administrator, their respective directors or officers and any person controlling any such party, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)
The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto and as if all references to Grantor Trust Trustee’s rights in Part 5(e) (“Compliance with Regulation AB”) directly above were also references to Depositor’s rights.

(f)	Transfers.

(i)            Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to (a) any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), and Part 5(e), or the succeeding sentence, or (b) a Permitted Security Interest, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as reasonably deemed necessary by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Grantor Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Indenture and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Grantor Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Grantor Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Grantor Trust Trustee and the Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Grantor Trust from the Trust created pursuant to the Indenture. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Note Payment Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Note Payment Dates until paid in full (or if such Early Termination Date is the final Note Payment Date, on such final Note Payment Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Note Payment Date, such payment will be payable on such Note Payment Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)
Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Grantor Trust or the trust formed pursuant to the Indenture, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Indenture in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Indenture to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that the Issuing Entity has appointed the Grantor Trust Trustee and the Securities Administrator as its agents under the Indenture to carry out certain functions on behalf of Party B, and that the Grantor Trust Trustee and Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Grantor Trust Trustee represents to Party A on the date on which the Grantor Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as the Grantor Trust Trustee, pursuant to the Indenture.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Indenture relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	Permitted Security Interest.

Party A hereby acknowledges and consents to the Permitted Security Interest.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture and any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such collateral assignment, and the granting to the Indenture Trustee of a first priority security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with the Agreement or any Transaction governed by the Agreement, including, without limitation, any transfer or termination of any such Transaction.

(y)	[Reserved]

(z)	Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c), (d) and (e) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, in each case certified by such entity to Party B.

“Eligible Replacement” means an entity (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee, in each case certified by such entity to Party B.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e) , or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Indenture.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1+”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “AA-”.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

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4.          Account Details and Settlement Information:

Payments to Party A:	Account with bank:
DB Trust Co Americas
ABA 021001033
BKTRUS33

Beneficiary:
Deutsche Bank AG New York
a/c: 01473969
Global No. N593886N

Payments to Party B:	Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-1-B Swap Account # 53135403

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	By:

Name:	Name:
Authorized Signatory	Authorized Signatory

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:
Name:
Title:

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 30, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “ Grantor Trust”, hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 30, 2007, between Party A and Party B, N593886N.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) Cash	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.5%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	89.9%	100%	94%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Securities Administrator or (B) any entity other than the entity then serving as Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Securities Administrator.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - AHMIT 2007-1
Tel:  (410) 884-2000
Fax:  (418) 715-2380

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A:                The Bank of New York
aba # 021000018
a/c # 8900603658
for further credit:
SAS Clearing
Acct #: 3970771416
Re: AHMIT 2007-1, Class A-1-B Collateral Account # 53135408

Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-1-B Collateral Account # 53135408

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii) Additional Definitions. As used in this Annex::

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1 and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)            the Threshold for Party A such Valuation Date.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3 and (ii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (a) USD 16,888.86 and (b) if an S&P Interest Rate Collateral Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction and (ii) the Notional Amount of such Transaction (each as defined in the related Confirmation) for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“S&P Interest Rate Collateral Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Interest Rate Collateral Event” means no Relevant Entity has credit ratings at least equal to the S&P Interest Rate Collateral Threshold.

“S&P Required Ratings Downgrade Event” means no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

[Remainder of this page intentionally left blank]

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Deutsche Bank AG, New York Branch
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

DATE:	March 30, 2007
TO:
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

ATTENTION:	Trust Administration - AH0701
TELEPHONE:	(714) 247-6000
FACSIMILE:	(714) 855-1557
FROM:	Deutsche Bank AG, New York Branch

ATTENTION:	New York Derivatives Documentation
TELEPHONE:	1 212 250 9425
FACSIMILE:	1 212 797 0779
EMAIL:	NYderivative.documentation@db.com

OUR REFERENCE:	Global No. N593884N

RE:	Interest Rate Swap Transaction

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as grantor trust trustee (“Grantor Trust Trustee”) for the Grantor Trust (“Grantor Trust”) with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (“Party B”) created under Indenture, dated as of March 30, 2007, among American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity” or “Trust”), Wells Fargo Bank, N.A. (the “Securities Administrator”) and Deutsche Bank National Trust Company (the “Trustee”) (the “Indenture”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Indenture) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.            The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:
With respect to any Calculation Period, an amount equal to the Note Principal Balance of the Class A-1-C Notes immediately preceding the Note Payment Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

The CUSIP no. of the Class A-1-C Note is: 026932 AC7

Trade Date:	March 28, 2007

Effective Date:	March 30, 2007

Termination Date:
The earlier to occur of (i) May 25, 2047 and (ii) the date on which the Notional Amount has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention; provided, however, that for the purpose of determining the final Floating Rate II Payer Period End Date, Termination Date shall be subject to No Adjustment.

Floating Amount I:

Floating Rate I Payer:	Party A

Floating Rate I Payer
Period End Dates:	The 25th day of each month from and including April 25th, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate I Payer
Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one Business Day prior to the related Floating Rate I Payer Period End Date.

Floating Rate I:
One-Month LIBOR (as defined in the Indenture) plus (i) with respect to any Floating Rate I Payer Payment Date occurring prior to the Step-Up Date, 0.190% per annum or (ii) with respect to any Floating Rate I Payer Payment Date occurring on or after the Step-Up Date, 0.380% per annum.

Floating Rate I
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Additional Payment:	Party A agrees to pay USD 3,389,173.57 to Party B for value on the Effective Date.

Floating Amount II:

Floating Rate II Payer:	Party B

Floating Rate II Payer
Period End Dates:	The 1st day of each month from and including April 1st, 2007, to and including the 1st calendar day of the month in which the Termination Date occurs, subject to No Adjustment.

Floating Rate II Payer
Payment Dates:
Delayed Payment shall be applicable. Each Floating Rate II Payer Payment Date shall be the day that is twenty-four (24) calendar days following the related Floating Rate II Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention. For the avoidance of doubt, the Floating Rate II Payer Payment Date shall apply to the Floating Rate II Payer First Payment, the Floating Rate II Payer Second Payment, the Floating Rate II Payer Third Payment and the Floating Rate II Payer Fourth Payment.

Initial Calculation Period:	Notwithstanding anything to the contrary in Section 4.13 of the Definitions, the initial Calculation Period with respect to Floating Amount II shall commence on March 1, 2007.

Floating Rate II:
With respect to each Calculation Period, the excess, if any, of (i) the lesser of (1) One-Year MTA (as defined in the Indenture) plus 2.8684% per annum and (2) the Available Funds Rate (as defined in the Indenture) with respect to the Class A-1-C Notes for the Note Payment Date occurring in the calendar month of the related Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days over (ii) 2.0784% per annum.

Floating Rate II Payer
First Payment:
With respect to each Floating Rate II Payer Payment Date, the sum of: (i) the product of Floating Rate II * Notional Amount * Floating Rate II Day Count Fraction and (ii) an amount equal to the amount of any Current Interest in respect of the Class A-1-C Notes remaining unpaid from any prior Note Payment Date, with interest thereon at the Class A-1-C Note Interest Rate, determined without regard to the Class A-1-C Available Funds Rate, paid to Party B pursuant to the Indenture in respect of the Class A-1-C Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Second Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Class A-1-C Swap Principal Amount (and interest thereon at a rate equal to Floating Rate II) paid to Party B pursuant to the Indenture in respect of the Class A-1-C Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Third Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Carryover Shortfall Amount paid to Party B pursuant to the Indenture in respect of the Class A-1-C Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II
Day Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	For all purposes other than determining Floating Rate II Payer Payment Dates, the Business Day Convention will be Following Business Day Convention.

Netting:
Notwithstanding anything to the contrary in Section 2(c), any amounts payable by the Floating Rate Payer I on a Floating Rate Payer I Payment Date, and by the Floating Rate Payer II on the related Floating Rate Payer II Payment Date, shall be netted, even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on such party’s applicable Floating Rate Payer Payment Date.

Note Payment Date:	Payment Date (as defined in the Indenture).

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B; provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14 , except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Indenture or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)          Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)           Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or makes the following representation(s):

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form W-8ECI or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
Party B will deliver a completed and executed United States Internal Revenue Service Form W-9 or other applicable form (or any successor thereto) with respect to any payments received or to be received by Party A, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement, and may deliver other tax forms relating to the beneficial owner of payments to Party B under this Agreement from time to time.

(i) on or before the first payment date under this Agreement, including any Credit Support Document, (ii) promptly upon the reasonable demand by Party B, (iii) prior to the expiration or obsolescence of any previously delivered form, and (iv) promptly upon Party B’s actual knowledge that the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered (unless otherwise publicly available) are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A	An opinion of counsel to Party A acceptable in form and substance to Party B	Upon the execution and delivery of this Agreement	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

(For all purposes)

Address for notices or communications to Party B:
Address:	Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust Services - AHMIT 2007-1
Tel:	(410) 884-2000
Fax:	(418) 715-2380

with a copy to:

Address:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:	Trust Administrator
Tel:	(714) 247-6000
Fax:	(714) 855-1557

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)
Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section and Party A agrees that, for purposes of Section 6(b) of this Agreement, it shall not in the future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f) Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Indenture.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)            Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of Indenture. If, without the prior written consent of Party A where such consent is required under the Indenture (such consent not to be unreasonably withheld), an amendment is made to the Indenture which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Compliance with Regulation AB. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold, then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)  Compliance with Regulation AB. Party A agrees and acknowledges that American Home Mortgage Assets LLC (the “Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(i)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(ii)
Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (1)(a) either (i) provide to the Depositor and the Securities Administrator the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor and the Securities Administrator to incorporation by reference of such current Swap Financial Disclosure as is filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor and the Securities Administrator any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure by Permitted Transfer another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iii)
Party A and the primary obligor under any Credit Support Document agree that, in the event that Party A provides Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii) or causes its affiliate to provide Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii), Party A and such primary obligor will indemnify and hold harmless the Depositor, the Trustee, the Grantor Trust Trustee and the Securities Administrator, their respective directors or officers and any person controlling any such party, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)
The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto and as if all references to Grantor Trust Trustee’s rights in Part 5(e) (“Compliance with Regulation AB”) directly above were also references to Depositor’s rights.

(f)	Transfers.

(i)             Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to (a) any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), and Part 5(e), or the succeeding sentence, or (b) a Permitted Security Interest, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as reasonably deemed necessary by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Grantor Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Indenture and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Grantor Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Grantor Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Grantor Trust Trustee and the Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Grantor Trust from the Trust created pursuant to the Indenture. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Note Payment Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Note Payment Dates until paid in full (or if such Early Termination Date is the final Note Payment Date, on such final Note Payment Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Note Payment Date, such payment will be payable on such Note Payment Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Grantor Trust or the trust formed pursuant to the Indenture, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Indenture in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Indenture to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that the Issuing Entity has appointed the Grantor Trust Trustee and the Securities Administrator as its agents under the Indenture to carry out certain functions on behalf of Party B, and that the Grantor Trust Trustee and Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Grantor Trust Trustee represents to Party A on the date on which the Grantor Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as the Grantor Trust Trustee, pursuant to the Indenture.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Indenture relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	Permitted Security Interest.

Party A hereby acknowledges and consents to the Permitted Security Interest.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture and any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such collateral assignment, and the granting to the Indenture Trustee of a first priority security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with the Agreement or any Transaction governed by the Agreement, including, without limitation, any transfer or termination of any such Transaction.

(y)	[Reserved]

(z) Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c), (d) and (e) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, in each case certified by such entity to Party B.

“Eligible Replacement” means an entity (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee, in each case certified by such entity to Party B.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e) , or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Indenture.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1+”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “AA-”.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).
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4. Account Details and Settlement Information:

Payments to Party A:	Account with bank:
DB Trust Co Americas
ABA 021001033
BKTRUS33

Beneficiary:
Deutsche Bank AG New York
a/c: 01473969
Global No. N593884N

Payments to Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-1-C Swap Account # 53135404

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTCSHE BANK AG, NEW YORK BRANCH

By:	By:
Name:	Name:
Authorized Signatory	Authorized Signatory

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:
Name:
Title:

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 30, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “ Grantor Trust”, hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 30, 2007, between Party A and Party B, N593884N.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) Cash	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.5%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	89.9%	100%	94%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Securities Administrator or (B) any entity other than the entity then serving as Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Securities Administrator.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - AHMIT 2007-1
Tel:  (410) 884-2000
Fax:  (418) 715-2380

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A:                The Bank of New York
aba # 021000018
a/c # 8900603658
for further credit:
SAS Clearing
Acct #: 3970771416
Re: AHMIT 2007-1, Class A-1-C Collateral Account # 53135409

Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-1-C Collateral Account # 53135409

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii) Additional Definitions. As used in this Annex::

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1 and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A such Valuation Date.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3 and (ii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (a) USD 434,640.85 and (b) if an S&P Interest Rate Collateral Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction and (ii) the Notional Amount of such Transaction (each as defined in the related Confirmation) for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“S&P Interest Rate Collateral Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Interest Rate Collateral Event” means no Relevant Entity has credit ratings at least equal to the S&P Interest Rate Collateral Threshold.

“S&P Required Ratings Downgrade Event” means no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

[Remainder of this page intentionally left blank]

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Deutsche Bank AG, New York Branch
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

DATE:	March 30, 2007
TO:
Deutsche Bank National Trust Company,
not in its individual capacity, but solely as Grantor Trust Trustee for the
Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1,
Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

ATTENTION:	Trust Administration - AH0701
	Telephone:	(714) 247-6000
	Facsimile:	(714) 855-1557

FROM:	Deutsche Bank AG, New York Branch

ATTENTION:	New York Derivatives Documentation
TELEPHONE:	1 212 250 9425
FACSIMILE:	1 212 797 0779
EMAIL:	NYderivative.documentation@db.com

OUR REFERENCE:	Global No. N593883N

RE:	Interest Rate Swap Transaction

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as grantor trust trustee (“Grantor Trust Trustee”) for the Grantor Trust (“Grantor Trust”) with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (“Party B”) created under Indenture, dated as of March 30, 2007, among American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity” or “Trust”), Wells Fargo Bank, N.A. (the “Securities Administrator”) and Deutsche Bank National Trust Company (the “Trustee”) (the “Indenture”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Indenture) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:
With respect to any Calculation Period, an amount equal to the Note Principal Balance of the Class A-2 Notes immediately preceding the Note Payment Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

The CUSIP no. of the Class A-2 Note is: 026932 AD5

Trade Date:	March 28, 2007

Effective Date:	March 30, 2007

Termination Date:
The earlier to occur of (i) May 25, 2047 and (ii) the date on which the Notional Amount has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention; provided, however, that for the purpose of determining the final Floating Rate II Payer Period End Date, Termination Date shall be subject to No Adjustment.

Floating Amount I:

Floating Rate I Payer:	Party A

Floating Rate I Payer Period End Dates:	The 25th day of each month from and including April 25th, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate I Payer Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one Business Day prior to the related Floating Rate I Payer Period End Date.

Floating Rate I:
One-Month LIBOR (as defined in the Indenture) plus (i) with respect to any Floating Rate I Payer Payment Date occurring prior to the Step-Up Date, 0.240% per annum or (ii) with respect to any Floating Rate I Payer Payment Date occurring on or after the Step-Up Date, 0.480% per annum.

Floating Rate I Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Additional Payment:	Party A agrees to pay USD 2,072,661.42 to Party B for value on the Effective Date.

Floating Amount II:

Floating Rate II Payer:	Party B

Floating Rate II Payer Period End Dates:	The 1st day of each month from and including April 1st, 2007, to and including the 1st calendar day of the month in which the Termination Date occurs, subject to No Adjustment.

Floating Rate II Payer Payment Dates:
Delayed Payment shall be applicable. Each Floating Rate II Payer Payment Date shall be the day that is twenty-four (24) calendar days following the related Floating Rate II Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention. For the avoidance of doubt, the Floating Rate II Payer Payment Date shall apply to the Floating Rate II Payer First Payment, the Floating Rate II Payer Second Payment, the Floating Rate II Payer Third Payment and the Floating Rate II Payer Fourth Payment.

Initial Calculation Period:	Notwithstanding anything to the contrary in Section 4.13 of the Definitions, the initial Calculation Period with respect to Floating Amount II shall commence on March 1, 2007.

Floating Rate II:
With respect to each Calculation Period, the excess, if any, of (i) the lesser of (1) One-Year MTA (as defined in the Indenture) plus 2.9284% per annum and (2) the Available Funds Rate (as defined in the Indenture) with respect to the Class A-2 Notes for the Note Payment Date occurring in the calendar month of the related Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days over (ii) 2.0784% per annum.

Floating Rate II Payer First Payment:

With respect to each Floating Rate II Payer Payment Date, the sum of: (i) the product of Floating Rate II * Notional Amount * Floating Rate II Day Count Fraction and (ii) an amount equal to the amount of any Current Interest in respect of the Class A-2 Notes remaining unpaid from any prior Note Payment Date, with interest thereon at the Class A-2 Note Interest Rate, determined without regard to the Class A-2 Available Funds Rate, paid to Party B pursuant to the Indenture in respect of the Class A-2 Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer Second Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Class A-2 Swap Principal Amount (and interest thereon at a rate equal to Floating Rate II) paid to Party B pursuant to the Indenture in respect of the Class A-2 Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer Third Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Carryover Shortfall Amount paid to Party B pursuant to the Indenture in respect of the Class A-2 Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer Fourth Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Unpaid Realized Loss Amount paid to Party B pursuant to the Indenture in respect of the Class A-2 Swap Principal Amount made on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Day Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	For all purposes other than determining Floating Rate II Payer Payment Dates, the Business Day Convention will be Following Business Day Convention.

Netting:
Notwithstanding anything to the contrary in Section 2(c), any amounts payable by the Floating Rate Payer I on a Floating Rate Payer I Payment Date, and by the Floating Rate Payer II on the related Floating Rate Payer II Payment Date, shall be netted, even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on such party’s applicable Floating Rate Payer Payment Date.

Note Payment Date:	Payment Date (as defined in the Indenture).

3.          Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)          “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B; provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14 , except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Indenture or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)          Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)          The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)           Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)          “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)          Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or makes the following representation(s):

(B)          Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a)          For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form W-8ECI or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
Party B will deliver a completed and executed United States Internal Revenue Service Form W-9 or other applicable form (or any successor thereto) with respect to any payments received or to be received by Party A, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement, and may deliver other tax forms relating to the beneficial owner of payments to Party B under this Agreement from time to time.

(i) on or before the first payment date under this Agreement, including any Credit Support Document, (ii) promptly upon the reasonable demand by Party B, (iii) prior to the expiration or obsolescence of any previously delivered form, and (iv) promptly upon Party B’s actual knowledge that the information on any such previously delivered form becoming inaccurate or incorrect.

(b)          For the purpose of Section 4(a)(ii), other documents to be delivered (unless otherwise publicly available) are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A and Party B

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes
Party A

Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A

Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon becoming publicly available	Yes
Party A	An opinion of counsel to Party A acceptable in form and substance to Party B	Upon the execution and delivery of this Agreement	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

(For all purposes)

Address for notices or communications to Party B:
Address:	Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust Services - AHMIT 2007-1
Tel:	(410) 884-2000
Fax:	(418) 715-2380
with a copy to:
Address:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:	Trust Administrator
Tel:	(714) 247-6000
Fax:	(714) 855-1557
(For all purposes)

(b)          Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)
Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section and Party A agrees that, for purposes of Section 6(b) of this Agreement, it shall not in the future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f) Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Indenture.

(b)          Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)          Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of Indenture. If, without the prior written consent of Party A where such consent is required under the Indenture (such consent not to be unreasonably withheld), an amendment is made to the Indenture which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Compliance with Regulation AB. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold, then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)
Compliance with Regulation AB. Party A agrees and acknowledges that American Home Mortgage Assets LLC (the “Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(i)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(ii)
Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (1)(a) either (i) provide to the Depositor and the Securities Administrator the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor and the Securities Administrator to incorporation by reference of such current Swap Financial Disclosure as is filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor and the Securities Administrator any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure by Permitted Transfer another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iii)
Party A and the primary obligor under any Credit Support Document agree that, in the event that Party A provides Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii) or causes its affiliate to provide Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii), Party A and such primary obligor will indemnify and hold harmless the Depositor, the Trustee, the Grantor Trust Trustee and the Securities Administrator, their respective directors or officers and any person controlling any such party, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)
The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto and as if all references to Grantor Trust Trustee’s rights in Part 5(e) (“Compliance with Regulation AB”) directly above were also references to Depositor’s rights.

(f)	Transfers.

(i)          Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to (a) any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), and Part 5(e), or the succeeding sentence, or (b) a Permitted Security Interest, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as reasonably deemed necessary by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Grantor Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Indenture and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Grantor Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Grantor Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Grantor Trust Trustee and the Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Grantor Trust from the Trust created pursuant to the Indenture. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Note Payment Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Note Payment Dates until paid in full (or if such Early Termination Date is the final Note Payment Date, on such final Note Payment Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Note Payment Date, such payment will be payable on such Note Payment Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)
Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Grantor Trust or the trust formed pursuant to the Indenture, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Indenture in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Indenture to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that the Issuing Entity has appointed the Grantor Trust Trustee and the Securities Administrator as its agents under the Indenture to carry out certain functions on behalf of Party B, and that the Grantor Trust Trustee and Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Grantor Trust Trustee represents to Party A on the date on which the Grantor Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as the Grantor Trust Trustee, pursuant to the Indenture.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Indenture relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	Permitted Security Interest.

Party A hereby acknowledges and consents to the Permitted Security Interest.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture and any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such collateral assignment, and the granting to the Indenture Trustee of a first priority security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with the Agreement or any Transaction governed by the Agreement, including, without limitation, any transfer or termination of any such Transaction.

(y)	[Reserved]

(z)          Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c), (d) and (e) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, in each case certified by such entity to Party B.

“Eligible Replacement” means an entity (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee, in each case certified by such entity to Party B.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e) , or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Indenture.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1+”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “AA-”.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

[Remainder of this page intentionally left blank.]

4.          Account Details and Settlement Information:

Payments to Party A:	Account with bank:
DB Trust Co Americas
ABA 021001033
BKTRUS33

Beneficiary:
Deutsche Bank AG New York
a/c: 01473969
Global No. N593883N

Payments to Party B:	Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-2 Swap Account # 53135405

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	By:

Name: Authorized Signatory:	Name: Authorized Signatory:

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:
Name:
Title:

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 30, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “ Grantor Trust”, hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 30, 2007, between Party A and Party B, N593883N.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) Cash	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.5%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	89.9%	100%	94%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Securities Administrator or (B) any entity other than the entity then serving as Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Securities Administrator.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - AHMIT 2007-1
Tel:  (410) 884-2000
Fax:  (418) 715-2380

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A:	The Bank of New York
aba # 021000018
a/c # 8900603658
for further credit:
SAS Clearing
Acct #: 3970771416
Re: AHMIT 2007-1, Class A-2 Collateral Account # 53135410

Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-2 Collateral Account # 53135410

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii) Additional Definitions. As used in this Annex::

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1 and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A such Valuation Date.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3 and (ii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (a) USD 263,086.49 and (b) if an S&P Interest Rate Collateral Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction and (ii) the Notional Amount of such Transaction (each as defined in the related Confirmation) for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“S&P Interest Rate Collateral Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Interest Rate Collateral Event” means no Relevant Entity has credit ratings at least equal to the S&P Interest Rate Collateral Threshold.

“S&P Required Ratings Downgrade Event” means no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

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Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Deutsche Bank AG, New York Branch
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

DATE:	March 30, 2007
TO:
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

ATTENTION:	Trust Administration - AH0701
TELEPHONE:	(714) 247-6000
Facsimile: (714) 855-1557
FROM:	Deutsche Bank AG, New York Branch

ATTENTION:	New York Derivatives Documentation
TELEPHONE:	1 212 250 9425
FACSIMILE:	1 212 797 0779
EMAIL:	NYderivative.documentation@db.com

OUR REFERENCE:	Global No. N593885N

RE:	Interest Rate Swap Transaction

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Deutsche Bank AG, New York Branch (“Party A”) and Deutsche Bank National Trust Company, not in its individual capacity, but solely as grantor trust trustee (“Grantor Trust Trustee”) for the Grantor Trust (“Grantor Trust”) with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (“Party B”) created under Indenture, dated as of March 30, 2007, among American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity” or “Trust”), Wells Fargo Bank, N.A. (the “Securities Administrator”) and Deutsche Bank National Trust Company (the “Trustee”) (the “Indenture”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Indenture) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.             The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:
With respect to any Calculation Period, an amount equal to the Note Principal Balance of the Class A-3 Notes immediately preceding the Note Payment Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

The CUSIP no. of the Class A-3 Note is: 026932 AE3

Trade Date:	March 28, 2007

Effective Date:	March 30, 2007

Termination Date:
The earlier to occur of (i) May 25, 2047 and (ii) the date on which the Notional Amount has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention; provided, however, that for the purpose of determining the final Floating Rate II Payer Period End Date, Termination Date shall be subject to No Adjustment.

Floating Amount I:

Floating Rate I Payer:	Party A

Floating Rate I Payer
Period End Dates:	The 25th day of each month from and including April 25th, 2007, to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate I Payer
Payment Dates:	Early Payment shall be applicable. Each Floating Rate I Payer Payment Date shall be one Business Day prior to the related Floating Rate I Payer Period End Date.

Floating Rate I:
One-Month LIBOR (as defined in the Indenture) plus (i) with respect to any Floating Rate I Payer Payment Date occurring prior to the Step-Up Date, 0.320% per annum or (ii) with respect to any Floating Rate I Payer Payment Date occurring on or after the Step-Up Date, 0.640% per annum.

Floating Rate I
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Additional Payment:	Party A agrees to pay USD 1,262,682.48 to Party B for value on the Effective Date.

Floating Amount II:

Floating Rate II Payer:	Party B

Floating Rate II Payer
Period End Dates:	The 1st day of each month from and including April 1st, 2007, to and including the 1st calendar day of the month in which the Termination Date occurs, subject to No Adjustment.

Floating Rate II Payer
Payment Dates:
Delayed Payment shall be applicable. Each Floating Rate II Payer Payment Date shall be the day that is twenty-four (24) calendar days following the related Floating Rate II Payer Period End Date, subject to adjustment in accordance with the Following Business Day Convention. For the avoidance of doubt, the Floating Rate II Payer Payment Date shall apply to the Floating Rate II Payer First Payment, the Floating Rate II Payer Second Payment, the Floating Rate II Payer Third Payment and the Floating Rate II Payer Fourth Payment.

Initial Calculation Period:	Notwithstanding anything to the contrary in Section 4.13 of the Definitions, the initial Calculation Period with respect to Floating Amount II shall commence on March 1, 2007.

Floating Rate II:
With respect to each Calculation Period, the excess, if any, of (i) the lesser of (1) One-Year MTA (as defined in the Indenture) plus 3.0184% per annum and (2) the Available Funds Rate (as defined in the Indenture) with respect to the Class A-3 Notes for the Note Payment Date occurring in the calendar month of the related Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days over (ii) 2.0784% per annum.

Floating Rate II Payer
First Payment:
With respect to each Floating Rate II Payer Payment Date, the sum of: (i) the product of Floating Rate II * Notional Amount * Floating Rate II Day Count Fraction and (ii) an amount equal to the amount of any Current Interest in respect of the Class A-3 Notes remaining unpaid from any prior Note Payment Date, with interest thereon at the Class A-3 Note Interest Rate, determined without regard to the Class A-3 Available Funds Rate, paid to Party B pursuant to the Indenture in respect of the Class A-3 Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Second Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Class A-3 Swap Principal Amount (and interest thereon at a rate equal to Floating Rate II) paid to Party B pursuant to the Indenture in respect of the Class A-3 Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Third Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Carryover Shortfall Amount paid to Party B pursuant to the Indenture in respect of the Class A-3 Notes on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II Payer
Fourth Payment:
With respect to each Floating Rate II Payer Payment Date, an amount equal to the amount of any Unpaid Realized Loss Amount paid to Party B pursuant to the Indenture in respect of the Class A-3 Swap Principal Amount made on the Note Payment Date occurring in the calendar month of such Floating Rate II Payer Payment Date (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Note Payment Date relating to business days).

Floating Rate II
Day Count Fraction:	30/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	For all purposes other than determining Floating Rate II Payer Payment Dates, the Business Day Convention will be Following Business Day Convention.

Netting:
Notwithstanding anything to the contrary in Section 2(c), any amounts payable by the Floating Rate Payer I on a Floating Rate Payer I Payment Date, and by the Floating Rate Payer II on the related Floating Rate Payer II Payment Date, shall be netted, even though such dates may be different, and the party with the larger aggregate amount shall make the net payment on such party’s applicable Floating Rate Payer Payment Date.

Note Payment Date:	Payment Date (as defined in the Indenture).

3. Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)
The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B; provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or Section 5(a)(vi)(2) if (A) (I) the default, or other similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility.

For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14 , except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Indenture or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)          “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)           Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)           Party B makes the following representation(s):

None.

(ii)  Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

It is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person. In respect of any Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or makes the following representation(s):

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a) For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form W-8ECI or other applicable form (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Party B, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

Party B
Party B will deliver a completed and executed United States Internal Revenue Service Form W-9 or other applicable form (or any successor thereto) with respect to any payments received or to be received by Party A, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement, and may deliver other tax forms relating to the beneficial owner of payments to Party B under this Agreement from time to time.

(i) on or before the first payment date under this Agreement, including any Credit Support Document, (ii) promptly upon the reasonable demand by Party B, (iii) prior to the expiration or obsolescence of any previously delivered form, and (iv) promptly upon Party B’s actual knowledge that the information on any such previously delivered form becoming inaccurate or incorrect.

(b) For the purpose of Section 4(a)(ii), other documents to be delivered (unless otherwise publicly available) are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A
Quarterly Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available	Yes

Party A	An opinion of counsel to Party A acceptable in form and substance to Party B	Upon the execution and delivery of this Agreement	No

Part 4. Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Any notice to Party A relating to a particular Transaction shall be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 (other than notices under Section 5(a)(i) with respect to Party A) of this Agreement shall be delivered to the following address:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Fax No: 0049 69 910 36097

(For all purposes)

Address for notices or communications to Party B:

Address:	Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust Services - AHMIT 2007-1
Tel:	(410) 884-2000
Fax:	(418) 715-2380

with a copy to:

Address:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:	Trust Administrator
Tel:	(714) 247-6000
Fax:	(714) 855-1557

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)
Offices. The provisions of Section 10(a) will apply to this Agreement; neither Party A nor Party B has any Offices other than as set forth in the Notices Section and Party A agrees that, for purposes of Section 6(b) of this Agreement, it shall not in the future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a third party, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)            Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:	The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:	The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:	None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Indenture.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)           Conditions Precedent. Section 2(a)(iii) is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in Section 2(a)(iii)(1), if an Event of Default with respect to Party B or Potential Event of Default with respect to Party B has occurred and been continuing for more than 30 Local Business Days and no Early Termination Date in respect of the Affected Transactions has occurred or been effectively designated by Party A, the obligations of Party A under Section 2(a)(i) shall cease to be subject to the condition precedent set forth in Section 2(a)(iii)(1) with respect to such specific occurrence of such Event of Default or such Potential Event of Default (the “Specific Event”); provided, however, for the avoidance of doubt, the obligations of Party A under Section 2(a)(i) shall be subject to the condition precedent set forth in Section 2(a)(iii)(1) (subject to the foregoing) with respect to any subsequent occurrence of the same Event of Default with respect to Party B or Potential Event of Default with respect to Party B after the Specific Event has ceased to be continuing and with respect to any occurrence of any other Event of Default with respect to Party B or Potential Event of Default with respect to Party B that occurs subsequent to the Specific Event.

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)
Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in, Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of Indenture. If, without the prior written consent of Party A where such consent is required under the Indenture (such consent not to be unreasonably withheld), an amendment is made to the Indenture which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Indenture that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Compliance with Regulation AB. If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(e) below) Party A has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold, then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)  Compliance with Regulation AB. Party A agrees and acknowledges that American Home Mortgage Assets LLC (the “Depositor”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(i)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, the Depositor requests from Party A the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by the Depositor, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(ii)
Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall (1)(a) either (i) provide to the Depositor and the Securities Administrator the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor and the Securities Administrator to incorporation by reference of such current Swap Financial Disclosure as is filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor and the Securities Administrator any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure by Permitted Transfer another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (3) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iii)
Party A and the primary obligor under any Credit Support Document agree that, in the event that Party A provides Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii) or causes its affiliate to provide Swap Financial Disclosure to the Depositor and the Securities Administrator in accordance with Part 5(ii), Party A and such primary obligor will indemnify and hold harmless the Depositor, the Trustee, the Grantor Trust Trustee and the Securities Administrator, their respective directors or officers and any person controlling any such party, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)
The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto and as if all references to Grantor Trust Trustee’s rights in Part 5(e) (“Compliance with Regulation AB”) directly above were also references to Depositor’s rights.

(f)	Transfers.

(i) Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to (a) any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), and Part 5(e), or the succeeding sentence, or (b) a Permitted Security Interest, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, execute such documentation provided to it as reasonably deemed necessary by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Grantor Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Indenture and that Party A will not have any recourse to any of the directors, officers, agents, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Grantor Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Grantor Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Grantor Trust Trustee and the Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Grantor Trust from the Trust created pursuant to the Indenture. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Note Payment Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Note Payment Dates until paid in full (or if such Early Termination Date is the final Note Payment Date, on such final Note Payment Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Note Payment Date, such payment will be payable on such Note Payment Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Grantor Trust or the trust formed pursuant to the Indenture, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Indenture in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Indenture to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Agent for Party B. Party A acknowledges that the Issuing Entity has appointed the Grantor Trust Trustee and the Securities Administrator as its agents under the Indenture to carry out certain functions on behalf of Party B, and that the Grantor Trust Trustee and Securities Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(q)
Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either Party may at its option and in its sole discretion notify the other Party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of any corresponding payment payable by the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)
Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person. The Grantor Trust Trustee represents to Party A on the date on which the Grantor Trust Trustee executes this Agreement that it is executing the Agreement in its capacity as the Grantor Trust Trustee, pursuant to the Indenture.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Indenture relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)	Permitted Security Interest.

Party A hereby acknowledges and consents to the Permitted Security Interest.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture and any transfer of such rights pursuant to an exercise of creditor’s remedies in respect of such collateral assignment, and the granting to the Indenture Trustee of a first priority security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with the Agreement or any Transaction governed by the Agreement, including, without limitation, any transfer or termination of any such Transaction.

(y)	[Reserved]

(z) Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c), (d) and (e) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold and (B) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Moody’s First Trigger Approved Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, in each case certified by such entity to Party B.

“Eligible Replacement” means an entity (i) (a) that has credit ratings from S&P at least equal to the S&P Approved Ratings Threshold, and (b) has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Replacement with credit ratings below the Moody’s First Trigger Ratings Threshold will not cause a Collateral Event (as defined in the Credit Support Annex) not to occur or continue with respect to Moody’s, or (ii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee, in each case certified by such entity to Party B.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e) , or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv), Part 5(v)(i)(2) or Part 5(v)(ii), notice information and account details; and (i) such transfer otherwise complies with the terms of the Indenture.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1+”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “AA-”.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).
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4. Account Details and Settlement Information:

Payments to Party A:	Account with bank:
DB Trust Co Americas
ABA 021001033
BKTRUS33

Beneficiary:
Deutsche Bank AG New York
a/c: 01473969
Global No. N593885N

Payments to Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-3 Swap Account # 53135406

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

DEUTCSHE BANK AG, NEW YORK BRANCH

By:	By:
Name:	Name:
Authorized Signatory	Authorized Signatory

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the date hereof.

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By:
Name:
Title:

Annex A

Paragraph 13 of the Credit Support Annex

ANNEX A

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 30, 2007 between
Deutsche Bank AG, New York Branch (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1 (the “ Grantor Trust”, hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 30, 2007, between Party A and Party B, N593885N.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	S&P Valuation Percentage	Moody’s First Trigger ValuationPercentage	Moody’s Second Trigger ValuationPercentage
(A) Cash	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year	98.5%	100%	100%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years	89.9%	100%	94%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	83.9%	100%	87%

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of any Certificates and the aggregate principal balance of any Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from one or more Pricing Sources.

(ii)
“Valuation Date” means the first Local Business Day in each week on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed).”

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Securities Administrator or (B) any entity other than the entity then serving as Securities Administrator if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1.”

Initially, the Custodian for Party B is: Securities Administrator.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Permitted Investments rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:

Wells Fargo Bank, N.A. as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - AHMIT 2007-1
Tel:  (410) 884-2000
Fax:  (418) 715-2380

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A:         The Bank of New York
aba # 021000018
a/c # 8900603658
for further credit:
SAS Clearing
Acct #: 3970771416
Re: AHMIT 2007-1, Class A-3 Collateral Account # 53135411

Party B:
Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS Clearing
Account #: 3970771416
FFC to: AHMIT 2007-1, Class A-3 Collateral Account # 53135411

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	Additional Definitions. As used in this Annex::

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Ratings Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the product of (i) the applicable Moody’s First Trigger Factor set forth in Table 1 and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 2, and (ii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable Moody’s Second Trigger Factor set forth in Table 3 and (ii) the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Pricing Sources” means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Approved Ratings Threshold.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Approved Ratings Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (a) USD 157,851.76 and (b) if an S&P Interest Rate Collateral Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction and (ii) the Notional Amount of such Transaction (each as defined in the related Confirmation) for the Calculation Period of such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“S&P Interest Rate Collateral Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

“S&P Interest Rate Collateral Event” means no Relevant Entity has credit ratings at least equal to the S&P Interest Rate Collateral Threshold.

“S&P Required Ratings Downgrade Event” means no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity of such Transaction up to 3 years	Remaining Weighted Average Maturity of such Transaction up to 5 years	Remaining Weighted Average Maturity of such Transaction up to 10 years	Remaining Weighted Average Maturity of such Transaction up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

(n)
Grantor Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank Trust Company Americas (“Deutsche”) not in its individual capacity, but solely as Grantor Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) Deutsche has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder and nothing herein contained shall be construed as creating any liability for Deutsche, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto; (c) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Grantor Trust but is made and intended for the purpose of binding only Party B; and (d) under no circumstances shall Deutsche in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

[Remainder of this page intentionally left blank]

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Weekly Collateral Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

Deutsche Bank AG, New York Branch
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Grantor Trust Trustee for the Grantor Trust with respect to American Home Mortgage Investment Trust 2007-1, Mortgage-Backed Notes and Grantor Trust Certificates, Series 2007-1

By: _________________________
Name	By: _________________________
Title: Date:	Name: Title: Date:

EXHIBIT E

[RESERVED]]

EXHIBIT F

[RESERVED]

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF INITIAL CERTIFICATION

_____________, 200_

AMERICAN HOME MORTGAGE SECURITIES, LLC
538 Broadhollow Road
Melville, New York 11747

AMERICAN HOME MORTGAGE SERVICING, INC.
7142 Columbia Gateway Drive
Columbia, Maryland 21046

Attention: American Home Mortgage Investment Trust 2007-1

Re:          Indenture, dated as of March 30, 2007 (the “Indenture”), between American Home Mortgage Investment Trust 2007-1, a Delaware business trust, as Issuing Entity (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as Securities Administrator (the “SecuritiesAdministrator”)

Ladies and Gentlemen:

In accordance with Section 2.03(a) of the Indenture and Section 2.1(b)(i)-(v) of the Mortgage Loan Purchase Agreement, dated as of March 30, 2007, between American Home Mortgage Acceptance, Inc. and American Home Mortgage Securities LLC (the “MLPA”, and together with the Indenture, the “Agreements”), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has reviewed the Mortgage File and the related Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Section 2.1(b)(i)-(v) (except clause (v)(ii)) of the MLPA are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (iii) and (v) of the definition or description of “Mortgage Loan Schedule” is correct.

The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (v)(ii) and (vi) of Section 2.1 (b) of the MLPA should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the related Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Mortgage Loan, or (iii) the existence of any hazard insurance policy or assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, As Indenture Trustee

By:
Name:
Title:

EXHIBIT I

FORM OF FINAL CERTIFICATION

___________, 200__

AMERICAN HOME MORTGAGE SECURITIES, LLC
538 Broadhollow Road
Melville, New York 11747

AMERICAN HOME MORTGAGE SERVICING, INC.
7142 Columbia Gateway Drive
Columbia, Maryland 21046

Attention: American Home Mortgage Investment Trust 2007-1

Re:         Indenture, dated as of March 30, 2007 (the “Indenture”), between American Home Mortgage Investment Trust 2007-1, a Delaware business trust, as Issuing Entity (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”) and Wells Fargo Bank, N.A., as Securities Administrator (the “SecuritiesAdministrator”)

Ladies and Gentlemen:

In accordance with Section 2.03(a) of the Indenture and Section 2.1(b)(i)-(v) of the Mortgage Loan Purchase Agreement, dated as of March 30, 2007, between American Home Mortgage Acceptance, Inc. and American Home Mortgage Securities LLC (the “MLPA”, and together with the Indenture, the “Agreements”), the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the exception report attached hereto) it has received the documents set forth in Section 2.1(b)(i)-(v) (except clause (v)(ii)) of the MLPA.

The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Agreements. The Indenture Trustee makes no representation that any documents specified in clauses (v)(ii) and (vi) of Section 2.1 (b) should be included in any Mortgage File. The Indenture Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the related Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Mortgage Loan, or (iii) the existence of any hazard insurance policy or assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Indenture Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY, As Indenture Trustee

By:
Name:
Title:

EXHIBIT J

FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:	REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Mortgage Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one)                       Mortgage Loan Prepaid in Full
Other
Mortgage Loan Repurchased

PLEASE DELIVER THE MORTGAGE FILE TO

“We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been deposited as provided in the Servicing Agreement.”

[Name of Master Servicer]
Authorized Signature
*************************************************************************************************************************************************************
TO INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Indenture.

        Enclosed Documents: [ ] Promissory Note
[ ]  Primary Insurance Policy
[ ] Mortgage or Deed of Trust
[ ] Assignment(s) of Mortgage or Deed of Trust
[ ] Title Insurance Policy
_______________________                                                          [ ] Other:
Name
_______________________
Title
_______________________
Date

EXHIBIT K

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Sponsor hereby certifies the following facts: Neither the Sponsor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Sponsor has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2. The Buyer warrants and represents to, and covenants with, the Owner Trustee, the Note Registrar and the Depositor (as defined in the Indenture (the “Agreement”), dated as of March 30, 2007, among American Home Mortgage Investment Trust 2007-1, (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”) pursuant to Section 4.02 of the Agreement and Deutsche Bank National Trust Company, as indenture trustee, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Sponsor, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3. The Buyer warrants and represents to, and covenants with, the Sponsor, the Indenture Trustee, the Owner Trustee, the Note Registrar, the Master Servicer, the Securities Administrator, the Servicers and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”)), which (in either case) is subject to ERISA or Section 4975 of the Code (each, a “Plan”), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with “plan assets” of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless either such Plan delivers an opinion of its counsel, addressed to the Owner Trustee, Indenture Trustee, Note Registrar and the Depositor, and satisfactory to the Note Registrar to the effect (A) that the purchase and holding of the Rule 144A Securities by, on behalf of or with “plan assets” of any Plan, (B) operation of the Trust and (C) management of Trust assets are permissible under applicable law, would not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, and would not subject the Depositor, the Sponsor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the Master Servicer or any Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Sponsor, the Owner Trustee, the Note Registrar, the Indenture Trustee, the Securities Administrator, the Master Servicer or any Servicer or it represents, that the applicable conditions of Section 4.15 of the Indenture have been satisfied.

4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

	Print Name of Seller		Print Name of Buyer

By:		By:
	Name:		Name:
	Title:		Title:

Taxpayer Identification:		Taxpayer Identification:
No.		No.
Date:		Date:

ANNEX 1 TO EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $____________________1  in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___
Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___
Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___
Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___
State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___
Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

_____________________
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Will the Buyer be purchasing the Rule 144A Yes No Securities only for the Buyer's own account?

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

______________________________________
Print Name of Buyer

By:          ____________________________________
Name:
Title:

Date: ______________________________________

ANNEX 2 TO EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____  The Buyer owned $________________in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____  The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________
Print Name of Buyer

By: ____________________________________
Name:
Title:

IF AN ADVISER:

__________________________________
Print Name of Buyer

Date: ___________________________________

EXHIBIT L

CERTIFICATE OF NON-FOREIGN STATUS

This Certificate of Non-Foreign Status (“certificate”) is delivered pursuant to Section 4.02 of the Indenture, dated as of March 30, 2007 (the “Indenture”), among American Home Mortgage Investment Trust 2007-1, (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”), in connection with the acquisition of, transfer to or possession by the undersigned, whether as Beneficial Owner for U.S. Federal income tax purposes (the “Beneficial Owner”), or nominee on behalf of the Beneficial Owner of the Class ____ Notes, Series 2007-1 (the “Note”). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Indenture.

Each Holder must complete Part I, Part II (if the Holder is a nominee), and in all cases sign and otherwise complete Part III.

In addition, each Holder shall submit with the Certificate an IRS Form W-9 relating to such Holder.

To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Note held by the undersigned, the undersigned hereby certifies:

Part I -	Complete Either A or B

A.	Individual as Beneficial Owner

1.	I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

2.	My (The Beneficial Owner's) name and home address are:

; and

3.	My (The Beneficial Owner's) U.S. taxpayer identification number (Social Security Number) is

B.          Corporate, Partnership or Other Entity as Beneficial Owner

1.             _____________________  (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

2.	The Beneficial Owner's office address and place of incorporation (if applicable) is
; and

3.	The Beneficial Owner's U.S. employer identification number is .

Part II -      Nominees

If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

an IRS Form W-9

a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Note Registrar at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Note Registrar promptly after such change.

Part III -     Declaration

The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Note Registrar within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Note Registrar and any false statement contained therein could be punishable by fines, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

____________________________
Name

____________________________
Title (if applicable)

_____________________________
Signature and Date

*Note: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

EXHIBIT M

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Wells Fargo Bank, N.A.,
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	American Home Mortgage Investment Trust 2007-1 Non-Offered Notes, Series 2007-1, Class [___] (the “Non-Offered Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Non-Offered Notes, we certify that (a) we understand that the Non-Offered Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Non-Offered Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Non-Offered Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Non-Offered Notes, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, unless, in the case of a Class A Note, the conditions of Section 4.15 of the Indenture have been satisfied, (e) we are acquiring the Non-Offered Notes for investment for our own account and not with a view to any distribution of such Non-Offered Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Non-Offered Notes in accordance with clause (g) below), (f) we have not offered or sold any Non-Offered Notes to, or solicited offers to buy any Non-Offered Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Non-Offered Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Non-Offered Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

Very truly yours,

[TRANSFEREE]

By: _______________________
Authorized Officer

EXHIBIT N

TRANSFEROR CERTIFICATE

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Wells Fargo Bank, N.A.,
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:           Proposed Transfer of Non-Offered Notes, Class [___], American Home Mortgage Investment Trust 2007-1

Gentlemen:

This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of a non-offered note, Class [___] (the “Non-Offered Note”) representing ___% fractional undivided interest in American Home Mortgage Investment Trust 2007-1 (the “Trust”), issued pursuant to an Indenture, dated as of March 30, 2007 (the “Indenture”), among American Home Mortgage Investment Trust 2007-1, (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Non-Offered Note, any interest in any Non-Offered Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Non-Offered Note, any interest in any Non-Offered Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Non-Offered Note, any interest in any Non-Offered Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Non-Offered Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Non-Offered Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Non-Offered Note. The Transferor has not and will not sell or otherwise transfer any of the Non-Offered Notes, except in compliance with the provisions of the Indenture.

Date: _________	Name of Transferor

Signature

Name

Title

EXHIBIT O

FORM OF ERISA LETTER

[DATE]

Wilmington Trust Company, as Owner Trustee
[_______________]

Wells Fargo Bank, N.A.,
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Proposed Transfer of Non-Offered Notes, Class [____], American Home Mortgage Investment Trust 2007-1 (the “Non-Offered Notes”)

Gentlemen:

This certification is being made by___________________ (the “Transferee”) in connection with the proposed Transfer by_____________(the “Transferor”) of non-offered note (the “Non-Offered Note”) representing __% fractional undivided interest in American Home Mortgage Investment Trust 2007-1 (the “Trust”), issued pursuant to an Indenture, dated as of March 30, 2007 (the “Indenture”), among American Home Mortgage Investment Trust 2007-1 (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

(i)	either (a) or (b) is satisfied, as marked below:

___ a. The Transferor is not any employee benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (each, a “Plan”), a Person acting, directly or indirectly, on behalf of a Plan or any Person acquiring such Non-Offered Note with “plan assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101; or

___ b. The Transferor is a Plan, a Person acting, directly or indirectly, on behalf of a Plan or a Person acquiring such Non-Offered Note with “plan assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (the “DOL Regulations”) and either (I) has provided the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar and the Master Servicer with an Opinion of Counsel, satisfactory to the Note Registrar to the effect (A) that the purchase and holding of a Non-Offered Note by or on behalf of the Transferor (B) operation of the Trust and (C) management of Trust assets are permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Sponsor, the Securities Administrator, the Master Servicer, or the Servicer or any successor servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Indenture Trustee, the Note Registrar, the Securities Administrator, the Sponsor, the Master Servicer, any Servicer or the Sponsor or (II) in the case of a transfer of a Class A Note, (A) the acquisition, holding and transfer of such Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) if the Note is rated, it is rated investment grade or better and we believe that such Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations and agree to so treat the Note; and

(ii) the Transferor is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph.

Very truly yours,

By:	_____________________________
Name:	_____________________________
Title:	_____________________________

EXHIBIT P

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Wells Fargo Bank, N.A.,
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Proposed Transfer of Trust Non-Offered Notes, Class [____], American Home Mortgage Investment Trust 2007-1 (the “Non-Offered Notes”)

Gentlemen:

This certification is being made by ____________________________ (the “Transferee”) in connection with the proposed Transfer by _________ (the “Transferor”) of a non-offered note (the “Non-Offered Note”) representing __% fractional undivided interest in American Home Mortgage Investment Trust 2007-1 (the “Trust”), issued pursuant to an Indenture, dated as of March 30, 2007 (the “Indenture”), among American Home Mortgage Investment Trust 2007-1, (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Company, the Owner Trustee and the Note Registrar that:

The Transferee is a REIT or a Qualified REIT Subsidiary within the meaning of Section 856(a) or Section 856(i) of the Code, respectively.

Date:	Name of Transferee

Signature

Name

Title

EXHIBIT Q

FORM OF LENDER TRANSFEROR CERTIFICATE

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Wells Fargo Bank, N.A.,
as Securities Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re:	Proposed Transfer of Non-Offered Notes, Class [____], American Home Mortgage Investment Trust 2007-1 (the “Non-Offered Notes”)

Gentlemen:

This certification is being made by ___________ (the “Transferor”) in connection with the proposed pledge or transfer to __________ of Class ______ Notes representing __% fractional undivided interest in American Home Mortgage Investment Trust 2007-1, issued pursuant to an Indenture, dated as of March 30, 2007 (the “Indenture”), among American Home Mortgage Investment Trust 2007-1, (the “Issuing Entity”), Deutsche Bank National Trust Company, as Indenture Trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., as Securities Administrator (the “Securities Administrator”). Initially capitalized terms used but not defined herein have the meanings assigned to them in Appendix A to the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Indenture Trustee and the Note Registrar that:

(a) The Non-Offered Notes are being pledged by the Transferor to secure indebtedness of [___________] or is the subject of a loan agreement or repurchase agreement treated as secured indebtedness of [___________] for federal income tax purposes as permitted under the Indenture;

(b) The Non-Offered Notes are being transferred by the related lender under a loan agreement or repurchase agreement upon a default under any such indebtedness as permitted under the Indenture; or

[(c) Either:

(i) The Transfer will not result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee); or

(ii) The Transfer will result in a TMP Trigger Event, as evidenced by an opinion of nationally recognized tax counsel addressed and provided to the Note Registrar, the Securities Administrator, the Owner Trustee and the Indenture Trustee (at the expense of the proposed transferor or transferee), and

(1) The Servicer shall have purchased all the REO properties in the Trust Estate at their fair market value,

(2) the party who caused the TMP Trigger Event shall have contributed to the Trust Estate an amount equal to any allocation of Realized Losses on the Offered Notes, if any, resulting from the sale of the REO properties described in clause (i) above, and

(3) the entity that delivered notice causing the REMIC Conversion to be undertaken shall have made provision for payment satisfactory to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Paying Agent and the Note Registrar and others for any initial or ongoing additional administrative expenses associated with the REMIC elections.]

Date:	Name of Transferor

Signature

Name

Title